Exhibit 10.2

EXECUTION VERSION

Published CUSIP Number:   69865XAM8,

69865XAN6,

69865XAP1

$480,000,000

FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT

among

THE PANTRY, INC.,

as Borrower,

THE DOMESTIC SUBSIDIARIES OF THE BORROWER

FROM TIME TO TIME PARTIES HERETO,

as Guarantors,

THE LENDERS PARTIES HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

ROYAL BANK OF CANADA,

as Syndication Agent,

and

BANK OF AMERICA, N.A.,

BMO HARRIS FINANCING, INC.

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK

NEDERLAND”, NEW YORK BRANCH

and

SUNTRUST BANK,

as Co-Documentation Agents

Dated as of August 3, 2012

WELLS FARGO SECURITIES, LLC,

BMO CAPITAL MARKETS,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

RBC CAPITAL MARKETS, LLC,

and

SUNTRUST ROBINSON HUMPHREY, INC.,

as Joint Lead Arrangers and Joint Bookrunners

2

3

4

Schedules

Schedule 1.1-1	Form of Account Designation Letter
Schedule 1.1-3	Material Contracts
Schedule 1.1-4	Existing Letters of Credit
Schedule 1.1-6	Commitments
Schedule 1.1-7	Form of Bank Product Provider Notice
Schedule 1.1-8	Departing Lender Schedule
Schedule 2.1(b)(i)	Form of Notice of Borrowing
Schedule 2.1(e)	Form of Revolving Note
Schedule 2.2(d)	Form of Term Note
Schedule 2.5(d)	Form of Swingline Note
Schedule 2.8(a)	Form of Notice of Prepayment
Schedule 2.11	Form of Notice of Conversion
Schedule 3.1-1	Jurisdictions of Incorporation/Organization
Schedule 3.1-2	Subsidiaries; Capital Structure
Schedule 3.2(b)	Conflicts with Contractual Obligations; Consents
Schedule 3.5(b)	Real Properties
Schedule 3.5(c)	Locations of Collateral
Schedule 3.7	Tax Assessments
Schedule 3.11	ERISA
Schedule 3.17	Related Agreements
Schedule 3.21	Intellectual Property
Schedule 3.23	Insurance
Schedule 4.1-1	Form of Secretary’s Certificate
Schedule 4.1-2	Form of Solvency Certificate
Schedule 5.9	Form of Joinder Agreement
Schedule 5.13	Mortgaged Properties
Schedule 6.1	Indebtedness
Schedule 6.2	Liens
Schedule 6.3	Investments
Schedule 6.4	Contingent Obligations
Schedule 6.8-1	Existing Sale and Leaseback Transactions
Schedule 6.8-2	Permitted Sale and Leaseback Properties
Schedule 9.6	Form of Assignment and Assumption

5

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 3, 2012, among THE PANTRY, INC., a Delaware corporation (the “Borrower”), those Domestic Subsidiaries of the Borrower as may from time to time become a party as a “Guarantor” hereto (individually a “Guarantor” and collectively the “Guarantors”), the several banks and other financial institutions as may from time to time become parties hereto (individually a “Lender” and collectively the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the lenders party thereto and Wells Fargo Bank, National Association (successor-by-merger to Wachovia Bank, National Association), as administrative agent, are parties to that certain Third Amended and Restated Credit Agreement dated as of May 15, 2007 (as amended and modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement on the terms and conditions hereinafter set forth;

WHEREAS, in connection with the refinancing of the Existing Credit Agreement in accordance with the terms hereof, the Borrower has requested that the Lenders make loans and other financial accommodations to the Borrower in the amount of $480,000,000, as more particularly described herein; and

WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Borrower on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms.

As used in this Credit Agreement, terms defined in the preamble to this Credit Agreement have the meanings therein indicated, and the following terms have the following meanings:

“Accepting Lenders” shall have the meaning assigned to such term in Section 9.1.

“Account Designation Letter” shall mean the Notice of Account Designation Letter dated the Closing Date from the Borrower to the Administrative Agent substantially in the form attached hereto as Schedule 1.1-1.

“Additional Credit Party” shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.9.

“Additional Loan” shall have the meaning set forth in Section 2.3.

“Additional Mortgage” shall have the meaning set forth in Section 5.11(a).

“Additional Mortgage Policy” shall have the meaning set forth in Section 5.11(a).

“Additional Mortgaged Property” shall have the meaning set forth in Section 5.11(a).

“Administrative Agent” shall have the meaning set forth in the first paragraph of this Credit Agreement and any successors in such capacity.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Agreements” shall mean, collectively, all employment agreements, consulting agreements, and any other agreements, documents or arrangements between any Credit Party and any of its Affiliates, executive officers, directors, shareholders or any Affiliates of any such officers, directors or shareholders.

“Agent Parties” shall have the meaning set forth in 9.2(d).

“Agents” shall mean the Administrative Agent, Royal Bank of Canada. as syndication agent and Bank of America, N.A., BMO Harris Financing, Inc., SunTrust Bank and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, as co-documentation agents.

“Agreement” or “Credit Agreement” shall mean this Fourth Amended and Restated Credit Agreement, as amended, modified, amended and restated, extended, replaced or supplemented from time to time in accordance with its terms.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the sum of (i) LIBOR (as determined pursuant to the definition of LIBOR), for an Interest Period of one (1) month commencing on such day plus (ii) 1.00%, in each instance as of such date of determination. For purposes hereof: “Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced or otherwise identified from time to time by Wells Fargo at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by Wells Fargo as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) (A) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms above or (B) that the Prime Rate or LIBOR no longer accurately reflects an accurate determination of the prevailing Prime Rate or LIBOR, the Administrative Agent may select a reasonably comparable index or source to use as the basis for the Alternate Base Rate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in any of the foregoing will become effective on the effective date of such change in the Federal Funds Rate, the Prime Rate or LIBOR for an Interest Period of one (1) month. Notwithstanding anything contained herein to the contrary, to the extent that the provisions of Section 2.15 shall be in effect in determining LIBOR pursuant to clause (c) hereof, the Alternate Base Rate shall be the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. “Alternate Base Rate Loans” shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

“Applicable Margin” shall mean, for any day, the rate per annum set forth below opposite the applicable Level then in effect, it being understood that the Applicable Margin for (a) Revolving Loans that are Alternate Base Rate Loans shall be the percentage set forth under the column “Alternate Base Rate Margin for Revolving Loans,” (b) Revolving Loans that are LIBOR Rate Loans and the Letter of Credit Fee shall be the percentage set forth under the column “LIBOR Rate Margin for Revolving Loans/Letter of Credit Fee”, (c) the portion of the Term Loan consisting of Alternate Base Rate Loans shall be the percentage set forth under the column “Alternate Base Rate Margin for Term Loan,” (d) the portion of the Term Loan consisting of LIBOR Rate Loans shall be the percentage set forth under the column “LIBOR Rate Margin for Term Loan” and (e) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee”:

Level	Consolidated Total Leverage Ratio	Alternate Base Rate Margin for Revolving Loans	LIBOR Rate Margin for Revolving Loans/ Letter of Credit Fee	Alternate Base Rate Margin for Term Loan	LIBOR Rate Margin for Term Loan	Commitment Fee
I	≥ 4.75 to 1.00	3.50%	4.50%	3.50%	4.50%	0.50%
II	≥ 4.25 to 1.00 but < 4.75 to 1.00	3.25%	4.25%	3.50%	4.50%	0.50%
III	≥ 4.00 to 1.00 but < 4.25 to 1.00	3.00%	4.00%	3.50%	4.50%	0.50%
IV	≥ 3.75 to 1.00 but < 4.00 to 1.00	3.00%	4.00%	3.25%	4.25%	0.50%
V	≥ 3.25 to 1.00 but < 3.75 to 1.00	2.75%	3.75%	3.25%	4.25%	0.50%
VI	< 3.25 to 1.00	2.50%	3.50%	3.25%	4.25%	0.50%

The Applicable Margin shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the quarterly financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a), (b) and (c) (each an “Interest Determination Date”). Such Applicable Margin shall be effective from such Interest Determination Date until the next Interest Determination Date. Notwithstanding the foregoing, the initial Applicable Margin shall be set at Level II until the financial information and certificates required to be delivered pursuant to Section 5.1 for the first full fiscal quarter to occur following the Closing Date have been delivered to the Administrative Agent, for distribution to the Lenders. If the Borrower shall fail to provide the financial information and certifications in accordance with the provisions of Sections 5.1(a) and (c), the Applicable Margin shall, on the date five (5) Business Days after the date by which the Borrower was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Consolidated Total Leverage Ratio. In the event that any financial statement or certification delivered pursuant to Section 5.1 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then the Borrower shall immediately (i) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (ii) determine the Applicable Margin for such Applicable Period based upon the corrected compliance certificate, and (iii) within three (3) Business Days of demand therefor, pay to the Administrative Agent for the benefit of the Lenders the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.13; provided that any non-payment as a result of any such inaccuracy shall not constitute a Default or an Event of Default pursuant to Section 7.01(a) to the extent paid in accordance with the provisions of this definition, and such amount payable shall be calculated without giving effect to any additional interest payable on overdue amounts under Section 2.10 if paid promptly on demand as provided herein. It is acknowledged and agreed that nothing contained herein shall limit the rights of the Administrative Agent and the Lenders under the Credit Documents, including their rights under Sections 2.10 and 7.1 and other of their respective rights under this Agreement.

“Applicable Percentage” shall mean, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Revolving Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentage shall be determined based on the Revolving Commitments most recently in effect, giving effect to any assignments.

“Approved Fund” shall mean any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean WFS, BMO Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners.

“Asset Disposition” shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of the Borrower or any of its Subsidiaries whether by sale, lease, transfer or otherwise. The term “Asset Disposition” shall not include (a) the sale, lease or transfer of assets permitted by Sections 6.7(a), (b) and (e) or Section 6.8 (with respect to Real Property Assets acquired after the Closing Date only) hereof, (b) any Recovery Event or (c) any issuance by the Borrower of its Capital Stock.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee under Section 9.6(b) (with the consent of any party whose consent is required by such Section), and accepted by the Administrative Agent, in substantially the form of Schedule 9.6 or any other form approved by the Administrative Agent.

“Bank Product” shall mean any of the following products, services or facilities extended to any Credit Party or any Subsidiary by any Bank Product Provider: (a) Cash Management Services; (b) products under any Hedging Agreement; and (c) commercial credit card, purchase card and merchant card services; provided, however, that for any of the foregoing to be included as “Credit Party Obligations” for purposes of a distribution under Section 2.13(b), the applicable Bank Product Provider must have previously provided a Bank Product Provider Notice to the Administrative Agent which shall provide the following information: (i) the existence of such Bank Product and (ii) the maximum dollar amount (if reasonably capable of being determined) of obligations arising thereunder (the “Bank Product Amount”). The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the Bank Product Provider. Any Bank Product established from and after the time that the Lenders have received written notice from the Borrower or the Administrative Agent that an Event of Default exists, until such Event of Default has been waived in accordance with Section 9.1, shall not be included as “Credit Party Obligations” for purposes of a distribution under Section 2.13(b).

“Bank Product Amount” shall have the meaning set forth in the definition of Bank Product.

“Bank Product Debt” shall mean the Indebtedness and other obligations of any Credit Party or Subsidiary relating to Bank Products.

“Bank Product Provider” shall mean any Person that provides Bank Products to a Credit Party or any Subsidiary to the extent that (a) such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Bank Product but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement or (b) such Person is a Lender or an Affiliate of a Lender on the Closing Date and the Bank Product was entered into on or prior to the Closing Date (even if such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender).

“Bank Product Provider Notice” shall mean a notice substantially in the form of Schedule 1.1-7.

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” shall mean any of the events described in Sections 7.1(f) or 7.1(g).

“Borrower” shall have the meaning set forth in the first paragraph of this Credit Agreement.

“Borrowing Date” shall mean, in respect of any Loan, the date such Loan is made.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease” shall mean any lease of property, real, personal or mixed, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capital Lease Obligations” shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

“Capital Stock” shall mean (a) in the case of a corporation, Capital Stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of Capital Stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash” shall mean money, currency or a credit balance in a Deposit Account.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender or Swingline Lender (as applicable) and the Lenders, as collateral for LOC Obligations, obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Lender or Swingline Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Issuing Lender or the Swingline Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (b) Dollar denominated time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating at the time of the acquisition thereof is at least A-2 or the equivalent thereof from S&P or from Moody’s is at least P-2 or the equivalent thereof from Moody’s (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements with a term of not more than thirty (30) days with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) money market accounts subject to Rule 2a-7 of the Investment Company Act of 1940 (“Rule 2a-7”) which consist primarily of cash and cash equivalents set forth in clauses (a) through (e) above and of which 95% shall at all times be comprised of First Tier Securities (as defined in Rule 2a-7) and any remaining amount shall at all times be comprised of Second Tier Securities (as defined in Rule 2a-7) and (g) shares of any so-called “money market fund”; provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $500,000,000 and has an investment portfolio with an average maturity of 365 days or less.

“Cash Management Services” shall mean any services provided from time to time to any Credit Party or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services and all other treasury and cash management services.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i)

the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean (a) any Person or “group” shall have acquired or hold “beneficial ownership,” directly or indirectly, of, or shall have acquired or hold by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower or 35% or more of the economic interests of the Borrower, (b) the Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Borrower then in office or (c) a “Change of Control” as defined in the Senior Note Indenture, the Senior Subordinated Convertible Note Indenture or the indenture or other documentation pursuant to which any Subordinated Indebtedness or unsecured Indebtedness permitted under subsection 6.1(f) is issued shall have occurred. As used herein, “beneficial ownership” and “group” shall have the meanings provided in Rule 13d-3 and Rule 13d-5, respectively, of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

“Closing Date” shall mean the date of this Credit Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents and any other collateral from time to time securing the Credit Party Obligations; provided that there shall be excluded from the Collateral (a) any account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person or Sanctioned Entity or (b) any lease in which the lessee is a Sanctioned Person or Sanctioned Entity.

“Commitment” shall mean the Revolving Commitment, the LOC Commitment, the Term Loan Commitment and the Swingline Commitment, individually or collectively, as appropriate.

“Commitment Fee” shall have the meaning set forth in Section 2.6(a).

“Commitment Percentage” shall mean the Revolving Commitment Percentage and/or the Term Loan Commitment Percentage, as appropriate.

“Commitment Period” shall mean the period from and including the Closing Date to but not including the Revolving Commitment Termination Date.

“Committed Funded Exposure” shall mean, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans, LOC Obligations and Participation Interests at such time.

“Communications” shall have the meaning set forth in 9.2(d).

“Confidential Information” shall have the meaning set forth in Section 9.14.

“Consolidated Capital Expenditures” shall mean, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, all expenditures of the Credit Parties and their Subsidiaries on a Consolidated basis for such period that in accordance with GAAP would be classified as capital expenditures, including, without limitation, Capital Lease Obligations, of the Credit Parties and their Subsidiaries net of the amount of (i) any reimbursement payments made to the Credit Parties or any of their Subsidiaries by any third parties in connection with any such expenditures, and (ii) any sale and leaseback transaction proceeds received by the Credit Parties or any of their Subsidiaries from any third parties in connection with any such expenditure to the extent such proceeds are applied in accordance with Section 2.8(b), in each case, to the extent that such expenditures have actually been made by the Credit Parties or any of their Subsidiaries for such Fiscal Year. The term “Consolidated Capital Expenditures” shall not include (a) any Permitted Acquisition or (b) expenditures financed with the proceeds of Capital Leases and purchase money Indebtedness permitted by Section 6.1(c).

“Consolidated EBITDA” shall mean, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income, has been deducted for (i) Consolidated Interest Expense for such period, (ii) total federal, state, local and foreign income, franchise, value added and similar taxes for such period, (iii) total depreciation expense for such period, (iv) total amortization expense for such period, including but not limited to amortization of leasehold improvements and amortization of goodwill, organization costs and other intangibles, (v) Transaction Expenses in an aggregate amount not to exceed $13,500,000, (vi) fees and expenses incurred in connection with any secondary offering of the Borrower’s Capital Stock and similar capital events (including, without limitation, debt and equity issuances), and (vii) non-cash compensation expenses arising from the issuance of stock, options to purchase stock and stock appreciation rights to the management of the Borrower, plus/minus (c) an amount which, in the determination of Consolidated Net Income, has been deducted (or added as the case may be) for other non-recurring non-cash items (excluding reserves for future cash charges) decreasing or increasing Consolidated Net Income, minus (d) non-cash charges previously added back to Consolidated Net Income in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period (to the extent included in the calculation of Consolidated Net Income), all of the foregoing as determined on a consolidated basis for the Credit Parties and their Subsidiaries in conformity with GAAP.

“Consolidated EBITDAR” shall mean, for any period, the sum of (a) Consolidated EBITDA for such period plus (b) Consolidated Rent Expense.

“Consolidated Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Pro Forma EBITDA for the four consecutive Fiscal Quarter period ending on or immediately prior to such date of determination to (b) Consolidated Interest Expense for the four consecutive Fiscal Quarter period ending as of the last day of the Fiscal Quarter of the Borrower ending on or immediately prior to such date of determination. Notwithstanding the foregoing, for purposes of calculating the Consolidated Interest Coverage Ratio for the fiscal quarters ending September 27, 2012, December 27, 2012 and March 28, 2013, Consolidated Interest Expense shall be annualized during such fiscal quarters such that (I) for the calculation of the Consolidated Interest Coverage Ratio as of September 27, 2012, Consolidated Interest Expense for the fiscal quarter then ending will be multiplied by four (4), (II) for the calculation of the Consolidated Interest Coverage Ratio as of December 27, 2012, Consolidated Interest Expense for the two fiscal quarter period then ending will be multiplied by two (2) and (III) for the calculation of the Consolidated Interest Coverage Ratio as of March 28, 2013, Consolidated Interest Expense for the three fiscal quarter period then ending will be multiplied by one and one-third (1 1/3). For purposes of the computations in clauses (I), (II) and (III) above, the Consolidated Interest Expense for the fiscal quarter ending September 27, 2012 shall be computed by measuring actual Consolidated Interest Expense from the Closing Date through September 27, 2012 (the “Stub Period”), dividing such amount by the number of days in the Stub Period and then multiplying such daily amount by ninety-two (92).

“Consolidated Interest Expense” shall mean, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Credit Parties and their Subsidiaries on a consolidated basis, accrued during such period (whether or not actually paid during such period), with respect to all outstanding Indebtedness of the Credit Parties and their Subsidiaries, including Letter of Credit Fees and net cash costs under Hedging Agreements (excluding any mark-to-market adjustments related to any Hedging Agreements), but excluding, however, any amortization or write-off of deferred financing costs, any prepayment penalties with respect to any issuances of Indebtedness and any amounts referred to in Section 2.6 payable to the Administrative Agent and the Lenders on or before the Closing Date.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Credit Parties and their Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or such Person’s assets are acquired by the Borrower or any of its Subsidiaries, (c) any after-tax gains or losses attributable to asset sales of any Pension Plan, (d) the cumulative effect of any adopted accounting change included in the current Fiscal Year’s income statement and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net non-cash extraordinary losses.

“Consolidated Pro Forma EBITDA” shall mean, for any consecutive four Fiscal Quarter period, without duplication, (a) Consolidated EBITDA for such four Fiscal Quarter period, plus (b) for any Material Acquisition consummated during such four Fiscal Quarter period, (i) EBITDA of such acquired business determined as though such business were acquired as of the first day of such period by the Credit Parties and their Subsidiaries, plus (ii) the amount of any historical extraordinary or nonrecurring costs or expenses or other verifiable costs or expenses that will not continue after the acquisition date (including without limitation excess owner/management compensation), plus (iii) any reasonable operating expenses (including, without limitation, allocated general and administrative expenses) to be eliminated and any costs savings resulting from the inclusion of such acquired business under existing contractual arrangements, in each case that are (A) certified pursuant to an Officer’s Certificate as reasonably likely to occur within one year after such acquisition, (B) supported by reasonable facts, (C) not duplicative of eliminated operating expenses and cost savings previously recognized and (D) are approved by the Administrative Agent minus (c) for any Material Disposition occurring during such four Fiscal Quarter period, EBITDA attributable to such disposition as though such disposition occurred as of the first day of such period by the Credit Parties and their Subsidiaries.

“Consolidated Pro Forma EBITDAR” shall mean, for any consecutive four Fiscal Quarter period, without duplication, (a) Consolidated EBITDAR for such four Fiscal Quarter period, plus (b) for any Material Acquisition consummated during such four Fiscal Quarter period, (i) EBITDAR of such acquired business determined as though such business were acquired as of the first day of such period by the Credit Parties and their Subsidiaries, plus (ii) the amount of any historical extraordinary or nonrecurring costs or expenses or other verifiable costs or expenses that will not continue after the acquisition date (including without limitation excess owner/management compensation), plus (iii) any reasonable operating expenses (including, without limitation, allocated general and administrative expenses) to be eliminated and any costs savings resulting from the inclusion of such acquired business under existing contractual arrangements, in each case that are (A) certified pursuant to an Officer’s Certificate as reasonably likely to occur within one year after such acquisition, (B) supported by reasonable facts, (C) not duplicative of eliminated operating expenses and cost savings previously recognized and (D) are approved by the Administrative Agent minus (c) for any Material Disposition occurring during such four Fiscal Quarter period, EBITDAR attributable to such disposition as though such disposition occurred as of the first day of such period by the Credit Parties and their Subsidiaries.

“Consolidated Rent Expense” shall mean, for any period, all cash rent expense of the Credit Parties and their Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

“Consolidated Senior Secured Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt (other than Subordinated Indebtedness and unsecured Indebtedness) as of the last day of the Fiscal Quarter of the Borrower ending on or immediately prior to such date net of cash and Cash Equivalents (but only to the extent such cash and Cash Equivalents shall not be subject to any Lien in favor of a third party other than Permitted Encumbrances permitted pursuant to Section 6.2(a)(i)) in excess of $40,000,000 on the balance sheet of the Borrower as of the last day of such Fiscal Quarter to (b) Consolidated Pro Forma EBITDA for the four consecutive Fiscal Quarter period ending on or immediately prior to such date of determination.

“Consolidated Total Adjusted Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the Fiscal Quarter of the Borrower ending on or immediately prior to such date net of cash and Cash Equivalents (but only to the extent such cash and Cash Equivalents shall not be subject to any Lien in favor of a third party other than Permitted Encumbrances permitted pursuant to Section 6.2(a)(i)) in excess of $40,000,000 on the balance sheet of the Borrower as of the last day of such Fiscal Quarter plus an amount equal to eight (8) times Consolidated Rent Expense to (b) Consolidated Pro Forma EBITDAR for the four consecutive Fiscal Quarter period ending on or immediately prior to such date of determination.

“Consolidated Total Debt” shall mean, as of any date of determination, all Indebtedness of the Credit Parties and their Subsidiaries other than (a) Letters of Credit to the extent undrawn, (b) customary indemnification obligations entered into in connection with an asset sale, a Permitted Acquisition or Development Property Expenditure permitted under this Agreement and (c) customary purchase price adjustments based on differences between estimated assets or liabilities at closing and subsequent final determination of such assets or liabilities following closing, in each case determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the Fiscal Quarter of the Borrower ending on or immediately prior to such date net of cash and Cash Equivalents (but only to the extent such cash and Cash Equivalents shall not be subject to any Lien in favor of a third party other than Permitted Encumbrances permitted pursuant to Section 6.2(a)(i)) in excess of $40,000,000 on the balance sheet of the Borrower as of the last day of such Fiscal Quarter to (b) Consolidated Pro Forma EBITDA for the four consecutive Fiscal Quarter period ending on or immediately prior to such date of determination.

“Consolidated Working Capital” shall mean, at any time, the excess of (i) current assets (excluding cash and Cash Equivalents) of the Credit Parties and their Subsidiaries on a consolidated basis at such time over (ii) current liabilities (but excluding the current portion of any long-term Indebtedness) of the Credit Parties and their Subsidiaries on a consolidated basis at such time, all in accordance with GAAP.

“Contingent Obligation” shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (c) under Hedging Agreements. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and (ii) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (A) or (B) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

“Continuing Directors” shall mean the directors of the Borrower on the Closing Date and each other director, if in each case such other director’s nomination for election to the board of directors of the Borrower is recommended by a majority of the then serving members of the board of directors.

“Contractual Obligation” shall mean, as applied to any Person, any provision of any Capital Stock issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Hedging Agreement” shall mean any convertible note hedge transactions entered into for the purpose of hedging equity or other risks, and not for speculative purposes, in connection with the issuance of any Subordinated Indebtedness convertible into equity of the Borrower pursuant to its terms and permitted pursuant to Section 6.1(f).

“Copyright Licenses” shall mean any written agreement naming any Credit Party as licensor and granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 3.21.

“Copyrights” shall mean (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright office including, without limitation, any thereof referred to in Schedule 3.21, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 3.21.

“Credit Documents” shall mean this Credit Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, any Assignment and Assumption, the LOC Documents and the Security Documents and all other agreements, documents, certificates and instruments delivered to the Administrative Agent or any Lender by any Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Bank Product).

“Credit Party” or “Credit Parties” shall mean any of the Borrower or the Guarantors, if any, individually or collectively, as appropriate.

“Credit Party Obligations” shall mean, without duplication, (a) the Obligations and (b) for purposes of the Guaranty, the Security Documents and all provisions under the other Credit Documents relating to the Collateral, the sharing thereof and/or payments from proceeds of the Collateral, all Bank Product Debt.

“Debt Issuance” shall mean the incurrence of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries (excluding, for purposes hereof, any issuance by the Borrower of its Capital Stock or any Indebtedness of the Credit Parties and their Subsidiaries permitted to be incurred pursuant to Section 6.1 hereof).

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Default Rate” shall mean (a) when used with respect to the Obligations, other than Letter of Credit Fees, an interest rate equal to (i) for Alternate Base Rate Loans (A) the Alternate Base Rate plus (B) the Applicable Margin applicable to Alternate Base Rate Loans plus (C) 2.00% per annum and (ii) for LIBOR Rate Loans, (A) the LIBOR Rate plus (B) the Applicable Margin applicable to LIBOR Rate Loans plus (C) 2.00% per annum, (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin applicable to Letter of Credit Fees plus 2.00% per annum and (c) when used with respect to any other fee or amount due hereunder, an interest rate equal to (A) the Alternate Base Rate plus (B) the Applicable Margin, if any, applicable to Revolving Loans that are Alternate Base Rate Loans plus (C) 2.00% per annum.

“Defaulting Lender” shall mean, subject to Section 2.24(b) any Lender that, (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Lender or Swingline Lender in

writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender.

“Departing Lender” means each “Lender” under the Existing Credit Agreement that does not have a Commitment hereunder and is identified on the Departing Lender Schedule hereto.

“Departing Lender Schedule” means Schedule 1.1-8 hereto, which schedule identifies each Departing Lender as of the Closing Date.

“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Development Property” shall mean real property acquired by the Credit Parties for the purpose of developing and constructing one or more operating stores.

“Development Property Expenditure” shall mean any expenditure in order to acquire or develop a Development Property by the Credit Parties, other than as part of a Permitted Acquisition.

“Disqualified Capital Stock” shall mean, with respect to any Person, Capital Stock of such Person as to which (a) the maturity, (b) mandatory redemption or (c) redemption,

repurchase, conversion or exchange at the option of the holder thereof occurs, or may occur, on or prior to the date that is six months after the Term Loan Maturity Date; provided, however, that such Capital Stock that would not otherwise be characterized as Disqualified Capital Stock under this definition shall not constitute Disqualified Capital Stock solely as a result of provisions thereof giving holders thereof the right to require such Person to repurchase or redeem Capital Stock upon the occurrence of a “change of control” occurring prior to the Term Loan Maturity Date, if (i) such repurchase obligation may not be triggered unless an Event of Default under this Agreement also arises and (ii) no such repurchase or redemption is permitted to be consummated unless and until all Credit Party Obligations (other than inchoate indemnification and Reimbursement Obligations) shall have been satisfied in full.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s Domestic Lending Office with the Administrative Agent; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

“Domestic Subsidiary” shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“EBITDA” shall mean for any business acquired by the Credit Parties and their Subsidiaries, “Consolidated EBITDA” as defined herein substituting references to such acquired business for references to “the Credit Parties and their Subsidiaries” as used in such definition.

“EBITDAR” shall mean for any business acquired by the Credit Parties and their Subsidiaries, “Consolidated EBITDAR” as defined herein substituting references to such acquired business for references to “the Credit Parties and their Subsidiaries” as used in such definition.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, the Issuing Lender and (iii) unless an Event of Default has occurred and is continuing and so long as the Primary Syndication of the Loans has been completed as determined by WFS, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have approved any such Person unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof. Notwithstanding the foregoing, “Eligible Assignee” shall not include (A) any Credit Party or any of the Credit Party’s Affiliates or Subsidiaries or (B) any Person holding Subordinated Indebtedness of the Credit Parties or any of such Person’s Affiliates or (C) any Defaulting Lender (or any of their Affiliates).

“Employee Benefit Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA which is, or within the prior six (6) years was, maintained or contributed to by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Engagement Letter” shall mean the letter agreement dated as of June 25, 2012 addressed to the Borrower from the Arrangers, as amended, modified or otherwise supplemented.

“Environmental Claim” shall mean any written investigation, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” shall mean any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other published requirements of Governmental Authorities relating to (a) environmental matters, including those relating to any Hazardous Materials Activity, (b) the generation, use, storage, transportation or disposal of Hazardous Materials, or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Borrower or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. §136 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” shall mean, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of the Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Borrower or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower or such Subsidiary and with respect to liabilities arising after such period for which the Borrower or such Subsidiary could be liable under the Code or ERISA.

“ERISA Event” shall mean (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standards of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Pension Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the withdrawal by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which constitutes grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or it is insolvent pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could give rise to the imposition on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits or for a qualified domestic relations order) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (k) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan.

“Eurodollar Reserve Percentage” shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Excess Cash Flow” shall mean, with respect to each Fiscal Year for the Credit Parties and their Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBITDA for such period minus (b) Consolidated Capital Expenditures actually made by any Credit Party or Subsidiary for such period to the extent not financed with the proceeds of Indebtedness minus (c) Scheduled Debt Payments made during such period minus (d) Consolidated Interest Expense actually paid in cash by a Credit Party or Subsidiary for such period minus (e) amounts actually paid in cash in respect of total federal, state, local and foreign income, value added and similar taxes for such period minus (f) increases or plus decreases in Consolidated Working Capital for such period from the same period in the prior Fiscal Year minus (g) cash paid during such Fiscal Year as consideration in connection with a Permitted Acquisition to the extent such cash paid has not been previously deducted in calculating Excess Cash Flow for a prior Fiscal Year pursuant to clause (h), minus (h) cash to be paid as consideration in connection with a Permitted Acquisition to the extent such Permitted Acquisition will not be financed with the proceeds of Indebtedness and to the extent a Credit Party has entered into a letter of intent during such Fiscal Year with respect to such Permitted Acquisition; provided that, if such letter of intent (or the purchase agreement with respect to such Permitted Acquisition) is terminated or if such Permitted Acquisition is not consummated, the Borrower shall promptly prepay the Loans and/or Cash Collateralize the LOC Obligations in an amount equal to such cash to the extent required by, and in accordance with the terms of, Section 2.8(b)(v), minus (i) without duplication of any amounts that increase Consolidated Working Capital, the amount of all non-cash gains, income and credits included in calculating such Consolidated EBITDA.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient, (a) Taxes imposed on or measured by the Recipient’s net income (however denominated), franchise Taxes imposed on the Recipient, and branch profits Taxes imposed on the Recipient, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) as the result of any other present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document), (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto (other than pursuant to a request by the Borrower under Section 2.21(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.19(g) and (d) any Taxes imposed under FATCA.

“Existing Credit Agreement” shall have the meaning set forth in the Recitals hereto.

“Existing Letters of Credit” shall mean the letters of credit described by date of issuance, amount, purpose and the date of expiry on Schedule 1.1-4 hereto.

“Extension of Credit” shall mean, as to any Lender, the making of a Loan by such Lender or the issuance, extension or renewal of, or participation in, a Letter of Credit or Swingline Loan by such Lender.

“Facilities” shall mean any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or operated by the Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” shall have the meaning set forth in the definition of “Alternate Base Rate”.

“Financial Plan” shall have the meaning set forth in Section 5.1(l).

“First Priority” shall mean, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that (a) such Lien has priority over any other Lien on such Collateral other than any Permitted Encumbrances having priority by operation of law over the Liens purported to be created pursuant to the Security Documents and (b) such Lien is the only Lien (other than Permitted Encumbrances permitted pursuant to Section 6.2(a)(i)) to which such Collateral is subject.

“Fiscal Quarter” shall mean a fiscal quarter of any Fiscal Year.

“Fiscal Year” shall mean the fiscal year of the Credit Parties and their Subsidiaries ending on the last Thursday in September of each calendar year.

“Flood Hazard Property” shall mean a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, any Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Applicable Percentage of the outstanding LOC Obligations with respect to Letters of Credit issued by such Issuing Lender other than LOC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles in effect in the United States of America (or, in the case of Foreign Subsidiaries with significant operations outside the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization or formation) applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 6.6 to the provisions of Section 1.3.

“Government Acts” shall have the meaning set forth in Section 2.19.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” shall mean any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Guarantor” shall mean any of the Domestic Subsidiaries identified as a “Guarantor” on the signature pages hereto and the Additional Credit Parties which execute a Joinder Agreement, together with their successors and permitted assigns.

“Guaranty” shall mean the guaranty of the Guarantors set forth in Article X.

“Hazardous Materials” shall mean (a) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, acutely hazardous waste”, “radioactive waste”, “biohazardous waste”, “pollutant”, “toxic pollutant”, “contaminant”, “restricted hazardous waste”, “infectious waste”, “toxic substances”, or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws); (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) any asbestos-containing materials; (g) urea formaldehyde foam insulation; (h) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) pesticides; and (j) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” shall mean any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedging Agreements” shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

“Incremental Asset Disposition Proceeds” shall mean the Net Cash Proceeds from Asset Dispositions in excess of $20,000,000 in the aggregate (for all Asset Dispositions) received by any Credit Party or any of their Subsidiaries during any four (4) Fiscal Quarter period.

“Incremental Facility” shall have the meaning set forth in Section 2.3.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than any such obligations incurred under ERISA or which represent accounts payable incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person in accordance with GAAP, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Contingent Obligations of such Person with respect to Indebtedness of another Person, (g) the principal portion of all obligations of such Person under Capital Leases, (h) all Disqualified Capital Stock issued by such Person, (i) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, and (j) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer. Obligations under Hedging Agreements shall constitute Contingent Obligations, but not Indebtedness.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning set forth in Section 9.5(b).

“Intellectual Property” shall mean all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses of the Credit Parties and their Subsidiaries.

“Intercompany Debt” shall have the meaning set forth in Section 9.25.

“Interest Coverage Incurrence Test” shall mean the requirement that the Consolidated Interest Coverage Ratio shall be greater than 2.25 to 1.0; provided that, for purposes of determining the Interest Coverage Incurrence Test for any incurrence of Indebtedness pursuant to Section 6.1(f), the Consolidated Interest Coverage Ratio shall be calculated to include the Consolidated Interest Expense with respect to such Indebtedness on a Pro Forma Basis as if such Indebtedness had been incurred at the beginning of the period of determination of the Consolidated Interest Coverage Ratio.

“Interest Payment Date” shall mean (a) as to any Alternate Base Rate Loan, the last Business Day of each March, June, September and December and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, (i) each day which is three months after the first day of such Interest Period and (ii) the last day of such Interest Period and (d) as to any Loan which is the subject of a mandatory prepayment required pursuant to Section 2.8(b), the date on which such mandatory prepayment is due.

“Interest Period” shall mean, with respect to any LIBOR Rate Loan,

(a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion given with respect thereto; and

(b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two,

three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:

(i) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

(iii) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

(iv) no Interest Period in respect of any Loan shall extend beyond the applicable Maturity Date and, further with regard to the Term Loan, no Interest Period shall extend beyond any principal amortization payment date unless the portion of the Term Loan consisting of Alternate Base Rate Loans together with the portion of the Term Loan consisting of LIBOR Rate Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and

(v) no more than ten (10) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

“Investment” shall mean (a) any direct or indirect purchase or other acquisition by the Borrower or any of its Subsidiaries of, or of a beneficial interest in, any Capital Stock of any other Person, (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of the Borrower from any Person other than the Borrower or any of its Subsidiaries, of any Capital Stock of such Person, or (c) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar items in the ordinary course of business) or capital contribution by the Borrower or any of its Subsidiaries to any other Person (other than a wholly-owned Subsidiary of the Borrower), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Lender” shall mean, as the context may require, either Wells Fargo or any Lender designated by the Borrower (and agreed to by such Lender) and approved by the Administrative Agent, together with any successor to any such issuing lender hereunder.

“Issuing Lender Fees” shall have the meaning set forth in Section 2.6(c).

“Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Schedule 5.9, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.9.

“Joint Venture” shall mean a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lender” shall have the meaning set forth in the first paragraph of this Credit Agreement. For the avoidance of doubt, the term “Lenders” excludes all Departing Lenders.

“Letters of Credit” shall mean (a) any letter of credit issued by the Issuing Lender pursuant to Section 2.4, as such letter of credit may be amended, modified, restated, extended, renewed, increased, replaced or supplemented from time to time in accordance with the terms of this Agreement and (b) any Existing Letter of Credit, in each case as such letter of credit may be amended, modified, extended, renewed or replaced from time to time in accordance with the terms of this Agreement.

“Letter of Credit Facing Fee” shall have the meaning set forth in Section 2.6(b).

“Letter of Credit Fee” shall have the meaning set forth in Section 2.6(b).

“LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, then “LIBOR” shall mean the rate per annum at which, as determined by the Administrative Agent in accordance with its customary practices, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected. Notwithstanding the foregoing, for purposes of this Agreement, with respect to the Term Loan Facility only, LIBOR shall in no event be less than 1.25% at any time.

“LIBOR Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s LIBOR Lending Office with the Administrative Agent; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

“LIBOR Rate” shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 - Eurodollar Reserve Percentage

“LIBOR Rate Loan” shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

“LIBOR Tranche” shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any priority or other security agreement or preferential arrangement having the practical effect of any of the foregoing of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Loan” shall mean a Revolving Loan, the Term Loan and/or a Swingline Loan, as appropriate.

“Loan Modification Agreement” shall have the meaning assigned to such term in Section 9.1.

“Loan Modification Offer” shall have the meaning assigned to such term in Section 9.1.

“LOC Commitment” shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender’s “LOC Commitment” as specified on Schedule 1.1-6 or in the Register, as such amount may be reduced from time to time in accordance with the provisions hereof.

“LOC Committed Amount” shall have the meaning set forth in Section 2.4(a).

“LOC Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or (b) any collateral security for such obligations.

“LOC Mandatory Borrowing” shall have the meaning set forth in Section 2.4(e).

“LOC Obligations” shall mean, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Acquisition” shall mean any acquisition of assets and/or a business (including any acquisition of the Capital Stock or other equity interests of another Person) or series of such related acquisitions (a) that constitutes a Permitted Acquisition and (b) with respect to which, the total consideration for which exceeds $1,000,000.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations, when such obligations are required to be performed, under this Credit Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder or the perfection or priority of any Lien in favor of the Administrative Agent on any material portion of the Collateral.

“Material Contract” shall mean each of the contracts set forth on Schedule 1.1-3 annexed hereto and any other contract or other arrangement to which the Borrower or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Disposition” shall mean any disposition of assets or series of related dispositions of assets with a fair market value greater than $1,000,000.

“Maturity Date” shall mean (i) with respect to the Term Loan, the Term Loan Maturity Date and (ii) with respect to the Revolving Loans, the Revolving Commitment Termination Date.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a security instrument (whether designated as a deed of trust, a mortgage, a deed to secure debt or by any similar title) executed and delivered by any Credit Party in favor of the Administrative Agent, in such form as may be approved by the Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by the Administrative Agent’s local counsel based on local laws or customary local mortgage, deed to secure debt or deed of trust practices, as such security instrument may be amended, supplemented or otherwise modified from time to time.

“Mortgage Notice Date” shall mean the end of the second Fiscal Quarter or the end of the fourth Fiscal Quarter, as appropriate, of any Fiscal Year.

“Mortgaged Property” shall mean any real property of the Credit Parties subject to a Mortgage.

“Multiemployer Plan” shall mean any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Cash Consideration” shall mean, with respect to any Permitted Acquisition, (a) the gross purchase price paid by the Credit Parties and their Subsidiaries with respect to such Permitted Acquisition, reduced by (b) the net cash proceeds received by or to be received by the Credit Parties and their Subsidiaries from any sale and leaseback of real property acquired through such Permitted Acquisition and permitted under Section 6.8 to the extent (i) such sale and leaseback is consummated simultaneously with such Permitted Acquisition or (ii) a commitment letter, letter of intent or other binding contract pursuant to which such sale and leaseback will be provided has been executed and is in full force and effect as of the date of such Permitted Acquisition, and such sale and leaseback is consummated within 90 days after the date of such Permitted Acquisition in accordance with the terms of such commitment letter, letter of intent or binding contract (a copy of which shall be provided to the Administrative Agent prior to the consummation of such Permitted Acquisition).

“Net Cash Proceeds” shall mean the aggregate Cash proceeds received by the Credit Parties and their Subsidiaries in respect of any Asset Disposition, Debt Issuance or Recovery Event (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes reasonably estimated to be actually payable in connection with such Asset Disposition, Debt Issuance or Recovery Event as a result of such Asset Disposition, Debt Issuance or Recovery Event, (c) with respect to any Asset Disposition or Recovery Event, payment of the principal amount, premium or penalty, if any, on any Indebtedness (other than the Obligations) secured by a Lien on the assets or Capital Stock sold and required to be repaid because of such Asset Disposition or Recovery Event, and (d) with respect to any Asset Disposition, reasonable reserves established in good faith by the Borrower (and reasonably acceptable to the Administrative Agent) in respect of (i) possible adjustments to the sale price, (ii) any retained liabilities or obligations relating to the assets sold and (iii) indemnification obligations undertaken with respect to indemnification provisions and representations and warranties in connection with such Asset Disposition. “Net Cash Proceeds” shall include, without limitation, any Cash received upon the sale or other disposition of any non-cash consideration received by the Credit Parties and their Subsidiaries in any Asset Disposition, Debt Issuance or Recovery Event.

“Non-Consenting Lender” shall mean any Lender (other than Wells Fargo) that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 9.1 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” or “Notes” shall mean the Revolving Notes, the Swingline Note and/or the Term Notes, collectively, separately or individually, as appropriate.

“Notice of Borrowing” shall mean the written notice of borrowing as referenced and defined in Section 2.1(b)(i), 2.2(b)(i) or 2.5(b)(i), as appropriate.

“Notice of Conversion” shall mean the written notice of extension or conversion as referenced and defined in Section 2.11.

“Obligations” shall mean, collectively, all of the obligations, Indebtedness and liabilities of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Agreement, the Notes or any of the other Credit Documents, including principal, interest, fees, costs, charges, expenses, professional fees, reimbursements, all sums chargeable to the Credit Parties or for which any Credit Party is liable as an indemnitor and whether or not evidenced by a note or other instrument and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” shall mean, as applied to any corporation, a certificate executed on behalf of such corporation by a Responsible Officer; provided that every Officer’s Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (a) a statement that the Responsible Officer making or giving such Officer’s Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement that, in the opinion of the signer, he or she has made or has caused to be made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition has been complied with, and (c) a statement as to whether, in the opinion of the signer, such condition has been complied with.

“Operating Lease” shall mean, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21).

“Participant” has the meaning assigned to such term in clause (d) of Section 9.6.

“Participant Register” shall have the meaning specified in clause (d) of Section 9.6.

“Participation Interest” shall mean the purchase by a Lender of a participation interest in Letters of Credit as provided in Section 2.4 and in Swingline Loans as provided in Section 2.5.

“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to a Credit Party of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3.21.

“Patents” shall mean (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 3.21, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 3.21.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Payment Event of Default” shall mean an Event of Default specified in Section 7.1(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

“Pension Plan” shall mean any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Section 302 or Title IV of ERISA or Section 412 of the Internal Revenue Code.

“Permitted Acquisition” shall mean an acquisition of assets or a business effected in accordance with the provisions of Section 6.7(d).

“Permitted Amendments” shall have the meaning assigned to such term in Section 9.1.

“Permitted Encumbrances” shall mean the following types of Liens (excluding any such Lien imposed pursuant to Section 430(k) of the Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Security Documents):

(a) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 5.3;

(b) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as (A) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (B) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

(c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(d) any attachment or judgment Lien not constituting an Event of Default under Section 7.1(h);

(e) leases or subleases granted to third parties to the extent not prohibited by the terms of the Security Documents and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Credit Party Obligations;

(f) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Credit Party Obligations;

(g) any (i) interest or title of a lessor or sublessor under any lease permitted under this Agreement, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize (if required to do so pursuant to the provisions of such lease) the rights of such lessee or sublessee under such lease;

(h) Liens arising from filing UCC financing statements relating to leases permitted by this Agreement or consignments or similar arrangements relating to the sale of goods in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;

(k) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and its Subsidiaries;

(l) licenses of Intellectual Property rights granted by the Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower or such Subsidiary;

(m) Liens in favor of a Bank Product Provider in connection with any Bank Product; provided, that such Liens shall secure the Credit Party Obligations on a pari passu basis; and

(n) Liens in favor of the Administrative Agent, Issuing Lender and/or Swingline Lender to Cash Collateralize or otherwise secure the obligations of a Defaulting Lender to fund risk participations hereunder.

“Permitted Investments” shall have the meaning set forth in Section 6.3.

“Permitted Liens” shall have the meaning set forth in Section 6.2.

“Permitted Sale Leaseback Transactions” shall mean sale leaseback transactions that are permitted pursuant to Section 6.8 of this Agreement.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” shall have the meaning set forth in 9.2(d).

“Pledge Agreement” shall mean the Fourth Amended and Restated Pledge Agreement dated as of the Closing Date to be executed in favor of the Administrative Agent, for the benefit of the Secured Parties, by the Borrower and each of the other Credit Parties, as amended, modified, restated or supplemented from time to time.

“Pledged Collateral” shall have the meaning set forth in the Pledge Agreement.

“Primary Syndication” shall mean any assignments by the Administrative Agent in order to effectuate the initial post-closing syndication made on or prior to the earlier of (a) the date that is ninety (90) days after the Closing Date and (b) the completion of all assignments relating to the completion of a successful syndication within such ninety (90) day time frame.

“Prime Rate” shall have the meaning set forth in the definition of Alternate Base Rate.

“Pro Forma Basis” shall mean, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four-quarter period (or twelve month period, as applicable) ending as of the most recent quarter end (or month end, as applicable) preceding the date of such transaction for which financial statement information has been delivered to the Administrative Agent pursuant to Sections 5.1(a) or 5.1(b).

“PTO” shall mean the United States Patent and Trademark Office.

“Ratings” shall mean, as of any date of determination, (a) the rating as determined by either S&P or Moody’s, as applicable, of the Borrower’s non-credit enhanced, senior secured long term debt evidenced by the Credit Documents and (b) the corporate credit rating as determined by S&P or the corporate family rating as determined by Moody’s, as applicable, of the Borrower.

“Real Property Asset” shall mean, at any time of determination, any interest then owned by any Credit Party in any real property.

“Recipient” shall mean (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Recovery Event” shall mean (a) theft, loss, physical destruction or damage, taking or similar event with respect to any property or assets owned by the Borrower or any of its Subsidiaries which results in the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason thereof and (b) any event resulting in the receipt by the Borrower or any of its Subsidiaries of business interruption insurance proceeds.

“Register” shall have the meaning set forth in Section 9.6(c).

“Reimbursement Obligation” shall mean the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2.4(d) for amounts drawn under Letters of Credit.

“Related Agreements” shall mean, collectively, the Related Financing Documents and the Affiliate Agreements.

“Related Financing Documents” shall mean, collectively, the Senior Notes, the Senior Note Indenture, the Senior Subordinated Notes, the Senior Subordinated Note Indenture, the Senior Subordinated Convertible Notes, the Senior Subordinated Convertible Note Indenture and all other agreements or instruments delivered pursuant to or in connection with any of the foregoing including any purchase agreement or registration rights agreement.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

“Removal Effective Date” shall have the meaning set forth in Section 8.9(b).

“Repricing Transaction” shall mean (a) any prepayment or repayment of the Term Loan with the proceeds of, or any conversion of the Term Loans into, any new or replacement tranche of term loans or Indebtedness bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans) less than the “effective yield” applicable to the Term Loan (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices) and (b) any amendment to the pricing terms of the Term Loan which reduces the “effective yield” applicable to the Term Loan.

“Required Lenders” shall mean, as of any date of determination, Lenders holding at least a majority of (a) the outstanding Revolving Commitments and Term Loan or (b) if the Revolving Commitments have been terminated, the outstanding Loans and Participation Interests; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Commitments.

“Required Revolving Lenders” shall mean, as of any date of determination, Revolving Lenders holding at least a majority of (a) the outstanding Revolving Commitments or (b) if the Revolving Commitments have been terminated, the outstanding Revolving Loans and Participation Interests; provided, however, that if any Revolving Lender shall be a Defaulting

Lender at such time, then there shall be excluded from the determination of Required Revolving Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Revolving Commitments.

“Required Term Loan Lenders” shall mean, as of any date of determination, Lenders holding at least a majority of the outstanding Term Loans; provided, however, that if any such Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Term Loan Lenders, Obligations owing to such Defaulting Lender and such Defaulting Lender’s Term Loan Commitments.

“Requirement of Law” shall mean, as to any Person, (a) the articles or certificate of incorporation, by-laws or other organizational or governing documents of such Person, and (b) all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (in each case whether or not having the force of law); in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date” shall have the meaning set forth in Section 8.9(a).

“Responsible Officer” shall mean any executive officer and, with respect to financial matters, the chief financial officer, chief accounting officer, controller or treasurer.

“Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower now or hereafter outstanding, and (d) except for any refinancings, exchanges, extensions and renewals permitted pursuant to Section 6.1(e), 6.1(f) or 6.1(j), any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness or the Senior Notes.

“Revolving Commitment” shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to the amount of such Revolving Lender’s “Revolving Commitment” as specified in on Schedule 1.1-6 or in the Register, as such amount may be reduced or increased from time to time in accordance with the terms hereof.

“Revolving Commitment Percentage” shall mean, for each Revolving Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 1.1-6 or in the Register, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

“Revolving Commitment Termination Date” shall mean the date that is five (5) years after the Closing Date; provided, however, if such date is not a Business Day, the Revolving Commitment Termination Date shall be the preceding Business Day.

“Revolving Committed Amount” shall have the meaning set forth in Section 2.1.

“Revolving Facility” shall mean Revolving Commitments and the Extensions of Credit made pursuant to Sections 2.1, 2.4 and 2.5.

“Revolving Lender” shall mean, as of any date of determination, a Lender holding a Revolving Commitment, a Revolving Loan or a Participation Interest on such date.

“Revolving Loans” shall have the meaning set forth in Section 2.1.

“Revolving Note” or “Revolving Notes” shall mean the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc.

“Sanctioned Entity” shall mean (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals maintained by OFAC.

“Scheduled Debt Payments” shall mean, as of any date of determination for the Credit Parties and their Subsidiaries, the sum of all scheduled payments of principal on Indebtedness for the applicable period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination), as such scheduled payments may be adjusted from time to time as a result of mandatory prepayments made pursuant to Section 2.8(b).

“SEC” shall mean the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Parties” shall mean the Administrative Agent, the Lenders and the Bank Product Providers.

“Security Agreement” shall mean the Fourth Amended and Restated Security Agreement dated as of the Closing Date given by the Borrower and the other Credit Parties to the Administrative Agent, for the benefit of the Secured Parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Security Documents” shall mean the Security Agreement, the Pledge Agreement, the Mortgages, the Additional Mortgages and any other documents executed and delivered in connection with the granting, attachment and perfection of the Administrative Agent’s security interests and liens arising thereunder, including, without limitation, UCC financing statements.

“Senior Note Indenture” shall mean the indenture dated as of August 3, 2012, as in effect on the Closing Date, among the Borrower and U.S. Bank National Association, as trustee, pursuant to which the Senior Notes were issued, as such indenture may be amended from time to time to the extent permitted under Section 6.13.

“Senior Notes” shall mean the 8.375% unsecured Senior Notes in the principal amount of $250,000,000 due 2020 of the Borrower issued pursuant to the Senior Note Indenture, as such notes may be amended from time to time to the extent permitted under Section 6.13.

“Senior Secured Leverage Incurrence Test” shall mean the requirement that the Consolidated Senior Secured Leverage Ratio shall be less than 3.50 to 1.00.

“Senior Subordinated Convertible Note Indenture” shall mean the indenture dated as of November 22, 2005, among the Borrower, the guarantors named therein and U.S. Bank National Association as successor to Wachovia Bank, National Association, as trustee, pursuant to which the Senior Subordinated Convertible Notes were issued, as such indenture may be amended from time to time to the extent permitted under Section 6.13.

“Senior Subordinated Convertible Notes” shall mean the 3.0% Senior Subordinated Convertible Notes due 2012 of the Borrower issued pursuant to the Senior Subordinated Convertible Note Indenture, as such convertible notes may be amended from time to time to the extent permitted under Section 6.13.

“Senior Subordinated Note Indenture” shall mean the indenture dated as of February 13, 2004, among the Borrower, the guarantors named therein and U.S. Bank National Association as successor to Wachovia, as trustee, pursuant to which the Senior Subordinated Notes were issued, as such indenture may be amended from time to time to the extent permitted under Section 6.13.

“Senior Subordinated Notes” shall mean the 7.75% Senior Subordinated Notes due 2014 of the Borrower issued pursuant to the Senior Subordinated Note Indenture, as such notes may be amended from time to time to the extent permitted under Section 6.13.

“Solvent” shall mean, with respect to any Person, as of the date of determination that such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subordinated Indebtedness” shall mean (a) the Indebtedness of the Borrower evidenced by the Senior Subordinated Notes and the Indebtedness of the Borrower evidenced by the Senior Subordinated Convertible Notes and any subordinated indebtedness issued in compliance with Section 6.1(f) and (b) any other Indebtedness of the Borrower subordinated in right of payment to the Credit Party Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to the Administrative Agent.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.5(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

“Swingline Committed Amount” shall have the meaning set forth in Section 2.5(a).

“Swingline Exposure” means, with respect to any Lender, an amount equal to the Applicable Percentage of such Lender multiplied by the principal amount of outstanding Swingline Loans.

“Swingline Lender” shall mean Wells Fargo or any successor swingline lender hereunder.

“Swingline Loan” or “Swingline Loans” shall have the meaning set forth in Section 2.5(a).

“Swingline Mandatory Borrowing” shall have the meaning set forth in Section 2.5(b)(ii).

“Swingline Note” shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.5(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” shall have the meaning set forth in Section 2.2(a).

“Term Loan Commitment” shall mean, with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make its portion of the Term Loan in a principal amount up to the amount of such Term Loan Lender’s “Term Loan Commitment” as specified on Schedule 1.1-6 or in the Register, as such amount may be reduced or increased from time to time in accordance with the terms hereof.

“Term Loan Commitment Percentage” shall mean, for each Term Loan Lender, the percentage identified as its Term Loan Commitment Percentage on Schedule 1.1-6 or in the Register, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(b).

“Term Loan Committed Amount” shall have the meaning set forth in Section 2.2(a).

“Term Loan Facility” shall have the meaning set forth in Section 2.2(a).

“Term Loan Lender” shall mean, as of any date of determination, a Lender holding a Term Loan Commitment or a Term Loan on such date.

“Term Loan Maturity Date” shall mean the date that is seven (7) years after the Closing Date; provided, however, if such date is not a Business Day, the Term Loan Maturity Date shall be the preceding Business Day.

“Term Note” or “Term Notes” shall mean the promissory notes of the Borrower in favor of each of the Term Loan Lenders evidencing the portion of the applicable Term Loan provided pursuant to Section 2.2, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“Total Liquidity Amount” shall mean, as of any date of determination, (a) the amount that the Borrower is able to borrow on such date under the Revolving Committed Amount without a Default or Event of Default occurring or existing after giving effect to such borrowing on a Pro Forma Basis plus (b) Unrestricted Cash.

“Trademark License” shall mean any agreement, written or oral, providing for the grant by or to a Credit Party of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3.21.

“Trademarks” shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress and service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3.21, and (b) all renewals thereof, including, without limitation, any thereof referred to in Schedule 3.21.

“Tranche” shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a “LIBOR Tranche”.

“Transactions” means, collectively, (a) the execution and delivery and performance by the Credit Parties of each Credit Document to which they are a party, and the making of the initial Loans hereunder, (b) the repayment of all Indebtedness under the Existing Credit Agreement, (c) completion of the tender offer in respect of the Senior Subordinated Notes and the redemption or defeasance in accordance with the Senior Subordinated Note Indenture of any Senior Subordinated Notes that are not tendered pursuant thereto, (d) the issuance of the Senior Notes, (e) the consummation of any other transactions in connection with the foregoing, and (f) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transaction Expenses” means the fees, costs and expenses incurred or payable by the Borrower or any of its Subsidiaries in connection with the Transactions, including any expense or write-off associated with the refinancing of outstanding principal amounts under the Existing Credit Agreement.

“Transfer Closing Date” shall have the meaning set forth in each Assignment and Assumption.

“Type” shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

“UCC” shall mean the Uniform Commercial Code from time to time in effect in any applicable jurisdiction.

“Unrestricted Cash” shall mean, as of any date of determination, Cash and Cash Equivalents of the Credit Parties that are readily available to the Credit Parties that are not subject to any Lien other than a Lien in favor of the Administrative Agent, on behalf of the Secured Parties.

“U.S. Borrower” shall mean any Borrower that is a U.S. Person.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in section 7701(a)(30) of the Code.

“Voting Stock” shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wells Fargo” shall mean Wells Fargo Bank, National Association, a national banking association, together with its successors and/or assigns.

“WFS” shall mean Wells Fargo Securities, LLC, together with its successors and assigns.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Works” shall mean all works which are subject to copyright protection pursuant to Title 17 of the United States Code.

Section 1.2 Other Definitional Provisions.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) all terms defined in this Credit Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto.

Section 1.3 Accounting Terms.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower shall notify the Administrative Agent that it wishes to amend any provision herein or in any other Credit Document to appropriately reflect the effect of any change in GAAP on the calculation or operation of any ratio, basket, covenant or other requirement (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any provision for such purpose), then the Borrower’s compliance with such provision or any calculation thereunder shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such ratio, basket, covenant or other requirement is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding anything in this Credit Agreement to the contrary, any obligation of a Person under a lease (whether existing as of the Closing Date or entered into in the future) that is not (or would not be) required to be classified and accounted for as a Capital Lease on the balance sheet of such Person under GAAP as in effect at the time such lease is entered into shall not be treated as a Capital Lease solely as a result of (x) the adoption of any changes in, or (y) changes in the application of, GAAP after such lease is entered into; provided that all payments under any such lease continue to be treated as an expense for calculating net income.

Section 1.4 Time References.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.5 Execution of Documents.

Unless otherwise specified, all Credit Documents and all other certificates executed in connection therewith must be signed by a Responsible Officer.

ARTICLE II

THE LOANS; AMOUNT AND TERMS

Section 2.1 Revolving Loans.

(a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally, but not jointly, agrees to make available to the Borrower from time to time such Revolving Lender’s Revolving Commitment Percentage of revolving credit loans in Dollars (“Revolving Loans”) in an aggregate principal amount of up to TWO HUNDRED AND TWENTY-FIVE MILLION DOLLARS ($225,000,000) (as increased from time to time as provided in Section 2.3 and as reduced from time to time as provided in Section 2.7, the “Revolving Committed Amount”) for the purposes hereinafter set forth; provided, however, that (i) with regard to each Revolving Lender individually, the sum of such Revolving Lender’s Revolving Commitment Percentage of the aggregate principal amount of outstanding Revolving Loans plus such Revolving Lender’s Revolving Commitment

Percentage of outstanding Swingline Loans plus such Revolving Lender’s Revolving Commitment Percentage of outstanding LOC Obligations shall not exceed such Revolving Lender’s Revolving Commitment and (ii) with regard to the Revolving Lenders collectively, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect. Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, that all Revolving Loans made on the Closing Date or for the three (3) Business Days following the Closing Date, shall only consist of Alternate Base Rate Loans unless the Borrower delivers a funding indemnity letter, in a form reasonably acceptable to the Administrative Agent not less than three (3) Business Days prior to the Closing Date. LIBOR Rate Loans shall be made by each Revolving Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

(b) Revolving Loan Borrowings.

(i) Notice of Borrowing. The Borrower may request a Revolving Loan borrowing by delivering a Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a Notice of Borrowing, which delivery may be by fax) to the Administrative Agent not later than 12:00 p.m. on the date of the requested borrowing (which shall be a Business Day) in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such request for borrowing shall be irrevocable, shall be substantially in the form of the Notice of Borrowing (a “Notice of Borrowing”) attached hereto as Schedule 2.1(b)(i) and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Revolving Lender promptly, of each Notice of Borrowing, the contents thereof and each such Revolving Lender’s share thereof.

(ii) Advances. Each Revolving Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower, in Dollars and in funds immediately available to the Administrative Agent, at the office of the Administrative Agent specified in Section 9.2, or such other office as the

Administrative Agent may designate in writing, upon reasonable advance notice by 4:00 p.m. on the date specified in the applicable Notice of Borrowing. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

(c) Repayment. Subject to the terms of this Agreement, Revolving Loans may be borrowed, repaid and reborrowed during the Commitment Period, subject to Section 2.10(a). The principal amount of all Revolving Loans shall be due and payable in full on the Revolving Commitment Termination Date, unless accelerated sooner pursuant to Section 7.2.

(d) Interest. Subject to the provisions of Section 2.10, Revolving Loans shall bear interest as follows:

(i) Alternate Base Rate Loans. During such periods as Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Margin; and

(ii) LIBOR Rate Loans. During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Margin.

Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

(e) Revolving Notes. Upon the request of a Revolving Lender, such Revolving Lender’s Revolving Commitment shall be evidenced by a duly executed promissory note of the Borrower to such Revolving Lender in substantially the form of Schedule 2.1(e). The Borrower covenants and agrees to pay the Revolving Loans in accordance with the terms of this Agreement.

Section 2.2 Term Loan Facility.

(a) Term Loan. Subject to the terms and conditions hereof, each Term Loan Lender severally, but not jointly, agrees to make available to the Borrower (through the Administrative Agent) on the Closing Date such Term Loan Lender’s Term Loan Commitment Percentage of a term loan in Dollars (the “Term Loan”) in the aggregate principal amount of TWO HUNDRED FIFTY-FIVE MILLION DOLLARS ($255,000,000) (the “Term Loan Committed Amount”) for the purposes hereinafter set forth (such facility, the “Term Loan Facility”). Upon receipt by the Administrative Agent of the proceeds of the Term Loan, such proceeds will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, with the aggregate of such proceeds made available to the Administrative Agent by the Term Loan Lenders and in like funds as received by the Administrative Agent (or by crediting such other account(s) as directed by the Borrower). The Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request in the Notice of Borrowing delivered to the Administrative Agent prior to the Closing Date; provided, however, that the Term Loan made on the Closing Date may only consist of Alternate Base Rate Loans unless the Borrower delivers a funding indemnity letter, substantially in form and substance satisfactory to the Administrative Agent at least three (3) Business Days prior to the Closing Date. LIBOR Rate Loans shall be made by each Term Loan Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office. Amounts repaid or prepaid on the Term Loan may not be reborrowed.

(b) Repayment of Term Loan. The principal amount of the Term Loan shall be repaid in twenty-eight (28) consecutive quarterly installments as follows (provided, however, if such payment date is not a Business Day, such payment shall be due on the preceding Business Day), unless accelerated sooner pursuant to Section 7.2:

Principal Amortization Payment Dates	Term Loan Principcal Amortization Payments
December 31, 2012	$637,500
March 31, 2013	$637,500
June 30, 2013	$637,500
September 30, 2013	$637,500
December 31, 2013	$637,500
March 31, 2014	$637,500
June 30, 2014	$637,500
September 30, 2014	$637,500
December 31, 2014	$637,500
March 31, 2015	$637,500
June 30, 2015	$637,500
September 30, 2015	$637,500
December 31, 2015	$637,500
March 31, 2016	$637,500
June 30, 2016	$637,500
September 30, 2016	$637,500
December 31, 2016	$637,500
March 31, 2017	$637,500
June 30, 2017	$637,500
September 30, 2017	$637,500
December 31, 2017	$637,500
March 31, 2018	$637,500
June 30, 2018	$637,500
September 30, 2018	$637,500
December 31, 2018	$637,500
March 31, 2019	$637,500
June 30, 2019	$637,500
Term Loan Maturity Date	The remaining principal amount of the Term Loan then outstanding

The outstanding principal amount of the Term Loan and all accrued but unpaid interest and other amounts payable with respect to the Term Loan shall be repaid on the Term Loan Maturity Date.

(c) Interest on the Term Loan. Subject to the provisions of Section 2.10, the Term Loan shall bear interest as follows:

(i) Alternate Base Rate Loans. During such periods as the Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Margin; and

(ii) LIBOR Rate Loans. During such periods as the Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Margin.

Interest on the Term Loan shall be payable in arrears on each Interest Payment Date.

(d) Term Loan Notes; Covenant to Pay. The Borrower’s obligation to pay each Term Loan Lender shall be evidenced by this Agreement and, upon any such Term Loan Lender’s request, by a duly executed promissory note of the Borrower to such Term Loan Lender in substantially the form of Schedule 2.2(d). The Borrower covenants and agrees to pay the Term Loan in accordance with the terms of this Agreement.

Section 2.3 Incremental Facilities.

(a) General Terms. Subject to the terms and conditions set forth herein, the Borrower shall have the right, at any time and from time to time prior to the Revolving Commitment Termination Date, to incur additional Indebtedness under this Agreement in an aggregate amount of up to $200,000,000 (each, an “Incremental Facility”) which may be borrowed in the form of (a) one or more increases to the Revolving Committed Amount (the “Additional Revolving Loans”) and/or (b) a term loan facility (the “Additional Term Loan”; together with any Additional Revolving Loans, the “Additional Loans”).

(b) Terms and Conditions. The following terms and conditions shall apply: (i) the aggregate principal amount of all Additional Revolving Loans shall not exceed $100,000,000, (ii) the aggregate principal amount of all Additional Loans shall not at any time exceed $200,000,000, (iii) any Additional Revolving Loans shall have the same terms as the existing

Revolving Loans, (iv) the terms and conditions of any Additional Term Loans shall be reasonably satisfactory to the Administrative Agent and the Additional Loan Lenders (as such term is defined below), (v) the loans made under any Incremental Facility shall constitute Credit Party Obligations, (vi) any Additional Term Loan shall not have a shorter maturity or weighted average life than the Term Loan, (vii) any Additional Loans shall be entitled to the same voting rights as the existing Loans and shall be entitled to receive proceeds of prepayments on the same basis as comparable Loans, (viii) the Borrower shall have received commitments from one or more existing Lenders or from other banks, financial institutions or investment funds, in each case in accordance with the terms set forth below (such Persons being referred to herein as the “Additional Loan Lenders”); provided that no existing Lender shall be required to provide a commitment with respect to such Incremental Facility, (ix) each Additional Loan shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof, (x) the proceeds of any Additional Loans will be used to finance capital expenditures and working capital and other general corporate purposes, including Permitted Acquisitions, (xi) the Borrower shall execute such promissory notes as are necessary and requested by the Additional Loan Lenders to reflect the Additional Loans, (xii) the interest rate margins with respect to any Additional Term Loan shall be determined by the Borrower and the Additional Term Loan lenders providing such Additional Term Loan; provided that if the all-in yield with respect to any Additional Term Loan (including the Applicable Margin, upfront fees, original issue discount or any other components of yield (but excluding arrangement fees) on the Additional Term Loan) would exceed the then current all-in yield on the Term Loan Facility by more than 0.50%, the Applicable Margin for the Term Loan Facility (including any prior Additional Term Loans) shall be automatically increased to an amount necessary to ensure that the total yield on such facilities shall not be more than 0.50% lower than the total yield on the new Additional Term Loans, (xiii) the conditions to Extensions of Credit in Section 4.2 shall have been satisfied, (xiv) no Default or Event of Default shall exist immediately prior to or after giving effect to such Additional Loans, (xv) the Administrative Agent shall have received (A) upon request of the Administrative Agent, an opinion or opinions (including, if reasonably requested by the Administrative Agent, local counsel opinions) of counsel for the Credit Parties, addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent and substantially similar to the opinion delivered to the Administrative Agent on the Closing Date, (B) any authorizing corporate documents as the Administrative Agent may reasonably request and (C) if applicable, a duly executed Notice of Borrowing and (xvi) the Administrative Agent shall have received from the Borrower an Officer’s Certificate, in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, after giving effect to any such Additional Loan, the Borrower will be (A) in compliance with the Senior Secured Leverage Incurrence Test and (B) in compliance with all financial covenants set forth in Section 6.6 on a Pro Forma Basis.

(c) Participation. The Borrower may invite other banks, financial institutions and investment funds reasonably acceptable to the Administrative Agent to join this Credit Agreement as Lenders hereunder for a portion of the Additional Loans, provided that such other banks, financial institutions and investment funds shall enter into such joinder agreements to give effect thereto as the Administrative Agent and the Borrower may reasonably request. In the case of Additional Revolving Loans, the existing Lenders shall make such assignments (which assignments shall not be subject to the requirements set forth in Section 9.6(c)) of the outstanding Revolving Loans and Participation Interests to the Additional Loan Lenders providing any Additional Revolving Loans so that, after giving effect to such assignments, each Lender holding a Revolving Commitment (including such Additional Loan Lenders) will hold Revolving Loans and Participation Interests equal to its Commitment Percentage of all outstanding Revolving Loans, Swingline Loans and LOC Obligations.

(d) Amendments. Notwithstanding any provision of this Credit Agreement to the contrary, the Administrative Agent is authorized (with the consent of the Borrower and the Additional Loan Lenders), to enter into, on behalf of all Lenders, any amendment, modification or supplement to this Credit Agreement or any other Credit Document as may be necessary to incorporate the terms of any Additional Loans.

Section 2.4 Letter of Credit Subfacility.

(a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Revolving Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed ONE HUNDRED SIXTY MILLION DOLLARS ($160,000,000) (the “LOC Committed Amount”), (ii) the sum of outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not at any time exceed the Revolving Committed Amount, (iii) all Letters of Credit shall be denominated in Dollars and (iv) Letters of Credit shall be issued for lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers’ compensation and other insurance programs, and trade letters of credit. Except as otherwise expressly agreed upon by all the Revolving Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date (or potential draw date) extending beyond the date that is ten (10) days prior to the Revolving Commitment Termination Date (including an expiry date after the Revolving Commitment Termination Date), unless such Letter of Credit is or will be Cash Collateralized (x) by an amount equal to 105% of the maximum amount available to be drawn thereunder and (y) on other terms satisfactory to the Issuing Lender. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $25,000 (or such lesser amount as approved by the Issuing Lender). The Borrower’s Reimbursement Obligations in respect of each Existing Letter of Credit, and each Revolving Lender’s participation obligations in connection therewith, shall be governed by the terms of this Credit Agreement. Wells

Fargo shall be the Issuing Lender on all Letters of Credit issued after the Closing Date. The Existing Letters of Credit shall, as of the Closing Date, be deemed to have been issued as Letters of Credit hereunder and subject to and governed by the terms of this Agreement.

(b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance, or such shorter period in each instance as may be agreed to by the Issuing Lender. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Revolving Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

(c) Participations. Each Revolving Lender, (i) on the Closing Date with respect to each Existing Letter of Credit and (ii) upon issuance of any other Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender’s participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Revolving Lender shall pay to the Issuing Lender its Revolving Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to and in accordance with the provisions of subsection (d) hereof. The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

(d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing Lender on the day on which the drawing under any Letter of Credit (with the proceeds of a Revolving Loan obtained hereunder or otherwise) is honored in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, including with the proceeds of a Revolving Loan, the unreimbursed amount of such drawing shall automatically bear interest at a per annum rate equal to the Default Rate. Unless the Borrower shall notify the Issuing Lender and the Administrative Agent prior to 11:00 a.m. on the date the drawing is honored of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan (a “LOC Mandatory Borrowing”) in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the Reimbursement Obligations. The Borrower’s Reimbursement Obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Revolving Lender’s Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 p.m. on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Revolving Lender’s obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations under the Credit Documents and shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a “LOC Mandatory Borrowing”) shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Revolving Lender’s respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2). The proceeds of such LOC Mandatory Borrowing shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each LOC Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of LOC Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such LOC Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any LOC Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each such Revolving Lender hereby agrees that it shall forthwith fund (as of the date the LOC Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Revolving Lender shall fail to fund its Participation Interest on the date the LOC Mandatory Borrowing would otherwise have occurred, then the amount of such Revolving Lender’s unfunded Participation Interest therein shall bear interest payable by such Revolving Lender to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

(f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(g) Uniform Customs and Practices. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the “UCP”), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

(h) Conflict with LOC Documents. In the event of any conflict between this Agreement and any LOC Document (including any letter of credit application and any LOC Documents relating to the Existing Letters of Credit), this Agreement shall control.

(i) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including, without limitation, Section 2.4(a), a Letter of Credit issued hereunder shall upon the request of the Borrower be issued for the account of any Subsidiary of the Borrower; provided that, notwithstanding such request, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such request shall not affect the Borrower’s Reimbursement Obligations hereunder with respect to such Letter of Credit.

(j) Cash Collateral. At any point in time in which there is a Defaulting Lender, the Issuing Lender may require the Borrower to Cash Collateralize the LOC Obligations pursuant to Section 2.23.

Section 2.5 Swingline Loan Subfacility.

(a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender shall, in reliance upon the agreements of the other Lenders set forth in this Section, make certain revolving credit loans to the Borrower (each a “Swingline Loan” and, collectively, the “Swingline Loans”) for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed TWENTY MILLION DOLLARS ($20,000,000) (the “Swingline Committed Amount”), and (ii) the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

(b) Swingline Loan Borrowings.

(i) Notice of Borrowing and Disbursement. The Swingline Lender will make Swingline Loans available to the Borrower on any Business Day upon written request made by the Borrower not later than 12:00 p.m. on such Business Day. A notice of request for Swingline Loan borrowing shall be made in the form of Schedule 2.1(b)(i) with appropriate modifications (which notice may be made by fax). Not later than 4:00 p.m. on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent for the account of the Borrower, in Dollars and in funds immediately available to the Administrative Agent, at the office of the Administrative Agent specified in Section 9.2 or such other office as the Administrative Agent may designate in writing the requested Swingline Loans. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Swingline Lender and in like funds as received by the Administrative Agent.

(ii) Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on the Revolving Commitment Termination Date. Any Swingline Loan that remains outstanding for fifteen (15) days following such borrowing shall, on the fifteenth (15th) day, be automatically repaid by way of a Revolving Loan borrowing, and the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans. In addition, the Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (i) the Revolving Commitment Termination Date, (ii) the occurrence of any Bankruptcy Event, (iii) upon acceleration of the Credit Party Obligations under the Credit Documents, whether on account of a Bankruptcy Event or any other Event of Default, and (iv) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a “Swingline Mandatory Borrowing”). Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Swingline Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (A) the amount of Swingline Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (B) whether any conditions specified in Section 4.2 are then satisfied, (C) whether a Default or an Event of Default then exists, (D) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (E) the date of such Swingline Mandatory Borrowing, or (F) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Swingline Mandatory Borrowing or contemporaneously therewith. In the event that any Swingline Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Swingline Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (I) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Revolving Lender’s participation is purchased, and (II) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the date upon which the purchase occurs hereunder to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Swingline Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

(c) Interest on Swingline Loans. Subject to the provisions of Section 2.10, Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Margin for Revolving Loans that are Alternate Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

(d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.5(d). The Borrower covenants and agrees to pay the Swingline Loans in accordance with the terms of this Agreement.

(e) Cash Collateral. At any point in time in which there is a Defaulting Lender, the Swingline Lender may require the Borrower to Cash Collateralize the outstanding Swingline Loans pursuant to Section 2.23.

Section 2.6 Fees.

(a) Commitment Fee. In consideration of the Revolving Commitments, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Revolving Lenders a commitment fee (the “Commitment Fee”) in an amount equal to the Applicable Margin per annum on the average daily unused amount of the Revolving Committed Amount. For purposes of computation of the Commitment Fee, LOC Obligations and Swingline Loans shall be considered usage of the Revolving Committed Amount. The Commitment Fee shall be payable quarterly on the last Business Day of each calendar quarter for such calendar quarter then ending.

(b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Issuing Lender for the ratable benefit of the Revolving Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Margin per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. In addition to such Letter of Credit Fee, the Issuing Lender shall charge, and retain for its own account without sharing by the other Revolving Lenders, an additional facing fee (the “Letter of Credit Facing Fee”) of one-eighth of one percent (0.125%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender shall promptly pay over to the Administrative Agent for the ratable benefit of the Revolving Lenders (including the Issuing Lender in its capacity as a Revolving Lender), the Letter of Credit Fee. The Letter of Credit Fee and the Letter of Credit Facing Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter for such calendar quarter then ending.

(c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”).

(d) Administrative Fee. The Borrower agrees to pay to the Administrative Agent the annual administrative fee as agreed to between the Borrower and the Administrative Agent.

Section 2.7 Commitment Reductions.

(a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than five Business Days’ prior notice (which notice may be made by fax) to the Administrative Agent (which shall notify the Revolving Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Loans made on the effective date thereof, with respect to termination or reduction of the Revolving Committed Amount, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations would exceed the Revolving Committed Amount.

(b) Revolving Commitment Termination Date. The Revolving Commitment, the Swingline Commitment and the LOC Commitment shall automatically terminate on the Revolving Commitment Termination Date.

(c) LOC Committed Amount. If the Revolving Committed Amount is reduced below the then current LOC Committed Amount, the LOC Committed Amount shall automatically be reduced by an amount such that the LOC Committed Amount equals the Revolving Committed Amount.

(d) Swingline Committed Amount. If the Revolving Committed Amount is reduced below the then current Swingline Committed Amount, the Swingline Committed Amount shall automatically be reduced by an amount such that the Swingline Committed Amount equals the Revolving Committed Amount.

Section 2.8 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of a Revolving Loan and the Term Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof, and each partial prepayment of a Swingline Loan shall be in a minimum principal amount of $100,000 and integral multiples of $50,000 in excess thereof. The Borrower shall give the Administrative Agent (which shall notify the Lenders thereof as soon as practicable)

three Business Days’ irrevocable notice (which notice may be made by fax) of an optional payment in the case of LIBOR Rate Loans and one Business Day’s irrevocable notice in the case of Alternate Base Rate Loans, such notice to be substantially in the form of Schedule 2.8(a). All optional prepayments pursuant to this Section 2.8(a) shall be applied as the Borrower may elect. All prepayments under this Section 2.8(a) shall be subject to Section 2.22, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Term Loan may not be reborrowed.

(b) Mandatory Prepayments.

(i) Revolving Committed Amount. If at any time after the Closing Date, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall exceed the Revolving Committed Amount, the Borrower shall immediately prepay the Revolving Loans and Swingline Loans and (after all Revolving Loans and Swingline Loans have been repaid) Cash Collateralize the LOC Obligations in an amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (vi) below).

(ii) Asset Dispositions.

(A) Subject to clause (B) below, promptly following any Asset Disposition by any Credit Party or any of their Subsidiaries in excess of $15,000,000 in the aggregate (for all Asset Dispositions) in any four (4) Fiscal Quarter period, the Borrower shall prepay the Loans and/or Cash Collateralize the LOC Obligations in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds derived from all Asset Dispositions made during such four (4) Fiscal Quarter period (such prepayment to be applied as set forth in clause (vi) below); provided, however, that so long as no Default or Event of Default has occurred and is continuing, such Net Cash Proceeds shall not be required to be so applied to the extent the Borrower delivers to the Administrative Agent a certificate stating that the Borrower intends to reinvest such Net Cash Proceeds in additional assets or properties utilized or intended to be utilized in any business permitted under Section 6.12 (including Permitted Acquisitions) within 360 days of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested by the end of the applicable period shall be applied to repay the Loans and/or Cash Collateralize the LOC Obligations immediately thereafter as set forth in clause (vi) below; and

(B) Notwithstanding the provisions of clause (A) above, in the case of any Asset Disposition permitted pursuant to Section 6.7(c)(i)(A) in excess of $20,000,000 in the aggregate (for all Asset Dispositions) in any four (4) Fiscal Quarter period, the Borrower shall prepay the Loans and/or Cash Collateralize the LOC Obligations in an aggregate amount equal to fifty percent (50%) of the Incremental Asset Disposition Proceeds (such prepayment to be applied as set forth in clause (vi) below) and the remainder of such Incremental Asset Disposition Proceeds shall be subject to the prepayment provisions set forth in clause (ii)(A) above.

(iii) Issuances. Immediately upon receipt by any Credit Party or any of their Subsidiaries of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance (each such prepayment to be applied as set forth in clause (vi) below).

(iv) Recovery Event. Promptly following the receipt of Cash proceeds from a Recovery Event in excess of $10,000,000 in the aggregate (for all Recovery Events) in any Fiscal Year by any Credit Party or any of their Subsidiaries, the Borrower shall prepay the Loans and/or Cash Collateralize the LOC Obligations in an aggregate amount equal to such Net Cash Proceeds (such prepayment to be applied as set forth in clause (vi) below); provided, however, that, so long as no Default or Event of Default has occurred and is continuing at the time of such Recovery Event, (A) the Credit Parties and their Subsidiaries may retain Net Cash Proceeds consisting of business interruption insurance proceeds and (B) any other Net Cash Proceeds shall not be required to be so applied to the extent the Borrower delivers to the Administrative Agent a certificate stating that the Borrower intends to use such Net Cash Proceeds to repair, restore or replace the assets subject to the Recovery Event within 360 days of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested by the end of the applicable period shall be applied to repay the Loans and/or Cash Collateralize the LOC Obligations immediately thereafter as set forth in clause (vi) below.

(v) Excess Cash Flow. If the Consolidated Total Leverage Ratio is greater than 3.50 to 1.0 at the end of any Fiscal Year (commencing with the Fiscal Year ending September 26, 2013), within 95 days after such Fiscal Year end, the Borrower shall prepay the Loans and/or Cash Collateralize the LOC Obligations in an amount equal to the lesser of (a) 50% of the Excess Cash Flow earned during such Fiscal Year minus any voluntary prepayments of the Term Loan pursuant to Section 2.8(a) made during such Fiscal Year minus any voluntary prepayments of the Senior Notes pursuant to Section 6.5(f) made during such Fiscal Year or (b) the amount of prepayment necessary to lower the Consolidated Total Leverage Ratio to 3.50 to 1.00, after giving effect to such prepayment on a Pro Forma Basis. Any payments of Excess Cash Flow shall be applied as set forth in clause (vi) below.

(vi) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.8(b) shall be applied as follows:

(A) with respect to all amounts prepaid pursuant to Section 2.8(b)(i), to the Revolving Loans and then (after all Revolving Loans have been repaid) to Cash Collateralize the LOC Obligations,

(B) with respect to all amounts prepaid pursuant to Sections 2.8(b)(ii) through (v), (1) first, pro rata to the Term Loan and any Incremental Term Loan (ratably to the remaining amortization payments relating thereto) and (2) second, after full payment of the Term Loan and any Incremental Term Loan, to the Revolving Loans without a corresponding reduction in the Revolving Commitments and (after all Revolving Loans have been repaid) to Cash Collateralize the LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.8(b) shall be subject to Section 2.22 and be accompanied by interest on the principal amount prepaid through the date of prepayment. In the event any amount required to be paid pursuant to this Section 2.8(b) is required to be applied to repay any LIBOR Rate Loan on any day other than the last day of the applicable Interest Period, so long as no Default or Event of Default has occurred and is continuing, the Borrower may request that such repayment amounts not be applied to the applicable LIBOR Rate Loan immediately, but rather be deposited in a cash collateral account. The Administrative Agent shall apply all such deposited amounts to repay the applicable LIBOR Rate Loans, in each case as of the last day of their respective Interest Periods (or, at the direction of the Borrower, at any earlier date) until the allocable amounts held in a cash collateral account for payment of such LIBOR Rate Loans have been exhausted. Upon the occurrence of a Default or an Event of Default, the Administrative Agent may, in its sole discretion, immediately apply all amounts held in a cash collateral account for payment of LIBOR Rate Loans to satisfy any of the Obligations.

(c) Bank Product Obligations Unaffected. Any repayment or prepayment made pursuant to this Section 2.8 shall not affect the Borrower’s obligation to continue to make payments under any Bank Product, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Bank Product.

(d) Call Premium. In the event that, on or prior to the first anniversary of the Closing Date, the Borrower (i) makes any prepayment of Term Loan in connection with any Repricing Transaction or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Term Loan Lender, a fee in an amount equal to, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the Term Loan being prepaid and (y) in the case of clause (ii), a payment equal to 1.0% of the aggregate amount of the applicable Term Loan outstanding immediately prior to such amendment. Such fees shall be due and payable within three (3) Business Days of the date of the effectiveness of such Repricing Transaction.

Section 2.9 Minimum Borrowing Amounts and Lending Offices.

(a) Minimum Borrowing Amounts. Each Revolving Loan which is an Alternate Base Rate Loan shall be in a minimum aggregate amount of $1,000,000 and in integral multiples of $50,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less). Each Revolving Loan which is a LIBOR Rate Loan shall be in a minimum aggregate amount of $2,000,000 and in integral multiples of $100,000 in excess thereof. Each Swingline Loan borrowing shall be in a minimum aggregate amount of $50,000 and in integral amounts of $25,000 in excess thereof.

(b) Lending Offices. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

Section 2.10 Default Rate and Payment Dates.

(a) If all or a portion of the principal amount of any Loan which is a LIBOR Rate Loan shall not be paid when due or continued as a LIBOR Rate Loan in accordance with the provisions of Section 2.11 (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.

(b) Upon the occurrence and during the continuance of a (i) Bankruptcy Event or a Payment Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall automatically bear interest at a rate per annum which is equal to the Default Rate and (ii) any other Event of Default hereunder, at the option of the Required Lenders, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall automatically bear interest, at a per annum rate which is equal to the Default Rate, in each case from the date of such Event of Default until such Event of Default is waived in accordance with Section 9.1. Any default interest owing under this Section 2.10(b) shall be due and payable on the earlier to occur of (x) demand by the Administrative Agent (which demand the Administrative Agent shall make if directed by the Required Lenders) and (y) the Revolving Commitment Termination Date.

(c) Interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (b) of this Section shall be payable from time to time on demand.

Section 2.11 Conversion and Continuation Options.

(a) The Borrower may, in the case of Revolving Loans and the Term Loan, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans or to continue LIBOR Rate Loans, by delivering a Notice of Conversion to the Administrative Agent at least three Business Days prior to the proposed date of conversion or continuation. In addition, the Borrower may elect from time to time to convert all or any portion of a LIBOR Rate Loan to an Alternate Base Rate Loan by giving the Administrative Agent irrevocable written notice thereof by 11:00 A.M. one (1) Business Day prior to the proposed date of conversion. A form of Notice of Conversion is attached as Schedule 2.11. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. If the date upon which a LIBOR Rate Loan is to be converted to an Alternate Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $100,000 in excess thereof. All or any part of outstanding LIBOR Rate Loans may be converted as provided herein; provided that partial conversions shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $100,000 in excess thereof.

(b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.11(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

Section 2.12 Computation of Interest and Fees.

(a) Interest payable hereunder with respect to Alternate Base Rate Loans based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

(c) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including, but not limited to, prepayment or acceleration of the maturity of any Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

Section 2.13 Pro Rata Treatment and Payments.

(a) Allocation of Payments Prior to Exercise of Remedies. Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Revolving Lenders. Unless otherwise required by the terms of this Credit Agreement, each payment under this Credit Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.6, second, to interest then due and owing in respect of the Credit Party Obligations of the Borrower, third, to principal then due and owing hereunder and under the Credit Party Obligations of the Borrower and, fourth, to all amounts then due and owing in respect of the Credit Party Obligations. Each payment on account of any fees pursuant to Section 2.6 shall be made pro rata in accordance with the respective amounts due and owing (except as to the Letter of Credit Facing Fees and the Issuing Lender Fees which shall be paid to the Issuing Lender). Each optional repayment and prepayment by the Borrower on account of principal of and interest on the Revolving Loans and on the Term Loan, as applicable, shall be applied to such Loans, as applicable, on a pro rata basis and, to the extent applicable, in accordance with the terms of Section 2.8(a) hereof. Each mandatory prepayment on account of principal of the Loans shall be applied to such Loans, as applicable, on a pro rata basis and, to the extent applicable, in accordance with Section 2.8(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest, fees and other amounts shall be made without defense, set-off or counterclaim and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s office specified in Section 9.2 in Dollars and in immediately available funds not later than 12:00 p.m. on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b) Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the exercise of remedies (other than the invocation of default interest pursuant to Section 2.10) by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows (irrespective of whether the following costs, expenses, fees, interest, premiums, scheduled periodic payments or Credit Party Obligations are allowed, permitted or recognized as a claim in any proceeding resulting from the occurrence of a Bankruptcy Event):

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

SECOND, to payment of any fees owed to the Administrative Agent in its capacity as such;

THIRD, to the payment of all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees unless otherwise prohibited by this Agreement) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, and including, with respect to any Bank Product, any fees, premiums and scheduled periodic payments due under such Bank Product and any interest accrued thereon;

FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations and the payment or Cash Collateralization of the outstanding LOC Obligations, and including with respect to any Bank Product, any breakage, termination or other payments to the extent then due under such Bank Product and any interest accrued thereon;

SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, the payment of the surplus to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders and any Bank Product Provider shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender or the outstanding obligations payable to such Bank Product Provider bears to the aggregate then outstanding Loans and LOC Obligations and obligations payable under all Bank Products) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (c) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (i) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (ii) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above, and thereafter pursuant to clause “SEVENTH” in the manner provided in this Section 2.13(b). Notwithstanding the foregoing terms of this Section 2.13(b), only Collateral proceeds and payments under the Guaranty (as opposed to ordinary course principal, interest and fee payments hereunder) shall be applied to obligations under any Bank Product.

Section 2.14 Non-Receipt of Funds by the Administrative Agent.

(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Extension of Credit that such Lender will not make available to the Administrative Agent such Lender’s share of such Extension of Credit, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Extension of Credit available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Alternate Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Extension of Credit to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Extension of Credit. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under subsections (a) and (b) of this Section shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in Article IV are not satisfied or waived in accordance with the terms thereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.5(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any such payment under Section 9.5(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.5(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.15 Inability to Determine Interest Rate.

Notwithstanding any other provision of this Agreement, if (a) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the LIBOR Rate for such Interest Period, or (b) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two (2) Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any

Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

Section 2.16 Yield Protection.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii) subject any Recipient to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any LIBOR Rate Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Lender or other Recipient, the Borrower will pay to such Lender, Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing

Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date such Lender or Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Lender’s intention to claim compensation therefore (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.17 Illegality.

Notwithstanding any other provision of this Credit Agreement, if any Change in Law by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender’s Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees to promptly pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate (which certificate shall include a description of the basis for the computation) as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

Section 2.18 [Reserved].

Section 2.19 Taxes.

(a) Issuing Lender. For purposes of this Section 2.19, the term “Lender” includes any Issuing Lender.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Credit Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after making such deduction or withholding (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower] to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.19, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.19(g) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that (A) such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Foreign Lender or are effectively connected but are not includible in the Foreign Lender’s gross income for U.S. federal income tax purposes under an income tax treaty (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), executed originals of IRS Form W-8IMY, accompanied by Form W-8ECI, Form W-8BEN, a U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such beneficial owner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly notify the Borrower and the Administrative Agent and, upon the request of the Borrower or the Administrative Agent, update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (whether received in cash or as an overpayment credit that such party elects to apply to future tax liabilities in lieu of receiving a current cash refund) as to which it has been indemnified pursuant to this Section 2.19 (including additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 2.20 Indemnification; Nature of Issuing Lender’s Duties.

(a) In addition to its other obligations under Section 2.4, the Credit Parties hereby agree to protect, indemnify, pay and save the Issuing Lender and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that the Issuing Lender or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”).

(b) As between the Credit Parties, the Issuing Lender and each Lender, the Credit Parties shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither the Issuing Lender nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender or any Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender’s rights or powers hereunder.

(c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender or any Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender or such Lender under any resulting liability to the Credit Parties. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender and each Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Credit Parties, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender and the Lenders shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender and the Lenders.

(d) Nothing in this Section 2.20 is intended to limit the Reimbursement Obligation of the Borrower contained in Section 2.4(d) hereof. The obligations of the Credit Parties under this Section 2.20 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender and the Lenders to enforce any right, power or benefit under this Credit Agreement.

(e) Notwithstanding anything to the contrary contained in this Section 2.20, the Credit Parties shall have no obligation to indemnify the Issuing Lender or any Lender in respect of any liability incurred by the Issuing Lender or such Lender arising out of, and the Borrower shall retain all rights it may have against the Issuing Lender or such Lender by reason of, the gross negligence or willful misconduct of the Issuing Lender or such Lender (including action not taken by the Issuing Lender or such Lender), as determined by a court of competent jurisdiction or pursuant to arbitration.

Section 2.21 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.16, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or Section 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.21(a), or if any Lender is a Defaulting Lender (or would be a Defaulting Lender but for determination by such Lender that one or more conditions precedent to funding have not been satisfied pursuant to clauses (a)(i) or (b) of the definition of “Defaulting Lender”, unless such determination has been made by the Required Revolving Lenders) or a Non-Consenting Lender or if any Lender has rejected a Loan Modification Offer pursuant to Section 9.1, then the

Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.6), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.16 or Section 2.19) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.6;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Sections 2.16, 2.17 and 2.22) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.22 Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(i) any continuation, conversion, payment or prepayment of any Loan other than an Alternate Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(ii) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than an Alternate Base Rate Loan on the date or in the amount notified by the Borrower; or

(iii) any assignment of a LIBOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.21;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section, each Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.

Section 2.23 Cash Collateral.

(a) Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent, the Issuing Lender (with a copy to the Administrative Agent) or any Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize all Fronting Exposure of the Issuing Lender and the Swingline Lender with respect to such Defaulting Lender (determined after giving effect to any reallocations pursuant to Section 2.24(a)(iv), to Section 2.24(b) and to any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligations to which such Cash Collateral may be applied pursuant to clause (c) below. If at any time the Administrative Agent, Issuing Lender or Swingline Lender determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure, the Borrower will, promptly upon demand by the Administrative Agent, Issuing Lender or Swingline Lender pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section or Section 2.24 in respect of Letters of Credit or Swingline Loans, shall be held and applied to the satisfaction of the specific LOC Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall no longer be required to be held as Cash Collateral pursuant to this Section 2.23 following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, each Issuing Lender and the Swingline Lender that there exists excess Cash Collateral; provided that, Subject to Section 2.24, the Person providing Cash Collateral and each Issuing Lender and Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

Section 2.24 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.1.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Lender’s or Swingline Lender’s Fronting Exposure in accordance with Section 2.23; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be

held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lender’s and the Swingline Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement in accordance with Section 2.23; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lenders or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or LOC Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LOC Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LOC Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LOC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable facility without giving effect to Section 2.24(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) Commitment Fees. No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant Section 2.23.

(C) Reallocation of Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LOC Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LOC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) such reallocation does not cause the aggregate Committed Funded Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 2.23.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Swingline Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.24(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto, in each case after giving effect to any reallocations pursuant to Section 2.24(a)(iv), to Section 2.24(b) and to any Cash Collateral provided by the Borrower or the Defaulting Lender).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:

Section 3.1 Organization; Qualification; Good Standing; Subsidiaries; Etc.

(a) Organization and Powers. Each Credit Party is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization as specified in Schedule 3.1-1 annexed hereto. Each Credit Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents and Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

(b) Qualification and Good Standing. Each Credit Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

(c) Conduct of Business. The Borrower and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to Section 6.12.

(d) Subsidiaries. All of the Subsidiaries of the Borrower as of the Closing Date are identified in Schedule 3.1-2 annexed hereto, as such Schedule 3.1-2 may be supplemented from time to time pursuant to the provisions of Section 5.1(o). The Capital Stock of each of the Subsidiaries of the Borrower identified in Schedule 3.1-2 annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of the Borrower identified in Schedule 3.1-2 annexed hereto is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and will not have a Material Adverse Effect. Schedule 3.1-2 annexed hereto correctly sets forth for the Borrower and each of its Subsidiaries (i) the ownership interest of the Borrower and each of its Subsidiaries in each of the Subsidiaries of the Borrower identified therein and (ii) the number of issued and outstanding shares of Capital Stock of each such Subsidiary and the owners thereof.

Section 3.2 Authorization of Borrowing, Etc.

(a) Authorization of Borrowing. The execution, delivery and performance of the Credit Documents and the Related Agreements have been duly authorized by all necessary corporate, limited liability company or partnership action on the part of each Credit Party that is a party thereto.

(b) No Conflict. The execution, delivery and performance by the Credit Parties of the Credit Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Credit Documents and such Related Agreements do not and will not (i) violate in any material respect any provision of any law or any governmental rule or regulation applicable to the Borrower or any of its Subsidiaries, or violate the Certificate or Articles of Incorporation or the Bylaws of the Borrower or any of its Subsidiaries or any order, judgment or decree of any Governmental Authority binding on the Borrower or any of its Subsidiaries, (ii) except as set forth in Schedule 3.2(b), conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, in any material respect, any Contractual Obligation of the Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of the Administrative Agent on behalf of the Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed on Schedule 3.2(b), or for which the failure to obtain any such approvals or consents could not reasonably be expected to result in a Material Adverse Effect.

(c) Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Credit Documents and such Related Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for (i) filings and recordings required to create or protect the Liens contemplated by the Security Documents, (ii) filings required under the federal securities laws disclosing this Agreement and the transactions contemplated hereby and (iii) any registrations, consents, approvals, notices or other actions the failure of which to obtain, provide or complete could not reasonably be expected to result in a Material Adverse Effect.

(d) Binding Obligation. Each of the Credit Documents and Related Agreements has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(e) Valid Issuance of Borrower’s Capital Stock, Senior Notes and Senior Subordinated Convertible Notes.

(i) Borrower’s Capital Stock. The Capital Stock of the Borrower is duly and validly issued, fully paid and nonassessable. No stockholder of the Borrower has or will have any preemptive rights to subscribe for any additional Capital Stock of the Borrower. The issuance and sale of the outstanding Capital Stock of the Borrower either (A) has been registered or qualified under applicable federal and state securities laws or (B) is exempt therefrom.

(ii) Senior Notes. The Borrower had or has the corporate power and authority to issue the Senior Notes as of the time of issuance. The Senior Notes are the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. The Senior Notes either (A) have been registered or qualified under applicable federal and state securities laws or (B) are exempt therefrom.

(iii) Senior Subordinated Convertible Notes. The Borrower had the corporate power and authority to issue the Senior Subordinated Convertible Notes at the time they were issued. The Senior Subordinated Convertible Notes are the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. The subordination provisions of the Senior Subordinated Convertible Notes are enforceable against the holders thereof and the Loans and all other monetary Credit Party Obligations are within the definition of “Senior Indebtedness” included in such provisions. The Senior Subordinated Convertible Notes either (A) have been registered or qualified under applicable federal and state securities laws or (B) are exempt therefrom.

Section 3.3 Financial Condition.

The Borrower has heretofore delivered to the Lenders, at the Lenders’ request, the following financial statements and information:

(a) audited financial statements of the Borrower and its Subsidiaries for the Fiscal Years 2009, 2010 and 2011, consisting of balance sheets and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows for each such period;

(b) a pro forma balance sheet of the Borrower and its Subsidiaries as of March 29, 2012;

(c) unaudited financial statements of the Borrower and its Subsidiaries for the period from September 29, 2011 to the last day of the most recent quarter ending prior to the Closing Date for which such financial statements are available; and

(d) five-year projections for the Borrower and its Subsidiaries,

all in reasonable detail, in form and substance satisfactory to the Administrative Agent and certified by the chief financial officer of the Borrower that (i) with respect to the audited financial statements, the results of their operations and their cash flows for the periods indicated fairly present the financial condition of the Borrower and its Subsidiaries as at the dates indicated and (ii) with respect to the pro forma balance sheet and the projections were prepared in good faith based upon, to the best of such officer’s knowledge, reasonable assumptions.

None of the Borrower nor any of its Subsidiaries has (and will not have following the Closing Date) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material and adverse in relation to the business, operations, properties, assets, or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

Section 3.4 No Material Adverse Change; No Restricted Payments.

Since September 29, 2011, (i) no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect and (ii) neither the Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except as permitted by Section 6.5.

Section 3.5 Title to Properties; Collateral Locations.

(a) Title to Properties; Liens. The Borrower and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in Section 3.3 or in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b) Real Property. As of the Closing Date, Schedule 3.5(b) annexed hereto contains a true, accurate and complete list of (i) all fee properties (including those currently designated as Development Properties) and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 3.5(b) annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and the Credit Parties do not have knowledge of any default that has occurred and is continuing thereunder which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(c) Location of Collateral. Set forth in Schedule 3.5(c) is (i) a list of all locations where any tangible personal property of the Borrower and its Subsidiaries is located as of the Closing Date and (ii) the chief executive office and principal place of business of the Borrower and its Subsidiaries as of the Closing Date.

Section 3.6 Litigation.

There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of the Credit Parties, threatened against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any other Governmental Authority, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 3.7 Taxes.

Except to the extent permitted by Section 5.3, all United States Federal and state income tax returns and all other material tax returns and reports of the Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid prior to delinquency. Except as set forth in Schedule 3.7, the Credit Parties know of no proposed tax assessment against the Borrower or any of its Subsidiaries other than proposed tax assessments which are being actively contested by the Borrower or such Subsidiary in good faith and by appropriate proceedings and for which Buyer or such Subsidiary has made or provided such reserves or other appropriate provisions, if any, as required by GAAP.

Section 3.8 Contractual Obligations; Restrictive Agreements; Material Contracts.

(a) Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

(b) Neither the Borrower nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(c) All Material Contracts are in full force and effect and no material defaults currently exist thereunder.

Section 3.9 Governmental Regulation.

Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940 as amended or (b) subject to regulation under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Credit Party Obligations unenforceable.

Section 3.10 Securities Activities.

(a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

(b) No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Borrower and its Subsidiaries taken as a group do not own Margin Stock except as identified in the financial statements referred to in Section 3.3 and Section 5.1 and the aggregate value of all Margin Stock owned by the Borrower and its Subsidiaries taken as a group does not exceed 25% of the value of their assets.

Section 3.11 Employee Benefit Plans.

(a) The Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan in all material respects, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code is so qualified.

(b) No ERISA Event has occurred or is reasonably expected to occur.

(c) Except to the extent required under Section 4980B of the Code or except as set forth in Schedule 3.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

(d) As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

(e) As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Borrower, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal (within the meaning of Section 4203 of ERISA) from such Multiemployer Plan, when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $1,000,000.

(f) The “minimum required contribution” required under Section 430(a)(2) of the Code to satisfy the “minimum funding standards” of Section 412(a)(2) of the Code has been contributed to any Pension Plan maintained by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

Section 3.12 Broker’s Fees.

No broker’s or finder’s fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and the Borrower hereby indemnifies the Lenders against, and agrees that it will hold the Lenders harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

Section 3.13 Environmental Protection.

Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

(a) neither the Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (i) any Environmental Law, (ii) any Environmental Claim, or (iii) any Hazardous Materials Activity;

(b) neither the Borrower nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law;

(c) there are and, to the Credit Parties’ knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries; and

(d) each of the Borrower and its Subsidiaries maintains an environmental management system for its and each of its Subsidiaries’ operations that demonstrates a commitment to material environmental compliance and includes procedures for

(i) preparing and updating written compliance manuals covering pertinent regulatory areas, (ii) tracking changes in applicable Environmental Laws and modifying operations to comply with new requirements thereunder, (iii) training employees to comply with applicable environmental requirements and updating such training as necessary, (iv) performing regular internal compliance audits of each Facility and ensuring correction of any incidents of non-compliance detected by means of such audits, and (v) reviewing the compliance status of off-site waste disposal facilities.

Neither the Borrower’s nor its Subsidiaries’ compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect. Notwithstanding anything in this Section to the contrary, no event or condition has occurred or is occurring with respect to the Borrower or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.14 Employee Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date and none of the Borrower or any of their Subsidiaries (a) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years or (b) has knowledge of any potential or pending strike, walkout or work stoppage.

Section 3.15 Solvency.

Each Credit Party is and, upon the incurrence of any Credit Party Obligations by such Credit Party on any date on which this representation is made, will be, Solvent.

Section 3.16 Matters Relating to Collateral.

(a) Creation, Perfection and Priority of Liens. Subject to Sections 5.10 and 5.11, the execution and delivery of the Security Documents by the Credit Parties, together with (i) the actions taken on or prior to the date hereof pursuant to Sections 4.1(d), 5.10 and 5.11 and the filing of any UCC financing statements and PTO filings delivered to the Administrative Agent for filing (but not yet filed) and the recording of any Mortgages or amendments to Mortgages delivered to the Administrative Agent for recording (but not yet recorded), and (ii) the delivery to the Administrative Agent of any Pledged Collateral will be, upon the due and proper completion of such filings and recordings, effective to create or to continue in favor of the Administrative Agent for the benefit of the Lenders, as security for the Credit Party Obligations, a valid and perfected First Priority Lien on all of the Collateral, subject to the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of the Administrative Agent.

(b) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge or grant by any Credit Party of the Liens purported to be created in favor of the Administrative Agent pursuant to any of the Security Documents or (ii) the exercise by the Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by applicable law), except for filings or recordings contemplated by Section 3.16(a) and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

(c) Absence of Third-Party Filings. Except such as may have been filed in favor of the Administrative Agent as contemplated by Section 3.16(a) or except as such may constitute Permitted Encumbrances, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the Intellectual Property is on file in the PTO.

(d) Margin Regulations. The pledge of the Pledged Collateral pursuant to the Pledge Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(e) Information Regarding Collateral. All information supplied to the Administrative Agent by or on behalf of any Credit Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

Section 3.17 Related Agreements.

The Borrower has made available to the Administrative Agent complete and correct copies of each Related Agreement and of all exhibits and schedules thereto. Schedule 3.17 annexed hereto lists all Affiliate Agreements as of the Closing Date. Except as set forth in Schedule 3.17 annexed hereto, none of the Related Agreements have been amended, amended and restated, supplemented, restated or otherwise modified on or before the Closing Date since the date any such Related Agreement was first entered into.

Section 3.18 Disclosure.

No representation or warranty (except with respect to projections and pro forma financial information that are covered in the next sentence) of the Borrower or any of its Subsidiaries contained in any Credit Document or Related Agreement or in any other document, certificate or written statement furnished to the Lenders by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries, in the case of any document not furnished by the Borrower and its Subsidiaries) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Credit Parties (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

Section 3.19 Permits.

Each of the Credit Parties, prior to and after giving effect to the transactions contemplated by the Credit Documents and the Related Agreements, has such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances that are material to the condition (financial or otherwise), business or operations of any Credit Party (“Permits”) and is (and will be immediately after the consummation of such transactions) in compliance in all respects with all applicable laws as are necessary to own, lease or operate its properties and to conduct its businesses in the manner as presently conducted and to be conducted immediately after the consummation of such transactions except where failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect, and all such Permits are valid and in full force and effect and will be valid and in full force and effect immediately upon consummation of such transactions except for those where the failure to be valid or in effect could not reasonably be expected to result in a Material Adverse Effect. Each of the Credit Parties, prior to and after giving effect to such transactions, is and will be in compliance in all respects with its obligations under such Permits except where failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits except where such revocation or termination could not reasonably be expected to result in a Material Adverse Effect.

Section 3.20 Indebtedness.

Except as otherwise permitted under Section 6.1 and Section 6.4, the Borrower and its Subsidiaries have no Indebtedness.

Section 3.21 Intellectual Property.

Each of the Borrower and its Subsidiaries owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how, processes and other intellectual property necessary for each of them to conduct its business as currently conducted. Set forth on Schedule 3.21 is a list of all Intellectual Property owned by the Borrower and its Subsidiaries. Except as provided on Schedule 3.21, no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property of the Borrower and its Subsidiaries or the validity or effectiveness of any such Intellectual Property, nor do the

Borrower or any of its Subsidiaries know of any such claim, and, to the knowledge of the Borrower and its Subsidiaries, the use of such Intellectual Property by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Schedule 3.21 may be updated from time to time by the Borrower to include new Intellectual Property by giving written notice thereof to the Administrative Agent.

Section 3.22 Investments.

All Investments of each of the Borrower and its Subsidiaries are Permitted Investments.

Section 3.23 Insurance.

The insurance coverage of the Credit Parties and their Subsidiaries as of the Closing Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 3.23 and such insurance coverage complies the requirements set forth in Section 5.4(b).

Section 3.24 Anti-Terrorism Laws.

Neither any Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. Neither any Credit Party nor any or its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Credit Parties (i) is a blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Section 3.25 Compliance with OFAC Rules and Regulations.

(a) None of the Credit Parties or their Subsidiaries or their respective Affiliates is in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

(b) None of the Credit Parties or their Subsidiaries or their respective Affiliates (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has more than 10% of its assets in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No part of the proceeds of any Extension of Credit hereunder will be used nor have any been used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.

Section 3.26 Compliance with FCPA.

Each of the Credit Parties and their Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto. None of the Credit Parties or their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1 Conditions to Closing Date and Initial Loans.

This Credit Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans and the Term Loan on the Closing Date is subject to, the satisfaction of the following conditions precedent:

(a) Execution of Agreement. The Administrative Agent shall have received (i) counterparts of this Credit Agreement for the Credit Parties, the Administrative Agent and each Lender, (ii) for the account of each Revolving Lender and Term Loan Lender that request a Note, a Revolving Note and Term Note, as applicable, (iii) for the account of the Swingline Lender, the Swingline Note, and (iv) counterparts of the Security Agreement, the Pledge Agreement, each Mortgage to be entered into as of the Closing Date and each other Security Document, in each case conforming to the requirements of this Credit Agreement and executed by a duly authorized Responsible Officer of each party thereto.

(b) Authority Documents. The Administrative Agent shall have received the following, together with a secretary’s certificate in substantially the form of Schedule 4.1-1 annexed hereto:

(i) Certificates of Incorporation; Charter Documents. Copies of the certificates of incorporation or other charter documents, as applicable, of each Credit Party certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation and by a secretary or assistant secretary of such Credit Party as of the Closing Date to be true and correct and in force and effect as of the Closing Date

(ii) Resolutions. Copies of resolutions of the board of directors or comparable managing body of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a Responsible Officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

(iii) Bylaws. A copy of the bylaws or comparable operating agreement of each Credit Party certified by a Responsible Officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

(iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of the Borrower and its Subsidiaries in such state (or, where such certification cannot be obtained because of delays at the office of such governmental authority, confirmation of good standing, existence or its equivalent in writing by CT Corporation or other third party in a form reasonably acceptable to the Administrative Agent) and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

(v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

(c) Legal Opinions of Counsel. The Administrative Agent shall have received opinions of legal counsel for the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, which opinions shall provide, among other things, that the execution and delivery of the Credit Documents by the Credit Parties and the consummation of the transactions contemplated thereby will not violate the corporate instruments and material agreements of the Credit Parties, and shall otherwise be in form and substance acceptable to the Administrative Agent and the Lenders.

(d) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i) (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien and judgment searches;

(ii) UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interests in the Collateral;

(iii) duly executed consents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral, including, without limitation estoppel letters, consents and/or waivers from landlords to the extent the Borrower is able to secure such letters, consents and waivers after using commercially reasonable efforts;

(iv) searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property; and

(v) stock or membership certificates, to the extent not previously delivered to the Administrative Agent, evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, along with duly executed in blank undated stock or transfer powers.

(e) Liability, Casualty, Business Interruption and Environmental Insurance. The Administrative Agent shall have received copies of insurance policies or certificates and endorsements of insurance evidencing casualty insurance including general liability insurance and third party property damage insurance, property insurance including business interruption insurance, and environmental insurance, each meeting the requirements set forth herein or in the Security Documents. The Administrative Agent shall be named as loss payee, mortgagee and/or additional insured, as its interest may appear, on all such insurance policies for the benefit of the Lenders.

(f) Fees. The Administrative Agent, the Arrangers and the Lenders shall have received all fees, if any, owing pursuant to the Engagement Letter and Section 2.6.

(g) Litigation. There shall not exist any pending, ongoing or threatened litigation, investigation, injunction, order or claim affecting or relating (i) to the Credit Parties or any of their Subsidiaries, or (ii) this Credit Agreement or the other Credit Documents that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date which, in the case of clause (i), could reasonably be expected to have a Material Adverse Effect.

(h) Solvency Certificate. The Administrative Agent shall have received an Officer’s Certificate for the Credit Parties prepared by a Responsible Officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and of the Credit Parties taken as a whole, in each case after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Schedule 4.1-2 hereto.

(i) Account Designation Letter. The Administrative Agent shall have received the executed Account Designation Letter in the form of Schedule 1.1-1 hereto.

(j) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing with respect to the Loans to be made on the Closing Date.

(k) Consents. The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the financings and other transactions contemplated hereby have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of such transactions.

(l) Compliance with Laws. The financings and other transactions contemplated hereby shall be in compliance in all material respects with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

(m) Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to any Credit Party.

(n) Material Adverse Effect. Since September 29, 2011, there shall be no event that has had, or could reasonably be expected to have, a material adverse change in the business, properties, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

(o) Financial Statements. The Administrative Agent shall have received copies of the financial statements referred to in Section 3.3 hereof, each in form and substance satisfactory to it.

(p) Termination of Existing Indebtedness. All existing Indebtedness (except for Indebtedness permitted by the terms of this Credit Agreement) for borrowed money of the Borrower and its Subsidiaries shall have been repaid in full and all commitments relating thereto shall have been terminated and all Liens relating thereto shall have been terminated. Each Departing Lender shall have received payment in full of all of the “Obligations” owing to it under the Existing Credit Agreement (other than obligations to pay fees and expenses owing to it under the Existing Credit Agreement with respect to which the Borrower has not received an invoice, obligations relating to any “Secured Hedging Agreement” as defined in the Existing Credit Agreement, and contingent indemnity obligations and other contingent obligations owing to it under the “Credit Documents” as defined in the Existing Credit Agreement).

(q) Officer’s Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date stating that (i) no action, suit, investigation or proceeding is pending, ongoing or, to the knowledge of any Credit Party, threatened in any court or before any other Governmental Authority that purports to affect any Credit Party or any other transaction contemplated by the Credit Documents, which action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect and (ii) immediately after giving effect to this Credit Agreement, the other Credit Documents, and all the transactions contemplated therein to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (C) the Credit Parties are in compliance, on a Pro Forma Basis, with Section 4.1(t) (as evidenced through detailed calculations of such financial conditions on a schedule to such certificate).

(r) Patriot Act Certificate. The Administrative Agent shall have received, at least five (5) Business Days prior to the Closing Date, a certificate satisfactory thereto, for benefit of itself and the Lenders, provided by the Borrower that sets forth information required by the Patriot Act including, without limitation, the identity of the Borrower, the name and address of the Borrower and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Borrower in accordance with the Patriot Act.

(s) Structure. The Agents shall be reasonably satisfied with the corporate and capital structure and management of the Borrower and its Subsidiaries after giving effect to the transactions contemplated hereby and with the aggregate amount of fees and expenses payable in connection with the consummation of the Transactions.

(t) Consolidated Total Adjusted Leverage Ratio. The Administrative Agent shall have received evidence that the Consolidated Total Adjusted Leverage Ratio of the Credit Parties and their Subsidiaries is not greater than 5.50 to 1.00, calculated on a Pro Forma Basis after giving effect to the Transactions, for the twelve-month period ending as of May 31, 2012 (utilizing the Consolidated balance sheet of the Borrower as of March 29, 2012), such calculations to be reasonably satisfactory to the Administrative Agent.

(u) Senior Notes. The Borrower shall have received gross proceeds from the issuance of Senior Notes of not less than $250,000,000 on terms and conditions reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received a copy, certified by an officer of the Borrower as true and complete, of the Senior Notes as originally executed and delivered, together with all exhibits and schedules thereto.

(v) Ratings. The Borrower shall have received Ratings from S&P and Moody’s.

(w) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

Without limiting the generality of the provisions of Section 8.4, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.2 Conditions to All Extensions of Credit.

The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

(a) Representations and Warranties. The representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of such Extension of Credit as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

(c) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect, (ii) the outstanding LOC Obligations shall not exceed the LOC Committed Amount, and (iii) the outstanding Swingline Loans shall not exceed the Swingline Committed Amount.

(d) Additional Conditions to Revolving Loans. If a Revolving Loan is requested, all conditions set forth in Section 2.1 shall have been satisfied.

(e) Additional Conditions to Letters of Credit. If the issuance of a Letter of Credit is requested, (i) all conditions set forth in Section 2.4 shall have been satisfied and (ii) there shall exist no Lender that is a Defaulting Lender unless all of such Defaulting Lender’s participation in LOC Obligations has been reallocated among the Non-Defaulting Lenders in accordance with Section 2.24(a)(iv) or the Issuing Lender has entered into satisfactory arrangements with the Borrower or such Defaulting Lender to eliminate the Issuing Lender’s risk with respect to such Defaulting Lender’s LOC Obligations.

(f) Additional Conditions to Swingline Loans. If a Swingline Loan is requested, (i) all conditions set forth in Section 2.5 shall have been satisfied and (ii) there shall exist no Lender that is a Defaulting Lender unless all of such Defaulting Lender’s participation in Swingline Loans has been reallocated among the Non-Defaulting Lenders in accordance with Section 2.24(a)(iv) or the Swingline Lender has entered into satisfactory arrangements with the Borrower or such Defaulting Lender to eliminate the Swingline Lender’s risk with respect to such Defaulting Lender’s Swingline Commitment.

(g) Conditions to Additional Loans. If an Additional Loan is requested, all conditions set forth in Section 2.3 shall have been satisfied.

Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute representations and warranties by the Borrower as of the date of such Extension of Credit that the applicable conditions in subsections (a) through (g) of this Section have been satisfied.

ARTICLE V

AFFIRMATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations (other than inchoate indemnification and Reimbursement Obligations) together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder and under the other Credit Documents, are paid in full, the Credit Parties shall, and shall cause each of their Subsidiaries, to perform the covenants set forth in this Article V.

Section 5.1 Financial Statements and Other Reports.

Each Credit Party will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Borrower will deliver to the Administrative Agent and the Lenders:

(a) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 90 days after the end of the fourth Fiscal Quarter of each Fiscal Year, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Borrower that they fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (ii) a narrative report describing the operations of the Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

(b) Year-End Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, which shall be audited by Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by the Borrower, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by a Responsible Officer of the Borrower that they fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (ii) a narrative report describing the operations of the Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (iii) in the case of such consolidated financial statements, a report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by the Borrower, with respect to such consolidated financial statements reported on without a material qualification or exception, including a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

(c) Officer’s and Compliance Certificates. Together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to subsections (a) and (b) above, an Officer’s Certificate of the Borrower (i) stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event that constitutes a Default or an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto and (ii) demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the negative covenants contained in Article VI;

(d) Reconciliation Statements. If, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 3.3, the consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to subsections (a), (b) or (l) of this Section 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subsections had no such change in accounting principles and policies been made, then (i) together with the first delivery of financial statements pursuant to subsections (a), (b) or (l) of this Section 5.1 following such change, consolidated financial statements of the Borrower and its Subsidiaries for (A) the current Fiscal Year to the effective date of such change and (B) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a Pro Forma Basis as if such change had been in effect during such periods, and (ii) together with each delivery of financial statements pursuant to subsections (a), (b) or (l) of this Section 5.1 following such change, a written statement of the chief accounting officer, chief financial officer or controller of the Borrower setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in Section 6.6) which would have resulted if such financial statements had been prepared without giving effect to such change; provided, that no such written statements shall be required under his subsection (d)(ii) following any related amendment to the Credit Agreement in accordance with Section 1.3;

(e) Accountants’ Certification. Beginning with the Fiscal Year ending September 27, 2012, together with each delivery of consolidated financial statements of the Borrower and its Subsidiaries pursuant to subsection (b) above, a written statement by the independent certified public accountants responsible for the preparation of such consolidated financial statements stating that in making the examination necessary to prepare such consolidated financial statements no knowledge was obtained of any Event of Default under Section 6.6, except as specified in such certificate; provided, that the obligation under this Section 5.1(e) shall be satisfied regardless of whether such written statement is obtained if the Borrower shall have used commercially reasonable efforts to obtain such written statement;

(f) Accountants’ Reports. Promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all special project reports, annual management recommendation letters or other annual reports submitted in writing to the audit committee of the Borrower’s board of directors by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower and its Subsidiaries made by such accountants;

(g) SEC Filings and Press Releases. Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its security holders or by any Subsidiary of the Borrower to its security holders other than the Borrower or another Subsidiary of the Borrower, (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority or private regulatory authority, and (iii) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries; provided, however, the Borrower shall not be required to deliver the foregoing information to (A) the Administrative Agent and the Lenders if such information is readily available to such Persons through an online service such as EDGAR, unless specifically required by the Administrative Agent and (B) the Lenders to the extent such information has been delivered to the Administrative Agent and the Borrower has confirmed that such information has been made available to the Lenders by the Administrative Agent through an online service such as IntraLinks or otherwise distributed by the Administrative Agent to the Lenders;

(h) Events of Default, etc. Promptly (but in any event within three (3) Business Days thereof) upon any Responsible Officer of a Credit Party or any of its Subsidiaries obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default, or becoming aware that any Lender has given any notice (other than to the Administrative Agent) or taken any other action with respect to a claimed Default or Event of Default, (ii) that any Person has given any notice to the Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.1(b) or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer’s Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Default or Event of Default, default, event or condition, and what action the Credit Parties have taken, are taking and propose to take with respect thereto;

(i) Litigation or Other Proceedings. Promptly upon any Responsible Officer of any Credit Party or any of its Subsidiaries obtaining knowledge of (i) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries (collectively, “Proceedings”) not previously disclosed in writing by a Credit Party to the Lenders or (ii) any material development in any Proceeding that, in any case:

(A) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

(B) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to the Credit Parties to enable the Lenders and their counsel to evaluate such matters;

(j) ERISA Events. Promptly upon any Responsible Officer of any Credit Party or any of its Subsidiaries becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that could reasonably be expected to result in a material liability, a written notice specifying the nature thereof, what action the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(k) ERISA Notices. With reasonable promptness, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (ii) all notices received by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event that could reasonably be expected to result in a material liability; and (iii) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;

(l) Financial Plans. No later than 90 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (the “Financial Plan” for such Fiscal Year), including (i) forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year (prepared on a quarterly basis), together with an explanation of the assumptions on which such forecasts are based, and (ii) such other information and projections as any Lender may reasonably request;

(m) Insurance. No later than 90 days after the beginning of each Fiscal Year, a report in form and substance satisfactory to the Administrative Agent outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by the Borrower and its Subsidiaries in the immediately succeeding Fiscal Year;

(n) Board of Directors. With reasonable promptness, written notice of any change in the board of directors of the Borrower, which notice will be deemed to have been properly delivered if such change is promptly disclosed in filings made with the SEC or press releases and delivered or made available to the Administrative Agent and Lenders under subsection (g) above;

(o) New Subsidiaries. Promptly upon any Person becoming a Subsidiary of the Borrower, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of the Borrower and (b) all of the data required to be set forth in Schedule 3.1-2 annexed hereto with respect to all Subsidiaries of the Borrower (it being understood that such written notice shall be deemed to supplement Schedule 3.1-2 annexed hereto for all purposes of this Agreement);

(p) Material Contracts. Promptly, and in any event within 10 Business Days after any Material Contract of the Borrower or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to the Borrower or such Subsidiary, as the case may be, a written statement describing such event with copies of such material amendments, and an explanation of any actions being taken with respect thereto;

(q) UCC Search Report. As promptly as practicable after the filing by the Administrative Agent of any UCC financing statements pursuant to the terms hereof or the Security Documents, upon the request of the Administrative Agent, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statements and listing all other effective financing statements that name such Credit Party as debtor, together with copies of all such other financing statements not previously delivered to the Administrative Agent by or on behalf of the Borrower or such Credit Party;

(r) Collateral Information. Upon the reasonable request of the Administrative Agent, the Borrower shall provide to the Administrative Agent (i) an updated list of all locations of any Collateral and (ii) an updated list of any or all of the Intellectual Property of the Borrower and its Subsidiaries.

(s) Asset Dispositions, Etc. No later than 90 days after the beginning of each Fiscal Year, a certificate containing information regarding the amount of all Asset Dispositions, and Debt Issuances that were made during the prior Fiscal Year and amounts received in connection with any Recovery Event during the prior Fiscal Year together with a statement demonstrating a calculation of Excess Cash Flow;

(t) Environmental Report. No later than 90 days after the beginning of each Fiscal Year, a management report in form and substance satisfactory to the Administrative Agent summarizing the status of any environmental remediation actions taken by the Borrower and its Subsidiaries during the previous Fiscal Year, any reserves established by the Borrower and its Subsidiaries with respect to such remediation actions, all expenses incurred by the Borrower and its Subsidiaries in connection with such remediation actions and any change to the Borrower’s environmental insurance coverage; and

(u) Other Information. With reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Lender through the Administrative Agent.

Section 5.2 Corporate Existence, Etc.

Except as permitted under Section 6.7, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however, that neither any Credit Party nor any of its Subsidiaries shall be required to preserve any such right or franchise if the board of directors of such Credit Party or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Credit Party or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Credit Party, such Subsidiary or the Lenders.

Section 5.3 Payment of Taxes, Claims and Other Obligations; Tax Consolidation.

(a) Each Credit Party will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

(b) No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Borrower or any of its Subsidiaries).

Section 5.4 Maintenance of Properties; Insurance.

(a) Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Credit Parties and their Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

(b) Insurance. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such casualty insurance including general liability insurance and third party property damage insurance, property insurance including business interruption insurance, and environmental insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Credit Parties and their Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry; provided that environmental insurance shall not be required for properties in a state where any environmental liabilities or losses would be indemnified or reimbursed by a trust fund established by such state and such trust fund is solvent. Without limiting the generality of the foregoing, the Borrower will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value property insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to the Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (A) name the Administrative Agent for the benefit of the Lenders as an additional insured thereunder as its interests may appear and (B) in the case of each property insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent for the benefit of the Lenders as the loss payee or mortgagee thereunder. The Borrower shall use commercially reasonable efforts to provide at least 30 days prior written notice to the Administrative Agent of any modification or cancellation of any such policy.

Section 5.5 Books and Records; Inspection Rights.

Each Credit Party shall, and shall cause each of its Subsidiaries, to keep proper books of records and account in which complete entries consistent with sound business practices sufficient to support the preparation of financial statements conforming with GAAP shall be made of its dealings and transactions in relation to its businesses and activities. Each Credit Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of the Credit Parties or of any of their Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that the Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 5.5 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default.

Section 5.6 Compliance with Laws, Etc.

Each Credit Party shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

Section 5.7 Environmental Review and Investigation, Disclosure, Etc.

(a) Environmental Review and Investigation.

(i) The Borrower agrees that the Administrative Agent may, from time to time and in its reasonable discretion, retain, at the Borrower’s expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for the Borrower with respect to any Mortgaged Property; and

(ii) in the event (A) the Administrative Agent reasonably believes that the Borrower has breached any representation, warranty or covenant contained in Sections 3.6, 3.13, 5.6, 5.7 or 5.8 or that there has been a material violation of Environmental Laws at any Facility or by any Credit Party or any of its Subsidiaries at any other location or (B) a Default or Event of Default has occurred and is continuing, the Borrower agrees that the Administrative Agent may, from time to time and in its reasonable discretion, (i) retain, at the Borrower’s expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for the Borrower and (ii) subject to the terms of any applicable lease, conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by any Credit Party or any of its Subsidiaries, the Borrower shall only be obligated to make reasonable efforts to obtain permission for the Administrative Agent’s professional consultant to conduct an investigation of such Facility.

For purposes of conducting any review and/or investigation pursuant to subsection (a) or (b) above, subject to the terms of any applicable lease, the Borrower hereby grants to the Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by any Credit Party or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by the Borrower and the Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. The Borrower and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Administrative Agent pursuant to this Section will be obtained and shall be used by the Administrative Agent and the Lenders solely for the purposes of the Lenders’ internal credit decisions, to monitor and police the Loans and to protect the Lenders’ security interests created by the Credit Documents. The Administrative Agent agrees to deliver a copy of any such report to the Borrower with the understanding that the Borrower acknowledges and agrees that (1) it will indemnify and hold harmless the Administrative Agent and each Lender from any costs, losses or liabilities relating to the Borrower’s use of or reliance on such report, (2) neither the Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (3) by delivering such report to the Borrower, neither the Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

(b) Environmental Disclosure. The Borrower will deliver to the Administrative Agent and the Lenders:

(i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrower or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a material adverse effect on the Mortgaged Property or Mortgage Properties where the Release occurred or a Material Adverse Effect, and (B) any remedial action taken by the Borrower or any other Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a material adverse effect on the Mortgaged Property or Mortgage Properties where the Hazardous Materials Activities occurred or a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a material adverse effect on the Mortgaged Property or Mortgage Properties to which the Environmental Claims relate or a Material Adverse Effect;

(iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by the Borrower or any of its Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a material adverse effect on the Mortgaged Property or Mortgage Properties to which such Environmental Claims relate or a Material Adverse Effect, (B) any Release required to be reported to any federal, state or local governmental or regulatory agency the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a material adverse effect on the Mortgaged Property or Mortgage Properties to which the Environmental Claims relate or a Material Adverse Effect, and (C) any request for information from any governmental agency that suggests such agency is investigating whether the Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, have a reasonable possibility of resulting in a material adverse effect on the Mortgaged Property or Mortgage Properties at which the Hazardous Materials Activity occurred or a Material Adverse Effect;

(iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by the Borrower or any of its Subsidiaries that could reasonably be expected to (1) expose the Borrower or any of its Subsidiaries to, or result in, Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a material adverse effect on the Mortgaged Property or Mortgage Properties to which the Environmental Claims relate or a Material Adverse Effect or (2) affect the ability of the Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by the Borrower or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject the Borrower or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws; and

(v) Other Information. With reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section.

Section 5.8 Hazardous Materials Activities; Environmental Claims/Violations.

(a) Remedial Actions Relating to Hazardous Materials Activities. Each Credit Party shall, to the extent required by applicable law and orders of Governmental Authorities having jurisdiction, promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws. In the event any Credit Party or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, such Credit Party or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local Governmental Authorities except when, and only to the extent that, such Credit Party’s or such Subsidiary’s liability with respect to such Hazardous Materials Activity is being contested in good faith by such Credit Party or such Subsidiary.

(b) Actions with Respect to Environmental Claims and Violations of Environmental Laws. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by any Credit Party or its Subsidiaries except when, and only to the extent that, the Borrower’s or such Subsidiary’s liability with respect to such Hazardous Materials Activity is being contested in good faith by such Credit Party or such Subsidiary and (ii) make an appropriate response to any Environmental Claim against any Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder.

Section 5.9 Additional Guarantors.

The Credit Parties will cause each of their Domestic Subsidiaries with assets in excess of $1,000,000 or current annualized revenues in excess of $1,000,000, whether newly formed, after acquired or otherwise existing, to promptly (and in any event within sixty (60) days (or such longer period of time as agreed to by the Administrative Agent) after its formation or acquisition) become a Guarantor hereunder by way of execution of a Joinder Agreement; provided that at any time the value of assets and annualized revenues of all Domestic Subsidiaries of the Borrower that are not Credit Parties exceeds $5,000,000 in the aggregate, the Credit Parties will cause Domestic Subsidiaries that are not Credit Parties to promptly become Guarantors hereunder until the value of assets and annualized revenues of all Domestic Subsidiaries of the Borrower that are not Credit Parties are less than or equal to $5,000,000 in the aggregate. The guaranty obligations of any such Additional Credit Party shall be secured by, among other things, the Collateral (subject to prohibitions on the granting of security interests imposed by state gaming laws and regulations with regard to any gaming license and related assets used by the Credit Parties) of the Additional Credit Party and a pledge of 100% of the Capital Stock or other equity interest of its Domestic Subsidiaries and 65% of the Capital Stock or other equity interest of its first-tier Foreign Subsidiaries, and a pledge by the Borrower or other Credit Party which is the owner of the Capital Stock or other equity interest in such Subsidiary of 100% of such Capital Stock or other equity interest. In connection with the foregoing, the Credit Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.1(b)-(d), 5.10 and 5.11 and such other documents or agreements as the Administrative Agent may reasonably request.

Section 5.10 Pledged Assets.

Each Credit Party will grant a First Priority Lien (subject in each case to Permitted Liens) in favor of the Administrative Agent in its real and personal property pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request, provided, no Lien shall be granted by any Credit Party in favor of the Administrative Agent (a) if any such security interest is prohibited by applicable state gaming laws and regulations with regard to any gaming license and related assets used by such Credit Party, (b) on any leasehold interest held by a Credit Party in any leased store property or (c) on any property subject to a sale leaseback transaction permitted by Section 6.8. Each Credit Party shall adhere to the covenants regarding personal property as set forth in the Security Documents.

Section 5.11 Matters Relating to Additional Real Property Collateral.

(a) Additional Real Property Collateral. From and after the Closing Date, in the event that (i) the Borrower or any Guarantor acquires any fee interest in real property or (ii) at the time any Person becomes a Guarantor, such Person owns or holds any fee interest in real property, in either case excluding (x) any such Real Property Asset held for sale as approved by the Administrative Agent, (y) any such Real Property Asset the encumbrancing of which requires the consent of any applicable then-existing senior lienholder, where the Borrower and its Subsidiaries are unable to obtain such senior lienholder’s consent and (z) so long as no Event of Default shall have occurred and be continuing, any such Real Property Asset that the Borrower or such Guarantor intends to sell and lease back in accordance with Section 6.8 within ninety (90) days of the date of acquisition of such Real Property Asset, the date a store begins operation on a Development Property, or the date such Person becomes a Guarantor, as the case may be (any such non-excluded Real Property Asset described in the foregoing clauses (i) or (ii) being an “Additional Mortgaged Property”), the Borrower will promptly notify the Administrative Agent of that fact and the Borrower or such Guarantor shall deliver to the Administrative Agent, on or before the next Mortgage Notice Date which occurs at least sixty (60) days after such Person acquires such Additional Mortgaged Property or becomes a Guarantor (or such longer period of time as agreed to by the Administrative Agent) or, in the case of any such Real Property Asset which was excluded from being an Additional Mortgaged Property pursuant to clause (z) above, and which was not sold and leased back within the applicable 90-day period, on or before the next Mortgage Notice Date which occurs at least sixty (60) days after the expiration of such 90-day period (or such longer period of time as agreed to by the Administrative Agent), as the case may be, all or any of the following:

(A) Additional Mortgage. Except in circumstances where the Administrative Agent and the Borrower agree in writing that the cost, burden or consequences (including adverse tax consequences) of obtaining or providing a Mortgage in such property is excessive in relation to the practical benefit afforded thereby, a fully executed and notarized Mortgage (an “Additional Mortgage”), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Credit Party in such Additional Mortgaged Property;

(B) Opinions of Counsel. To the extent requested by the Administrative Agent in its sole discretion, with respect to each Additional Mortgaged Property with a fair market value of $5,000,000 or more or which Additional Mortgaged Property is located in a jurisdiction as to which the Administrative Agent, the Lenders or their predecessors under the Existing Credit Agreement have not previously received an opinion as to the enforceability of the form of Mortgage to be executed with respect to such Mortgaged Property (1) a favorable opinion of counsel to such Credit Party, in form and substance satisfactory to the Administrative Agent and its counsel, as to the due authorization, execution and delivery by such Credit Party of such Additional Mortgage and such other matters as the Administrative Agent may reasonably request, and (2) an opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the form of Additional Mortgage to be recorded in such states and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(C) Title Insurance. To the extent requested by the Administrative Agent in its sole discretion, with respect to each Additional Mortgaged Property with a fair market value of $5,000,000 or more or if any Credit Party is purchasing title insurance or is otherwise being provided with title insurance with respect to such Additional Mortgaged Property, an ALTA mortgagee title insurance policy or an unconditional commitment therefor (an “Additional Mortgage Policy”) with respect to such Additional Mortgaged Property, in an amount satisfactory to the Administrative Agent, insuring fee simple title to such Additional Mortgaged Property vested in such Credit Party and assuring the Administrative Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to a standard survey exception, which Additional Mortgage Policy (1) shall include an endorsement for mechanics’ liens, for future advances under this Agreement and for any other matters reasonably requested by the Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent;

(D) Title Report. To the extent requested by the Administrative Agent in its sole discretion, with respect to each Additional Mortgaged Property with a fair market value in excess of $3,500,000 or more or with respect to which any Credit Party has received a title report, a title report issued by a title company with respect thereto, in form and substance satisfactory to the Administrative Agent, and copies of all recorded documents listed as exceptions to title or otherwise referred to in such title report;

(E) Matters Relating to Flood Hazard Properties. Prior to the execution and delivery of any Additional Mortgage, (1) evidence in the form of “life of loan” flood zone determination (which may be provided by the Administrative Agent) as to (x) whether such Additional Mortgaged Property is a Flood Hazard Property and (y) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (2) if such Additional Mortgaged Property is a Flood Hazard Property, such Credit Party’s written acknowledgement of receipt of written notification from the Administrative Agent (x) that such Additional Mortgaged Property is a Flood Hazard Property and (y) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (3) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that the Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

(F) Environmental Audit. To the extent requested by the Administrative Agent in its sole discretion, with respect to each Additional Mortgaged Property with a fair market value in excess of $3,500,000, reports and other information, in form, scope and substance satisfactory to the Administrative Agent, concerning any environmental hazards or liabilities to which the Borrower or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property; provided that, notwithstanding the foregoing, the Borrower shall provide to the Administrative Agent any environmental reports or other environmental information the Borrower has received with respect to such Additional Mortgaged Property.

(b) Florida Real Property. In the event that the real property securing the Credit Party Obligations located in the State of Florida increases in value after the Closing Date by an amount that the Administrative Agent in the exercise of its reasonable discretion deems to be material, then the Borrower hereby agrees upon request by the Administrative Agent to amend the Mortgages on the Florida real property to reflect such increase in value and to pay any recording or other real property taxes or fees arising as a result of such increased value and the recording of such amendments.

Section 5.12 Use of Proceeds.

The proceeds of the Extensions of Credit shall be used solely by the Borrower as follows:

(a) with respect to the Loans, to (i) finance in part the Transactions, (ii) pay Transaction Expenses, (iii) provide for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including Permitted Acquisitions; and

(b) the Letters of Credit shall be used only for or in connection with appeal bonds, Reimbursement Obligations arising in connection with surety and reclamation bonds,

reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

Section 5.13 Post-Closing Covenant; Further Assurances.

(a) Real Property Collateral. Within 90 days after the Closing Date (or such extended period of time as agreed to by the Administrative Agent), the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i) fully executed and notarized mortgage instruments (amendments or new mortgage instruments, as applicable) encumbering the Real Property Assets on Schedule 5.13;

(ii) a title report obtained by the Credit Parties in respect of 30 mortgaged Real Property Assets listed on Schedule 5.13, as selected by the Arrangers in their reasonable discretion; provided that the Arrangers shall have the right, in their reasonable discretion, to require title reports for additional mortgaged Real Property Assets listed on Schedule 5.13 to the extent the initial title reports reflect any Lien (other than a Permitted Encumbrance or non-material Lien) on one or more of such 30 mortgaged Real Property Assets;

(iii) an opinion of counsel to the Credit Parties for each jurisdiction in which the mortgaged Real Property Assets listed Schedule 5.13 are located; and

(iv) (A) evidence in the form of “life of loan” flood zone determination (which may be provided by the Administrative Agent) as to (1) whether any mortgaged Real Property Asset listed on Schedule 5.13 is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (B) if any such mortgaged Real Property Asset is a Flood Hazard Property, such Credit Party’s written acknowledgement of receipt of written notification from the Administrative Agent (1) that such mortgaged Real Property Asset is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (3) in the event such mortgaged Real Property Asset is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that the Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

Notwithstanding the foregoing, the Borrower shall not be required to provide mortgage instruments or any other related documentation with respect to real property owned as of the Closing Date and (I) held for sale under contract (as indicated on Schedule 5.13) or (II) located in the states of Missouri or Mississippi.

(b) Within 30 Business Days after the Closing Date, the Borrower agrees either to (i) redeem any Senior Subordinated Notes that remain outstanding on the Closing Date pursuant to Section 3.07 of the Senior Subordinated Note Indenture or (ii) defease and discharge the obligations under the Senior Subordinated Notes and the Senior Subordinated Note Indenture pursuant to Section 8.02 of such indenture.

(c) Further Assurances. Upon the request of the Administrative Agent promptly perform or cause to be performed any and all acts and file or cause to be filed any and all documents for filing under the provisions of the UCC or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

ARTICLE VI

NEGATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations (except for inchoate indemnification and Reimbursement Obligations) together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder and under the other Credit Documents, are paid in full, the Credit Parties and their Subsidiaries shall be subject to the restrictions set forth in this Article VI.

Section 6.1 Indebtedness.

No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a) the Credit Parties may become and remain liable with respect to the Credit Party Obligations (including, without limitation, the Incremental Facilities);

(b) the Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by Section 6.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

(c) the Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases and Indebtedness, including Indebtedness recognized due to any sale and leaseback transaction permitted by Section 6.8, incurred in the ordinary course of business to finance the cost of acquisition or the cost of construction, improvement or remodeling of an asset used in the business of the Borrower and its Subsidiaries; provided that (i) the principal amount of such Indebtedness does not exceed the sum of 100% of such cost of acquisition, construction, improvement or remodeling, plus the reasonable fees and expenses incurred in connection therewith, (ii) any lien or encumbrance securing such Indebtedness is placed on such asset not more than 90 days after its acquisition or the completion of construction, improvement or remodeling, as the case may be and (iii) the Borrower is in compliance with the Senior Secured Leverage Incurrence Test on a Pro Forma Basis;

(d) the Borrower may become and remain liable with respect to Indebtedness to any Guarantor, and any Guarantor may become and remain liable with respect to Indebtedness to the Borrower or any other Guarantor; provided that (i) any such intercompany Indebtedness that exceeds $1,000,000 in principal amount shall be evidenced by promissory notes and such promissory notes shall be delivered to the Administrative Agent together with such allonges or endorsements as the Administrative Agent may require, (ii) any such intercompany Indebtedness owed by the Borrower to any of the Guarantors that exceeds $1,000,000 in principal amount shall be subordinated in right of payment to the payment in full of the Credit Party Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement and (iii) any payment by any Guarantor under the Guaranty shall result in a pro rata reduction of the amount of any intercompany Indebtedness owed by such Guarantor to the Borrower or to any other Guarantor for whose benefit such payment is made;

(e) the Borrower and its Subsidiaries, as applicable, may remain liable with respect to (i) Indebtedness described in Schedule 6.1 annexed hereto and renewals, refinancings or extensions thereof (so long as the terms of such renewal, refinancing or extension are not less favorable to the obligor thereunder) in a principal amount not in excess of that outstanding as of the Closing Date and as the date of such renewal, refinancing or extension and (ii) subject to Section 5.13(b), Indebtedness owing under any Senior Subordinated Notes that remains outstanding on the Closing Date;

(f) so long as the Borrower is in compliance with the Interest Coverage Incurrence Test on a Pro Forma Basis and no Default or Event of Default has occurred and is continuing or would otherwise arise as a result of the incurrence of the Indebtedness, the Credit Parties may become and remain liable with respect to Subordinated Indebtedness or unsecured Indebtedness and refinancings, exchanges, extensions and renewals thereof; provided that (i) the terms and conditions of such Indebtedness shall be consistent with market terms for similar issuances at such time and (ii) such Indebtedness shall otherwise be on terms and conditions reasonably acceptable to the Administrative Agent;

(g) the Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of (i) customary indemnification obligations entered into in connection with any Permitted Acquisition, Development Property Expenditure or asset sale permitted under this Agreement and (ii) customary purchase price adjustments in connection with any Permitted Acquisition, Development Property Expenditure or asset sale permitted under this Agreement based on differences between estimated assets or liabilities at closing and the subsequent final determination of such assets or liabilities following closing;

(h) the Borrower and its Subsidiaries may become and remain liable in the ordinary course of business in respect of netting services, overdraft protection and other services in connection with deposit accounts; provided that the aggregate amount of such Indebtedness shall not exceed $5,000,000 at any time;

(i) the Borrower and its Subsidiaries may become and remain liable for Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two (2) Business Days of the incurrence of such Indebtedness;

(j) the Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness owing under the Senior Notes in an aggregate principal amount not to exceed $250,000,000 and refinancings, exchanges, extensions and renewals thereof; provided that (i) the terms of such Indebtedness shall be no more restrictive as a whole than the terms set forth in the Senior Notes and (ii) such Indebtedness shall otherwise be on terms and conditions reasonably acceptable to the Administrative Agent;

(k) the Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness and obligations owing under (i) Hedging Agreements and other Bank Products entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks in the ordinary course of business and not for speculative purposes and (ii) Convertible Hedging Agreements; and

(l) the Borrower and its Subsidiaries may become and remain liable with respect to other Indebtedness (including Indebtedness assumed in any Permitted Acquisition or Development Property Expenditure) in an aggregate principal amount not to exceed $45,000,000 at any time outstanding.

Section 6.2 Liens and Related Matters.

(a) Prohibition on Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Credit Party or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except the following Liens shall be permitted (the “Permitted Liens”):

(i) Permitted Encumbrances;

(ii) Liens granted pursuant to the Security Documents;

(iii) Liens existing as of the Closing Date and described in Schedule 6.2 annexed hereto; provided that (A) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and (B) the principal amount of the Indebtedness secured by such Liens shall not be increased, extended, renewed, refunded or refinanced except as permitted pursuant to the terms of Section 6.1;

(iv) (A) purchase money Liens securing Indebtedness (and refinancings thereof) permitted under Section 6.1(c) to the extent such Liens extend only to the assets financed with such Indebtedness and (B) Liens on escrow or other similar accounts and the deposits therein, established to hold funds that support customary indemnification and purchase price adjustment obligations permitted under Sections 6.1(g) and 6.4(c); and

(v) other Liens or notices of Liens securing or relating to Indebtedness (including Indebtedness and Liens assumed in any Permitted Acquisition or Development Property Expenditure) in an aggregate amount not to exceed $25,000,000 at any time outstanding.

(b) Equitable Lien in Favor of the Lenders. If the Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provision whereby the Credit Party Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by the Required Lenders to the creation or assumption of any such Lien that is not a Permitted Lien.

(c) No Further Negative Pledges. Except with respect to (i) specific property encumbered to secure Indebtedness permitted pursuant to the terms of Section 6.1(c), (ii) escrow or other similar accounts and the deposits therein, established to hold funds that support customary indemnification and purchase price adjustment obligations permitted under Sections 6.1(b) and 6.4(c), (iii) specific property to be sold pursuant to an executed agreement with respect to an asset sale permitted pursuant to the terms of Section 6.7, (iv) subject to compliance with Section 6.12, prohibitions on Liens or restrictions imposed by gaming laws or regulations in any jurisdiction as such laws or regulations affect any Credit Party’s or its Subsidiaries’ assets used in their video poker and lottery ticket sales activities, or (v) prohibitions on Liens (other than Liens securing the Credit

Party Obligations) established in connection with any Indebtedness permitted under Section 6.1(f) or Section 6.1(j), no Credit Party nor any of its Subsidiaries shall enter into any agreement (other than the Senior Subordinated Note Indenture, the Senior Subordinated Convertible Note Indenture or any other agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

(d) No Restrictions on Subsidiary Distributions to the Borrower or Other Subsidiaries. Except as provided herein, no Credit Party will, nor will it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by the Borrower or any other Subsidiary of the Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to the Borrower or any other Subsidiary of the Borrower, (iii) make loans or advances to the Borrower or any other Subsidiary of the Borrower, or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary of the Borrower; provided that the foregoing clause (iv) shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (B) arising by virtue of any agreement, option or right with respect to the sale or transfer of any asset permitted by Section 6.7 and (C) customary provisions in leases, licenses or other contracts restricting the assignment, subletting or sublicensing or transfer thereof.

Section 6.3 Investments; Joint Ventures.

No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make, own or hold any Investment in any Person, including any Joint Venture, except the following Investments shall be permitted (the “Permitted Investments”):

(a) the Borrower and its Subsidiaries may make and own Investments in Cash Equivalents;

(b) the Borrower and its Subsidiaries may make Investments in any Credit Party or in any Subsidiary that becomes a Credit Party upon the making of such Investment;

(c) the Borrower and its Subsidiaries may make intercompany loans permitted under subsection 6.1(d) and Investments that consist of the transfer of equity interests of a Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower (provided that if the transferor of any such equity interests is a Credit Party then the transferee also must be a Credit Party);

(d) the Borrower and its Subsidiaries may make and own Investments in connection with Permitted Acquisitions made in accordance with Section 6.7(d); provided that such Permitted Acquisitions shall at all times be Subsidiaries of the Borrower;

(e) the Borrower and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 6.3 annexed hereto;

(f) the Borrower or any of its Subsidiaries may make loans to their employees for the purpose of purchasing Capital Stock of the Borrower; provided that the aggregate amount of such loans shall not exceed $2,000,000 at any time outstanding and such loans are in compliance with all Requirements of Law (including, without limitation, the Sarbanes-Oxley Act of 2002, as amended);

(g) the Credit Parties may enter into and permit to exist (i) Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks in the ordinary course of business and not for speculative purposes, (ii) Convertible Hedging Agreements and (iii) other Bank Products; and

(h) the Borrower and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $10,000,000 plus, with respect to Investments made in any Fiscal Year, any unused amount for Restricted Payments permitted under Section 6.5(f) for such Fiscal Year; provided that such Investments are in compliance with all Requirements of Law (including, without limitation, the Sarbanes-Oxley Act of 2002, as amended).

Section 6.4 Contingent Obligations.

No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

(a) Subsidiaries of the Borrower may become and remain liable with respect to Contingent Obligations in respect of the Guaranty;

(b) the Credit Parties may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit, surety bonds issued in the ordinary course that are required by applicable law or regulation and Bank Products and Convertible Hedging Agreements permitted pursuant to Section 6.3(g);

(c) the Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations permitted pursuant to Section 6.1(g);

(d) the Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries in an aggregate amount not to exceed at any time $5,000,000;

(e) the Borrower and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 6.4 annexed hereto;

(f) Guarantors may become and remain liable with respect to Contingent Obligations arising under guarantees of Indebtedness of the Credit Parties to the extent such Indebtedness is issued pursuant to and in accordance with the terms of Section 6.1 hereof; provided that (i) such guarantee shall be unsecured to the extent such guarantee is of unsecured Indebtedness and (ii) such guarantee shall constitute Subordinated Indebtedness to the extent such guarantee is of Subordinated Indebtedness;

(g) the Borrower may become and remain liable with respect to Contingent Obligations under guarantees in respect of Capital Leases and Operating Leases permitted hereunder that are entered into by the Borrower’s Subsidiaries in the ordinary course of business or under guarantees in respect of obligations of the Borrower’s Subsidiaries (other than Indebtedness for borrowed money) permitted hereunder that are incurred in the ordinary course of business;

(h) the Borrower and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of the Borrower and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $10,000,000; and

(i) the Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations with respect to Indebtedness of a Credit Party under Permitted Sale Leaseback Transactions.

Section 6.5 Restricted Payments.

No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided that (a) the Borrower may make regularly scheduled payments of interest in respect of any Indebtedness permitted under Section 6.1(e), Section 6.1(f) and Section 6.1(j) hereof in accordance with the terms of, and only to the extent required by, and subject to any subordination provisions contained in, the Senior Note Indenture, Senior Subordinated Note Indenture, Senior Subordinated Convertible Note Indenture or the indenture or other contract pursuant to which such other Indebtedness is issued, as the case may be, in each case, as such indenture or other contract may be amended from time to time to the extent permitted under Section 6.13, (b) (i) provided that no Default or Event of Default shall have occurred and be continuing or would otherwise arise as a result of any such Restricted Payment, the Borrower may repurchase shares of common stock in the ordinary course upon the vesting of restricted shares in accordance with stock option plans, stock purchase plans or other benefit plans for members of management or other employees of the Borrower as necessary to satisfy actual tax liability incurred as a result of such vesting of restricted shares in an amount not to exceed (A) $4,000,000 in the aggregate during any four Fiscal Quarter period and (B) $20,000,000 in the aggregate during the term of this Credit Agreement and (ii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans, stock purchase plans or other benefit plans for management or employees of the Borrower or any Subsidiary including the redemption or purchase of shares of common stock of the Borrower held by former employees of the Borrower or any Subsidiary following the termination of their employment, in an amount not to exceed $2,000,000 during the term of this Agreement (plus any amounts received by the Borrower after the Closing Date and prior to making such Restricted Payment from the issuance of additional shares of its common stock to members of management or employees of the Borrower and its Subsidiaries), (c) the Borrower may make Restricted Payments with proceeds from an issuance of its Capital Stock or from the issuance of Indebtedness, in each case, in replacement of, or exchange for, Indebtedness permitted under Section 6.1(e), Section 6.1(f) or Section 6.1(j) to the extent such equity issuance or Indebtedness is issued on terms reasonably satisfactory to the Administrative Agent; provided that in each case (i) the Borrower shall be in compliance with Section 6.6 both before and after giving effect to each such Restricted Payment on a Pro Forma Basis and (ii) no Default or Event of Default shall have occurred and be continuing or would otherwise arise as a result of any such Restricted Payment, (d) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make payments of fractional shares upon conversion of the Senior Subordinated Convertible Notes on or after the Closing Date if required to do so by the holders thereof, (e) the Borrower may pay or prepay all or a portion of the outstanding principal amount owing with respect to the Senior Subordinated Convertible Notes so long as, immediately after giving effect to such payment on a Pro Forma Basis, (1) the Total Liquidity Amount shall be at least $115,000,000, (2) after giving effect to such Restricted Payment on a Pro Forma Basis, the Consolidated Total Leverage Ratio shall not exceed 4.50 to 1.00 and (3) no Default or Event of Default has occurred and is continuing or would result therefrom, (f) so long as the Borrower is in compliance on a Pro Forma Basis with the Senior Secured Leverage Incurrence Test and no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments in an aggregate amount not to exceed (i) (A) $35,000,000 per Fiscal Year plus (B) the unused amount available for Restricted Payments under this Section 6.5(f) for any preceding Fiscal Year commencing with the Fiscal Year 2012; plus (ii) the amount of Excess Cash Flow not required to be prepaid pursuant to Section 2.8(b)(v) for the previous Fiscal Year; provided, that with respect to any Restricted Payment made to repay all or a portion of the outstanding principal amount owing with respect to the Senior Notes, the Total Liquidity Amount shall be at least $85,000,000 immediately after giving effect to such Restricted Payment, and (g) the Borrower may make Restricted Payments necessary to redeem or defease and discharge any Senior Subordinated Notes that remain outstanding on the Closing Date.

Section 6.6 Financial Covenants.

Commencing on the day immediately following the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, fail to comply with the following financial covenants:

(a) Consolidated Total Adjusted Leverage Ratio. The Consolidated Total Adjusted Leverage Ratio, as of the last day of each Fiscal Quarter of the Borrower occurring during the periods indicated below, shall be less than or equal to the following:

Period	Ratio
Fiscal Quarter ending September 27, 2012 through and including Fiscal Quarter ending September 26, 2013	6.25 to 1.00
Fiscal Quarter ending December 26, 2013 through and including Fiscal Quarter ending September 24, 2015	6.00 to 1.00
Fiscal Quarter ending December 31, 2015 and each Fiscal Quarter ending thereafter	5.75 to 1.00

(b) Consolidated Interest Coverage Ratio. The Consolidated Interest Coverage Ratio, as of the last day of each Fiscal Quarter of the Borrower occurring during the periods indicated below, shall be greater than or equal to the following:

Period	Ratio
Fiscal Quarter ending September 27, 2012 through and including Fiscal Quarter ending September 26, 2013	2.00 to 1.00
Fiscal Quarter ending December 26, 2013 and each Fiscal Quarter ending thereafter	2.25 to 1.00

Section 6.7 Restriction on Fundamental Changes, Asset Sales and Acquisitions.

No Credit Party shall, nor shall it permit any of its Subsidiaries to, alter the corporate, capital or legal structure of any Credit Party or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or Capital Stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

(a) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, (i) any Guarantor of the Borrower may be merged with or into the Borrower or any wholly-owned Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any wholly-owned Guarantor, (ii), any Subsidiary of the Borrower that is not a Guarantor may be merged with or into the Borrower or any wholly-owned Subsidiary of the Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any wholly-owned Subsidiary of the Borrower and (iii) in connection with any Permitted Acquisition, the Borrower or any Guarantor may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (A) if such merger involves the Borrower, the Borrower shall be the continuing or surviving corporation and (B) if such a merger involves a wholly-owned Guarantor, such wholly-owned Guarantor shall be the continuing or surviving corporation or such continuing or surviving corporation shall be a wholly-owned Subsidiary of the Borrower and shall comply with Sections 5.9, 5.10 and 5.11 hereof;

(b) the Borrower and its Subsidiaries may sell inventory in the ordinary course of business and dispose of obsolete, worn out or surplus property in the ordinary course of business (but excluding dispositions of underperforming assets);

(c) subject to Section 6.11, the Borrower and its Subsidiaries may make (i) asset sales and dispositions (including sales and dispositions of underperforming assets) not otherwise permitted by this Section 6.7 of assets having a fair market value not in excess of (A) $40,000,000 in the aggregate during any four Fiscal Quarter period and (B) $90,000,000 in the aggregate during the term of this Credit Agreement; provided that properties acquired in Permitted Acquisitions shall be excluded from the foregoing baskets to the extent the sale of such properties is contemplated at the time of such Permitted Acquisitions, and (ii) sale and leasebacks permitted by Section 6.8; provided that (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof, (B) at least 75% of the consideration received shall be Cash and (C) the Net Cash Proceeds of such asset sales shall be applied as required by Section 2.8(b)(ii);

(d) the Borrower or any Subsidiary of the Borrower may make acquisitions (each a “Permitted Acquisition”) of assets and businesses (including acquisitions of the Capital Stock or other equity interests of another Person); provided that:

(i) immediately prior to and after giving effect to any such acquisition, the Borrower and its Subsidiaries shall be in compliance with the provisions of Section 6.12 hereof;

(ii) such Person becomes a Subsidiary of the Borrower, or such business, property or other assets are acquired by the Borrower or a Subsidiary of the Borrower;

(iii) prior to the consummation of any such acquisition that would result in the Borrower having completed Permitted Acquisitions for Net Cash Consideration exceeding $10,000,000 in any Fiscal Quarter, the Borrower shall deliver to the Administrative Agent (A) an Officer’s Certificate (1) certifying that no Default or Event of Default under this Agreement shall then exist or shall occur as a result of such acquisition and (2) demonstrating, in a manner consistent with past practices or otherwise acceptable to the Administrative Agent, that after giving effect to such acquisition and to all Indebtedness to be incurred or assumed or repaid in connection with or as consideration for such acquisition, that the Borrower would be in compliance, on a Pro Forma Basis, with the Senior Secured Leverage Incurrence Test for the four consecutive Fiscal Quarter period ending on or immediately prior to the date of the proposed acquisition, (B) a copy of all environmental reports obtained in connection with such acquisition and a copy of the principal documents (e.g., purchase agreement, merger agreement) related to such acquisition, (C) for any acquisition with Net Cash Consideration in excess of $50,000,000, a copy, prepared in conformity with GAAP or otherwise acceptable to the Administrative Agent, of financial statements (audited financial statements to the extent available) of the Person or business so acquired for the immediately preceding four consecutive Fiscal Quarter period corresponding to the calculation period for the financial covenants in the preceding clause (A) (and, if an asset purchase, pro forma financial statements on a historical basis), (D) for any acquisition with Net Cash Consideration in excess of $200,000,000, copies, prepared in conformity with GAAP or otherwise acceptable to the Administrative Agent, of audited financial statements of the Person or business so acquired for the most recent available Fiscal Year, and of unaudited financial statements prepared in a manner consistent with such Person’s most recent audited financial statements for the four consecutive Fiscal Quarter period corresponding to the calculation period for the financial covenants in the preceding clause (A) (and, if an asset purchase, pro forma financial statements on a historical basis); provided that, if audited financial statements are not available for a period exceeding two Fiscal Quarters following the date of the most recent audited financial statements provided for the Person or business so acquired, then the Borrower also will provide a due diligence report in form and substance acceptable to the Administrative Agent from a third party auditor acceptable to the Administrative Agent and (E) such other information as the Administrative Agent may reasonably request;

(iv) the Borrower shall, and shall cause its Subsidiaries to, comply with the requirements of Sections 5.9, 5.10 and 5.11 hereof with respect to such acquisitions;

(v) after giving effect to such acquisition, there shall be at least $50,000,000 of borrowing availability under the Revolving Committed Amount;

(vi) such acquisition is not a “hostile” acquisition and has been approved by the board of directors and/or shareholders of the Borrower and the Person that is the subject of the acquisition; and

(vii) with respect to any single acquisition (or series of related acquisitions) of 20 or more stores or any single acquisition (or series of related acquisitions) where the purchase price is equal to or greater than $20,000,000, such Person has EBITDA (or the EBITDA reasonably attributed to the stores for such Person) in an amount greater than $0 for the twelve month period ending as of the most recent fiscal quarter end of such Person prior to the date when the purchase agreement is entered into, after giving effect to all adjustments to EBITDA permitted pursuant to Regulation S-X and any cost savings or synergies acceptable to the Administrative Agent;

(e) the Borrower may amend its Certificate of Incorporation to create and issue classes or series of preferred stock pursuant thereto; provided that any class or series of preferred stock issued under such authorized “blank check” preferred stock shall not be Disqualified Capital Stock;

(f) the Borrower may terminate any Hedging Agreement permitted pursuant to Section 6.3(g); and

(g) the Borrower and its Subsidiaries may make transfers of any of their properties or assets to another Person in transactions in which 80% of the consideration received by the transferor consists of properties or assets (other than Cash) that will be used in the business of the transferor; provided that (i) the aggregate fair market value (as determined in good faith by the board of directors of the Borrower) of the property or assets being transferred by the Borrower or such Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the board of directors of the Borrower) of the property or assets received by the Borrower or such Subsidiary in such exchange, (ii) the aggregate fair market value (as determined in good faith by the board of directors of the Borrower) of all property or assets transferred by the Borrower and any of its Subsidiaries in connection with such exchanges in any Fiscal Year shall not exceed $20,000,000 and (iii) the terms of any such transaction shall be reasonably satisfactory to the Administrative Agent.

Section 6.8 Sales and Leasebacks.

No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Borrower or any of its Subsidiaries) or (b) which the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any of its Subsidiaries) in connection with such lease; provided that (i) the Borrower and their Subsidiaries may remain liable as lessee or as a guarantor or other surety with respect to any lease entered into by the Borrower or any such Subsidiary prior to the Closing Date and set forth on Schedule 6.8-1 annexed hereto, (ii) to the extent such sale and leaseback transaction relates to properties or assets owned by the Borrower or any of its Subsidiaries as of the Closing Date and set forth on Schedule 6.8-2 or acquired by the Borrower or any of its Subsidiaries after the Closing Date, including any Development Property, the Borrower and its Subsidiaries may become liable as lessee, guarantor or other surety with respect to new leases that would otherwise be prohibited by this Section 6.8 to the extent that (A) such lease, if a Capital Lease, is permitted pursuant to Section 6.1(c), (B) the consideration received is at least equal to the fair market value of the property sold as determined in good faith by the Borrower’s board of directors or a duly-appointed executive committee thereof, (C) such sale and leaseback transaction occurs within 90 days of (1) the acquisition or completion of construction, improvement or remodeling, as the case may be, of such property or asset by the Borrower or any of its Subsidiaries, or (2) the date a store begins operations on a Development Property; (D) the aggregate amount of assets sold pursuant to all sales and leasebacks (excluding the properties listed on Schedule 6.8-2 and properties acquired in Permitted Acquisitions that are made subject to sale leaseback transactions contemplated at the time of such Permitted Acquisitions with respect to such properties) made after the Closing Date shall not exceed $20,000,000 and (E) the Net Cash Proceeds derived from the sale and leaseback of such sold properties or assets owned by the Borrower and its Subsidiaries shall be applied in accordance with Section 2.8(b)(ii) and (iii) without limiting the foregoing terms of this Section 6.8, the Borrower and its Subsidiaries shall have the right to subject existing properties of the Borrower and its Subsidiaries or properties acquired in Permitted Acquisitions to Permitted Sale Leaseback Transactions in exchange for properties that are already subject to such Permitted Sale Leaseback Transactions in an aggregate amount not to exceed $10,000,000 in value for the exchanged properties during any Fiscal Year and $25,000,000 in value for the exchanged properties during the term of this Agreement.

Section 6.9 Sale or Discount of Receivables.

No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

Section 6.10 Transactions with Shareholders and Affiliates.

No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of the Borrower or with any Affiliate of the Borrower (collectively “Related Persons”) on terms that are less favorable to the Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time in an arm’s length transaction from Persons who are not Related Persons; provided that the foregoing restriction shall not apply to (a) any transaction between the Borrower and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (b) reasonable and customary fees paid to members of the board of directors of the Borrower, (c) compensation arrangements and benefit plans for officers and other employees of the Borrower and its Subsidiaries entered into or maintained or established in the ordinary course of business and in accordance with historic practices of the Borrower and its Subsidiaries, (d) any Investment made in accordance with Section 6.3 or (e) any payment of cash dividends or repurchase of Capital Stock of the Borrower to the extent permitted by Section 6.5.

Section 6.11 Disposal of Subsidiary Capital Stock; Formation of New Subsidiaries.

(a) Disposal of Subsidiary Capital Stock. Except for any sale of 100% of the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.7(c), the Credit Parties shall not:

(i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or

(ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of any of its Subsidiaries (including such Subsidiary), except to the Borrower, another Subsidiary of the Borrower, or to qualify directors if required by applicable law.

(b) Formation of New Subsidiaries. No Credit Party shall, nor will it permit any Subsidiary to, create, form or acquire any Subsidiaries, except for Domestic Subsidiaries which are joined as Additional Credit Parties if required in accordance with the terms hereof.

Section 6.12 Conduct of Business.

From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries on the Closing Date and similar or related businesses. The revenue derived by the Credit Parties and their Subsidiaries from gaming activities shall not exceed an amount equal to 4% of the consolidated revenues of the Credit Parties and their Subsidiaries.

Section 6.13 Restrictions on Certain Amendments; Senior Debt Status.

(a) Amendments or Waivers of Certain Related Agreements. No Credit Party nor any of its Subsidiaries will agree to any amendment to, or waive any of its rights under, any Related Agreement in any respect that is materially adverse to the interests of the Lenders (other than any Related Agreement evidencing or governing any Subordinated Indebtedness) after the Closing Date without in each case obtaining the prior written consent of Required Lenders to such amendment or waiver.

(b) Amendments of Documents Relating to Subordinated Indebtedness. Other than in connection with the consummation of the Transactions, no Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to the Borrower or the Lenders.

(c) Designation of “Designated Senior Indebtedness”. Other than with respect to the Senior Note Indenture, the Borrower shall not designate any Indebtedness as “Designated Senior Indebtedness” (as defined in the Senior Convertible Note Indenture or the indenture pursuant to which any Subordinated Indebtedness permitted under Section 6.1(f) is issued) for purposes of the Senior Convertible Note Indenture or such other indenture without the prior written consent of Required Lenders.

(d) Amendments to Organizational Documents. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend, modify or change its certificate of incorporation, certificate of designation (or corporate charter or other similar organizational document) operating agreement or bylaws (or other similar document) in any respect that is materially adverse to the interests of the Lenders.

Section 6.14 Fiscal Year; State of Organization; Accounting Practices.

No Credit Party shall (a) change its Fiscal Year-end from the last Thursday in September without the consent of the Administrative Agent, (b) change its state of incorporation or organization without the consent of the Administrative Agent or (c) change its accounting policies and practices (except in accordance with GAAP) in any manner adverse to the interests of the Lenders.

Section 6.15 Management Fees.

No Credit Party shall, nor shall it permit any of its Subsidiaries, directly or indirectly, to pay any management, consulting or similar fees to any Affiliate or to any manager, director, officer or employee of the Borrower or any of its Subsidiaries.

Section 6.16 Reserved.

Section 6.17 Maximum Consolidated Capital Expenditures.

No Credit Party shall, nor shall it permit any of its Subsidiaries to, make Consolidated Capital Expenditures in any Fiscal Year in an aggregate amount in excess of $125,000,000 for each Fiscal Year plus following the Fiscal Year ending September 26, 2013, up to 75% of the unused amount available for Consolidated Capital Expenditures under this Section for the immediately preceding Fiscal Year (excluding any carry forward available from any prior Fiscal Year); provided, that with respect to any Fiscal Year, Consolidated Capital Expenditures made during any such Fiscal Year shall be deemed to be made first with respect to the applicable limitation for such Fiscal Year and then with respect to any carry forward amount to the extent applicable.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1 Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a) Payment Default. (i) Failure by the Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) failure by the Borrower to pay when due any amount payable to the Issuing Lender in reimbursement of any drawing under a Letter of Credit (it being understood that the payment of such amount with the proceeds of Revolving Loans in accordance with Section 2.4(d) hereof shall not be a failure by the Borrower to pay when due such amount); or (iii) failure by the Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

(b) Defaults in Other Agreements. (i) Failure of any Credit Party or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 7.1(a)) or Contingent Obligations with an aggregate principal amount of $20,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by any Credit Party or any of its Subsidiaries with respect to any other material term of (A) one or more items of Indebtedness or Contingent Obligations in the aggregate principal amounts referred to in clause (i) above or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness or Contingent Obligation(s) or the beneficiary or beneficiaries of such Indebtedness or Contingent Obligation(s) (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or (iii) breach or default of any payment obligation under any Hedging Agreement that is a Bank Product following any applicable grace period; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in (A) Section 5.1(c) and such failure shall continue unremedied for a period of five (5) days or (B) Sections 5.1(h), 5.2, 5.12, 5.13(b) or Article VI of this Agreement; provided that any breach by a Credit Party of the financial covenants in Section 6.6 shall only constitute an Event of Default with respect to the Revolving Facility and shall not constitute an Event of Default with respect to the Term Loan until the earlier of (i) the Required Revolving Lenders or the Administrative Agent on behalf of the Required Revolving Lenders exercise any remedy pursuant to the terms of Section 7.2 and/or the Revolving Commitments are terminated and the outstanding Revolving Loans and LOC Obligations are accelerated as a result of such breach in accordance with the terms of Section 7.2 or (ii) so long as such Event of Default has not been cured or waived by the Required Revolving Lenders, thirty (30) days after the date the delivery of the most recent covenant compliance certificate is required under Section 5.1(c); or

(d) Breach of Representation and Warranty. Any representation, warranty, certification or other statement made by any Credit Party or any of its Subsidiaries in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect on the date as of which made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Credit Documents, other than any such term referred to in any other subsections of this Section, and such default shall not have been remedied or waived within 30 days after its occurrence; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or (iii) there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party or any of its Subsidiaries, and any such event described in clause (ii) or (iii) shall continue for 60 days unless dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Any Credit Party or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit Party or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) any Credit Party or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or (iii) the Board of Directors of any Credit Party or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clauses (i) or (ii) above; or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $20,000,000 (except to the extent adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against any Credit Party or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 90 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party or any of its Subsidiaries decreeing the dissolution or split up of such Credit Party or such Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

(j) Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $2,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $2,000,000; or

(k) Change of Control. There shall occur a Change of Control; or

(l) Invalidity of Guaranty; Failure of Security; Repudiation of Credit Party Obligations. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Credit Party Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Security Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Credit Party Obligations or any other termination of such Security Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of the Administrative Agent or any Lender to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document (or the priority or perfection of any Lien granted thereunder) in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or

(m) Seniority of Credit Party Obligations. Any default (which is not waived or cured within the applicable period of grace) or event of default shall occur under any of Senior Subordinated Convertible Notes or any other Subordinated Indebtedness, or the subordination provisions contained therein shall cease to be in full force and effect or to give the Lenders the rights, powers and privileges purported to be created thereby, or the Credit Party Obligations shall fail to be deemed senior Indebtedness under the terms of the Senior Subordinated Convertible Notes or any other Subordinated Indebtedness; or

(n) Uninsured Loss. Any uninsured damage to or loss, theft or destruction of any assets of the Credit Parties or any of their Subsidiaries (except to the extent adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall occur that is in excess of $10,000,000.

Section 7.2 Acceleration; Remedies.

Upon the occurrence and during the continuance of an Event of Default, then, and in any such event:

(a) if such event is a Bankruptcy Event, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable;

(b) if such event is an Event of Default specified in Section 7.1 that only applies to the Revolving Facility in accordance with the terms thereof, any or all of the following actions may be taken:

(i) with the written consent of the Required Revolving Lenders, the Administrative Agent may, or upon the written request of the Required Revolving Lenders, the Administrative Agent shall, by written notice to the Borrower, declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate;

(ii) the Administrative Agent may, or upon the written request of the Required Revolving Lenders, the Administrative Agent shall, by written notice to the Borrower, declare the Revolving Loans, Swingline Loans and LOC Obligations (with accrued interest on any of the foregoing) and all other amounts owing under this Credit Agreement and the Revolving Notes with respect to the Revolving Facility to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; and/or

(iii) with the written consent of the Required Revolving Lenders, the Administrative Agent may, or upon the written request of the Required Revolving Lenders, the Administrative Agent shall, exercise such other rights and remedies with respect to the Revolving Facility as provided under the Credit Documents and under applicable law;

provided that if the Administrative Agent exercises any remedy pursuant to this subsection (b), the Required Term Loan Lenders shall have the right to direct in writing the Administrative Agent to exercise any such remedy with respect to the Term Loan; and

(c) if such event is any other Event of Default (including, without limitation, any Event of Default under Section 7.1 that applies to the Revolving Facility and the Term Loan), any or all of the following actions may be taken:

(i) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate;

(ii) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; and/or

(iii) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, exercise such other rights and remedies as provided under the Credit Documents and under applicable law.

ARTICLE VIII

THE AGENT

Section 8.1 Appointment and Authority.

Each of the Lenders and the Issuing Lender hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.2 Nature of Duties.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, the Swingline Lender or the Issuing Lender hereunder. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any subagents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents

Section 8.3 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its obligations hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 7.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or an Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.4 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of

Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.5 Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

Section 8.6 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the Issuing Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.7 Indemnification.

The Lenders agree to indemnify the Administrative Agent, the Issuing Lender, and the Swingline Lender in its capacity hereunder and their Affiliates and their respective officers, directors, agents and employees (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Credit Party Obligations) be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section shall survive the termination of this Agreement and payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder.

Section 8.8 Administrative Agent in Its Individual Capacity.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Credit Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.9 Successor Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (unless a Default or Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender, the Required Lenders or the Borrower, as the case may be, may, to the extent permitted by applicable law, by notice in writing to the Borrower or the Lenders, as the case may be, and such Person, remove such Person as Administrative Agent and, with the consent of the Borrower in connection with any removal by the Required Lenders (unless a Default or Event of Default has occurred and is continuing), appoint a successor. If no such successor shall have been so appointed by the Borrower or the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and Section 9.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(d) Any resignation by Wells Fargo, as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

Section 8.10 Collateral and Guaranty Matters.

(a) The Lenders and the Bank Product Provider irrevocably authorize and direct the Administrative Agent:

(i) to release any Lien on any Collateral granted to or held by the Administrative Agent under any Credit Document (A) upon termination of the Commitments and payment in full of all Credit Party Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (B) that is transferred or to be transferred as part of or in connection with any sale or other disposition permitted under Section 6.7, or (C) subject to Section 9.1, if approved, authorized or ratified in writing by the Required Lenders;

(ii) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such Collateral that is permitted by Section 6.2; and

(iii) to release any Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Guarantor as a result of a transaction permitted hereunder.

(b) In connection with a termination or release pursuant to this Section, the Administrative Agent shall promptly execute and deliver to the applicable Credit Party, at the Borrower’s expense, all documents that the applicable Credit Party shall reasonably request to evidence such termination or release. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section.

Section 8.11 Bank Products.

Except as otherwise provided herein, no Bank Product Provider that obtains the benefits of Sections 2.10 and 7.2, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Credit Party Obligations arising under Bank Products unless the Administrative Agent has received written notice

(including, without limitation, a Bank Product Provider Notice) of such Credit Party Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendments, Waivers and Release of Collateral.

Neither this Credit Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, extended, restated, replaced, supplemented, waived or modified (by amendment, waiver, consent or otherwise) except in accordance with the provisions of this Section nor may the Collateral be released except as specifically provided herein or in the Security Documents or in accordance with the provisions of this Section. The Required Lenders may or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive or consent to the departure from, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, waiver, supplement, modification, release or consent shall:

(i) without the written consent of each Lender directly affected thereby: (A) reduce or forgive the principal amount, or extend the scheduled date of payment or maturity, of any Loan or Note or any installment thereon; or (B) reduce the stated rate of or forgive any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend or waive the scheduled date of any payment of interest or fee; or (C) provide for Interest Periods greater than six months; or (D) increase the amount or extend the expiration date of any Lender’s Commitment; provided that it is understood and agreed that (1) no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.8(b), nor any amendment of Section 2.8(b) or the definitions of Asset Disposition, Debt Issuance, Excess Cash Flow or Recovery Event, shall constitute a reduction or forgiveness of the amount of, or an extension of the scheduled date or maturity of, or any Loan or Note or any installment thereon, (2) any reduction in the stated rate of interest on Revolving Loans shall only require the written consent of each Lender holding a Revolving Commitment and (3) any reduction in the stated rate of interest on the Term Loan shall only require the written consent of each Lender holding a portion of the outstanding Term Loan, or

(ii) amend, modify or waive any provision of this Section or change the percentage specified in the definition of Required Lenders without the written consent of each Lender directly affected thereby, or

(iii) amend, modify or waive any provision of Section 2.13(a) or any other term with respect to the priority of any Loan or the pro rata treatment of payments without the written consent of each Lender directly affected thereby, or

(iv) amend, modify or waive the order in which Credit Party Obligations are paid in Section 2.8(b) or Section 2.13(b) without the written consent of each Lender and each Bank Product Provider directly affected thereby, or

(v) except as otherwise permitted by this Agreement, release all or substantially all of the Guarantors from their obligations under the Guaranty without the written consent of all of the Lenders, or

(vi) release all or substantially all of the Collateral without the written consent of all of the Lenders, or

(vii) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of all of the Required Lenders or the Lenders as appropriate, or

(viii) amend, modify or waive any provision of the Credit Documents affecting the rights or duties of the Administrative Agent (including Article VIII), the Issuing Lender or the Swingline Lender without the written consent of the Administrative Agent, the Issuing Lender or the Swingline Lender, as applicable, in addition to the Lenders required herein to take such action, or

(ix) without the consent of the Required Revolving Lenders, amend, modify or waive any provision in Section 2.3 or 4.2 or waive any Default or Event of Default (or amend any Credit Document to effectively waive any existing Default or Event of Default) if the effect of such amendment, modification or waiver is that the Revolving Lenders shall be required to fund Revolving Loans when such Revolving Lenders would otherwise not be required to so fund pursuant to the terms of Section 2.3 and 4.2, or

(x) amend or modify the definition of Credit Party Obligations to delete or exclude any obligation or liability described therein without the written consent of each Lender directly affected thereby, or

(xi) amend the definitions of “Hedging Agreement,” “Bank Product,” or “Bank Product Provider” without the consent of any Bank Product Provider that would be adversely affected thereby;

provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, the Issuing Lender and/or the Swingline Lender, as applicable, in addition to the Lenders required hereinabove to take such action.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Issuing Lender, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders, the Issuing Lender and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding the foregoing, any amendment, waiver or other modification to the financial covenants set forth in Section 6.6 or any component definition of such financial covenants shall only require the consent of the Required Revolving Lenders; provided that any amendment, waiver or other modification to a component definition of the financial covenants in Section 6.6 shall only apply to the computation of such financial covenants.

Notwithstanding any of the foregoing to the contrary, the consent of the Borrower and the other Credit Parties shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9) ; provided, however, that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver.

Notwithstanding any of the foregoing to the contrary, the Credit Parties and the Administrative Agent, without the consent of any Lender, may enter into any amendment, modification or waiver of any Credit Document, or enter into any new agreement or instrument, to (i) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or (ii) correct any obvious error or omission of a technical nature, in each case that is immaterial (as determined by the Administrative Agent), in any provision of any Credit Document, if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (a) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (b) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and (c) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (i) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (ii) to the extent such amendment, waiver or consent impacts such Defaulting Lender more than the other Lenders.

In addition, notwithstanding anything to the contrary herein the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all of the Lenders of any class to make one or more amendments or modifications to (a) allow the maturity and scheduled amortization of the Loans and/or Commitments of the Accepting Lenders (as defined below) to be extended and (b) increase the Applicable Margins, the Commitment Fees and/or the Letter of Credit Fees set forth in the Applicable Percentage payable with respect to the Loans and Commitments of the Accepting Lenders (“Permitted Amendments”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and/or Commitments as to which such Lender’s acceptance has been made. The Borrower, each Credit Party and each Accepting Lender shall execute and deliver to the Administrative Agent an agreement containing the terms of the Permitted Amendments (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Credit Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders as to which such Lenders’ acceptance has been made.

For the avoidance of doubt and notwithstanding any provision to the contrary contained in this Section 9.1, this Agreement may be amended (or amended and restated) with the written consent of the Credit Parties and the Administrative Agent in accordance with Section 2.3.

Section 9.2 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

The Borrower and the
other Credit Parties:	The Pantry, Inc.
305 Gregson Drive
Cary, North Carolina 27511
	Attention:	Chief Financial Officer
	Telecopier:	(919) 774-3329
	Telephone:	(919) 774-6700

Administrative Agent:	Wells Fargo Bank, National Association, as Administrative Agent
1525 West W.T. Harris Blvd.
MACD1109-019
Charlotte, North Carolina 28262
	Attention:	Syndication Agency Services
	Telecopier:	(704) 383-0288
	Telephone:	(704) 374-2698

with a copy to:

Wells Fargo Bank, National Association
One Wells Fargo Center, TW-5
Charlotte, North Carolina 28288-0760
	Attention:	Johnathan Temesgen
	Telecopier:	(704) 715-5549
	Telephone:	(704) 383-6596

(iii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders, the Swingline Lender and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the Issuing Lender pursuant to Article II if such Lender, the Swingline Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform.

(i) Each Credit Party agrees that the Administrative Agent may make the Communications (as defined below) available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications effected thereby (the “Communications”). No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, “Agent Parties”) have any liability to the Credit Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Platform, except to the extent that such damages, losses or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party.

Section 9.3 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.4 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all Credit Party Obligations have been paid in full.

Section 9.5 Payment of Expenses and Taxes; Indemnity.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket costs and expenses incurred by the Agents, the Arrangers and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket costs and expenses incurred by the Issuing Lender and the Swingline Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or Swingline Loan or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses incurred by any Agent, any Arranger, any Lender, the Issuing Lender or the Swingline Lender (including the reasonable fees, charges and disbursements of one external counsel (and one external local counsel in each applicable jurisdiction if required and as selected by the Administrative Agent) for the Administrative Agent, any Arranger, any Lender, the Issuing Lender or the Swingline Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, except to the extent a conflict of interest exists that requires separate legal counsel, the Borrower shall be obligated to pay the reasonable fees and out-of-pocket expenses of only one counsel for the Lenders (other than counsel to the Arrangers, the Agents, the Issuing Lender and the Swingline Lender) in connection with the enforcement or protection of their rights.

(b) Indemnification by the Borrower. The Borrower shall indemnify each Agent (and any sub-agent thereof), each Arranger, each Lender, the Issuing Lender and the Swingline Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including reasonable fees, disbursements, settlement costs and other charges of one external counsel and one external local counsel in each applicable jurisdiction if required (and to the extent an Indemnitee determines, after consultation with legal counsel, that an actual or potential conflict may require use of separate counsel by such Indemnitee, separate legal counsel for such indemnified person)) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any liability under Environmental Law related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, Swingline Lender or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), Swingline Lender or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Swingline Lender or Issuing Lender in connection with such capacity.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the unauthorized use by unintended recipients of any information or other materials obtained by such unintended recipients through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent obtained as a result of such Indemnitee’s own gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable promptly/not later than five (5) Business Days after demand therefor.

(f) Survival. The agreements contained in this Section shall survive the resignation of the Administrative Agent, the Swingline Lender and the Issuing Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Credit Party Obligations.

Section 9.6 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, in the case of any assignment in respect of a revolving facility, or $1,000,000, in the case of any assignment in respect of a term facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, that Commitments and outstanding Loans of related Approved Funds shall be aggregated for purposes of determining compliance with such minimum assignment amounts.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Tranches on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) the Primary Syndication of the Loans has not been completed as determined by Wells Fargo; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) a Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) a Term Loan Commitment to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of the Issuing Lender and the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided that no more than one such fee shall be payable in connection with simultaneous assignments to or by two or more Approved Funds.

(v) No Assignment to Borrower. No such assignment shall be made to (A) any Credit Party or any Credit Party’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) any Person holding any Subordinated Indebtedness of the Credit Parties.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.22 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders, Issuing Lender and Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.5(b) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16 and 2.22 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.16 and 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.19 as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.7 Right of Set-off; Sharing of Payments.

(a) If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit

Party now or hereafter existing under this Agreement or any other Credit Document to such Lender, the Swingline Lender or the Issuing Lender, irrespective of whether or not such Lender, the Swingline Lender or the Issuing Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch, office or affiliate of such Lender, the Swingline Lender or the Issuing Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Credit Party Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Swingline Lender, the Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Swingline Lender, the Issuing Lender or their respective Affiliates may have. Each Lender, the Swingline Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(B) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to any

Credit Party or any Subsidiary thereof (as to which the provisions of this paragraph shall apply) or (z) (1) any amounts applied by the Swingline Lender to outstanding Swingline Loans and (2) any amounts received by the Issuing Lender and/or Swingline Lender to secure the obligations of a Defaulting Lender to fund risk participations hereunder.

(c) Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

Section 9.8 Table of Contents and Section Headings.

The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

Section 9.9 Counterparts.

(a) Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 4.1, this Agreement shall become effective when (i) it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, on behalf of itself and the Lenders pursuant to each Lender’s Lender Consent and the Administrative Agent shall have received copies hereof and thereof (telefaxed or otherwise) and (ii) the Administrative Agent shall have received Lender Consents from each Lender in accordance with Section 9.21, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.10 Severability.

Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.11 Integration.

This Credit Agreement, the Notes and the other Credit Documents represent the agreement of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrower, the other Credit Parties, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

Section 9.12 Governing Law.

This Credit Agreement and the Notes and the rights and obligations of the parties under this Credit Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 9.13 Consent to Jurisdiction and Service of Process.

(a) Consent to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York sitting State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent, any Lender, the Swingline Lender or the Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(b) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(c) Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.14 Confidentiality.

(a) Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to (i) its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will agree to keep such Information confidential, which agreement may be in the form of an electronic acknowledgement) and (ii) its Funds and to its and its Funds’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, under any other Credit Document or Bank Product or any action or proceeding relating to this Agreement, any other Credit Document or Bank Product or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) (i) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, or (iv) a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued in respect of securities issued by an Approved Fund (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Borrower will cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower to the Administrative Agent and Lenders (collectively, “Information Materials”) pursuant to this Article IX and will designate Information Materials (A) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (B) that are not Public Information as “Private Information”.

Section 9.15 Acknowledgments.

The Borrower and the other Credit Parties each hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Credit Agreement and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

(c) no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.

Section 9.16 Waivers of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.17 USA Patriot Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the other Credit Parties, which information includes the name and address of the Borrower and the other Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the other Credit Parties in accordance with the Patriot Act.

Section 9.18 Resolution of Drafting Ambiguities.

Each Credit Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement and the other Credit Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 9.19 Continuing Agreement.

This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Credit Party Obligations (other than those obligations that expressly survive the termination of this Credit Agreement) have been paid in full and all Commitments and Letters of Credit have been terminated. Upon termination, the Credit Parties shall have no further obligations (other than those obligations that expressly survive the termination of this Credit Agreement) under the Credit Documents and the Administrative Agent shall, at the request and expense of the Borrower, deliver all the Collateral in its possession to the Borrower and release all Liens on the Collateral; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all Liens of the Administrative Agent shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

Section 9.20 Press Releases and Related Matters.

The Credit Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure (other than regular and periodic reports and other filings with the Securities and Exchange Commission) using the name of Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Credit Documents without the prior written consent of such Person, unless (and only to the extent that) the Credit Parties or such Affiliate is required to do so under law and then, in any event, the Credit Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure. The Credit Parties consent to the publication by Administrative Agent or any Lender of customary advertising material relating to the Transactions using the name, product photographs, logo or trademark of the Credit Parties.

Section 9.21 Appointment of Borrower.

Each of the Guarantors hereby appoints the Borrower to act as its agent for all purposes under this Agreement and agrees that (a) the Borrower may execute such documents on behalf of such Guarantor as the Borrower deems appropriate in its sole discretion and each Guarantor shall be obligated by all of the terms of any such document executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or the Lender to the Borrower shall be deemed delivered to each Guarantor and (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Borrower on behalf of each Guarantor.

Section 9.22 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each Transaction, each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Credit Parties and their Affiliates, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, and the Credit Parties are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transactions and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof);

(b) in connection with the process leading to such transaction, the Agents, the Arrangers and the Lenders each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Credit Party or any of their Affiliates, stockholders, creditors or employees or any other Person; (c) none of the Agents, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Credit Party with respect to any of the Transactions or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Agents, the Arrangers or the Lenders has advised or is currently advising any Credit Party or any of its Affiliates on other matters) and none of the Agents, the Arrangers or the Lenders has any obligation to any Credit Party or any of their Affiliates with respect to the Transactions except those obligations expressly set forth herein and in the other Credit Documents; (d) the Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and none of the Agents, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Agents, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the Transactions (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Credit Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Arrangers or the Lenders with respect to any breach or alleged breach of agency or fiduciary duty.

Section 9.23 Responsible Officers.

The Administrative Agent and each of the Lenders are authorized to rely upon the continuing authority of the Responsible Officers with respect to all matters pertaining to the Credit Documents including, but not limited to, the selection of interest rates, the submission of requests for Extensions of Credit and certificates with regard thereto. Such authorization may be changed only upon written notice to Administrative Agent accompanied by evidence, reasonably satisfactory to Administrative Agent, of the authority of the Person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent (or such earlier time as agreed to by the Administrative Agent).

Section 9.24 Amendment and Restatement.

This Agreement constitutes an amendment and restatement of the Existing Credit Agreement effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the existing lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Existing Credit

Agreement shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such loans, together with any Extensions of Credit made on the Closing Date, reflect the Commitments of the Lenders hereunder. Upon the effectiveness hereof, each Departing Lender’s “Commitment” under the Existing Credit Agreement shall be terminated, each Departing Lender shall have received payment in full of all of the “Obligations” owing to it under the Existing Credit Agreement (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, obligations relating to any “Secured Hedging Agreement” (as such term is defined in the Existing Credit Agreement), and contingent indemnity obligations and other contingent obligations owing to it under the “Credit Documents” as defined in the Existing Credit Agreement) and each Departing Lender shall not be a Lender hereunder.

Section 9.25 Intercompany Debt.

Each Credit Party agrees that all intercompany Indebtedness among Credit Parties (the “Intercompany Debt”) is subordinated in right of payment, to the prior payment in full of all Credit Party Obligations. Notwithstanding any provision of this Credit Agreement to the contrary, provided that no Event of Default has occurred and is continuing, Credit Parties may make and receive payments with respect to the Intercompany Debt to the extent otherwise permitted by this Credit Agreement; provided that in the event of and during the continuation of any Event of Default, no payment shall be made by or on behalf of any Credit Party on account of any Intercompany Debt. In the event that any Credit Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section, such payment shall be held by such Credit Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the Administrative Agent.

ARTICLE X

GUARANTY

Section 10.1 The Guaranty.

In order to induce the Lenders to enter into this Agreement and any Bank Product Provider to enter into any Bank Product and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder and any Bank Product, each of the Guarantors hereby agrees with the Administrative Agent, the Lenders and the Bank Product Provider as follows: each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Credit Party Obligations. If any or all of the indebtedness becomes due and payable hereunder or under any Bank Product, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Lenders, the Bank Product Providers, or their respective order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Credit Party Obligations. The Guaranty set forth in this Article X is a guaranty of timely payment and not of collection. The word “indebtedness” is used in this Article X in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower, including specifically all Credit Party Obligations, arising in connection with this Agreement, the other Credit Documents or any Bank Product, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

Section 10.2 Bankruptcy.

Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party Obligations of the Borrower to the Lenders and any Bank Product Provider whether or not due or payable by the Borrower upon the occurrence of any Bankruptcy Event and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for the account of the Lenders and to any such Bank Product Provider, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent, any Lender or any Bank Product Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

Section 10.3 Nature of Liability.

The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent, the Lenders or any Bank Product Provider on the Credit Party Obligations which the Administrative Agent, such Lenders or such Bank Product Provider repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

Section 10.4 Independent Obligation.

The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

Section 10.5 Authorization.

Each of the Guarantors authorizes the Administrative Agent, each Lender and each Bank Product Provider without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Agreement and any Bank Product, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine, (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors and (e) to the extent otherwise permitted herein, release or substitute any Collateral.

Section 10.6 Reliance.

It is not necessary for the Administrative Agent, the Lenders or any Bank Product Provider to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Credit Party Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 10.7 Waiver.

(a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, any Lender or any Bank Product Provider to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s, any Lender’s or any Bank Product Provider’s whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Credit Party Obligations (other than contingent indemnification obligations), including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Credit Party Obligations. The Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent or any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party Obligations have been paid in full and the Commitments have been terminated. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

(b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders or any Bank Product Provider against the Borrower or any other guarantor of the Credit Party Obligations of the Borrower owing to the Lenders or such Bank Product Provider (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party Obligations shall have been paid in full and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Lenders or any Bank Product Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders and/or the Bank Product Providers to secure payment of the Credit Party Obligations of the Borrower until such time as the Credit Party Obligations (other than contingent indemnification obligations) shall have been paid in full and the Commitments have been terminated.

Section 10.8 Limitation on Enforcement.

The Lenders and the Bank Product Providers agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders or such Bank Product Provider (only with respect to obligations under the applicable Bank Product) and that no Lender or Bank Product Provider shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Agreement and for the benefit of any Bank Product Provider under any Bank Product.

Section 10.9 Confirmation of Payment.

The Administrative Agent and the Lenders will, upon request after payment of the Credit Party Obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.

Section 10.10 Release of Guarantor.

A Guarantor shall be released from all of its obligations under this Guaranty at any time (i) such Guarantor sells all of its assets and ceases to exist or merges with or into the Borrower or any other wholly-owned Guarantor, in any case on terms permitted by this Agreement, (ii) the Borrower sells all of the Capital Stock of such Guarantor to a Person that is not a Credit Party, or (iii) such Guarantor ceases to hold assets in excess of $1,000,000 or to have annualized revenues in excess of $1,000,000, in each case in a transaction in permitted by the terms of this Agreement; provided that at any one time the value of assets and annualized revenues of all Domestic Subsidiaries of the Borrower that are not Credit Parties shall not exceed $5,000,000 in the aggregate.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:	THE PANTRY, INC.,
a Delaware corporation

	By:	/s/ Berry L. Epley
	Name:	Berry L. Epley
	Title:	Vice President, Assistant Corporate Secretary & Controller

GUARANTORS:	None.

ADMINISTRATIVE AGENT	WELLS FARGO BANK, NATIONAL ASSOCIATION,
AND LENDERS:	as Administrative Agent and a Lender

	By:	/s/ Andrea S. Chen
Name: Andrea S. Chen
Title: Director

[signature pages continue]

BMO Harris Financing, Inc., as a Lender

By:	/s/ Philip Langheim
Name: Philip Langheim
Title: Managing Director

Capital One Leverage Finance Corp., as a Lender

By:	/s/ Ron Walker
Name: Ron Walker
Title: Senior Vice President

CADENCE BANK, N.A., as a Lender

By:	/s/ Mike Ross
Name: Mike Ross
Title: Senior Vice President

Bank of America, N.A., as a Lender

By:	/s/ Charles R. Dickerson
Name: Charles R. Dickerson
Title: SVP

ROYAL BANK OF CANADA, as a Lender

By:	/s/ John Flores
Name: John Flores
Title: Authorized Signatory

REGIONS BANK, as a Lender

By:	/s/ Jon C. Swift
Name: Jon C. Swift
Title: Senior Vice President

SUNTRUST BANK, as a Lender

By:	/s/ J. Haynes Gentry III
Name: J. Haynes Gentry III
Title: Vice President

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, as a Lender

By:	/s/ Theodore W. Cox
Name: Theodore W. Cox
Title: Executive Director

By:	/s/ Sue Chen-Holmes
Name: Sue Chen-Holmes
Title: Vice President

Schedule 1.1-1

[FORM OF]

ACCOUNT DESIGNATION LETTER

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent under the

Credit Agreement referred to below

1525 West W.T. Harris Blvd.

MACD1109-019

Charlotte, North Carolina 28262

Attn: Syndication Agency Services

Ladies and Gentlemen:

This Account Designation Letter is delivered to you by The Pantry, Inc., a Delaware corporation (the “Borrower”), pursuant to the Fourth Amended and Restated Credit Agreement dated as of August 3, 2012 (as amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (individually a “Guarantor” and collectively, the “Guarantors”), the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”).

The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account, unless the Borrower shall designate in writing to the Administrative Agent one or more other accounts:

[INSERT Name of Bank/

ABA Routing Number/

and Account Number]

This Account Designation Letter may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THE PANTRY, INC.

By:

Name:

Title:

Schedule 1.1-3

MATERIAL CONTRACTS

1.	Asset Purchase Agreement dated January 5, 2007 between The Pantry and Petro Express, Inc.

2.	Amended and Restated Distribution Service Agreement dated August 1, 2008 between The Pantry and McLane Company, Inc.

3.	Amendment to Distribution Service Agreement dated May 1, 2010 between The Pantry and McLane Company, Inc.

4.	Distributor Franchise Agreement between The Pantry and CITGO Petroleum Corporation dated August 2000, including Amended and Restated Addendum dated February 11, 2003

5.	Letter Amendment to the Amended and Restated Addendum dated July 7, 2004 to the Distributor Franchise Agreement between The Pantry and CITGO Petroleum Corporation, dated August 2000, as amended by Amended and Restated Addendum to Distributor Franchise Agreement dated February 11, 2003

6.	First Amendment to Amended and Restated Addendum to Distributor Franchise Agreement by and between CITGO Petroleum Corporation and The Pantry dated March 31, 2005

7.	Second Amendment to Amended and Restated Addendum to Distributor Franchise Agreement dated October 17, 2005 between CITGO Petroleum Corporation and The Pantry

8.	Third Amendment to Amended and Restated Addendum to Distributor Franchise Agreement dated March 18, 2006 between CITGO Petroleum Corporation and The Pantry

9.	Fourth Amendment to Amended and Restated Addendum to Distributor Franchise Agreement dated December 18, 2006 between CITGO Petroleum Corporation and The Pantry

10.	Fifth Amendment to Amended and Restated Addendum to Distributor Franchise Agreement dated June 8, 2009 by and between CITGO Petroleum Corporation and The Pantry

11.	Branded Jobber Contract by and between The Pantry and BP® Products North America Inc. dated February 1, 2003, as amended by the Amendment to the Branded Jobber Contract dated February 14, 2003

12.	Second Amendment to the Branded Jobber Contract between The Pantry and BP® Products North America Inc. dated June 11, 2004

13.	Third Amendment to the Branded Jobber Contract by and between The Pantry and BP® Products North America Inc. dated July 18, 2006

14.	Fourth Amendment to the Branded Jobber Contract by and between The Pantry and BP® Products North America Inc. dated July 30, 2007

15.	Fifth Amendment to the Branded Jobber Contract by and between The Pantry and BP® Products North America Inc. dated November 1, 2009

16.	Sixth Amendment to the Branded Jobber Contract by and between The Pantry and BP® Products North America Inc. dated March 1, 2010

17.	Seventh Amendment to the Branded Jobber Contract by and between The Pantry and BP® Products North America Inc. dated June 1, 2011

18.	Letter Amendment dated June 22, 2012 to the Branded Jobber Contract by and between The Pantry and BP® Products North America Inc. dated February 1, 2003, as amended

19.	Branded Product Supply and Trademark License Agreement by and between The Pantry and Marathon Petroleum Company, LLC dated July 26, 2010

20.	Master Conversion Agreement by and between The Pantry and Marathon Petroleum Company, LLC dated July 26, 2010

21.	First Amendment to Master Conversion Agreement by and between The Pantry and Marathon Petroleum Company, LLC dated February 14, 2011

22.	Second Amendment to Master Conversion Agreement by and between The Pantry and Marathon Petroleum Company, LLC dated August 16, 2011

23.	Third Amendment to Master Conversion Agreement by and between The Pantry and Marathon Petroleum Company, LLC dated October 3, 2011

24.	Guaranteed Supply Agreement by and between The Pantry and Marathon Petroleum Company, LLC dated July 26, 2010

25.	First Amendment to Guaranteed Supply Agreement by and between The Pantry and Marathon Petroleum Company, LLC dated February 14, 2010

26.	Second Amendment to Guaranteed Supply Agreement by and between The Pantry and Marathon Petroleum Company, LLC dated August 15, 2011

27.	Marketer Franchise Agreement between The Pantry and Citgo Petroleum Corporation dated September 1, 2010, including an Addendum to the Marketer Franchise Agreement, which amends and restates the Distributor Franchise Agreement between The Pantry and Citgo dated August 2000, as amended to date

28.	First Amendment to Citgo Marketer Franchise Agreement by and between The Pantry and Citgo Petroleum Corporation dated April 6, 2011

29.	Second Amendment to Addendum to Citgo Marketer Franchise Agreement by and between The Pantry and Citgo® Petroleum Corporation dated March 5, 2012

30.	Indenture dated November 22, 2005 by and among The Pantry, Kangaroo, Inc. and R. & H. Maxxon, Inc., subsidiaries of The Pantry, as guarantors, and Wachovia Bank, National Association, as Trustee, with respect to the 3% Senior Subordinated Convertible Notes Due 2012

31.	Form of 3% Senior Subordinated Convertible Notes Due 2012

32.	Indenture dated February 19, 2004 among The Pantry, R&H Maxxon, Inc. and Kangaroo, Inc., subsidiaries of The Pantry, as Guarantors, and Wachovia Bank, National Association, as Trustee, with respect to the 7.75% Senior Subordinated Notes due 2014, as amended by the Supplemental Indenture dated as of the Closing Date between The Pantry and U.S. Bank National Association (successor to Wachovia Bank, National Association), as trustee

33.	Form of 7.75% Senior Subordinated Note due 2014

34.	Confirmation of OTC Warrant Transaction dated November 16, 2005 between The Pantry and Merrill Lynch International

35.	Confirmation of OTC Convertible Note Hedge dated November 16, 2005 between The Pantry and Merrill Lynch International

36.	Confirmation of OTC Warrant Transaction dated November 21, 2005 between The Pantry and Merrill Lynch International

37.	Confirmation of OTC Convertible Note Hedge dated November 21, 2005 between The Pantry and Merrill Lynch International

38.	Form of Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Alabama) dated January 9, 2008 by and from The Pantry to Wachovia Bank, National Association, as administrative agent

39.	Form of Amended and Restated Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Florida) dated January 9, 2008 by and from The Pantry to Wachovia Bank, National Association, as administrative agent

40.	Form of Amended and Restated Deed to Secure Debt, Security Agreement, and Assignment of Rents (Georgia) dated January 9, 2008 by and from The Pantry to Wachovia Bank, National Association, as administrative agent

41.	Form of Amended and Restated Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Indiana) dated January 9, 2008 by and from The Pantry to Wachovia Bank, National Association, as administrative agent

42.	Form of Amended and Restated Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Kentucky) dated January 9, 2008 by and from The Pantry to Wachovia Bank, National Association, as administrative agent

43.	Form of Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Louisiana) dated January 9, 2008 by and from The Pantry to Wachovia Bank, National Association, as administrative agent

44.	Form of Amended and Restated Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing (North Carolina) dated January 9, 2008 by and from The Pantry to TRSTE, Inc., trustee, for the benefit of Wachovia Bank, National Association, as administrative agent

45.	Form of Amended and Restated Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (South Carolina) dated January 9, 2008 by and from The Pantry to Wachovia Bank, National Association, as administrative agent

46.	Form of Amended and Restated Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Tennessee) dated January 9, 2008 by and from The Pantry to TRSTE II, Inc., trustee, for the benefit of Wachovia Bank, National Association, as administrative agent

47.	Form of Amended and Restated Credit Line Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Virginia) dated January 9, 2008 by and from The Pantry to TRSTE, Inc., trustee, for the benefit of Wachovia Bank, National Association, as administrative agent

48.	Form of Lease Agreement between The Pantry and certain parties to the Purchase and Sale Agreement dated October 9, 2003 by and among The Pantry, RI TN 1, LLC, RI TN 2, LLC, RI GA 1, LLC, and Crestnet 1, LLC

49.	Form of Lease Agreement between The Pantry and National Retail Properties, LP

50.	Indenture dated August 3, 2012 among The Pantry and U.S. Bank National Association, as Trustee, with respect to the 8.375% Senior Notes due 2020

51.	Form of 8.375% Senior Note due 2020

52.	Purchase Agreement between The Pantry, Merrill Lynch, Pierce, Fenner & Smith Incorporated and several other initial purchasers of notes party thereto, dated July 25, 2012.

53.	Registration Rights Agreement between The Pantry, Merrill Lynch, Pierce, Fenner & Smith Incorporated and several other initial purchasers of notes party thereto, dated August 3, 2012.

Schedule 1.1-4

EXISTING LETTERS OF CREDIT

The Pantry

LC Exposure as of 6/29/12

L/C #	LC Amount	Issue Date	Expiry Date	Beneficiary

SM200753	400,000.00	11/7/2002	11/1/2012	Arrowood Indemnity Company

SM200868	30,000.00	11/19/2002	12/8/2012	Louisian Dept of Envir

SM207317	13,271,857.00	3/11/2004	2/28/2013	Ace American Insurance

SM218196	3,000,000.00	2/6/2006	2/1/2013	ExxonMobil

SM219594	5,000.00	4/25/2006	4/24/2013	Town of Cary

SM225372	250,000.00	4/19/2007	4/19/2013	Apex Oil Company, Inc.

SM226422	17,000.00	6/22/2007	6/21/2013	Town of Cary

SM231417	3,000,000.00	5/27/2008	5/30/2013	Valero Energy Corporation

SM236821	13,775,000.00	3/17/2010	3/1/2013	Hartford Fire Insurance Company

SM237703	32,800,000.00	8/23/2010	8/30/2012	Marathon Petroleum Company LLC

SM238514	16,000.00	1/13/2011	12/2/2012	Kansas Dept of Health & Environment

SM407742C	14,500,000.00	2/9/1999	1/31/2013	Citgo Petroleum Corp

SM408070C	400,000.00	3/10/1999	9/4/2012	Marathon Ashland Petroleum

SM409516	125,000.00	7/20/1999	7/14/2012	Florida Self-Insurers Guaranty Assoc.

SM410464	1,000,000.00	10/14/1999	1/31/2013	BP Products North America Inc.

SM420233	957,000.00	3/14/2002	3/10/2013	NC Dept of Envir.

SM420234	25,000.00	3/13/2002	3/9/2013	SC Dept of Health & Envir.

SM420235	200,000.00	3/13/2002	3/2/2013	Commonwealth of Virginia

SM420859	60,000.00	5/7/2002	4/19/2013	Indian Dept. of Envir. Mgmt

SM422200	25,000.00	8/7/2002	7/30/2012	Georgia Dept of Natural Resources

SM422232	77,500.00	8/6/2002	4/19/2013	Tennessee Dept of Envir

SM422235W	25,000.00	8/6/2002	4/19/2013	Kentucky Dept of Envir

S014220	150,000.00	10/27/1987	1/31/2013	KY Dept of Labor

S031030	2,825,000.00	7/31/1991	3/15/2013	BP Products North America Inc.

S139521	12,000,000.00	11/28/1997	7/25/2012	Chevron Products

	98,934,357.00

Schedule 1.1-6

COMMITMENTS

Lenders	Revolving Commitment	Revolving Commitment Percentage	LOC Commitment	Term Loan Commitment	Term Loan Commitment Percentage

Wells Fargo Bank, National Association	$37,000,000.00	16.444444444%	$26,311,111.11	$235,000,000.00	92.156862745%

Royal Bank of Canada	$30,000,000.00	13.333333333%	$21,333,333.33	N/A	N/A

Bank of America, N.A.	$27,000,000.00	12.000000000%	$19,200,000.00	N/A	N/A

BMO Harris Financing, Inc.	$27,000,000.00	12.000000000%	$19,200,000.00	N/A	N/A

SunTrust Bank	$27,000,000.00	12.000000000%	$19,200,000.00	N/A	N/A

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch	$27,000,000.00	12.000000000%	$19,200,000.00	$5,000,000.00	1.960784314%

Capital One Leverage Finance Corp.	$20,000,000.00	8.888888889%	$14,222,222.22	$5,000,000.00	1.960784314%

Cadence Bank, N.A.	$15,000,000.00	6.666666667%	$10,666,666.67	$10,000,000.00	3.921568627%

Regions Bank	$15,000,000.00	6.666666667%	$10,666,666.67	N/A	N/A

Total	$225,000,000.00	100.000000000%	$160,000,000.00	$255,000,000.00	100.000000000%

Schedule 1.1-7

[FORM OF]

BANK PRODUCT PROVIDER NOTICE

TO:	Wells Fargo Bank, National Association, as Administrative Agent

RE:	Fourth Amended and Restated Credit Agreement, dated as of August 3, 2012, by and among The Pantry, Inc., a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower from time to time party thereto (individually a “Guarantor” and collectively, the “Guarantors”), the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

[Name of Bank Product Provider] hereby notifies you, pursuant to the terms of the Credit Agreement, that:

(a) [Name of Bank Product Provider] meets the requirements of a Bank Product Provider under the terms of the Credit Agreement and is a Bank Product Provider under the Credit Agreement and the other Credit Documents.

(b) The Credit Parties have entered into Bank Products with [Name of Bank Product Provider] which include: [set forth Bank Products].

(c) The maximum dollar amount1 of obligations arising under the Bank Products set forth in clause (b) above is: $        .

(d) The methodology to be used by such parties in determining the Bank Product Debt (as defined in the Credit Agreement) owing from time to time is:                     .

Delivery of this Notice by telecopy shall be effective as an original.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[1]	If reasonably capable of being determined.

A duly authorized officer of the undersigned has executed this Notice as of the     day of         ,         .

,

as a Bank Product Provider

By:

Name:

Title:

Schedule 1.1-8

DEPARTING LENDER SCHEDULE

Allied Irish Banks

Allstate Insurance Company

Apidos Capital Management

Callidus Capital

Canyon Capital

Caywood Scholl Capital

CIT Group/Business Credit

Commercial Industrial Finance

Compass Bank

East West Bank

General Electric Capital Corp

Governor and Co Bank of Ireland

Israel Discount Bank of NY

JPMorgan Chase

Newfleet Asset Management

Nicholas Applegate Capital

Ore Hill Partners LLC

Raymond James Bank

RB International Finance (USA)

State Bank of India

TD Bank, N.A.

Trimaran Advisors

United Overseas Bank Ltd.

US Bancorp

Van Kampen Investment

Schedule 2.1(b)(i)

[FORM OF]

NOTICE OF BORROWING

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent under the

Credit Agreement referred to below

1525 West W.T. Harris Blvd.

MACD1109-019

Charlotte, North Carolina 28262

Attn: Syndication Agency Services

Ladies and Gentlemen:

Pursuant to Section [2.1(b)][2.2(a)][2.5(b)] of the Fourth Amended and Restated Credit Agreement dated as of August 3, 2012 (as amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”) by and among The Pantry, Inc., a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower from time to time party thereto (individually a “Guarantor” and collectively, the “Guarantors”), the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), the Borrower hereby requests that the following Loans be made on [date] as follows (the “Proposed Borrowing”):

I.	Revolving Loans requested:

(1)	Total Amount of Revolving Loans Requested		$

(2)	Amount of (1) to be allocated to LIBOR Rate Loans			$

(3)	Amount of (1) to be allocated to Alternate Base Rate Loans			$

(4)	Interest Periods and amounts to be allocated thereto in respect of the LIBOR Rate Loans referenced in (2) (amounts must total (2)):

	(i)	one month		$

	(ii)	two months		$

	(iii)	three months		$

	(iv)	six months		$

Total LIBOR Rate Loans			$

NOTE:	REVOLVING LOAN BORROWINGS MUST BE IN MINIMUM AMOUNTS OF (A) WITH RESPECT TO LIBOR RATE LOANS $2,000,000 AND $100,000 INCREMENTS IN EXCESS THEREOF AND (B) WITH RESPECT TO ALTERNATE BASE RATE LOANS, $1,000,000 AND $50,000 INCREMENTS IN EXCESS THEREOF (OR THE REMAINING AMOUNT OF THE REVOLVING COMMITTED AMOUNT, IF LESS).

II.	Term Loan to be made as follows:[2]

(1)	Total Amount of Term Loan		$255,000,000.00

(2)	Amount of (1) to be allocated to LIBOR Rate Loans	$

(3)	Amount of (1) to be allocated to Alternate Base Rate Loans	$

(4)	Interest Periods and amounts to be allocated thereto in respect of the LIBOR Rate Loans referenced in (2) (amounts must total (2)):

	(i) one month	$

	(ii) two months	$

	(iii) three months	$

	(iv) six months	$

	Total LIBOR Rate Loans	$

[2]	Only to be used on the Closing Date

NOTE:	THE TERM LOAN MADE ON THE CLOSING DATE MAY ONLY CONSIST OF ALTERNATE BASE RATE LOANS UNLESS THE BORROWER DELIVERS A FUNDING INDEMNITY LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE ADMINISTRATIVE AGENT AT LEAST THREE (3) BUSINESS DAYS PRIOR TO THE CLOSING DATE.

IIII.	Swingline Loans requested:

(1)	Total Amount of Swingline Loans Requested	$

NOTE:	SWINGLINE LOAN BORROWINGS MUST BE IN MINIMUM AMOUNTS OF $50,000 AND IN INTEGRAL AMOUNTS OF $25,000 IN EXCESS THEREOF.

Terms defined in the Credit Agreement shall have the same meanings when used herein.

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

(a) The representations and warranties made by the Credit Parties in the Credit Agreement, in the Security Documents or which are contained in any certificate furnished at any time under or in connection with the Credit Agreement are (i) with respect to representations and warranties that contain a materiality qualification, true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case on and as of the date of such Proposed Borrowing as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(b) No Default or Event of Default has occurred and is continuing after giving effect to the Proposed Borrowing unless any Default or Event of Default has been waived in accordance with the Credit Agreement.

(c) Immediately after giving effect to the Proposed Borrowing (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect, (ii) the outstanding LOC Obligations shall not exceed the LOC Committed Amount, and (iii) the outstanding Swingline Loans shall not exceed the Swingline Committed Amount.

(d) Additional Conditions to Revolving Loans. If a Revolving Loan is requested, all conditions set forth in Section 2.1 of the Credit Agreement have been satisfied.

(e) Additional Conditions to Swingline Loans. If a Swingline Loan is requested, (i) all conditions set forth in Section 2.5 of the Credit Agreement have been satisfied and (ii) there shall exist no Lender that is a Defaulting Lender unless all of such Defaulting Lender’s participation in Swingline Loans has been reallocated among the Non-Defaulting Lenders in accordance with Section 2.24(a)(iv) of the Credit Agreement or the Swingline Lender has entered into satisfactory arrangements with the Borrower or such Defaulting Lender to eliminate the Swingline Lender’s risk with respect to such Defaulting Lender’s Swingline Commitment.

This Notice of Borrowing may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THE PANTRY, INC.

By:

Name:

Title:

Schedule 2.1(e)

[FORM OF]

REVOLVING NOTE

Lender:	[Date]

FOR VALUE RECEIVED, the undersigned, THE PANTRY, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay, on the Revolving Commitment Termination Date (as defined in the Credit Agreement referred to below), to the order of the above-named Lender (the “Lender”) at the office of the Administrative Agent (as defined below) located at 1525 West W.T. Harris Blvd., MACD1109-019, Charlotte, North Carolina 28262, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

The holder of this Revolving Note is authorized to endorse the date and amount of each Revolving Loan made pursuant to Section 2.1 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Revolving Note.

This Revolving Note is one of the Revolving Notes referred to in the Fourth Amended and Restated Credit Agreement dated as of August 3, 2012 (as amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the holder is entitled to the benefits thereof. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence and during the continuance of any Event of Default, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Revolving Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Revolving Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

This Revolving Note may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

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THE PANTRY, INC.

By:

Name:

Title:

SCHEDULE 1

to

Revolving Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan[1]	Interest Rate	Interest Period	Principal Paid or Converted	Principal Balance	Notation Made By

[1]	The type of Loan may be represented either by “L” for LIBOR Rate Loans or “ABR” for Alternate Base Rate Loans.

Schedule 2.2(d)

[FORM OF]

TERM NOTE

Lender:	[Date]

FOR VALUE RECEIVED, the undersigned, THE PANTRY, INC., a Delaware corporation, hereby unconditionally promises to pay, on each date specified in the Credit Agreement referred to below for the payment of principal and on the Term Loan Maturity Date (as defined in the Credit Agreement), to the order of the above-named Lender (the “Lender”) at the office of the Administrative Agent (as defined below) located at 1525 West W.T. Harris Blvd., MACD1109-019, Charlotte, North Carolina 28262, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of the Term Loan made by the Lender to the undersigned pursuant to Section 2.2 of the Credit Agreement. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

The holder of this Term Note is authorized to endorse the date and amount of each Term Loan pursuant to Section 2.2 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Term Note.

This Term Note is one of the Term Notes referred to in the Fourth Amended and Restated Credit Agreement dated as of August 3, 2012 (as amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the holder is entitled to the benefits thereof. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence and during the continuance of any Event of Default, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. In the event this Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Term Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Term Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

This Term Note may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

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THE PANTRY, INC.

By:

Name:

Title:

SCHEDULE 1

to

Term Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan[3]	Interest Rate	Interest Period	Maturity Date	Principal Paid or Converted	Principal Balance	Notation Made By

[3]	The type of Loan may be represented by “L” for LIBOR Rate Loans or “ABR” for Alternate Base Rate Loans.

Schedule 2.5(d)

[FORM OF]

SWINGLINE NOTE

[Date]

FOR VALUE RECEIVED, the undersigned, THE PANTRY, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay on the Revolving Commitment Termination Date (as defined in the Credit Agreement referred to below), to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”) at the office of the Administrative Agent (as defined below) located at 1525 West W.T. Harris Blvd., MACD1109-019, Charlotte, North Carolina 28262, in lawful money of the United States of America and in immediately available funds the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the undersigned pursuant to Section 2.5 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

The holder of this Swingline Note is authorized to endorse the date and amount of each Swingline Loan made pursuant to Section 2.5 of the Credit Agreement and each payment of principal and interest with respect thereto on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Swingline Note.

This Swingline Note is the Swingline Note referred to in the Fourth Amended and Restated Credit Agreement dated as of August 3, 2012 (as amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the

Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the holder is entitled to the benefits thereof. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence and during the continuance of any Event of Default, all amounts then remaining unpaid on this Swingline Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. In the event this Swingline Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Swingline Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Swingline Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

This Swingline Note may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

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THE PANTRY, INC.

By:

Name:

Title:

SCHEDULE 1

to

Swingline Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Principal Paid	Principal Balance	Notation Made By

Schedule 2.8(a)

[FORM OF]

NOTICE OF PREPAYMENT

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent under the

Credit Agreement referred to below

1525 West W.T. Harris Blvd.

MACD1109-019

Charlotte, North Carolina 28262

Attn: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you by The Pantry, Inc. (the “Borrower”), in connection with the Fourth Amended and Restated Credit Agreement dated as of August 3, 2012 (as amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”).

1. The Borrower hereby provides notice to the Administrative Agent that it shall voluntarily prepay the following [Alternate Base Rate Loans] [LIBOR Rate Loans] in an amount equal to                     .

2. The Loan to be prepaid is a [check applicable box]

[    ] Revolving Loan

[    ] Term Loan

3. The Borrower shall prepay the above-referenced Loans on the following Business Day:                     . (Complete with a Business Day at least one (1) Business Day subsequent to the date of this Notice of Prepayment with respect to an Alternate Base Rate Loan and three (3) Business Days subsequent to the date of this Notice of Prepayment with respect to any LIBOR Rate Loan).

4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

5. This Notice of Prepayment may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

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THE PANTRY, INC.

By:

Name:

Title:

Schedule 2.11

[FORM OF]

NOTICE OF CONVERSION

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent under the

Credit Agreement referred to below

1525 West W.T. Harris Blvd.

MACD1109-019

Charlotte, North Carolina 28262

Attn: Syndication Agency Services

Ladies and Gentlemen:

Pursuant to Section 2.11 of the Fourth Amended and Restated Credit Agreement, dated as of August 3, 2012 (as amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among The Pantry, Inc. (the “Borrower”), the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), the Borrower hereby requests conversion or continuation of the following Loans be made on [date] as follows (the “Proposed Conversion”):

Applicable Loan

Revolving Loan

Term Loan

(1)	Total Amount of Loans to be converted/continued			$

(2)	Amount of (1) to be allocated to LIBOR Rate Loans			$

(3)	Amount of (1) to be allocated to Alternate Base Rate Loans			$

(4)	Interest Periods and amounts to be allocated thereto in respect of the LIBOR Rate Loans referenced in (2) (amounts must total (2)):

	(i) one month		$

	(ii) two months		$

	(iii) three months		$

	(iv) six months		$

	Total LIBOR Rate Loans	$

NOTE:	PARTIAL CONVERSIONS OF (A) ALTERNATE BASE RATE LOANS MUST BE IN A MINIMUM AGGREGATE PRINCIPAL AMOUNT OF $2,000,000 AND $100,000 INCREMENTS IN EXCESS THEREOF AND (B) LIBOR RATE LOANS MUST BE IN A MINIMUM AGGREGATE PRINCIPAL AMOUNT OF $2,000,000 AND $100,000 INCREMENTS IN EXCESS THEREOF.

Terms defined in the Credit Agreement shall have the same meanings when used herein.

The undersigned hereby certifies that, as of the date hereof and as of the date of the Proposed Conversion, no Default or Event of Default has occurred and is continuing after giving effect to the Proposed Conversion.

This Notice of Conversion may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

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THE PANTRY, INC.

By:

Name:

Title:

Schedule 3.1-1

JURISDICTIONS OF INCORPORATION/ORGANIZATION

Name	State of Incorporation

The Pantry, Inc.	Delaware

Schedule 3.1-2

SUBSIDIARIES; CAPITAL STRUCTURE

1.	D. & D. Oil Co., Inc. has authorized 500,000 shares of common stock, $1.00 par value per share, of which 54,033 shares, all of which are owned by the Pantry, Inc. are issued and outstanding.

2.	Shop-A-Snak Food Mart, Inc. has authorized 10,000 shares of Class A common stock, 10,000 shares of Class B common stock (nonvoting) and 20,000 shares of preferred stock, each with a $0.01 par value per share, of which 2,860 shares of Class A common, all of which are owned by The Pantry, Inc., are issued and outstanding.

3.	Angler’s Mini-Mart, Inc. has authorized 10,000 shares of common stock, $1.00 par value per share, of which 10,000 shares, all of which are owned by The Pantry, Inc., are issued and outstanding.

4.	Coastal Petroleum Company, Inc. has authorized 100,000 shares of common stock, no par value per share, of which 1,000 shares, all of which are owned by Angler’s Mini Mart, Inc., are issued and outstanding.

Schedule 3.2(b)

CONFLICTS WITH CONTRACTUAL OBLIGATIONS; CONSENTS

None.

Schedule 3.5(b)

REAL PROPERTIES

(i) Fee Properties

*	Indicates property is currently under contract for sale.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

3735	1706 BOILING SPRINGS RD	SPARTANBURG	SC		THE PANTRY, INC.

1600	1310 S. Main St.	Scott City	KS		THE PANTRY, INC.

1601	511 E. Kansas Ave.	Garden City	KS		THE PANTRY, INC.

1602	1000 S. Main St.	Hugoton	KS		THE PANTRY, INC.

1603	222 Main St.	Jetmore	KS		THE PANTRY, INC.

1604	501 E. Fulton St.	Garden City	KS		THE PANTRY, INC.

1605	2337 Washington St.	Great Bend	KS		THE PANTRY, INC.

1606	905 E. Santa Fe St.	Gardner	KS		THE PANTRY, INC.

1607	809 W. La Lande Ave.	Sublette	KS		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1608	516 N. Main St.	Lakin	KS		THE PANTRY, INC.

1609	111 E Avenue A	Cimarron	KS		THE PANTRY, INC.

1610	500 W Texcoco St	Montezuma	KS		THE PANTRY, INC.

1611	410 Broadway St.	Leoti	KS		THE PANTRY, INC.

1612	2510 Commerce Rd.	Goodland	KS		THE PANTRY, INC.

1615	1201 E. 12th Ave.	Emporia	KS		THE PANTRY, INC.

1616	9500 Blue Ridge Blvd.	Kansas City	MO		THE PANTRY, INC.

1617	3522 US Hwy. 24	Grantville	KS		THE PANTRY, INC.

1618	230 S. Baltimore Ave.	Derby	KS		THE PANTRY, INC.

1620	2522 N. Taylor Ave.	Garden City	KS		THE PANTRY, INC.

1621	440 S. Kansas Ave.	Liberal	KS		THE PANTRY, INC.

1622	602 W. 9th Street.	Lawrence	KS		THE PANTRY, INC.

1623	909 NW Chipman Rd.	Lee’s Summit	MO		THE PANTRY, INC.

1625	609 S. 2nd Ave.	Dodge City	KS		THE PANTRY, INC.

1626	649 E. Bannister Rd.	Kansas City	MO		THE PANTRY, INC.

1627	1020 S. Harrison St.	Olathe	KS		THE PANTRY, INC.

1628	1802 W. 23rd St.	Lawrence	KS		THE PANTRY, INC.

1629	3311 N. Rock Rd.	Wichita	KS		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1631	1250 S. Rock Rd.	Wichita	KS		THE PANTRY, INC.

1633	1254 S. Tyler Rd.	Wichita	KS		THE PANTRY, INC.

1636	4414 W. Maple St.	Wichita	KS		THE PANTRY, INC.

1637	7136 W. Central Ave.	WICHITA	KS		THE PANTRY, INC.

1638	2001 S. Oliver St.	Wichita	KS		THE PANTRY, INC.

1639	7236 W. 21st St. N	Wichita	KS		THE PANTRY, INC.

1640	4821 S. Broadway St.	Wichita	KS		THE PANTRY, INC.

1642	2356 S. Seneca St.	Wichita	KS		THE PANTRY, INC.

1643	1350 N. Oliver St.	Wichita	KS		THE PANTRY, INC.

1644	6115 N. Air Cap Dr.	Park City	KS		THE PANTRY, INC.

3717	4243 S. AMHERST HWY	MADISON HEIGHTS	VA		THE PANTRY, INC.

6065	3895 OLD JENNINGS RD	MIDDLEBURG	FL		THE PANTRY, INC.

6100	1690 WELLS RD	ORANGE PARK	FL		THE PANTRY, INC.

437	6759 CAROLINA BEACH RD.	WILMINGTON	NC		THE PANTRY, INC.

3633	2105 TEN TEN ROAD	APEX	NC		THE PANTRY, INC.

1	1801 DOUGLAS DR	SANFORD	NC		THE PANTRY, INC.

12	2385 HURT ROAD	MARIETTA	GA	CLOSED	THE PANTRY, INC.

70	7428 HIXON PIKE	HIXON	TN	CLOSED	THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

74	5723 HIXSON PIKE	HIXSON	TN		THE PANTRY, INC.

85	305 GREGSON DRIVE	CARY	NC		THE PANTRY, INC.

105	809 CARTHAGE ST	SANFORD	NC		THE PANTRY, INC.

112	110 W HAGGARD AVE	ELON	NC		THE PANTRY, INC.

130	264 EAST MAIN STREET	ROCKWELL	NC		THE PANTRY, INC.

140	1218 STATE FARM RD.	BOONE	NC		THE PANTRY, INC.

150	127 EAST SWANNANOA	LIBERTY	NC		THE PANTRY, INC.

157	250 NORTH MAIN STREET	TROUTMAN	NC		THE PANTRY, INC.

161	1031 N NC HIGHWAY 87	ELON	NC		THE PANTRY, INC.

170	3101 PLEASANT GARDEN RD	GREENSBORO	NC		THE PANTRY, INC.

172	354 S MAIN ST	MOORESVILLE	NC		THE PANTRY, INC.

182	300 S SALISBURY AVE	SPENCER	NC		THE PANTRY, INC.

192	700 JONESTOWN RD	WINSTON SALEM	NC		THE PANTRY, INC.

215	101 E KING ST	KING	NC		THE PANTRY, INC.

218	1130 N HORNER BLVD	SANFORD	NC		THE PANTRY, INC.

239	1200 E MAIN ST	MAIDEN	NC		THE PANTRY, INC.

240	334 EAST 20TH ST	NEWTON	NC		THE PANTRY, INC.

247	1205 DICK POND RD	MYRTLE BEACH	SC		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

277	71 MATTHEWS DRIVE	HILTON HEAD ISLAND	SC		THE PANTRY, INC.

288	2572 ASHLEY RIVER RD	CHARLESTON	SC		THE PANTRY, INC.

294	11399 US 15 501 HWY N	CHAPEL HILL	NC		THE PANTRY, INC.

295	1810 RIBAUT RD	PORT ROYAL	SC		THE PANTRY, INC.

302	736 S REILLY RD	FAYETTEVILLE	NC		THE PANTRY, INC.

305	1501 PAMALEE DR	FAYETTEVILLE	NC		THE PANTRY, INC.

315	2507 MAIN STREET	ELGIN	SC		THE PANTRY, INC.

321	1044 REDBANK RD	GOOSE CREEK	SC		THE PANTRY, INC.

323	317-B ROYAL TOWER RD	IRMO	SC		THE PANTRY, INC.

326	550 SOUTH PIKE EAST	SUMTER	SC		THE PANTRY, INC.

328	1134 E HOWE SPRINGS RD	FLORENCE	SC	CLOSED	THE PANTRY, INC.

330	215 RED BANK RD.	GOOSE CREEK	SC		THE PANTRY, INC.

331	1612 TRAMWAY ROAD	SANFORD	NC		THE PANTRY, INC.

332	3950 AUGUSTA RD	WEST COLUMBIA	SC		THE PANTRY, INC.

334	1011 GLENN BAY RD	SURFSIDE BEACH	SC		THE PANTRY, INC.

340	1530 NE 72 BYPASS	GREENWOOD	SC		THE PANTRY, INC.

355	429 EAST WEATHERSPOON ST	SANFORD	NC		THE PANTRY, INC.

366	812 SOUTH HORNER BLVD.	SANFORD	NC		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

376	4000 SOUTH MAIN ST	HOPE MILLS	NC		THE PANTRY, INC.

391	3249 LAFAYETTE RD	HOPKINSVILLE	KY		THE PANTRY, INC.

394	932 NORTH MAIN ST	HOPKINSVILLE	KY		THE PANTRY, INC.

395	3600 W DIXSON BLVD	SHELBY	NC		THE PANTRY, INC.

398	503 BROAD & MILLER ST	SUMTER	SC		THE PANTRY, INC.

399	1190 SUNSET BLVD	WEST COLUMBIA	SC		THE PANTRY, INC.

402	560 DOVER RD	CLARKSVILLE	TN		THE PANTRY, INC.

405	3006 HAWKINS AVENUE	SANFORD	NC		THE PANTRY, INC.

406	1404 S MAIN ST	LILLINGTON	NC		THE PANTRY, INC.

407	1874 MEMORIAL DR	CLARKSVILLE	TN		THE PANTRY, INC.

410	1996 BLOWING ROCK RD.	BOONE	NC		THE PANTRY, INC.

413	1010 N SECOND AVE E	SILER CITY	NC	CLOSED	THE PANTRY, INC.

419	1034 N. MAIN STREET	RUSSELLVILLE	KY		THE PANTRY, INC.

420	407 HOPKINSVILLE RD	RUSSELLVILLE	KY		THE PANTRY, INC.

422	511 HWY 17 SOUTH	NORTH MYRTLE BEACH	SC		THE PANTRY, INC.

427	HWY US 41A & 62	NORTONVILLE	KY		THE PANTRY, INC.

430	1610 FORDING ISLAND ROAD	HILTON HEAD ISLAND	SC		THE PANTRY, INC.

442	3504 CHARLESTON HWY	WEST COLUMBIA	SC		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

443	648 LA FAYETTE RD	CLARKSVILLE	TN		THE PANTRY, INC.

445	806 BROAD RIVER RD	COLUMBIA	SC		THE PANTRY, INC.

446	830 COLLEGE PARK ROAD	LADSON	SC		THE PANTRY, INC.

448	1677 NORTH MAIN	SUMMERVILLE	SC		THE PANTRY, INC.

450	2400 N. COLLEGE RD	WILMINGTON	NC		THE PANTRY, INC.

451	1801 MADISON STREET	CLARKSVILLE	TN		THE PANTRY, INC.

452	3516 BUSH RIVER RD	COLUMBIA	SC		THE PANTRY, INC.

453	3800 ROSEWOOD DRIVE	COLUMBIA	SC		THE PANTRY, INC.

454	2522 RANDLEMAN RD	GREENSBORO	NC		THE PANTRY, INC.

457	705 E. WILLIAMS STREET	APEX	NC		THE PANTRY, INC.

461	860 HIGHWAY 17	LITTLE RIVER	SC		THE PANTRY, INC.

462	101 PISGAH CHURCH RD	GREENSBORO	NC		THE PANTRY, INC.

463	301 PROVIDENCE ROAD	CLARKSVILLE	TN		THE PANTRY, INC.

464	2375 S 17TH STREET	WILMINGTON	NC		THE PANTRY, INC.

467	1130 NORTH HOWE STREET	SOUTHPORT	NC		THE PANTRY, INC.

470	4400 BETHEL CHURCH ROAD	COLUMBIA	SC		THE PANTRY, INC.

473	1791 WILMA RUDOLPH BLVD.	CLARKSVILLE	TN		THE PANTRY, INC.

474	302 W NORTHFIELD BLVD	MURFREESBORO	TN		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

475	10805 S US HWY 15 501	SOUTHERN PINES	NC		THE PANTRY, INC.

476	1259 CHAPIN RD	CHAPIN	SC		THE PANTRY, INC.

477	702 S CANNON BLVD.	SHELBYVILLE	TN		THE PANTRY, INC.

481	3458 N. MAIN ST.	HOPE MILLS	NC		THE PANTRY, INC.

482	13 HWY 90 EAST	LITTLE RIVER	SC		THE PANTRY, INC.

484	5800 CASTLE HAYNE RD	CASTLE HAYNE	NC		THE PANTRY, INC.

485	900 N MAIN STREET	SHELBYVILLE	TN		THE PANTRY, INC.

489	7800 GARNERS FERRY RD	COLUMBIA	SC		THE PANTRY, INC.

490	1301 RIBAUT ROAD	PORT ROYAL	SC		THE PANTRY, INC.

494	3586 SAVANNAH HWY	JOHNS ISLAND	SC		THE PANTRY, INC.

497	2235 DECKER BLVD	COLUMBIA	SC		THE PANTRY, INC.

498	5098 DORCHESTER RD	CHARLESTON	SC		THE PANTRY, INC.

500	1300 HOPE MILLS RD	FAYETTEVILLE	NC		THE PANTRY, INC.

702	2336 S GREEN ST	HENDERSON	KY		THE PANTRY, INC.

706	300 WATSON LANE	HENDERSON	KY		THE PANTRY, INC.

725	6059 US HWY 62 W	GRAHAM	KY		THE PANTRY, INC.

773	429 WADE HAMPTON BLVD	GREENVILLE	SC		THE PANTRY, INC.

788	207 OLD TROLLEY RD	SUMMERVILLE	SC		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

794	1595 TROLLEY RD	SUMMERVILLE	SC		THE PANTRY, INC.

812	325 S KENTUCKY AVE	EVANSVILLE	IN		THE PANTRY, INC.

820	906 FOLLY ROAD	CHARLESTON	SC		THE PANTRY, INC.

833	521 HWY 601 S	LUGOFF	SC		THE PANTRY, INC.

839	42 CENTER STREET	FOLLY BEACH	SC		THE PANTRY, INC.

840	1402 BEN SAWYER BLVD	MT. PLEASANT	SC		THE PANTRY, INC.

843	2001 EAST HWY 60	HENDERSON	KY		THE PANTRY, INC.

1013	2158 N TEMPLE AVENUE	STARKE	FL		THE PANTRY, INC.

1041	392 N. HATHAWAY AVE	BRONSON	FL		THE PANTRY, INC.

1042	8727 N US 301	WILDWOOD	FL	CLOSED	THE PANTRY, INC.

1043	6929 A1A SOUTH	ST AUGUSTINE	FL		THE PANTRY, INC.

1054	7510 SW ARCHER ROAD	GAINESVILLE	FL	CLOSED	THE PANTRY, INC.

1066	1920 S. FRENCH AVENUE	SANFORD	FL		THE PANTRY, INC.

1069	4760 US 1, N, SUITE A	ST AUGUSTINE	FL	CLOSED	THE PANTRY, INC.

1080	8900 103RD ST	JACKSONVILLE	FL	CLOSED	THE PANTRY, INC.

1084	11985 BEACH BLVD	JACKSONVILLE	FL		THE PANTRY, INC.

1095	2810 STATE ROAD A1A	ATLANTIC BEACH	FL		THE PANTRY, INC.

1101	511 ANASTASIA BLVD	ST AUGUSTINE	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1102	5708 NW 34TH ST	GAINESVILLE	FL		THE PANTRY, INC.

1119	16130 NW US HWY 441 #10	ALACHUA	FL		THE PANTRY, INC.

1127	953 NEW BERLIN RD	JACKSONVILLE	FL	CLOSED	THE PANTRY, INC.

1132	9750 OLD ST AUGUSTINE RD	JACKSONVILLE	FL		THE PANTRY, INC.

1133	6655 OLD KINGS RD,N	JACKSONVILLE	FL	CLOSED	THE PANTRY, INC.

1143	922 NE 16TH STREET	GAINESVILLE	FL	CLOSED	THE PANTRY, INC.

1158	1005 EDGEWOOD AVE, S	JACKSONVILLE	FL		THE PANTRY, INC.

1195	4525 SUNBEAM RD	JACKSONVILLE	FL		THE PANTRY, INC.

1202	14411 N.W. US HIGHWAY 441	ALACHUA	FL		THE PANTRY, INC.

1205	101 BUENAVENTURA BLVD	KISSIMMEE	FL		THE PANTRY, INC.

1208	5408 MAIN STREET	JACKSONVILLE	FL		THE PANTRY, INC.

1219	3362 POWERS AVENUE	JACKSONVILLE	FL	CLOSED	THE PANTRY, INC.

1220	7404 NE WALDO RD	GAINESVILLE	FL		THE PANTRY, INC.

1223	5200 NE WALDO RD	GAINESVILLE	FL		THE PANTRY, INC.

1226	7499 SR 427	SANFORD	FL		THE PANTRY, INC.

1227	18359 E COLONIAL DR	ORLANDO	FL		THE PANTRY, INC.

1228	3075 HIGHWAY 17	GREEN COVE SPRINGS	FL		THE PANTRY, INC.

1229	6125 E HIGHWAY 100	FLAGLER BEACH	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1231	3605 ST JOHNS BLUFF RD S	JACKSONVILLE	FL		THE PANTRY, INC.

1233	500 E MOODY STREET	BUNNELL	FL		THE PANTRY, INC.

1236	4301 13TH STREET	ST CLOUD	FL		THE PANTRY, INC.

1237	3232 W SILVER SPGS BLVD	OCALA	FL		THE PANTRY, INC.

1238	14780 NE HWY 315	FT. MCCOY	FL		THE PANTRY, INC.

1239	1700 N THACKER AVENUE	KISSIMMEE	FL		THE PANTRY, INC.

1240	2438 SHADER ROAD	ORLANDO	FL		THE PANTRY, INC.

1242	17980 N US HWY 441	REDDICK	FL		THE PANTRY, INC.

1245	202 EDGEWOOD AVE, S	JACKSONVILLE	FL	CLOSED	THE PANTRY, INC.

1248	800 S PONCE DELEON BLVD	ST AUGUSTINE	FL		THE PANTRY, INC.

1250	5711 BOWDEN ROAD SUITE 1	JACKSONVILLE	FL	CLOSED	THE PANTRY, INC.

1251	7676 N US HWY 441	OCALA	FL		THE PANTRY, INC.

1253	5001 HECKSCHER DR	JACKSONVILLE	FL		THE PANTRY, INC.

1256	1712 DOYLE ROAD	DELTONA	FL		THE PANTRY, INC.

1259	12995 N US HWY 441	CITRA	FL		THE PANTRY, INC.

1262	551726 US HWY 1	HILLIARD	FL		THE PANTRY, INC.

1263	1380 HOWLAND BLVD	DELTONA	FL		THE PANTRY, INC.

1265	1201 PALM HARBOR PKWY	PALM COAST	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1266	1297 SIMPSON RD	KISSIMMEE	FL		THE PANTRY, INC.

1267	3 KINGSWOOD DR	PALM COAST	FL		THE PANTRY, INC.

1273	2798 ELKCAM BLVD	DELTONA	FL		THE PANTRY, INC.

1276	808 CHICKASAW TRAIL, N	ORLANDO	FL		THE PANTRY, INC.

1278	5484 N OCEANSHORE BLVD	PALM COAST	FL		THE PANTRY, INC.

1279	2919 COASTAL HWY	ST AUGUSTINE	FL		THE PANTRY, INC.

1285	2816 HENLEY ROAD	GREEN COVE SPRINGS	FL		THE PANTRY, INC.

1286	7985 NORTH CITRUS AVE	CRYSTAL RIVER	FL		THE PANTRY, INC.

1291	7290 GEORGE T.EDWARD DR	MELBOURNE	FL		THE PANTRY, INC.

1309	705 N MAIN ST	TRENTON	FL		THE PANTRY, INC.

1313	4221 NW 16TH BLVD	GAINESVILLE	FL		THE PANTRY, INC.

1315	I-75 @ SR 236 EXIT 79	HIGH SPRINGS	FL	CLOSED	THE PANTRY, INC.

1322	340 E MACCLENNY AVE	MACCLENNY	FL		THE PANTRY, INC.

1323	205 S. LAWRENCE BLVD	KEYSTONE HEIGHTS	FL		THE PANTRY, INC.

1516	3505 KILDAIRE FARM ROAD	CARY	NC		THE PANTRY, INC.

1524	546 ASHDALE COURT	CONCORD	NC		THE PANTRY, INC.

1555	5550 GOVERNMENT BLVD	THEODORE	AL		THE PANTRY, INC.

1556	6490 US HWY 90	SPANISH FORT	AL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1558	2021 GULF SHORES PKWY	GULF SHORES	AL		THE PANTRY, INC.

1561	35100 HWY 59	STAPLETON	AL		THE PANTRY, INC.

1563	24599 HWY 41	BREWTON	AL		THE PANTRY, INC.

1564	303 S. HWY 31	BAY MINETTE	AL		THE PANTRY, INC.

1565	325 N MAIN ST	ATMORE	AL		THE PANTRY, INC.

1567	5505 HWY 43	SATSUMA	AL		THE PANTRY, INC.

1568	315 WEST LEE STREET	CHICKSAW	AL		THE PANTRY, INC.

1570	1 CREEL RD	GRAND BAY	AL		THE PANTRY, INC.

1571	13400 HWY 113	BREWTON	AL		THE PANTRY, INC.

1575	400 FORREST AVE	EAST BREWTON	AL		THE PANTRY, INC.

1576	745 SIDNEY E. MANNING	FLOMATON	AL		THE PANTRY, INC.

1577	20 HWY 21 SOUTH	MONROEVILLE	AL		THE PANTRY, INC.

1578	49980 STATE HWY 225	BAY MINETTE	AL		THE PANTRY, INC.

1579	314 WEST LEE STREET	CHICKASAW	AL		THE PANTRY, INC.

1580	807 CELESTE RD	SARALAND	AL		THE PANTRY, INC.

1581	6225 THREE NOTCH ROAD	MOBILE	AL		THE PANTRY, INC.

1583	8130 COTTAGE HILL ROAD	MOBILE	AL		THE PANTRY, INC.

1584	22164 US HWY 98	FOLEY	AL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1585	7102 COTTAGE HILL RD	MOBILE	AL		THE PANTRY, INC.

1586	3471 SPRING HILL AVE	MOBILE	AL		THE PANTRY, INC.

1587	400 EAST GREGORY STREET	PENSACOLA	FL		THE PANTRY, INC.

1588	4123 MOBILE HWY	PENSACOLA	FL		THE PANTRY, INC.

1589	7200 PENSACOLA BLVD	PENSACOLA	FL	CLOSED	THE PANTRY, INC.

1592	3225 WEST NINE MILE RD	PENSACOLA	FL		THE PANTRY, INC.

1593	7600 TUCKER RD	OCEAN SPRINGS	MS		THE PANTRY, INC.

1594	368 VOTERS RD	SLIDELL	LA		THE PANTRY, INC.

2049	4140 E SR46	SANFORD	FL		THE PANTRY, INC.

2050	1591 DUNLAWTON AVE	PORT ORANGE	FL		THE PANTRY, INC.

2053	1171 HIGHWAY 17S	SATSUMA	FL		THE PANTRY, INC.

2072	239 N. CENTER STREET	PIERSON	FL		THE PANTRY, INC.

2074	2123 INTERNATIONAL SPEEDW	DELAND	FL		THE PANTRY, INC.

2102	2185 W. STATE ROAD 44	DELAND	FL		THE PANTRY, INC.

2103	10 E. SILVER STAR ROAD	OCOEE	FL		THE PANTRY, INC.

2104	1058 N. US 1	ORMOND BEACH	FL		THE PANTRY, INC.

2105	13873 S.E. HIGHWAY 42	WEIRSDALE	FL		THE PANTRY, INC.

2106	8299 SILVER STAR ROAD	ORLANDO	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

2107	551 S. SUMMIT STREET	CRESCENT CITY	FL		THE PANTRY, INC.

2110	5690 WEST SR 46	SANFORD	FL		THE PANTRY, INC.

2111	6004 US HIGHWAY 1	MIMS	FL		THE PANTRY, INC.

2114	810 US HWY 27	MINNEOLA	FL		THE PANTRY, INC.

2115	1099 W INTERNATIONAL	DELAND	FL		THE PANTRY, INC.

2116	17503 W COLONIAL DR	OAKLAND	FL		THE PANTRY, INC.

2117	241 S. HIGHWAY 17	EAST PALATKA	FL		THE PANTRY, INC.

2118	24425 SR 44	EUSTIS	FL		THE PANTRY, INC.

2119	8486 N. CARL G. ROSE HWY	HERNANDO	FL		THE PANTRY, INC.

2120	14870 S US HIGHWAY 441	SUMMERFIELD	FL		THE PANTRY, INC.

2122	3550 N US HIGHWAY 441	OCALA	FL		THE PANTRY, INC.

2123	6155 SW HIGHWAY 200	OCALA	FL		THE PANTRY, INC.

2125	45489 US HWY 27	DAVENPORT	FL		THE PANTRY, INC.

2157	700 3RD AVENUE	WELAKA	FL		THE PANTRY, INC.

2184	1022 E. NEW YORK AVE	DELAND	FL		THE PANTRY, INC.

2207	12390 E. COLONIAL DR	ORLANDO	FL		THE PANTRY, INC.

2209	101 POLO PARK BLVD E	DAVENPORT	FL		THE PANTRY, INC.

2234	1701 N. VOLUSIA AVE	ORANGE CITY	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

2235	624 STATE ROAD 19 N	PALATKA	FL		THE PANTRY, INC.

2236	2498 TURPENTINE RD	MIMS	FL		THE PANTRY, INC.

2258	1717 S US HIGHWAY 17	PIERSON	FL		THE PANTRY, INC.

2271	1695 N. US 17	SEVILLE	FL		THE PANTRY, INC.

2291	6750 US1 SOUTH	ST AUGUSTINE	FL		THE PANTRY, INC.

2292	7609 US HWY 441	LEESBURG	FL		THE PANTRY, INC.

2307	131 SR 207	EAST PALATKA	FL	CLOSED	THE PANTRY, INC.

2314	10143 SE SUNSET HARBOR RD	SUMMERFIELD	FL		THE PANTRY, INC.

2321	13002 NE JACKSONVILLE RD	CITRA	FL		THE PANTRY, INC.

2322	15877 E HWY 40	SILVER SPRINGS	FL		THE PANTRY, INC.

2326	12475 NW GAINESVILLE RD	REDDICK	FL		THE PANTRY, INC.

2328	1940 SE 58TH AVE	OCALA	FL		THE PANTRY, INC.

2329	901 STATE ROAD 20	INTERLACHEN	FL		THE PANTRY, INC.

2332	10030 CR 44	LEESBURG	FL		THE PANTRY, INC.

2334	4914 ROCK SPRINGS ROAD	APOPKA	FL		THE PANTRY, INC.

2403	23932 STATE ROAD 46	SORRENTO	FL		THE PANTRY, INC.

2404	1252 S. APOPKA BLVD	APOPKA	FL		THE PANTRY, INC.

2405	245 NE 28TH AVE	OCALA	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

2406	4181 ORANGE BLVD	SANFORD	FL		THE PANTRY, INC.

2408	3930 SR 44	NEW SMYRNA BEACH	FL		THE PANTRY, INC.

2416	6905 NE HWY 301	HAWTHORNE	FL		THE PANTRY, INC.

2419	446 S LAKEVIEW DRIVE	LAKE HELEN	FL		THE PANTRY, INC.

2426	519 N. SUMMIT STREET	CRESCENT CITY	FL		THE PANTRY, INC.

2502	1000 LOCKWOOD BLVD	OVIEDO	FL		THE PANTRY, INC.

2503	2101 STATE ROAD 19	TAVARES	FL		THE PANTRY, INC.

2504	10001 LAKE UNDERHILL DR	ORLANDO	FL		THE PANTRY, INC.

2505	399 S US 17/92	DEBARY	FL		THE PANTRY, INC.

2548	11735 SW SR 231	BROOKER	FL		THE PANTRY, INC.

2574	1520 W GRANADA BLVD	ORMOND BEACH	FL		THE PANTRY, INC.

2575	100 WEST MILLER STREET	FRUITLAND PARK	FL		THE PANTRY, INC.

2576	1115 A1A BEACH BLVD	ST AUGUSTINE	FL		THE PANTRY, INC.

2655	135 E. SR 46	GENEVA	FL		THE PANTRY, INC.

2777	1777 HIGHWAY 17S	POMONA PARK	FL		THE PANTRY, INC.

2802	2803 SILVER LAKE DRIVE	PALATKA	FL		THE PANTRY, INC.

2804	391 N. CENTRAL AVENUE	UMATILLA	FL		THE PANTRY, INC.

2805	400 FRANKLIN STREET	OCOEE	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

2806	320 N. SR 415	OSTEEN	FL		THE PANTRY, INC.

2904	2095 E. NEW YORK AVENUE	DELAND	FL		THE PANTRY, INC.

2908	8664 SW 103RD STREET RD	OCALA	FL		THE PANTRY, INC.

2910	601 BEVILLE ROAD	SOUTH DAYTONA	FL		THE PANTRY, INC.

3012	901 MCARTHUR ROAD	FAYETTEVILLE	NC		THE PANTRY, INC.

3216	3817 W. PALMETTO STREET	FLORENCE	SC		THE PANTRY, INC.

3255	3477 WRIGHTSBORO RD	AUGUSTA	GA		THE PANTRY, INC.

3265	440 SOUTH BELAIR RD	AUGUSTA	GA	CLOSED	THE PANTRY, INC.

3287	1609 WEST BLUE RIDGE	GREENVILLE	SC		THE PANTRY, INC.

3291	2204 CHESNEE HWY	SPARTANBURG	SC		THE PANTRY, INC.

3295	862 WINDSLOW AVE	GAFFNEY	SC		THE PANTRY, INC.

3313	3951 STATE HWY 365	ALTO	GA		THE PANTRY, INC.

3340	78 S. MAIN STREET	CLEVELAND	GA		THE PANTRY, INC.

3353	1141 OLD TOWNE ROAD	CHARLESTON	SC		THE PANTRY, INC.

3406	100 SHELBY HWY	GAFFNEY	SC		THE PANTRY, INC.

3451	4320 DESIARD	MONROE	LA		THE PANTRY, INC.

3463	455 HWY 90 W	BAY ST. LOUIS	MS	CLOSED	THE PANTRY, INC.

3493	3200 REDDING ROAD	RED BANK	TN		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

3503*	5703 ALABAMA HWY.	RINGGOLD	GA	CLOSED	THE PANTRY, INC.

3507	118 KAY CONLEY ROAD	ROCK SPRING	GA		THE PANTRY, INC.

3509	728 PARK CITY RD.	ROSSVILLE	GA		THE PANTRY, INC.

3520	11134 HWY. 27	SUMMERVILLE	GA		THE PANTRY, INC.

3522	3129 MAPLE STREET	LINDALE	GA		THE PANTRY, INC.

3525	201 CARBONDALE RD. SW	DALTON	GA		THE PANTRY, INC.

3534	1111 NORTH MAIN ST.	LA FAYETTE	GA		THE PANTRY, INC.

3572	4858 HWY. 58	CHATTANOOGA	TN		THE PANTRY, INC.

3579	1850 ALMAVILLE ROAD	SMYRNA	TN	CLOSED	THE PANTRY, INC.

3591	1200 SOUTH CEDAR	SOUTH PITTSBURG	TN		THE PANTRY, INC.

3600	230 TENNESSEE AVE.	ETOWAH	TN		THE PANTRY, INC.

3603	1700 HARRISON PIKE	CLEVELAND	TN		THE PANTRY, INC.

3697	1001 GEORGE WASHINGTON	CHESAPEAKE	VA		THE PANTRY, INC.

3699	1125 WILROY RD.	SUFFOLK	VA		THE PANTRY, INC.

3701	819 W. WASHINGTON ST.	SUFFOLK	VA		THE PANTRY, INC.

3704	115 OTTIS ST.	YORKTOWN	VA		THE PANTRY, INC.

3705	2622 E LEE HWY	WYTHEVILLE	VA		THE PANTRY, INC.

3706	1020 PEPPERS FERRY RD.	WYTHEVILLE	VA		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

3710	1682 LEAD MINE RD.	AUSTINVILLE	VA		THE PANTRY, INC.

3711	5149 STATE PARK RD.	DUBLIN	VA		THE PANTRY, INC.

3719	1560 VIRGINIA AVE.	MARTINSVILLE	VA		THE PANTRY, INC.

3783	501 TEAGUE ST.	GREENSBORO	NC	CLOSED	THE PANTRY, INC.

3784	2214 MARTIN LUTHER KING D	GREENSBORO	NC	CLOSED	THE PANTRY, INC.

3796	1971 CLEMENTS FERRY ROAD	CHARLESTON	SC		THE PANTRY, INC.

3800	821 GREEN SPRINGS HWY.	HOMEWOOD	AL		THE PANTRY, INC.

3803	6408 OLD SPRINGVILLE RD.	PINSON	AL		THE PANTRY, INC.

3804	301 ROBERT JEMISON RD.	BIRMINGHAM	AL		THE PANTRY, INC.

3807	2112 BUTLER RD	ALABASTER	AL		THE PANTRY, INC.

3812	232 ROEBUCK PLAZA DR.	BIRMINGHAM	AL		THE PANTRY, INC.

3814	2803 PINSON VALLEY PARKWA	BIRMINGHAM	AL		THE PANTRY, INC.

3815	7994 HELENA ROAD	PELHAM	AL		THE PANTRY, INC.

3816	1107A TOWNHOUSE RD.	HELENA	AL		THE PANTRY, INC.

3818	1685 MONTCLAIR RD.	BIRMINGHAM	AL		THE PANTRY, INC.

3820	7701 1ST AVE. NORTH	BIRMINGHAM	AL		THE PANTRY, INC.

3822	830 9TH AVE. NORTH	BESSEMER	AL		THE PANTRY, INC.

3826	1139 MARTIN LUTHER KING E	ANDALUSIA	AL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

3828	9401 PARKWAY EAST	BIRMINGHAM	AL		THE PANTRY, INC.

3829	4970 MONTGOMERY HWY	DOTHAN	AL		THE PANTRY, INC.

3830	716 SOUTH MEMORIAL DR.	PRATTVILLE	AL		THE PANTRY, INC.

3833	998 ACADEMY DR.	BESSEMER	AL		THE PANTRY, INC.

3834	603 BESSEMER RD.	MIDFIELD	AL		THE PANTRY, INC.

3836	1050 SOUTH MAIN ST	GRAYSVILLE	AL		THE PANTRY, INC.

3840	170 BEVERLY LANE	SOUTHERN PINES	NC		THE PANTRY, INC.

3850	4020 BESSEMER ROAD	MT. PLEASANT	SC		THE PANTRY, INC.

3936	2701 N GRAHAM ST	CHARLOTTE	NC		THE PANTRY, INC.

3937	2301 BEATIES FORD ROAD	CHARLOTTE	NC		THE PANTRY, INC.

3942	100 S. POLK STREET	PINEVILLE	NC		THE PANTRY, INC.

3959	1711 FLOYD BAKER BLVD.	GAFFNEY	SC		THE PANTRY, INC.

3971	1000 N TRYON ST	CHARLOTTE	NC		THE PANTRY, INC.

3983	1692 W. FRANKLIN ST.	MONROE	NC		THE PANTRY, INC.

3986	2226 LANCASTER AVE.	MONROE	NC		THE PANTRY, INC.

3987	2415 HWY. 160 WEST	TEGA CAY	SC		THE PANTRY, INC.

6008	2568 BLANDING BLVD.	MIDDLEBURG	FL	CLOSED	THE PANTRY, INC.

6009	400 SR 26	MELROSE	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

6019	2000 STATE ROAD 16W	GREEN COVE SPRINGS	FL		THE PANTRY, INC.

6039	4024 SOUTHSIDE BLVD	JACKSONVILLE	FL		THE PANTRY, INC.

6045	5089 SR 218	MIDDLEBURG	FL	CLOSED	THE PANTRY, INC.

6051	2652 S E STATE RD 21	MELROSE	FL		THE PANTRY, INC.

6058	5420 W STATE ROAD 235	LACROSSE	FL		THE PANTRY, INC.

6061	14797 NORMANDY BLVD	JACKSONVILLE	FL	CLOSED	THE PANTRY, INC.

6070	16991 EAST HIGHWAY 40	SILVER SPRINGS	FL		THE PANTRY, INC.

6073	8181 103RD ST	JACKSONVILLE	FL		THE PANTRY, INC.

6079	24421 SR 40/BOX 336	ASTOR	FL		THE PANTRY, INC.

6081	4622 S CLYDE MORRIS BLVD	PORT ORANGE	FL		THE PANTRY, INC.

6082	1379 BEVILLE RD	DAYTONA BEACH	FL		THE PANTRY, INC.

6084	1790 SR 13	JACKSONVILLE	FL		THE PANTRY, INC.

6094	3164 MAIN ST, W	MIMS	FL		THE PANTRY, INC.

6109	540251 US HIGHWAY 1	CALLAHAN	FL		THE PANTRY, INC.

6112	5440 SR 218	MIDDLEBURG	FL	CLOSED	THE PANTRY, INC.

6118	2800 US 1, S	ST AUGUSTINE	FL		THE PANTRY, INC.

6128	6155 N COURTENAY	MERRITT ISLAND	FL		THE PANTRY, INC.

6131	4001 N WICKHAM RD	MELBOURNE	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

6145	7175 HWY 1 N	COCOA	FL		THE PANTRY, INC.

6150	2460 OCEAN SHORE BLVD	ORMOND BEACH	FL		THE PANTRY, INC.

6152	1092 S MCDUFF AVENUE	JACKSONVILLE	FL		THE PANTRY, INC.

6156	3990 LAKE DRIVE	COCOA	FL		THE PANTRY, INC.

6157	808 S PARK AVENUE	APOPKA	FL		THE PANTRY, INC.

6158	1403 LEWIS STREET	FERNANDINA BEACH	FL		THE PANTRY, INC.

6160	1310 S 3RD ST	JACKSONVILLE BEACH	FL		THE PANTRY, INC.

6161	45 SW 250TH ST	NEWBERRY	FL		THE PANTRY, INC.

6163	1001 N LANE AVENUE	JACKSONVILLE	FL		THE PANTRY, INC.

6167	1150 OCEAN SHORE BLVD	ORMOND BEACH	FL		THE PANTRY, INC.

6168	2625 BEVILLE RD	DAYTONA BEACH	FL		THE PANTRY, INC.

6169	14376 BEACH BLVD	JACKSONVILLE	FL		THE PANTRY, INC.

6175	584 S SIXTH ST	MACCLENNY	FL		THE PANTRY, INC.

6177	4750 S US HIGHWAY 41	DUNNELLON	FL		THE PANTRY, INC.

6183	743 HIGHWAY 41 SOUTH	INVERNESS	FL		THE PANTRY, INC.

6210	1060 EMERSON DR NE	PALM BAY	FL		THE PANTRY, INC.

6229	2595 EMERSON DRIVE	PALM BAY	FL		THE PANTRY, INC.

6236	1209 MONUMENT RD	JACKSONVILLE	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

6249	70 MASTERS DRIVE	ST AUGUSTINE	FL		THE PANTRY, INC.

6267	338 COLLEGE DR	ORANGE PARK	FL		THE PANTRY, INC.

6271	4815 SAN PABLO RD	JACKSONVILLE	FL		THE PANTRY, INC.

6272	543 SOUTH HWY 17	SAN MATEO	FL		THE PANTRY, INC.

6274	4 HIGHWAY 19 SOUTH	INGLIS	FL		THE PANTRY, INC.

6279	6296 W GULF TO LAKE HWY	CRYSTAL RIVER	FL		THE PANTRY, INC.

6283	6618 EMBASSY BLVD	PORT RICHEY	FL		THE PANTRY, INC.

6284	941268 OLD NASSAUVILLE RD	FERNANDINA BEACH	FL		THE PANTRY, INC.

6285	2615 ST JOHNS BLUFF S	JACKSONVILLE	FL		THE PANTRY, INC.

6286	4486 CR 218, W	MIDDLEBURG	FL		THE PANTRY, INC.

6288	999 NORTH BROAD STREET	BROOKSVILLE	FL		THE PANTRY, INC.

6289	744 S HWY 17	SATSUMA	FL		THE PANTRY, INC.

6290	3128 BLANDING BLVD	MIDDLEBURG	FL		THE PANTRY, INC.

6294	1515 WURST RD	OCOEE	FL		THE PANTRY, INC.

6295	1091 BLANDING BLVD	ORANGE PARK	FL		THE PANTRY, INC.

6297	2256 MAYPORT RD	JACKSONVILLE	FL	CLOSED	THE PANTRY, INC.

6298	451 W MYERS	MASCOTTE	FL		THE PANTRY, INC.

6504	807 INDIAN RIVER BLVD	EDGEWATER	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

6511	799 BILL FRANCE DRIVE	DAYTONA BEACH	FL		THE PANTRY, INC.

6512	13075 SPRINGHILL DRIVE	SPRING HILL	FL		THE PANTRY, INC.

6513	900 MALABAR ROAD, SW	PALM BAY	FL		THE PANTRY, INC.

6513	900 MALABAR ROAD, SW	PALM BAY	FL		THE PANTRY, INC.

6516	13705 HWY 19	HUDSON	FL		THE PANTRY, INC.

6517	3051 MONUMENT RD	JACKSONVILLE	FL		THE PANTRY, INC.

6518	8735 N KINGS RD	JACKSONVILLE	FL		THE PANTRY, INC.

6519	804 BLANDING BLVD	ORANGE PARK	FL		THE PANTRY, INC.

6524	3873 SW COLLEGE RD	OCALA	FL		THE PANTRY, INC.

6527	9404 NW 39TH AVENUE	GAINESVILLE	FL		THE PANTRY, INC.

6528	748 PALM BAY RD, NE	PALM BAY	FL		THE PANTRY, INC.

6532	9988 S ORANGE AVE	ORLANDO	FL		THE PANTRY, INC.

6534	4856 PARK STREET	JACKSONVILLE	FL		THE PANTRY, INC.

6535	2152 NW 39TH AVE	GAINESVILLE	FL		THE PANTRY, INC.

6537	720 S STATE ROAD 19 (HWY	PALATKA	FL		THE PANTRY, INC.

6542	3088 HARBOR CITY BLVD N	MELBOURNE	FL		THE PANTRY, INC.

6549	2200 S FISKE BOULEVARD	ROCKLEDGE	FL		THE PANTRY, INC.

1060	465 STATE ROAD 16	ST AUGUSTINE	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1573	901 W. NASHVILLE AVE	ATMORE	AL		THE PANTRY, INC.

90	107 IOWA AVENUE	SCOTT CITY	KS		THE PANTRY, INC.

91	1441 W. OLD HWY. 40	SALINA	KS		THE PANTRY, INC.

3881	3656 HIGHWAY 701 SOUTH	CONWAY	SC		THE PANTRY, INC.

1315	I-75 @ SR 236 (EXIT 79)	HIGH SPRINGS	FL		THE PANTRY, INC.

1324	D BERNARD PKWY & PERKINS RD	AUGUSTA	GA		THE PANTRY, INC.

1325	MORRISON SPRINGS ROAD & MOUNTAIN VIEW	CHATTANOOGA	TN		THE PANTRY, INC.

1327	HWY 27 @ DAUGHERTY FERRY	SALE CREEK	TN		THE PANTRY, INC.

1328	S. RUTHERFORD BLVD & HWY 70 (MERCURY BLVD.)	MURFREESBORO	TN		THE PANTRY, INC.

1329	3880 MANCHESTER HWY	MCMINNVILLE	TN		THE PANTRY, INC.

1330	MT. VERD ROAD & I-75 NEC	ATHENS	TN		THE PANTRY, INC.

1331	BLUE SPRINGS ROAD & HWY 64	CLEVELAND	TN		THE PANTRY, INC.

1332	I-75 @ CHARLESTON EXIT	CHARLESTON	TN		THE PANTRY, INC.

1334	I-75 @ LAUDERDALE HWY; EXIT 341	TUNNELL HILL	GA		THE PANTRY, INC.

1335	I-75 @ HWY 41	RINGGOLD	GA		THE PANTRY, INC.

1336*	HWY 70 @ NONAVILLE RD	MT. JULIET	TN		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1337	I-75 @ ALABAMA HWY; EXIT 348	RINGGOLD	GA		THE PANTRY, INC.

1338	MIDDLE VALLEY @ BOY SCOUT	HIXSON	TN		THE PANTRY, INC.

1339	HWY 109 S @ AIRPORT ROAD	GALLATIN	TN		THE PANTRY, INC.

1411	OLD KINGS RD/PRITCHARD RD	JACKSONVILLE	FL		THE PANTRY, INC.

1427	NEC US 98 & TRANSMITTER RD	SPRINGFIELD	FL		THE PANTRY, INC.

1428	5831 COLLEGE LANE	VERO BEACH	FL		THE PANTRY, INC.

1433	10571 NORTH US 301	OXFORD	FL		THE PANTRY, INC.

1445	4650 N US 1	ST. AUGUSTINE	FL		THE PANTRY, INC.

1446	SWC SPORTSMAN CLUB ROAD	JACKSONVILLE	FL		THE PANTRY, INC.

1511	HWY 52 & I-65	PELHAM	AL		THE PANTRY, INC.

1512	TAYLOR RD. & VAUGHN RD.	MONTGOMERY	AL		THE PANTRY, INC.

1514	I-65 & HWY 87	CALERA	AL		THE PANTRY, INC.

1515	GATEWAY & I-85 SWQ	OPELIKA	AL		THE PANTRY, INC.

1525	LONGPOINT/WANDO PARK	MOUNT PLEASANT	SC		THE PANTRY, INC.

1526	RIVER OAKS & INT’L DRIVE	MYRTLE BEACH	SC		THE PANTRY, INC.

1528*	I-77 & GOLD HILL RD	FT. MILL	SC		THE PANTRY, INC.

1550	CITY BLVD	CHARLOTTE	NC		THE PANTRY, INC.

1553	7747 N. TRYON STREET	CHARLOTTE	NC		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1597	HWY 707	MYRTLE BEACH	SC		THE PANTRY, INC.

2258	US 17 & SR 40	BARBERVILLE	FL		THE PANTRY, INC.

2332*	SR 44 & CR 473	LEESBURG	FL		THE PANTRY, INC.

2902	US 301/CR 326E	OCALA	FL		THE PANTRY, INC.

2923	SR 100 & CR 315	GRANDIN	FL		THE PANTRY, INC.

2969	SR 20	INTERLACHEN	FL		THE PANTRY, INC.

2988	SR 121 & CR 16	RAIFORD	FL		THE PANTRY, INC.

2989	SR16	STARKE	FL		THE PANTRY, INC.

2990	6296 W GULF TO LAKE HWY	CRYSTAL RIVER	FL		THE PANTRY, INC.

3258	2459 WINDSOR SPRING ROAD	AUGUSTA	GA		THE PANTRY, INC.

3271	2655 COLUMBIA HWY	NORTH AIKEN	SC		THE PANTRY, INC.

3272	4048 CHARLESTON HWY	WEST COLUMBIA	SC		THE PANTRY, INC.

3295	862 WINSLOW AVENUE	GAFFNEY	SC		THE PANTRY, INC.

3344	3148 JODECO ROAD	MCDONOUGH	GA		THE PANTRY, INC.

3450	1503 HWY 65	TALLULAH	LA		THE PANTRY, INC.

3487*	HWY 17 & HWY 211	SUPPLY	NC		THE PANTRY, INC.

3597	US HWY 411	BENTON	TN		THE PANTRY, INC.

4029	1706 BOILING SPRINGS ROAD	SPARTANBURG	SC		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

6513	SEC MALABAR & JUPITER	PALM BAY	FL		THE PANTRY, INC.

6605	AIRPARK EAST	GAINESVILLE	FL		THE PANTRY, INC.

6606	US HWY 441 & CR 235A	ALACHUA	FL		THE PANTRY, INC.

(ii) Leases, subleases or assignments of leases

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3736	100 COLONY CROSSING BLVD	MADISON	MS		100 COLONY CROSSING BLVD, LLC	Sale lease back

1520	130 RUTLEDGE AVE	CHARLESTON	SC		130 RUTLEDGE AVENUE, LLC

3743	1860 MAIN ST.	MADISON	MS		1600 MAIN STREET, LLC

3377	1 B REGENCY PARKWAY	HILTON HEAD ISLAND	SC		1B REGENCY PARKWAY, LLC	Sale lease back

273	3305 N KINGS HWY	MYRTLE BEACH	SC		34 PANT, LLC

3763	69290 HIGHWAY 21	COVINGTON	LA		3W COVINGTON, LLC

3747	2675 LAKELAND DR	FLOWOOD	MS		3W MIRROR LAKE, LLC

3772	5112 MONKHOUSE DR.	SHREVEPORT	LA		3W MONKHOUSE SHREVEPORT, LLC

3762	15389 HIGHWAY 22	PONCHATOULA	LA		3W PONCHATOULA, LLC

3695	510 EAST MAIN STREET	SENATOBIA	MS		4-55, INCORPORATED

3811	2258 BESSEMER RD.	BIRMINGHAM	AL		5 POINTS WEST SHOPPING CITY, LLC

1521	588 EAST BAY	CHARLESTON	SC		588 EAST BAY STREET, LLC

3745	6154 OLD CANTON RD.	JACKSON	MS		6154 OLD CANTON ROAD, LLC

3441	2208 SC HIGHWAY 773	PROSPERITY	SC		773, INC.

1591	7950 PENSACOLA BLVD	PENSACOLA	FL		7950 PENSACOLA BLVD., LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3560	5091 HIGHWAY 136	TRENTON	GA		808 SEVENTH LLC	Sale lease back

3085	240 S. WESLEYAN BLVD	ROCKY MOUNT	NC		A. DONALD STALLINGS & JUNE S. SHEARIN

3119	1137 N. BRIGHTLEAF BLVD	SMITHFIELD	NC		A.G. LEE OIL COMPANY, INC.

3122	6480 MARKET STREET	WILMINGTON	NC		A.G. LEE OIL COMPANY, INC.

3125	116 PINEY GREEN RD	JACKSONVILLE	NC		A.G. LEE OIL COMPANY, INC.

3126	2865 PINEY GREEN RD	MIDWAY PARK	NC		A.G. LEE OIL COMPANY, INC.

2183	5700 RED BUG LAKE ROAD	WINTER SPRINGS	FL		A.K. SHOEMAKER FAMILY LTD PARTNERSHIP

7	118 MCNEILL RD.	SANFORD	NC		ACA/PJA, LLC

3118	919 DURHAM HIGHWAY	WAKE FOREST	NC		ADS INVESTMENTS, LLC

895	1930 N. MEMORIAL DRIVE	GREENVILLE	NC		AINSWORTH & ASSOCIATES, LLC

3769	1980 AIRLINE DR	BOSSIER CITY	LA		AIRLINE BOSSIER CITY, LLC

3761	251 AIRPORT ROAD	PEARL	MS		AIRPORT ROAD PEARL, LLC

3991	61104 AIRPORT ROAD	SLIDELL	LA		AIRPORT ROAD-SLIDELL, LLC	Sale lease back

3767	28437 HWY 43	ALBANY	LA		ALBANY LA, LLC

3120	4450 GUMBRANCH ROAD	JACKSONVILLE	NC		ALBERT G. LEE, JR.

3121	770 N. RALEIGH STREET	ANGIER	NC		ALBERT G. LEE, JR.

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3123	873 LONGBRANCH ROAD	DUNN	NC		ALBERT G. LEE, JR.

3130	2713 HWY 24 WEST	WARSAW	NC		ALBERT G. LEE, JR.

478	1525 NORTH BRAGG BLVD	SPRING LAKE	NC		ALBERT GOINS LOVING TRUST

3992	8501 DORCHESTER RD. N	NORTH CHARLESTON	SC		ALS 2008, LLC	Sale lease back

3916	5201 S PINE AVENUE	OCALA	FL		AMOCAL, LLC

1401	2425 MAYPORT ROAD	ATLANTIC BEACH	FL		ANDREWS ENTERPRISES, INC.

1421	5986 WEST HWY 40	OCALA	FL		ANDREWS ENTERPRISES, INC.	Sale lease back

6146	3525 SW 34TH ST	GAINESVILLE	FL		ANDREWS ENTERPRISES, INC.

6502	1517 IDLEWILD AVE	GREEN COVE SPRINGS	FL		ANDREWS ENTERPRISES, INC.

1142	3509 WILLISTON ROAD SW	GAINESVILLE	FL		ANDREWS FAMILY PARTNERSHIP LTD	Sale lease back

1294	312 W. BROWNLEE	STARKE	FL		ANDREWS FAMILY PARTNERSHIP LTD

1299	4301 A1A SOUTH	ST AUGUSTINE	FL		ANDREWS FAMILY PARTNERSHIP LTD

1415	11869 PULASKI ROAD	JACKSONVILLE	FL		ANDREWS FAMILY PARTNERSHIP LTD	Sale lease back

6032	11325 W BEAVER ST	JACKSONVILLE	FL		ANDREWS FAMILY PARTNERSHIP LTD

6247	2688 OLD MIDDLEBURG RD	JACKSONVILLE	FL		ANDREWS FAMILY PARTNERSHIP LTD

6278	8796 E CHURCH ST	HASTINGS	FL		ANDREWS FAMILY PARTNERSHIP LTD	Sale lease back

6293	4129 SPORTSMAN CLUB RD	JACKSONVILLE	FL		ANDREWS FAMILY PARTNERSHIP LTD.	Sale lease back

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

920	2606 N. WILLIAM STREET	GOLDSBORO	NC		ANDREWS FARMS OF WAYNE COUNTY, INC.

1212	14801 NORMANDY BLVD	JACKSONVILLE	FL		ANDREWS MANAGEMENT COMPANY	Sale lease back

3885	210 ST JAMES AVENUE	GOOSE CREEK	SC		ANGLER’S #24, LLC

6142	5881 BABCOCK ST NE	PALM BAY	FL		Ann Posejpal

87	735 AVIGNON PARK	RIDGELAND	MS		ANN PREWITT

1086	9763 103RD STREET	JACKSONVILLE	FL		ANTON N. SAFAR

3046	674 CHICKEN FOOT ROAD	HOPE MILLS	NC		AOM INVESTMENTS LLC

3052	6777 RAEFORD RD	FAYETTEVILLE	NC		AOM INVESTMENTS LLC

3053	41 E CORNELIUS HARNETT BL	LILLINGTON	NC		AOM INVESTMENTS LLC

3055	1730 JK POWELL BLVD	WHITEVILLE	NC		AOM INVESTMENTS LLC

3075	2868 PINEY GREEN RD.	JACKSONVILLE	NC		AOM INVESTMENTS LLC

922	2101 WAYNE MEMORIAL DRIVE	GOLDSBORO	NC		ATLAS DEVELOPMENT COMPANY

926	2007 WAYNE MEMORIAL	GOLDSBORO	NC		ATLAS DEVELOPMENT COMPANY

3884	2421 W. AVIATION AVE	NORTH CHARLESTON	SC		AVIATION BUSINESS PARK VIII, LLC

3307	1261 THOMPSON BRIDGE RD	GAINESVILLE	GA		B & E DUNLAP LIMITED PARTNERSHIP

818	500 SOUTH CHURTON STREET	HILLSBOROUGH	NC		B. ROBERT WILLIAMSON, TRUSTEE

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

814	960 S WEINBACH AVE	EVANSVILLE	IN		BARBARA TROCKMAN & JHW LTD. PARTNERSHIP

3770	4006 BARKSDALE BLVD.	BOSSIER CITY	LA		BARKSDALE BOSSIER CITY, LLC

751	2400 E RIVERSIDE DR	EVANSVILLE	IN		BARRETT MCGAW, JOHN MCGAW, JR., MARGARET SWITZER

3627	1300 EAST SPRING STREET	COOKEVILLE	TN		BARRY II, LLC	Sale lease back

792	2591 GLENNS BAY RD	SURFSIDE BEACH	SC		BATES & EVANS

3753	4460 CLAY ST.	VICKSBURG	MS		BEECHWOOD, LLC

828	10329 PARK ROAD	CHARLOTTE	NC		BELK-CONBRACO; C/O BV BELK INVEST.

3657	13756 HWY 27	TRION	GA	CLOSED	BENJAMIN F. PERRY ENTERPRISES, INC.

3658	10935 COMMERCE ST	SUMMERVILLE	GA		BENJAMIN F. PERRY ENTERPRISES, INC.

3771	2651 BENTON RD.	BOSSIER CITY	LA		BENTON ROAD BOSSIER CITY, LLC

3326	1080 JODECO RD	STOCKBRIDGE	GA		BETTY GARRETT MANSFIELD

3794	4201 PLEASANT VALLEY RD.	RALEIGH	NC		BFM REALTY, LLC

6030	1403 N 3RD STREET	JACKSONVILLE BEACH	FL		BILL & BONNIE HUNTLEY INVESTMENTS, LTD

6147	6003-5 ROOSEVELT BLVD	JACKSONVILLE	FL		BILL & BONNIE HUNTLEY INVESTMENTS, LTD.

6182	12020 FT CAROLINE RD	JACKSONVILLE	FL		BILL & BONNIE HUNTLEY INVESTMENTS, LTD.

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

6188	1003 N EDGEWOOD AVENUE	JACKSONVILLE	FL		BILL & BONNIE HUNTLEY INVESTMENTS, LTD.

6199	2952 DUNN AVENUE	JACKSONVILLE	FL		BILL & BONNIE HUNTLEY INVESTMENTS, LTD.

6228	4775 FAY BLVD	COCOA	FL		BILL & BONNIE HUNTLEY INVESTMENTS, LTD.

6263	4540 US 1, N	ST AUGUSTINE	FL		BILL & BONNIE HUNTLEY INVESTMENTS, LTD.

400	85 POPE AVENUE	HILTON HEAD ISLAND	SC		BIRD OIL CO., INC.

3950	15620 JOHN DELANEY BLVD.	CHARLOTTE	NC		BISSELL FAMILY LIMITED PARTNERSHIP

3196	705 NATIONAL HIGHWAY	THOMASVILLE	NC		BNC-GROTH, LLC

3209	3919 ELECTRIC ROAD	ROANOKE	VA		BNC-GROTH, LLC

3174	1234 E. MAIN STREET	HAVELOCK	NC		BNC-HHPSW, LLC

3176	2608 S. MAIN STREET	HIGH POINT	NC		BNC-HHPSW, LLC

3195	1542 SALISBURY HIGHWAY	STATESVILLE	NC		BNC-HHPSW, LLC

3200	610 W MAIN STREET	WILKESBORO	NC	CLOSED	BNC-HHPSW, LLC

3457	10010 HIGHWAY 49	GULFPORT	MS		BOARD OF EDUCATION OF HARRISON CO. SCHOOLS

479	1009 3RD AVE S	MYRTLE BEACH	SC		BOB BIBLE ENTERPRISES

831	1316 MADISON ST	SHELBYVILLE	TN	CLOSED	BORGER/PAMPA VENTURE, LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3501	4529 CLEVELAND HWY.	COHUTTA	GA		BRAMMER PROPERTIES, LLC	Sale lease back

1147	5553 ST AUGUSTINE RD	JACKSONVILLE	FL		Brenda Kogut

3547	4850 GEORGETOWN PIKE	CLEVELAND	TN		BREWER ENTERPRISES CORP.

3104	1301 ARLINGTON BLVD	GREENVILLE	NC		BRINN-BOBBITT, LLC

3744	101 BROWN SWITCH RD.	SLIDELL	LA		BROWN SWITCH ROAD SLIDELL, LLC

3140	3498 HWY 9 EAST	LITTLE RIVER	SC		BRYAN, LLC

3143	4525 MAIN STREET	SHALLOTTE	NC		BRYAN-RUMP-COLLIER

3694	904 ST ANDREWS BLVD	CHARLESTON	SC		BST 2009, LLC	Sale lease back

3889	2 EAST WASHINGTON ST.	CHATTAHOOCHEE	FL		BURGER MART, INC.

851	1110 HUFFMAN MILL RD.	BURLINGTON	NC		BURLINGTON PARTNERS

3428	1302 NORTH STATE STREET	JACKSON	MS		BURNS FAMILY PROPERTIES, LP

3989	6065 PINE RIDGE ROAD	NAPLES	FL		C & E LOVE, INC.

3024	506 SOUTHWEST BLVD	NEWTON	NC		C. CARL SMITH

3026	2442 W.N.C. HIGHWAY 10	NEWTON	NC		C. CARL SMITH

864	601 GALLIMORE DAIRY RD	HIGH POINT	NC		C. GARLAND RAKESTRAW, LLC

3380	660 W. LIBERTY STREET	SUMTER	SC		C. RICHARD HARVIN TRUST A

1423	1986 SW 27TH AVENUE	OCALA	FL		C.L.D. PROPERTIES, LTD.	Sale lease back

3915	4150 W HWY 326	OCALA	FL		CALAMART, LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

2398	431 N. ATLANTIC AVE	DAYTONA BEACH	FL		Caluma, Inc.

3473	5230 HWY 70 W	MOREHEAD CITY	NC		CALVIN HEIGHTS, LLC

6022	724 KINGSLEY AVENUE	ORANGE PARK	FL	CLOSED	Carol Ann Oakley, Trustee

893	211 SOUTH MILL STREET	WINTERVILLE	NC		CAROLINA ICE COMPANY

894	515 E. NEW HOPE ROAD	GOLDSBORO	NC		CAROLINA ICE COMPANY

898	1690 HWY 258 N	KINSTON	NC		CAROLINA ICE COMPANY

901	2600 CHARLES BLVD	GREENVILLE	NC		CAROLINA ICE COMPANY

3469	1539 SIMPSON HWY	MAGEE	MS		CAROLINA MAGEE, LLC	Sale lease back

2003	4625 W. LAKE MARY BLVD	LAKE MARY	FL		Carse Oil Company

3786	621 GREEN VALLEY RD.	GREENSBORO	NC		CBL-TRS JOINT VENTURE, LLC

1426	4402 WEST HIGHWAY 98	PANAMA CITY	FL		CBSM II, LLC	Sale lease back

3636	500 BURNETT FERRY RD.	ROME	GA		CBSM II, LLC

3637	2221 SHORTER AVE.	ROME	GA		CBSM II, LLC

3638	1808 DEAN ST.	ROME	GA	CLOSED	CBSM II, LLC

3639	1361 JOE FRANK HARRIS	CARTERSVILLE	GA		CBSM II, LLC

3640	1501 MARTHA BERRY BLVD	ROME	GA		CBSM II, LLC

3641	101 HIGHWAY 231 S	TROY	AL		CBSM II, LLC

3642	4319 JACKSON HWY	SHEFFIELD	AL		CBSM II, LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3643	4196 ROSS CLARK CIRCLE	DOTHAN	AL		CBSM II, LLC

3644	5265 GLADE RD.	ACWORTH	GA		CBSM II, LLC

3645	1218 MAPLE ST.	CARROLLTON	GA		CBSM II, LLC

3646	898 JOE FRANK HARRIS PKWY	CARTERSVILLE	GA		CBSM II, LLC

3653	1325 EAST MAIN ST.	CARTERSVILLE	GA		CBSM II, LLC

3655	2401 GARDEN LAKES BLVD	ROME	GA		CBSM II, LLC

3659	1425 TURNER MCCALL BLVD.	ROME	GA		CBSM II, LLC

3663	3902 PEPPERELL PKWY.	OPELIKA	AL		CBSM II, LLC

3664	32344 US HWY 280	CHILDERSBURG	AL		CBSM II, LLC

3665	800 JACKSONVILLE ST HWY	ANNISTON	AL		CBSM II, LLC

3667	1601 HWY 21 S / I-20	OXFORD	AL		CBSM II, LLC

3668	1707 GLENN BLVD.	FORT PAYNE	AL		CBSM II, LLC

3669	496 E. MAIN STREET	CARTERSVILLE	GA		CBSM II, LLC

3670	2317 HWY 31 S/I-65	DECATUR	AL		CBSM II, LLC

3673	966 WEST SOUTH BLVD.	MONTGOMERY	AL		CBSM II, LLC

3675	5646 HWY 20 SE	CARTERSVILLE	GA		CBSM II, LLC

3676	1123 N. PARK STREET	CARROLLTON	GA		CBSM II, LLC

3677	6278 UNIVERSITY DRIVE	HUNTSVILLE	AL		CBSM II, LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3678	5880 NEW CALHOUN RD.	ROME	GA		CBSM II, LLC

3680	1200 BANKHEAD HWY W	BIRMINGHAM	AL		CBSM II, LLC

3681	2803 25TH AVENUE	GULFPORT	MS		CBSM II, LLC

3683	501 N. TENNESSEE ST.	CARTERSVILLE	GA		CBSM II, LLC

3686	21700 JOHN T REID PKWY/	SCOTTSBORO	AL		CBSM II, LLC

3687	3008 ALABAMA AVE.	BREMEN	GA		CBSM II, LLC

3689	602 COX CREEK PARKWAY	FLORENCE	AL		CBSM II, LLC

3690	6500 ATLANTA HWY	MONTGOMERY	AL		CBSM II, LLC

3720	2991 MARTHA BERRY HWY	ROME	GA		CBSM II, LLC

3734	11040 MEMORIAL PKWY SW	HUNTSVILLE	AL		CBSM II, LLC	Sale lease back

571	2001 JEFFERSON DAVIS HWY	CAMDEN	SC		CE SMITH RENTALS

6219	207 SR 17	LAKE HAMILTON	FL		Cecil Baker

1510	8700 ASHEVILLE HWY	SPARTANBURG	SC		CECIL CANTRELL

1203	14902 E COLONIAL DR	ORLANDO	FL		CEDAR CROSSING ENTERPRISES, INC.

3674	100 TAYLOR DRIVE	GADSDEN	AL		CHALKVILLE, LLC

425	1710 21ST AVE NORTH EXT	MYRTLE BEACH	SC		CHAPIN COMPANY

1569	5809 HWY 90	THEODORE	AL		CHARLES B. ARCHER

854	1207 FOREST HILLS RD.	WILSON	NC		CHARLES M. CARSON, SR.

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3961	1103 HYATT STREET	GAFFNEY	SC		CHARLES MITCHELL COPELAND, ET AL

1619	105 W. Central Ave.	Andover	KS		CHARLOTTE A. KING

2298	6573 A1A SOUTH	ST AUGUSTINE	FL	CLOSED	CHARLOTTE W. GRIFFIN, SHARON MALTBY, GARY WILLIAMS

849	2101 CLEMSON RD.	COLUMBIA	SC		CHASTAIN COLUMBIA PARTNERS

3489	7840 LEONARDO DRIVE	DURHAM	NC		CHASTAIN COUNTRY PARTNERS

861	3101 YANCEYVILLE STREET	GREENSBORO	NC		CHASTAIN GREENSBORO GROUP	Sale lease back

855	6 PALMETTO BAY ROAD	HILTON HEAD ISLAND	SC		CHASTAIN HILTON HEAD PARTNERS	Sale lease back

3837	941 LONGTOWN ROAD	COLUMBIA	SC		CHASTAIN HOLDINGS, LLC	Sale lease back

1290	890 PALM COAST PKWY SW	PALM COAST	FL		CHASTAIN PALM COAST, LLC	Sale lease back

3724	3509 CULVER RD.	TUSCALOOSA	AL	CLOSED	CHATHAM ENTERPRISES, LLC

3725	3850 UNIVERSITY BLVD. EAS	TUSCALOOSA	AL		CHATHAM ENTERPRISES, LLC

3726	30054 U.S. HIGHWAY 11	KNOXVILLE	AL		CHATHAM ENTERPRISES, LLC

3727	15463 HWY 216	BROOKWOOD	AL		CHATHAM ENTERPRISES, LLC

3728	6718 HWY 69 S	TUSCALOOSA	AL		CHATHAM ENTERPRISES, LLC

3731	6404 UNIVERSITY BLVD E.	COTTONDALE	AL		CHATHAM ENTERPRISES, LLC

3258	2459 WINDSOR SPRING RD	AUGUSTA	GA	CLOSED	CHRISTOPHER KENNEDY

6547	1013 E HINSON AVENUE	HAINES CITY	FL		Circle Y Oil Company

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3545	5710 LAKE RESORT DRIVE	CHATTANOOGA	TN		CIRIGNANO LTD. PARTNERSHIP #2	Sale lease back

3750	3326 CLAY ST.	VICKSBURG	MS		CLAY STREET VICKSBURG, LLC

6216	123 W BAY ST	DAVENPORT	FL		CLD PROPERTIES, LTD.

3390	403 HIGHWAY 98 W	NEW AUGUSTA	MS		CLEVIS BRELAND

6539	14611 BRUCE B DOWNS BLVD	TAMPA	FL		CONVENIENCE CNTR DEVELOPMENT ASSOC PRTNRSHP, LLP

6233	2754 E ORANGE AVE	EUSTIS	FL		CONVENIENCE CNTR DEVELOPMENT ASSOC. PRTNRSHIP LLP

6538	3302 W COLUMBIA	KISSIMMEE	FL		CONVENIENCE CNTR DEVELOPMENT ASSOC. PRTNRSHIP, LLP

3630	14 D. MARK CUMMINGS ROAD	HARDEEVILLE	SC		CONVENIENCE STORE, LLC

6189	7661 MAGNOLIA HOMES RD	ORLANDO	FL		Country Square, Inc.

3470	3065 DALE EARNHARDT BLVD	KANNAPOLIS	NC		CRAVER-JAMES PROPERTIES, LLC

3482	501 HIGHWAY 17 NORTH	SURFSIDE BEACH	SC		CRESCENT BANK

3185	226 W. HARRISON ST	REIDSVILLE	NC		CROSS ROAD DEVELOPERS, LLC

3187	804 DURHAM ROAD	ROXBORO	NC	CLOSED	CROSS ROAD DEVELOPERS, LLC

881	6303 SAVANNAH HIGHWAY	RAVENEL	SC		CSE ASSOCIATES, LLC

242	144 S MAIN ST	SPARTA	NC		D & E BUILDING ACCOUNT

816	1807 N HARRISON AVE	CARY	NC		D & R HARRISON, LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

426	295 EAST PARRIS AVE	HIGH POINT	NC		D.G. REAL ESTATE, INC.

2901	7590 E. HWY 25	BELLEVIEW	FL		Dairy-Mix, Inc.

2902	6961 N US HWY 441	OCALA	FL		Dairy-Mix, Inc.

3721	12001 HWY 43 N	NORTHPORT	AL		DAKOTA PROPERTIES, LLC

3722	4324 HWY 69 N	NORTHPORT	AL		DAKOTA PROPERTIES, LLC

3729	4500 HIGHWAY 171	NORTHPORT	AL		DAKOTA PROPERTIES, LLC

3730	1701 LURLEEN WALLACE BLVD	NORTHPORT	AL		DAKOTA PROPERTIES, LLC

3732	5525 MCFARLAND BLVD. (HWY	NORTHPORT	AL		DAKOTA PROPERTIES, LLC

3733	4751 RICE MINE ROAD NE	TUSCALOOSA	AL		DAKOTA PROPERTIES, LLC

869	8500 HARPS MILL ROAD	RALEIGH	NC		DARRELL G. & ALYCE PEOPLES

1573	901 W. NASHVILLE AVE	ATMORE	AL		DARRYL DAWE TRUST

3611	109 SEQUOYAH ACCESS RD.	SODDY DAISY	TN		DARRYL KRAUSE	Sale lease back

3715	1995 E. MAIN ST.	WYTHEVILLE	VA		DARTAN OF SOUTH CAROLINA

3334	1291 LEVEL GROVE RD	CORNELIA	GA		DB NEWTON HOLDINGS, LLC

795	2010 W. MOUNTAIN ST.	KERNERSVILLE	NC		DEBORAH STERNBERG

6083	201 MAIN ST	DAYTONA BEACH	FL		Dennison Girls Trust II

3142	3122 FT. BRAGG RD.	FAYETTEVILLE	NC		DENNY R. SHAFFER

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3065	1350 U.S. 17 SOUTH	NORTH MYRTLE BEACH	SC		DEW OIL COMPANY, LLC

3066	4509 HWY 17	NORTH MYRTLE BEACH	SC		DEW OIL COMPANY, LLC

3067	5146 OCEAN HWY	MURRELLS INLET	SC		DEW OIL COMPANY, LLC

3752	100 NORTHEAST INTERCHANGE	DIAMONDHEAD	MS		DIAMONDHEAD, LLC

3214	840 HWY 1 SOUTH	LUGOFF	SC		DILMAR OIL COMPANY

3215	8200 TWO NOTCH ROAD	COLUMBIA	SC		DILMAR OIL COMPANY

3217	200 E. MCINTYRE STREET	MULLINS	SC		DILMAR OIL COMPANY

3218	313 WEST LUCAS STREET	FLORENCE	SC	CLOSED	DILMAR OIL COMPANY

3219	1375 HWY 38 WEST	LATTA	SC		DILMAR OIL COMPANY

3221	1929 10TH AVE NORTH	MYRTLE BEACH	SC		DILMAR OIL COMPANY

3222	201 HWY 301 SOUTH	DILLON	SC		DILMAR OIL COMPANY

3223	4735 E. PALMETTO STREET	FLORENCE	SC		DILMAR OIL COMPANY

3224	2863 S. HWY 17 & ATLANTIC	MURRELLS INLET	SC		DILMAR OIL COMPANY

3225	669 HWY 544	CONWAY	SC		DILMAR OIL COMPANY

3227	210 E. NATIONAL CEMETARY	FLORENCE	SC	CLOSED	DILMAR OIL COMPANY

3228	1600 CHURCH STREET	CONWAY	SC		DILMAR OIL COMPANY

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3229	3741 OCEAN HWY	MURRELLS INLET	SC		DILMAR OIL COMPANY

3232	2590 GLENNS BAY ROAD	SURFSIDE BEACH	SC		DILMAR OIL COMPANY

3233	717 SECOND LOOP ROAD	FLORENCE	SC		DILMAR OIL COMPANY

3237	104 NORTH GEORGETOWN AVE	JOHNSONVILLE	SC		DILMAR OIL COMPANY

3238	433 SUMTER HWY	CAMDEN	SC		DILMAR OIL COMPANY

3239	136 E. DEKALB STREET	CAMDEN	SC		DILMAR OIL COMPANY

3240	728 SOUTH CASHUA DRIVE	FLORENCE	SC		DILMAR OIL COMPANY

3241	1405 S. KINGS HWY	MYRTLE BEACH	SC		DILMAR OIL COMPANY

3242	2501 N. BROAD STREET	CAMDEN	SC		DILMAR OIL COMPANY

3577	3407 AMNICOLA HWY.	CHATTANOOGA	TN		DIXIE D. THOMAS

104	4835 HOPE VALLEY RD	DURHAM	NC		DOMAR CORP, INC; NYE LANDS, LLC; LOLA LOVE TURNER

3584	519 WALDRON ROAD	LA VERGNE	TN		DON BREEDING	Sale lease back

1634	2330 Iowa St.	Lawrence	KS		DONALD K. STEPHAN, ET AL

1138	4234 SW 20TH AVENUE	GAINESVILLE	FL		DORIS GODWIN

1235	401 N US HIGHWAY 441	LADY LAKE	FL		Doris Godwin

846	1800 LAURA DUNCAN RD	APEX	NC		DOYLE E. CHASTAIN, TR., ET AL

6056	540684 LEM TURNER RD	CALLAHAN	FL		Dr. Hisham Antar & Diane Antar

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

1214	2525 SR 207	ST AUGUSTINE	FL		EB Martin II, EA Garrett, KARON GRAY

1137	12743 ATLANTIC BLVD	JACKSONVILLE	FL		EBB ENTERPRISES

1150	1081 US 301 SOUTH	BALDWIN	FL		EBB ENTERPRISES

3405	7800 WARREN H. ABERNATHY	SPARTANBURG	SC	CLOSED	ECFORD O. LITTLE/ELISE LITTLE MCMILLION

1176	8880 A1A SOUTH	ST AUGUSTINE	FL		Edgar Cooksey

2907	5160 S. PINE AVENUE	OCALA	FL		EDWIN & DOROTHY TEUTON

914	1001 SE CARY PARKWAY	CARY	NC		EFC CORPORATION

916	3721 TRYON ROAD	RALEIGH	NC		EFC CORPORATION

3802	3935 CROSSHAVEN DR.	BIRMINGHAM	AL		EJM INVESTMENT COMPANY, LLC

3831	1846 HWY 14 E	PRATTVILLE	AL		EJM INVESTMENT COMPANY, LLC

686	2737 W PARRISH AVE	OWENSBORO	KY		ELEANOR B. SUTTON

3625	1309 WEST MAIN STREET	LEBANON	TN		ELIZABETH P COOK FAMILY PARTNERSHIP	Sale lease back

338	1001 N 62ND AVE	MYRTLE BEACH	SC		ELLIOTT-MELMER PROPERTIES, INC.

823	5801 TRYON RD	CARY	NC		EPTA PROPERTIES V, LLC

3263	4101 WINDSOR SPRING ROAD	HEPHZIBAH	GA		EPTA PROPERTIES VII, LLC	Sale lease back

1424	3838 NORTH MAIN STREET	GAINESVILLE	FL		EQUILEASE AT MAIN ST., INC.

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

1215	9901 NEW KINGS RD	JACKSONVILLE	FL		Ernest T. Martin

3479	1900 US HIGHWAY 70 E	GARNER	NC		ETHEL W. BURNETTE

807	5817 STRINGTOWN RD	EVANSVILLE	IN		EUGENE A. & JANET M. HAHN

579	1501 RUTHERFORD RD	GREENVILLE	SC		F. TOWERS RICE

827	2195 S EVANS ST	GREENVILLE	NC		F.J.D. CORPORATION

3376	7115 CHANCES CREEK RD	FANCY GAP	VA		FANCY GAP SERVICE CENTER, INC.

3035	2110 CEDAR CREEK ROAD	FAYETTEVILLE	NC		FAYE MAXWELL, EARL SMITH, JOSEPH RIDDLE, III

3759	3104 HIGHWAY 49	FLORENCE	MS		FLORENCE, LLC

3993	6601 HWY 90	GAUTIER	MS		FOUNTAINBLEAU-GAUTIER REAL ESTATE, LLC	Sale lease back

3477	4604 N ROXBORO RD	DURHAM	NC		FRANCES B. THOMPSON

3292	1812 EAST MAIN STREET	SPARTANBURG	SC		FRANCIS P. CHAMPION, SR., TRUSTEE

3016	5642 BRAGG BLVD	FAYETTEVILLE	NC		FRANK SHAW/ROLLIN SHAW/JOHN SHAW/MARIE SHAW DEE

3438	403 SHELBY HIGHWAY	GAFFNEY	SC		FRED B. OATES REVOCABLE TRUST DATED MAY 8, 2007	Sale lease back

1230	1500 PALM COAST PKWY NW	PALM COAST	FL		FRITTS REVOCABLE TRUST DATED JAN 15, 2004

3304	2640 DAWSONVILLE HWY	GAINESVILLE	GA		GAINESVILLE CHR LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3661	6110 HIGHWAY 411 NORTH	CHATSWORTH	GA		GALLMAN’S FOOD MART, INC.

3364	806 S MAIN ST	GALAX	VA		GENE THOMAS MCKNIGHT, JR.

3365	532 E STUART DRIVE	GALAX	VA		GENE THOMAS MCKNIGHT, JR.

3371	2540 WEST PINE ST	MT AIRY	NC	CLOSED	GENE THOMAS MCKNIGHT, JR.

3372	14264 FANCY GAP HWY	CANA	VA	CLOSED	GENE THOMAS MCKNIGHT, JR.

3333	978 HWY 155 SOUTH	MCDONOUGH	GA		GENERAL OUTDOOR ADVERTISING

3342	5804 CORNELIA HWY	ALTO	GA		GENERAL OUTDOOR ADVERTISING, INC.

3343	2992 HWY 155	STOCKBRIDGE	GA		GENERAL OUTDOOR ADVERTISING, INC.

3344	3148 JODECO RD	MCDONOUGH	GA		GENERAL OUTDOOR ADVERTISING, INC.

3345	93 EAST MAY ST	WINDER	GA		GENERAL OUTDOOR ADVERTISING, INC.

3652	4326 HWY 27	SUMMERVILLE	GA		GEORGE DAWSON AND JOE DAWSON DBA GORE BP

3003	209 MT. OLIVE DRIVE	NEWTON GROVE	NC		GEORGE E. WARREN

1504	1801 JA COCHRAN BYPASS	CHESTER	SC		GEORGE P. WHITESIDES, JR.

1063	2691 N ORANGE BLOSSOM TRL	ZELLWOOD	FL		GEORGE S. OR ANITA GIDEON

3324	5000 TALMADGE DRIVE	CLARKESVILLE	GA		GERALD L. & JUDY N. PILET

3247	1173 AUGUSTA ROAD	WARRENVILLE	SC		GERALD STOREY

1442	102 S. BLAIR STONE ROAD	TALLAHASSEE	FL		GOVENORS CROSSING 4, LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

784	703 N MAIN ST	MOORESVILLE	NC		GRADY SHOE (DECEASED)

3749	690 GRANTS FERRY RD.	FLOWOOD	MS		GRANTS FERRY ROAD, LLC

873	2846 HWY 17N	MT. PLEASANT	SC		GREGORIE LAND COMPANY, LLC

875	3689 DORCHESTER RD	CHARLESTON	SC		GREGORIE LAND COMPANY, LLC

876	1340 CHUCK DAWLEY BLVD	MT. PLEASANT	SC		GREGORIE LAND COMPANY, LLC

878	10105 HIGHWAY 17 NORTH	MC CLELLANVILLE	SC		GREGORIE LAND COMPANY, LLC

879	2390 HIGHWAY 41	MOUNT PLEASANT	SC		GREGORIE LAND COMPANY, LLC

880	1805 SAVANNAH HWY	CHARLESTON	SC		GREGORIE LAND COMPANY, LLC

882	5154 N RHETT AVENUE	NORTH CHARLESTON	SC		GREGORIE LAND COMPANY, LLC

883	6923 RIVERS AVE	CHARLESTON	SC		GREGORIE LAND COMPANY, LLC

884	2802 MAYBANK HIGHWAY	JOHNS ISLAND	SC		GREGORIE LAND COMPANY, LLC

885	503 MAIN ROAD	JOHNS ISLAND	SC		GREGORIE LAND COMPANY, LLC

886	4315 SAVANNAH HIGHWAY	RAVENEL	SC		GREGORIE LAND COMPANY, LLC

887	2895 W. 5TH NORTH ST	SUMMERVILLE	SC		GREGORIE LAND COMPANY, LLC

2856	24282 NE HWY 315 (FT. MCC	ORANGE SPRINGS	FL		GREGORY CHAPMAN

910	4700 HOLMESTOWN ROAD	MYRTLE BEACH	SC		GRIER NEWELL PROPERTIES, LLC

3596	5067 HIGHWAY 64	DUCKTOWN	TN		GRIFCO, LLC

938	2305 S. COLLEGE ROAD	WILMINGTON	NC		GULLAH WAY, LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3974	2106 N. CHESTER STREET	GASTONIA	NC		GULLICK TAYLOR INVESTMENT CO, LLC

174	620 WEST STREET	PITTSBORO	NC		GWH DEVELOPMENT

267	1516 E 11TH STREET	SILER CITY	NC	CLOSED	GWH DEVELOPMENT CO.

312	1924 NEWTON DRIVE	STATESVILLE	NC	CLOSED	GWH DEVELOPMENT CO.

440	6306 CAROLINA BEACH RD	WILMINGTON	NC	CLOSED	GWH DEVELOPMENT CO.

441	1013 SOUTH MAIN ST	GRAHAM	NC		GWH DEVELOPMENT CO.

444	3053 CASTLE HAYNE RD	CASTLE HAYNE	NC		GWH DEVELOPMENT CO.

3462	1 PASS RD	GULFPORT	MS		HARDY COURT SHOPPING CENTER

806	5611 SR 54	PHILPOT	KY		HARDYCO, LLC

1591	7950 PENSACOLA BLVD	PENSACOLA	FL		HAROLD CHARLES FISHER FAMILY TRUST

1400	SEC SR 44 & SR 415-LAND	NEW SMYRNA BEACH	FL		Hart Land & Cattle Co., Inc.

3382	2995 BROAD STREET	SUMTER	SC		HARVIN PETROLEUM CO., INC.

909	1695 HIGHWAY 501	MYRTLE BEACH	SC		HATTIE BOYETTE, LLC & OSCAR BOYETTE, LLC

3776	5725 HEARNE AVE	SHREVEPORT	LA		HEARNE & HOLLYWOOD, LLC

3172	419 S. MAIN STREET	GRAHAM	NC		HERSUT, LLC

6501	6935 HWY 17	FLEMING ISLAND	FL		HIBERNIA DIRT S II, LLC

3738	1264 HIGH ST.	JACKSON	MS		HIGH STREET JACKSON, LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3314	506 JESSE JEWELL PKWY SW	GAINESVILLE	GA		HIGHLAND PARK/ATHENS-GAINESVILLE, LLC	Sale lease back

3346	290 US HWY 29 N	ATHENS	GA		HIGHLAND PARK/ATHENS-GAINESVILLE, LLC	Sale lease back

3766	2145 HIGHWAY 18	BRANDON	MS		HIGHWAY 18, LLC

3746	549 HIGHWAY 80 WEST	CLINTON	MS		HIGHWAY 80 CLINTON, LLC

1107	3520 N WALDO RD	GAINESVILLE	FL		HIRAM L. GODWIN TRUST UW

1110	551 W HWY 436	ALTAMONTE SPRINGS	FL		HIRAM L. GODWIN TRUST UW

1156	3965 SILVER STAR RD	ORLANDO	FL	CLOSED	HIRAM L. GODWIN TRUST UW

1167	14225 W NEWBERRY RD	NEWBERRY	FL		HIRSIG PROPERTIES, LLC

3417	2000 WEDGEFIELD RD	SUMTER	SC		HODGE AUTO/TRUCK SERVICE CENTER, INC.

3928	421 TYVOLA ROAD	CHARLOTTE	NC		HONEY PROPERTIES, INC.

1537	100 HWY 72 EAST	CORINTH	MS		HOWELL CHARITABLE REMAINDER TRUST

6107	6241 W CARDINAL ST	HOMOSASSA	FL		HUDSON PROPERTIES, INC.

351	328 SOUTH JEFFERSON	PRINCETON	KY		HUGHES LEASING COMPANY, INC.

670	700 N JEFFERSON	PRINCETON	KY		HUGHES LEASING COMPANY, INC.

3756	70325 HIGHWAY 21	COVINGTON	LA		HWY 21N COVINGTON, LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

672	830 MAIN ST	CALHOUN	KY		IDEAL PROPERTIES, LLC

3739	3060 INDIANA AVE.	VICKSBURG	MS		INDIANA AVENUE VICKSBURG, LLC

6234	3137 CR 220	MIDDLEBURG	FL		INEZ M. KENNEDY, TRUSTEE, INEZ M.KENNEDY LIVING TR

3367	62 KELLY RD	FANCY GAP	VA		INTERSTATE DEVELOPMENT CORPORATION

912	2819 N OKATIE HWY	RIDGELAND	SC		INTERSTATE LAND COMPANY

913	130 INDEPENDENCE BLVD	HARDEEVILLE	SC		INTERSTATE LAND COMPANY

3754	725 HIGHWAY 61 SOUTH	VICKSBURG	MS		IOWA LAND, LLC & IOWA, LLC

3882	901 ISLAND PARK DRIVE	DANIEL ISLAND	SC		ISLAND MARKET, LLC

1234	2910 HOWLAND BLVD	DELTONA	FL		J. G. Miller

1030	4899 E IRLO BRONSON MEMOR	ST CLOUD	FL		J. Harold Chastain

1210	1031 BEACH BLVD	JACKSONVILLE BEACH	FL		J. Malcom Jones

486	6605 RAEFORD RD.	FAYETTEVILLE	NC		J. MCNATT GILLIS

2427	23039 NW SR 16	STARKE	FL		J. Morgan Welch

2485	303 E. 25TH STREET	SANFORD	FL	CLOSED	J.C.M. PARTNERSHIP LTD.

2109	1205 S STATE ROAD 19	PALATKA	FL		J.C.M. PARTNERSHIP, LTD.

2428	643 N. HIGHWAY 17	PALATKA	FL		J.C.M. PARTNERSHIP, LTD.

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

2643	3300 CRILL AVENUE	PALATKA	FL		J.C.M. PARTNERSHIP, LTD.

2842	13138 NE STATE ROAD 121	RAIFORD	FL		J.D. Griffis

1182	349 E NOBLE AVE	WILLISTON	FL		J.H. Chastain Trustee

1255	2330 STATE ROAD 16	ST AUGUSTINE	FL		James & Sarah Edmonds

2958	US 17 SR 40 VACANT LOT	BARBERVILLE	FL		James D. Pennington

1297	5105 CR 218	MIDDLEBURG	FL		James Edmonds Trust

872	1400 SOUTH CROATAN HWY	KILL DEVIL HILLS	NC		JAMES J. HEAGERTY MARITAL TRUST A	Sale lease back

528	2015 STATE ST	CAYCE	SC	CLOSED	JAMES M. BRUCE, III

258	3000 JEFFERSON DAVIS HWY	SANFORD	NC		JAN BROOKS, WILLIAM C. COLE & SONYA C. SANDELL

3702	1146 N. MILITARY HWY	NORFOLK	VA		JANAF SHOPPING CENTER, LLC

1001	3423 SE HAWTHORNE RD	GAINESVILLE	FL		JANE S. LIVELY

1002	4310 SE HAWTHORNE RD	GAINESVILLE	FL		JANE S. LIVELY

2051	909 NE 28TH STREET	OCALA	FL		JANET R. EVARTS

621	101 SOUTH MAIN ST	CLOVER	SC		JANICE VARON HOLLOMAN

626	2165 EBENEZER RD	ROCK HILL	SC		JANICE VARON HOLLOMAN

3650	1871 NORTH HIGHWAY 27	CARROLLTON	GA		JARRETT E. SHADDAY

3651	808 SOUTH WALL ST	CALHOUN	GA		JARRETT E. SHADDAY

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3656	220 CONNECTOR 3	DALTON	GA		JARRETT E. SHADDAY

3662	15 DIETZ RD.	RINGGOLD	GA		JARRETT E. SHADDAY

3684	540 JORDAN LANE NW	HUNTSVILLE	AL		JARRETT E. SHADDAY

3696	11006 HIGHWAY 49 SOUTH	GULFPORT	MS		JARRETT E. SHADDAY

3682	715 CAHABA VALLEY RD/I-65	PELHAM	AL		JARRETT E. SHADDAY AND LARRY C. MARTIN

2577	1119 SR 100	FLORAHOME	FL		Jean M. & Phillip F. Lafleur

3331	3420 JACKSON RD	GRIFFIN	GA		JEFFREY L. REEDY

3337	5425 HWY 53 EAST	DAWSONVILLE	GA		JERRY D. & ELISE K. JACKSON

1181	553 N MAIN ST	WILLISTON	FL		JEWELL C. CURTIS

908	1500 HWY 544	CONWAY	SC		JIM WOOD CONSTRUCTION

2429	2600 N. DIXIE FREEWAY	NEW SMYRNA BEACH	FL		Joan & Francis X. Brennan, Jr.

3602	6003 SHALLOWFORD ROAD	CHATTANOOGA	TN		JOANNE S. & HUGO J. NYKAMP	Sale lease back

403	2005 SOUTH HWY 17	MURRELLS INLET	SC		JOANNE W. HERRING, AS TRUSTEE

1169	351 A1A BEACH BLVD	ST AUGUSTINE	FL		JOHN D. BAILEY, SR./R.H. PIER, LLC

3305	937 QUEEN CITY PARKWAY	GAINESVILLE	GA		JOHN E. MANSFIELD, SR.

3310	1007 NORTH MAIN STREET	CORNELIA	GA		JOHN E. MANSFIELD, SR.

3316	1333 LUMPKIN ST	ATHENS	GA		JOHN E. MANSFIELD, SR.

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3317	614 S BROAD ST	COMMERCE	GA		JOHN E. MANSFIELD, SR.

3319	301 N MAIN ST	CLEVELAND	GA		JOHN E. MANSFIELD, SR.

3320	990 PRINCE AVE	ATHENS	GA		JOHN E. MANSFIELD, SR.

3347	181 FAIRVIEW RD	STOCKBRIDGE	GA		JOHN E. MANSFIELD, SR.

3349	18 HWY 72 E	COMER	GA		JOHN E. MANSFIELD, SR.

3315	615 EAST SPRING ST	MONROE	GA		JOHN E. MANSFIELD, SR. & MICHAEL MANSFIELD

3588	9652 E. BRAINERD RD.	CHATTANOOGA	TN		JOHN F. & DIANE MULLIN, TRUSTEES	Sale lease back

336	5703 BRAGG BLVD.	FAYETTEVILLE	NC	CLOSED	JOHN H. WELLONS FOUNDATION, INC.

3011	2820 LILLINGTON HWY	SPRING LAKE	NC		JOHN I. LEWIS, JR.

1222	12453 PHILLIPS HWY	JACKSONVILLE	FL		John Martin

3034	5201 RAEFORD ROAD	FAYETTEVILLE	NC		JOHN P. AND MARGARET A. TAYLOR

6076	2733 STARRATT RD	JACKSONVILLE	FL		JOHNNY DUDLEY	Sale lease back

3247	1173 AUGUSTA ROAD	WARRENVILLE	SC		JON CHRISTIAN (CHRIS) CARMICHAEL

1295	14300 W NEWBERRY RD	NEWBERRY	FL		JONESVILLE PARTNERS/SPRINT MANAGEMENT, INC.

6095	850378 U.S.HWY 17	YULEE	FL		JOSEPH BROTHERS LLC

6101	13967 MOUNT PLEASANT RD	JACKSONVILLE	FL		JOSEPH BROTHERS LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

6530	4429 BLANDING BLVD	JACKSONVILLE	FL	CLOSED	JSA REALTY HOLDINGS, LLC/SAM NEWEY

3562	2493 SOUTH CHURCH STREET	MURFREESBORO	TN		J-STAR HOLDINGS, LLC	Sale lease back

1174	9615 HECKSCHER DR	JACKSONVILLE	FL		Julian Jackson Properties, Ltd.

1187	1601 PENMAN ROAD	JACKSONVILLE BEACH	FL		Julian Jackson Properties, Ltd.

1246	10500 PHILLIPS HWY	JACKSONVILLE	FL		Julian Jackson Properties, Ltd.

1269	312 DIRKSEN DRIVE	DEBARY	FL		Julian Jackson Properties, Ltd.

1270	10100 GRANITE PLACE	JACKSONVILLE	FL		Julian Jackson Properties, Ltd.	Sale lease back

1280	9001 SOUTHSIDE BLVD	JACKSONVILLE	FL		Julian Jackson Properties, Ltd.

1282	11025 PHILLIPS HWY	JACKSONVILLE	FL		Julian Jackson Properties, Ltd.

1283	191 CYPRESS POINT PKY	PALM COAST	FL		Julian Jackson Properties, Ltd.

1287	14641 DUVAL ROAD	JACKSONVILLE	FL		Julian Jackson Properties, Ltd.

1288	1500 N WEKIWA SPRINGS RD	APOPKA	FL		Julian Jackson Properties, Ltd.

3356	897 FOLLY ROAD	CHARLESTON	SC		K. MARTIN WATERS, JR.	Sale lease back

3357	349 COLEMAN BLVD	MT. PLEASANT	SC	CLOSED	K. MARTIN WATERS, JR.

790	658 WACHESAW ROAD	MURRELLS INLET	SC		K. MARTIN WATERS, JR., ET AL

3385	7060 HIGHWAY 49 NORTH	HATTIESBURG	MS		KDK OF MS, LP

3387	91933 HIGHWAY 98	MCLAIN	MS		KDK OF MS, LP

3393	1102 SOUTH MAIN STREET	POPLARVILLE	MS		KDK OF MS, LP

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3395	4050 US HIGHWAY 11	HATTIESBURG	MS		KDK OF MS, LP

3397	121 PINOLA DRIVE SE	MAGEE	MS		KDK OF MS, LP

3398	4607 HARDY STREET	HATTIESBURG	MS		KDK OF MS, LP

3401	519 HIGHWAY 98 BYPASS	COLUMBIA	MS		KDK OF MS, LP

1630	2190 N. Rock Rd.	Wichita	KS		KELLEN STORE KOMPANY, LLC

1635	1030 N. 3rd St.	Lawrence	KS		KELLEN STORE KOMPANY, LLC

3025	1612 CONOVER BLVD EAST	CONOVER	NC		KENNETH F MCDONALD PROPERTIES LLC

3068	3481 HWY 9 EAST	LITTLE RIVER	SC		KENNETH F MCDONALD PROPERTIES LLC

3070	2301 DICK POND ROAD	MYRTLE BEACH	SC		KENNETH F MCDONALD PROPERTIES LLC

3073	4481 SOCASTEE BLVD/	MYRTLE BEACH	SC		KENNETH F MCDONALD PROPERTIES LLC

3074	1121 HYATT STREET	GAFFNEY	SC	CLOSED	KENNETH F MCDONALD PROPERTIES LLC

6609	CORNER OF SR 207/SR 13	HASTINGS	FL		KENNETH F. DEFORD, JR.

3048	9615 FAYETTEVILLE ROAD	RAEFORD	NC		KENNETH F. MCDONALD PROPERTIES LLC

3069	4815 HWY 17 SOUTH	NORTH MYRTLE BEACH	SC		KENNETH F. MCDONALD PROPERTIES LLC

3072	1708 HWY 17	LITTLE RIVER	SC		KENNETH F. MCDONALD PROPERTIES LLC

408	31 ARROW RD	HILTON HEAD ISLAND	SC		KEVIN RAYMOND

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3006	801 NORTH MAIN STREET	SPRING LAKE	NC		KIMBERLY M. DONALDSON & JENNIFER M. DAVIS

3355	1968 MEETING STREET	CHARLESTON	SC		KINGFISHER INVESTMENTS, LLC	Sale lease back

3487	16 OCEAN HIGHWAY WEST	SUPPLY	NC		KIRBY’S FOOD CENTER, INC.

1554	1597 CENTRAL AVENUE	SUMMERVILLE	SC		KNIGHSTVILLE FOUR 2010, LLC

1538	15528 US-61	ROBINSONVILLE	MS		KWP-SAYLE, LLC

906	1501 LIVE OAK ST.	BEAUFORT	NC		L. FISHER/N. CARR/G. HUNTLEY/J. HUNTLEY

3883	3746 LADSON RD	LADSON	SC		LADSON ROAD PARTNERS, LLC

431	9701 N KINGS HWY	MYRTLE BEACH	SC		LAKONIA, LLC

3001	2450 IRELAND DR	FAYETTEVILLE	NC		LAMAR INVESTMENTS LLC

3047	7910 RAEFORD ROAD	FAYETTEVILLE	NC		LAMAR INVESTMENTS LLC

3050	327 CHICKEN FOOT ROAD	HOPE MILLS	NC		LAMAR INVESTMENTS LLC

3051	3319 MURPHY	FAYETTEVILLE	NC		LAMAR INVESTMENTS LLC

3054	6245 RAMSEY STREET	FAYETTEVILLE	NC		LAMAR INVESTMENTS LLC

1148	4152 OLD MIDDLEBURG RD	JACKSONVILLE	FL		Lance Ringhaver

853	2995 10TH AVE. NO. EXT.	MYRTLE BEACH	SC		LAND LEASE HOLDINGS, LLC

3490	3791 OLEANDER DRIVE	MYRTLE BEACH	SC		LAND LEASE HOLDINGS, LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3619	1001 LAFAYETTE ROAD	CHICKAMAUGA	GA		LANDMARK EQUITIES & MARINE MGMNT, LLC	Sale lease back

3647	1881 OLD CALHOUN RD.	ROME	GA		LARRY C. MARTIN

3648	1407 KINGSTON HWY	ROME	GA		LARRY C. MARTIN

3649	1205 W. MEIGHAN BLVD.	GADSDEN	AL		LARRY C. MARTIN

3654	2242 US HWY 431	BOAZ	AL		LARRY C. MARTIN

3666	1050 PELHAM RD.	JACKSONVILLE	AL		LARRY C. MARTIN

3679	5000 MEMORIAL PKWY. NW	HUNTSVILLE	AL		LARRY C. MARTIN

3685	2525 AVALON AVE.	MUSCLE SHOALS	AL		LARRY C. MARTIN

3688	851 LAGARDE AVE	ANNISTON	AL		LARRY C. MARTIN

358	6428 CAMDEN ROAD	FAYETTEVILLE	NC		LARRY T. EDWARDS

3361	110 SOUTH HIGHWAY 52	MONCKS CORNER	SC		LAWRENCE K. GROOMS

3362	2276 N HWY 52	BONNEAU	SC		LAWRENCE K. GROOMS

3363	3862 BYRNES DRIVE	ST STEPHEN	SC		LAWRENCE K. GROOMS

911	6194 SOUTH OKATIE HWY	HARDEEVILLE	SC		LAWTON ENTERPRISES & MALPRUS ENTERPRISES

2272	1140 CR 309	CRESCENT CITY	FL		LE Schellenberg, SE Coley & DR Evarts

2501	42404 STATE ROAD 19	ALTOONA	FL		LE Schellenberg, SE Coley & DR Evarts

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3911	16070 NW US HWY 441	ALACHUA	FL		LE STORE, LLC

3912	9260 NW 39TH AVE	GAINESVILLE	FL		LE STORE, LLC

1177	10401 NORMANDY BLVD	JACKSONVILLE	FL		Lease Investors,LLC

3128	10081 HWY 70 WEST	CLAYTON	NC		LEE 1996 FAMILY LTD. PARTNERSHIP

77	1807 DOUGLAS DRIVE	SANFORD	NC		LEE-MOORE CAPITAL COMPANY

438	1007 SPRING LANE	SANFORD	NC		LEE-MOORE CAPITAL COMPANY

3777	2062 HORNER BLVD.	SANFORD	NC		LEE-MOORE CAPITAL COMPANY	Sale lease back

3778	2219 JEFFERSON DAVIS HWY	SANFORD	NC		LEE-MOORE CAPITAL COMPANY

3780	3321 APEX HWY 55	DURHAM	NC		LEE-MOORE CAPITAL COMPANY

3781	106 E NC 54	DURHAM	NC		LEE-MOORE CAPITAL COMPANY

3782	3001 PLEASANT GARDEN RD	GREENSBORO	NC		LEE-MOORE CAPITAL COMPANY

3785	337 W. WENDOVER AVE.	GREENSBORO	NC		LEE-MOORE CAPITAL COMPANY

3787	6400 BURLINGTON RD.	WHITSETT	NC		LEE-MOORE CAPITAL COMPANY

3788	820 N. MAIN ST.	HIGH POINT	NC		LEE-MOORE CAPITAL COMPANY

3790	2200 US HWY 421 SOUTH	BOONE	NC		LEE-MOORE CAPITAL COMPANY

3791	801 E. HARDEN ST.	GRAHAM	NC		LEE-MOORE CAPITAL COMPANY

3792	2602 S. MEBANE ST.	BURLINGTON	NC		LEE-MOORE CAPITAL COMPANY

3793	1237 N. MAIN ST.	FUQUAY-VARINA	NC		LEE-MOORE CAPITAL COMPANY

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3795	1410 W. WILLIAMS ST.	APEX	NC		LEE-MOORE CAPITAL COMPANY	Sale lease back

3797	302 EAST WILLIAMS STREET	APEX	NC		LEE-MOORE CAPITAL COMPANY

3868	14591 HWY 27 W	SANFORD	NC		LEE-MOORE CAPITAL COMPANY	Sale lease back

3886	3610 DAVIS DRIVE	MORRISVILLE	NC		LEE-MOORE CAPITAL COMPANY	Sale lease back

2846	1380 W SR-40	PIERSON	FL	CLOSED	Leila Schellenberg & Sybil Coley

3132	424 N. BROWN ST.	CHADBOURN	NC		LENNON FAMILY PROPERTIES, LLC

3134	501 W. 3RD ST.	PEMBROKE	NC	CLOSED	LENNON FAMILY PROPERTIES, LLC

3135	100 YAUPON DR.	OAK ISLAND	NC		LENNON FAMILY PROPERTIES, LLC

3136	1135 S. MAIN ST.	LAURINBURG	NC		LENNON FAMILY PROPERTIES, LLC

3138	2701 S. IRBY ST.	FLORENCE	SC		LENNON FAMILY PROPERTIES, LLC

3144	6489 YADKIN RD.	FAYETTEVILLE	NC		LENNON FAMILY PROPERTIES, LLC

3146	1720 NORTH MAIN ST.	FUQUAY-VARINA	NC		LENNON FAMILY PROPERTIES, LLC

3151	6648 GORDON RD.	WILMINGTON	NC		LENNON FAMILY PROPERTIES, LLC

3152	3114 E. PALMETTO ST.	FLORENCE	SC		LENNON FAMILY PROPERTIES, LLC

3997	4747 MAXWELL ROAD	STEDMAN	NC		LENNON FAMILY PROPERTIES, LLC

3998	2531 NC HWY 87 S	CAMERON	NC		LENNON FAMILY PROPERTIES, LLC

3913	3424 SW WILLISTON RD	GAINESVILLE	FL		LESTORE 2, LLC

164	1220 WEST KING ST.	BOONE	NC		LEVERNE S. & GENEVA C. FOX

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3918	17030 SE CR 234	MICANOPY	FL		LEWIS MICANOPY CHEVRON, LLC

2356	1701 S. WATER STREET	STARKE	FL		LINCOLN TRUST CO.,CUSTODIAN FBO BARBARA REDDISH

2112	101 WEST WALKER DRIVE	KEYSTONE HEIGHTS	FL		LINDA W. WHARTON

874	404 W COLEMAN BVLD.	MT. PLEASANT	SC		LL&S 2007, LLC

593	201 W 5TH ST NORTH	SUMMERVILLE	SC		LOMAR CORPORATION

714	1308 ATKINSON ST	HENDERSON	KY		LOUIS B. AND WILMA D. HATCHETT

6016	1890 KINGSLEY AVE	ORANGE PARK	FL		Louis Huntley Enterprises, Inc.

6211	8090 SR 100	KEYSTONE HEIGHTS	FL		Louis Huntley Enterprises, Inc.

6265	15089 N.W. US HIGHWAY 441	ALACHUA	FL		Louis Huntley Enterprises, Inc.

6268	5886 S RIDGEWOOD AVE	PORT ORANGE	FL		Louis Huntley Enterprises, Inc.

6270	4030 SW 13TH ST	GAINESVILLE	FL		Louis Huntley Enterprises, Inc.

6291	3514 GRAND BLVD	NEW PORT RICHEY	FL		Louis Huntley Enterprises, Inc.

6522	20 E MITCHELL HAMMOCK RD	OVIEDO	FL	CLOSED	Louis Huntley Enterprises, Inc.

6075	158 A1A N	PONTE VEDRA BEACH	FL		LOUIS L. HUNTLEY ENTERPRISES

6523	8840 PHILLIPS HWY	JACKSONVILLE	FL		LOUIS L. HUNTLEY ENTERPRISES

6122	2682 BLANDING BLVD	MIDDLEBURG	FL		Louis L. Huntley Enterprises, Inc.

6125	4036 S NOVA RD	PORT ORANGE	FL		Louis L. Huntley Enterprises, Inc.

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

6173	7911 BLANDING BLVD	JACKSONVILLE	FL		Louis L. Huntley Enterprises, Inc.

584	1200 WHALEY ST	COLUMBIA	SC		LOUISA TOBIAS/JOHN TOBIAS, JR.

6078	4305 HIGHWAY 17	ORANGE PARK	FL		LOUISE HUNTLEY ENTERPRISES

1159	1765 JONES ROAD	JACKSONVILLE	FL		LOUISE RHODES

3555	1301 LAFAYETTE ROAD	ROSSVILLE	GA		LOUISE TAGGART, EXECUTOR

3990	8801 WEST TERRY ST	BONITA SPRINGS	FL		LOVE’S PETROLEUM, INC.

862	290 ROBERT SMALLS PARKWAY	BEAUFORT	SC		LOWCOUNTRY 24 7 LLC

3384	1501 BIENVILLE HWY	OCEAN SPRINGS	MS		LSK, LP

3388	1408 ROEBUCK	MERIDIAN	MS		LSK, LP

3391	101 SOUTH FRONT STREET	SANDERSVILLE	MS		LSK, LP

3392	905 CHANTILLY STREET	LAUREL	MS		LSK, LP

3396	2985 HIGHWAY 49	COLLINS	MS		LSK, LP

3399	4904 HARDY STREET	HATTIESBURG	MS		LSK, LP

3402	1911 S AZALEA DRIVE	WIGGINS	MS		LSK, LP

1518	4999 CAROLINA FOREST BLVD	MYRTLE BEACH	SC		LTL, INC.

679	2175 RUSSELLVILLE RD	HOPKINSVILLE	KY		LUCY T. CATLETT

3847	2194 BEACH BLVD.	BILOXI	MS		LYNDA LLOYD

3389	13490 HIGHWAY 49 N	GULFPORT	MS		MAK INVESTMENTS, LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3768	4095 HWY. 59	MANDEVILLE	LA		MANDEVILLE BK, LLC

3764	4115 HIGHWAY 59	MANDEVILLE	LA		MANDEVILLE, LLC

3870	605 N HIGHWAY 52	MONCKS CORNER	SC		MANOR ENTERPRISES, INC.

3871	1571 NORTH MAIN STREET	SUMMERVILLE	SC		MANOR ENTERPRISES, INC.

3873	1802 SOUTH ISLAND ROAD	GEORGETOWN	SC		MANOR ENTERPRISES, INC.

3875	1003 FRENCH SANTEE ROAD	JAMESTOWN	SC		MANOR ENTERPRISES, INC.

3876	16273 ACE BASIN PKWY	ROUND O	SC		MANOR ENTERPRISES, INC.

3321	3350 THOMPSON BRIDGE RD	GAINESVILLE	GA		MANSFIELD HOLDINGS, LLC

3308	615 E.E. BUTLER PKWY. SE	GAINESVILLE	GA		MANSFIELD OIL COMPANY

3610	989 INTERSTATE DRIVE	MANCHESTER	TN		MANTRY VENTURE, LLC	Sale lease back

907	845 ROBERT SMALLS PARKWAY	BEAUFORT	SC		MARAND PROPERTIES

1582	4574 ORANGE BEACH BLVD	ORANGE BEACH	AL		MARGARET L. HARKNESS

917	1553 FORDING ISLAND ROAD	HILTON HEAD ISLAND	SC		MARION K. MARTIN

3693	1190 REMOUNT ROAD	NORTH CHARLESTON	SC		MARK W. JORDAN, LLC

492	1206 PALM BLVD	ISLE OF PALMS	SC		MARSH OAK INVESTMENT CO.

3328	5080 BILL GARDNER PKY	LOCUST GROVE	GA		MARY HART WILHEIT

3709	74 INDIAN VILLAGE TRAIL	BASTIAN	VA		MARY JANE PENNINGTON

301	3730 OCEAN HWY	MURRELLS INLET	SC		MARY KATHRYN MCLAURIN

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

6220	14581 US HWY 27	LAKE WALES	FL		MARY L. KERR REVOCABLE TRUST

6086	1500 SINGLETON AVE N	TITUSVILLE	FL		Maviro Corporation

6087	2455 N WICKHAM RD	MELBOURNE	FL		Maviro Corporation

6092	150 NEWFOUND HARBOR DR	MERRITT ISLAND	FL		Maviro Corporation

6093	255 OCEAN BLVD	SATELLITE BEACH	FL		Maviro Corporation

845	9195 UNIVERSITY BLVD	NORTH CHARLESTON	SC		MAZYCK HOLDINGS, LLC

3038	500 BUNCE RD.	FAYETTEVILLE	NC		MCCAULEY & MCDONALD INVESTMENTS

3063	6326 HWY 544	MYRTLE BEACH	SC		MCCAULEY & MCDONALD INVESTMENTS

3071	4408 HWY 501	MYRTLE BEACH	SC		MCCAULEY & MCDONALD INVESTMENTS

3005	5617 ROCKFISH RD./HWY 59	HOPE MILLS	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC

3002	1764 IRELAND DR.	FAYETTEVILLE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3004	3931 ROSEHILL RD	FAYETTEVILLE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3007	1302 ROBESON STREET	FAYETTEVILLE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3009	6454 ROCKFISH RD	HOPE MILLS	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3010	1571 MCARTHUR ROAD	FAYETTEVILLE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3014	2501 HOPE MILLS ROAD	FAYETTEVILLE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3015	3330 NATAL ST.	FAYETTEVILLE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3017	405 S. BRAGG BLVD.	SPRING LAKE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3019	400 ERWIN ROAD	DUNN	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3021	903 N NC 16 HWY	CONOVER	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3022	2326 OWEN DR.	FAYETTEVILLE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3023	598 NORTH MAIN STREET	MOORESVILLE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3027	2001 SKIBO ROAD	FAYETTEVILLE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3029	300 MURCHISON RD	SPRING LAKE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3030	671 WEST MANCHESTER RD	SPRING LAKE	NC	CLOSED	MCCAULEY AND MCDONALD INVESTMENTS, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3033	1902 OWEN DRIVE	FAYETTEVILLE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3036	2990 GILLESPIE STREET	FAYETTEVILLE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3037	3102 BRAGG BLVD	FAYETTEVILLE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3039	316 HWY 210 NORTH	SPRING LAKE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3040	2075 NORTH BRAGG BLVD.	SPRING LAKE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3041	5762 RAMSEY ST	FAYETTEVILLE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3042	1135 PAMALEE DR	FAYETTEVILLE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3044	13719 HWY 74 W	INDIAN TRAIL	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3045	4103 HWY 74	MONROE	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3049	7095 OCEAN HWY W	OCEAN ISLE BEACH	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3056	3384 US 1 HWY	VASS	NC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3057	2101 HWY 17 SOUTH	NORTH MYRTLE BEACH	SC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3058	10459 OCEAN HWY	PAWLEYS ISLAND	SC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3060	4570 SOCASTEE BLVD.	MYRTLE BEACH	SC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3061	400 SEA MOUNTAIN HWY	NORTH MYRTLE BEACH	SC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3064	3710 HWY 501	MYRTLE BEACH	SC		MCCAULEY AND MCDONALD INVESTMENTS, INC.

3013	144 CEDAR CREEK RD	FAYETTEVILLE	NC		MCDONALD LUMBER COMPANY

930	1731 LEJEUNE BLVD	JACKSONVILLE	NC		MCDONALD’S CORPORATION

3779	921 W BROAD STREET	SAINT PAULS	NC		MCDONALD’S CORPORATION

3855	574 INDEPENDENCE BLVD	HARDEEVILLE	SC		MCDONALD’S CORPORATION

3366	967-A E STUART DR	GALAX	VA		MCKNIGHT OIL COMPANY, INC.

3368	2372 ZEPHYR RD	DOBSON	NC		MCKNIGHT OIL COMPANY, INC.

3369	2662 OLD GALAX PIKE	HILLSVILLE	VA		MCKNIGHT OIL COMPANY, INC.

3370	125 HOLSTON RD	WYTHEVILLE	VA		MCKNIGHT OIL COMPANY, INC.

3373	5522 HWY 11	ATKINS	VA		MCKNIGHT OIL COMPANY, INC.

3375	140 E STUART DR	HILLSVILLE	VA		MCKNIGHT OIL COMPANY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3966	2434 S. NEW HOPE ROAD	GASTONIA	NC		MCLEAN HOMEPLACE #2, LLC

3436	1442 WEST PEACE STREET	CANTON	MS		METRO PROPERTIES, LP

717	528 MAIN ST.	CORYDON	KY		MICHAEL D. HALLYBURTON

711	20 CHARLESTON RD	DAWSON SPRINGS	KY		MICHAEL LEWIS/JUDITH LEWIS HOLLIS

6536	12405 N MAIN ST	JACKSONVILLE	FL		MICHAELANA NO. 2, LLC

3153	1100 E. MEMORIAL DRIVE	AHOSKIE	NC	CLOSED	MID-STATE INVESTORS, LLC

3246	1107 YORK STREET NE	AIKEN	SC		MIRIAM J. HALLMAN

3442	3406 HWY 70E & PAGE ROAD	DURHAM	NC		MK, LLC	Sale lease back

2799	25615 SR 46	SORRENTO	FL		Monica Wenzel Webster

2903	9985 N. US 301	WILDWOOD	FL		Monica Wenzel Webster

3758	7100 HIGHWAY 63	MOSS POINT	MS		MOSS POINT, LLC

3062	1611 HWY 17 SOUTH	SURFSIDE BEACH	SC		MPR PARTNERSHIP

3478	9181 US HWY 29	BLAIRS	VA		MR. & MRS. WILLIAM H. ROGERS, JR.

6231	926 W UNIVERSITY AVE	GAINESVILLE	FL		MRCK Limited Partnership

791	315 CHURCH ST	GEORGETOWN	SC		MRS. DIXIE B. PRICKETT, ET AL

659	422 EAST CENTER ST	MADISONVILLE	KY	CLOSED	MRS. SHELLY DURHAM

3323	2550 LIMESTONE PKWY	GAINESVILLE	GA		MT. VIEW ENTERPRISES, INC.

1560	3215 SOUTH HICKORY ST	LOXLEY	AL		MUREL B. MOSLEY

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3322	1260 CANDLER RD	GAINESVILLE	GA		MWH PROPERTIES, LLC	Sale lease back

3350	4315 JODECO RD	MCDONOUGH	GA	CLOSED	MWH PROPERTIES, LLC

3808	2078-A VALLEYDALE RD.	HOOVER	AL		MWT, LLC

3773	1901 NORTH MARKET	SHREVEPORT	LA		N. MARKET SHREVEPORT, LLC

1268	1710 SR 207	ST AUGUSTINE	FL		NADJAX, INC.

547	932 N E MAIN ST	SIMPSONVILLE	SC		NAI EARLE FURMAN, LLC

763	545 SOUTH MAIN STREET	ASHLAND CITY	TN		NANCY P. ADAMS

1010	5198 SE ABSHIER BLVD	BELLEVIEW	FL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

1416	1515 N. MAIN STREET	GAINESVILLE	FL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

1420	1137 STATE ROAD 20	INTERLACHEN	FL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

1422	6820 MARICAMP ROAD	OCALA	FL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

1551	14930 S US HIGHWAY 231	MIDLAND CITY	AL		NATIONAL RETAIL PROPERTIES, LP

1552	302 ROSS CLARK CIRCLE	DOTHAN	AL		NATIONAL RETAIL PROPERTIES, LP

3635	4402 TEN TEN ROAD	APEX	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3799	580 14TH ST. SOUTH	BESSEMER	AL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3806	16725 HIGHWAY 280	CHELSEA	AL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3809	2677 VALLEYDALE RD.	BIRMINGHAM	AL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3810	1503 11TH AVE. SOUTH	BIRMINGHAM	AL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3813	3640 LORNA ROAD	HOOVER	AL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3817	701 KEY DR.	BIRMINGHAM	AL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3819	400 GREEN SPRINGS HWY.	HOMEWOOD	AL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3821	2501 JOHN HAWKINS PARKWAY	HOOVER	AL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3823	724 SKYLAND BLVD. EAST	TUSCALOOSA	AL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3824	2400 MCFARLAND BLVD.	TUSCALOOSA	AL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3825	615 UNIVERSITY BLVD.	TUSCALOOSA	AL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3827	199 MAIN ST.	TRUSSVILLE	AL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3832	613 HWY 78 E	JASPER	AL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3835	2195 HWY 150	HOOVER	AL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3839	1513 E. 11TH ST	SILER CITY	NC	CLOSED	NATIONAL RETAIL PROPERTIES, LP

3841	2120 JUNIPER LAKE RD	WEST END	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3842	7249 US HWY 15-501	CARTHAGE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3843	4470 NC HWY 87 S	SANFORD	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3844	2206 JEFFERSON DAVIS HWY	SANFORD	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3848	2517 SOUTH 3RD STREET	JACKSONVILLE BEACH	FL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3849	10550 SAN JOSE BLVD	JACKSONVILLE	FL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3851	34920 EMERALD COAST PKWY	DESTIN	FL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3852	4563 HWY 20 EAST	NICEVILLE	FL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3853	1800 N. CROATAN HWY	KILL DEVIL HILLS	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3854	100 W. OCEAN BAY BLVD	KILL DEVIL HILLS	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3856	601 TINY TOWN ROAD	CLARKSVILLE	TN		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3857	523 DOVER ROAD	CLARKSVILLE	TN		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3858	377 HANCOCK STREET	GALLATIN	TN	CLOSED	NATIONAL RETAIL PROPERTIES, LP

3860	4025 PINE RIDGE RD. EXT.	NAPLES	FL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3863	1700 BELK AVENUE	OXFORD	MS		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3869	21195 HWY 25	COLUMBIANA	AL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3920	7020 HWY 90	LONGS	SC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3922	7208 E. INDEPENDENCE BLVD	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3923	4500 RANDOLPH ROAD	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3924	6500 FAIRVIEW ROAD	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3925	100 EAST JOHN STREET	MATTHEWS	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3926	4336 PARK ROAD	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3927	7035 E. W.T. HARRIS BLVD	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3929	605 CLANTON ROAD	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3930	4900 N. TRYON STREET	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3931	3800 WILKINSON BLVD.	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3932	2541 N. CHERRY ROAD	ROCK HILL	SC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3933	2230 E. MAIN STREET	LINCOLNTON	NC	CLOSED	NATIONAL RETAIL PROPERTIES, LP

3934	2483 FRANKLIN BLVD.	GASTONIA	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3935	2200 S. TRYON ST.	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3938	6229 W. SUGAR CREEK ROAD	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3939	9716 SOUTH BLVD.	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3940	10409 MALLARD CREEK ROAD	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3941	8505 S. TRYON STREET	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3943	249 CAROWINDS BLVD.	FORT MILL	SC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3944	11640 PROVIDENCE ROAD	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3945	4718 N. GRAHAM STREET	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3946	7405 HWY 73	DENVER	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3947	20008 W. CATAWBA AVE.	CORNELIUS	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3948	131 TURNERSBURG HWY.	STATESVILLE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3949	910 LIBERTY STREET	YORK	SC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3951	8501 CONCORD MILLS BLVD.	CONCORD	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3952	1420 CELANESE ROAD	ROCK HILL	SC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3953	618 TINSLEY WAY	ROCK HILL	SC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3955	1115 RANDOLPH ST.	THOMASVILLE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3956	1627 E. MAIN STREET	LINCOLNTON	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3957	6441 WILKINSON BLVD	BELMONT	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3958	2853 N. CENTER ST.	HICKORY	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3960	1529 CONCORD PARKWAY, NOR	CONCORD	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3962	4568 CHARLOTTE HWY	LAKE WYLIE	SC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3963	807 CONOVER BLVD.	CONOVER	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3965	4923 S. TRYON STREET	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3967	2001 N. CHESTER HWY 321	GASTONIA	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3968	4044 CHARLOTTE HWY	LAKE WYLIE	SC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3969	3473 HIGHWAY 21	FORT MILL	SC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3970	225 CLEVELAND AVENUE	KINGS MOUNTAIN	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3972	516 COX ROAD	GASTONIA	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3973	3794 E. FRANKLIN BLVD.	GASTONIA	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3975	9424 S. TRYON STREET	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3976	8910 ALBEMARLE ROAD	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3977	499 SOUTH HERLONG AVE.	ROCK HILL	SC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3978	8008 HARRIS STATION BLVD.	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3979	9620 REA RD.	CHARLOTTE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3980	5905 WAXHAW HWY	MINERAL SPRINGS	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3981	1805 N. MORGAN MILL RD.	MONROE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3982	3503 WEDDINGTON RD.	MONROE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3984	601 E. SOUTH MAIN STREET	WAXHAW	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3985	3006 OLD CHARLOTTE HWY.	MONROE	NC		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3988	901 AVENUE G	KENTWOOD	LA		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

3996	7821 VAUGHN ROAD	MONTGOMERY	AL		NATIONAL RETAIL PROPERTIES, LP	Sale lease back

303	100 RANKIN AVE	MT HOLLY	NC		NATVARLAL PATEL

3716	152 MAJOR GRAHAMS RD	MAX MEADOWS	VA		NEW PISA PARTNERS	Sale lease back

3514	4806 HWY. 58 NORTH	CHATTANOOGA	TN		NICHOLAS G. PERAKIS FAMILY TRUST	Sale lease back

3605	5012 HIXSON PIKE	HIXSON	TN		NICHOLAS G. PERAKIS FAMILY TRUST	Sale lease back

3919	1000 WHIPPOORWILL LANE	NAPLES	FL		NNN TRS, INC.	Sale lease back

3995	2934 TAMIAMI TRAIL EAST	NAPLES	FL		NNN TRS, INC.	Sale lease back

6196	8820 W 103RD ST	JACKSONVILLE	FL		NNN TRS, INC.	Sale lease back

6080	7211 103RD ST	JACKSONVILLE	FL	CLOSED	NORMAN S. HANDLER FAMILY PARTNERSHIP

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

1311	9303 NW 39TH AVE	GAINESVILLE	FL		NRB DEVELOPMENT, INC.

3419	2200 SOUTH EVANS STREET	GREENVILLE	NC		NYE LANDS, LLC	Sale lease back

3439	8998 S.C. HWY. 11	CAMPOBELLO	SC		OATES OIL COMPANY, INC.	Sale lease back

3403	2445 COUNTRY CLUB RD	SPARTANBURG	SC		OATES PROPERTIES, LP

3404	908 S DUNCAN BYPASS	UNION	SC		OATES PROPERTIES, LP

3407	118 CEDAR SPRINGS RD	SPARTANBURG	SC	CLOSED	OATES PROPERTIES, LP

3408	688 E MAIN STREET	SPARTANBURG	SC		OATES PROPERTIES, LP

3409	1245 ASHEVILLE HWY	SPARTANBURG	SC		OATES PROPERTIES, LP

3409	1245 ASHEVILLE HWY	SPARTANBURG	SC		OATES PROPERTIES, LP

3410	3106 S CHURCH ST	SPARTANBURG	SC		OATES PROPERTIES, LP

3411	2795 BOILING SPRINGS RD	BOILING SPRINGS	SC		OATES PROPERTIES, LP

3412	2908 FURMAN FENDLEY HWY	JONESVILLE	SC		OATES PROPERTIES, LP

3413	8999 SC HWY 11	CAMPOBELLO	SC	CLOSED	OATES PROPERTIES, LP

3414	1605 EAST MAIN STREET	DUNCAN	SC		OATES PROPERTIES, LP

3415	315 JOHN DODD RD	SPARTANBURG	SC		OATES PROPERTIES, LP

3416	6200 HWY 221	ROEBUCK	SC		OATES PROPERTIES, LP

3358	1301 SAM RITTENBERG RD	CHARLESTON	SC		O’HAIR LIMITED PARTNERSHIP	Sale lease back

3443	3400 HALLS FERRY RD	VICKSBURG	MS		OLP LA-MS, LLC	Sale lease back

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3447	4150 WASHINGTON ST	VICKSBURG	MS		OLP LA-MS, LLC	Sale lease back

3452	1514 E MADISON	BASTROP	LA		OLP LA-MS, LLC	Sale lease back

3454	1501 NORTH 18TH ST	MONROE	LA		OLP LA-MS, LLC	Sale lease back

3455	1471 GARRETT RD	MONROE	LA		OLP LA-MS, LLC	Sale lease back

3456	2391 LAKELAND DRIVE	FLOWOOD	MS		OLP LA-MS, LLC	Sale lease back

3459	10073 RODRIQUEZ ST	DIBERVILLE	MS		OLP LA-MS, LLC	Sale lease back

3467	900 AVENUE G	KENTWOOD	LA		OLP LA-MS, LLC	Sale lease back

819	4625 DICK POND RD	MYRTLE BEACH	SC		ORCHARD HILL FARM

3691	5302 RIVERS AVE	NORTH CHARLESTON	SC		PALMETTO OIL OF CHARLESTON II, LLC

3692	2957 WEST MONTAGUE	NORTH CHARLESTON	SC		PALMETTO OIL OF CHARLESTON III, LLC

3278	1001 WOODRUFF ROAD	GREENVILLE	SC		PALMETTO REAL ESTATE TRUST

837	197 GARDEN MILE RD	HENDERSON	KY		PANHEN, LLC

3570	6708 RINGGOLD ROAD	EAST RIDGE	TN		PATCO INVESTMENTS, GP	Sale lease back

3563	1401 RED BUD ROAD	CALHOUN	GA		PATEL EDUCATION COMPANY, LLC	Sale lease back

3872	485 NORTH MAIN STREET	HEMINGWAY	SC		PATRICIA C. MILLER/JIMMIE ANN C. ELLIOTT

2005	4790 N US1	MIMS	FL		PATRICIA M. GALLOWAY

2006	1986 STATE ROAD 20	HAWTHORNE	FL		PATRICIA P. WHITEHEAD

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3748	461 SOUTH PEARSON RD.	PEARL	MS		PEARSON ROAD, LLC

1559	10 NORTH UNIVERSITY BLVD	MOBILE	AL		PEGGY WHITE-SPRUNNER, ET AL

832	501 S. MEMORIAL DRIVE	GREENVILLE	NC	CLOSED	PETER J. AND DEBORAH S. SCALES

3877	7500 DORCHESTER ROAD	NORTH CHARLESTON	SC		PETRO LEASING, INC.

3878	1111 SNIDERS HIGHWAY	WALTERBORO	SC		PETRO LEASING, LLC

3879	2602 HIGH MARKET STREET	GEORGETOWN	SC		PETRO LEASING, LLC

3880	2800 HIGHWAY 52	MONCKS CORNER	SC		PETRO LEASING, LLC

2525	1805 S. RIDGEWOOD AVE	EDGEWATER	FL		PETROLEUM REALTY VI, LLC	Sale lease back

3440	100 CROSS PARK DR	PEARL	MS		PETROLEUM REALTY VI, LLC	Sale lease back

3444	3140 INDIANA AVE	VICKSBURG	MS		PETROLEUM REALTY VI, LLC	Sale lease back

3445	574 HWY 61 N	VICKSBURG	MS		PETROLEUM REALTY VI, LLC	Sale lease back

3446	4888 HWY 61 S	VICKSBURG	MS		PETROLEUM REALTY VI, LLC	Sale lease back

3448	1501 JERRY CLOWER BLVD	YAZOO CITY	MS		PETROLEUM REALTY VI, LLC	Sale lease back

3449	1541 HWY 1 S	GREENVILLE	MS		PETROLEUM REALTY VI, LLC	Sale lease back

3450	1503 HWY 65 SOUTH	TALLULAH	LA		PETROLEUM REALTY VI, LLC	Sale lease back

3453	200 BRIDGE ST	WEST MONROE	LA		PETROLEUM REALTY VI, LLC	Sale lease back

3458	1000 CEDAR LAKE RD	BILOXI	MS		PETROLEUM REALTY VI, LLC	Sale lease back

3461	1104 BIENVILLE BLVD	OCEAN SPRINGS	MS		PETROLEUM REALTY VI, LLC	Sale lease back

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3465	11160 LORRAINE RD	GULFPORT	MS		PETROLEUM REALTY VI, LLC	Sale lease back

3468	46011 N PUMA DR	HAMMOND	LA		PETROLEUM REALTY VI, LLC	Sale lease back

3846	124 EAST BEACH	LONG BEACH	MS		PETROLEUM REALTY VI, LLC	Sale lease back

657	158 US 41 SOUTH	SEBREE	KY		PHELPS L. LAMBERT, TR.

3325	634 CHRISTMAS AVE	BETHLEHEM	GA		PHILIP A. WILHEIT

3018	504 W MARTIN LUTHER KING	MAXTON	NC		PHYLLIS S. SMITH

3861	100 HWY 51 NORTH	BATESVILLE	MS		PINE LODGE, LLC

3862	201 WILSON DRIVE	SENATOBIA	MS		PINE LODGE, LLC

3864	625 HWY 51 SOUTH	BATESVILLE	MS		PINE LODGE, LLC

3865	217 2ND ST	MARKS	MS		PINE LODGE, LLC

3866	696 HWY 6 EAST	BATESVILLE	MS		PINE LODGE, LLC

3867	788 VETERAN’S MEMORIAL	EUPORA	MS		PINE LODGE, LLC

848	1786 MAIN ROAD	JOHNS ISLAND	SC		PIONEER LEASING, LLC

850	100 FACTORY SHOPS RD.	MORRISVILLE	NC		PIONEER LEASING, LLC

858	1711 EASTWOOD RD.	WILMINGTON	NC		PIONEER LEASING, LLC

859	1900 E FIRETOWER RD.	GREENVILLE	NC		PIONEER LEASING, LLC

3892	2011 E. SHOTWELL ST.	BAINBRIDGE	GA		PRASA PROPERTIES, LLC

3906	1315 PARK AVE.	ENTERPRISE	AL		PRASA PROPERTIES, LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3909	1204 MARTIN LUTHER KING B	AMERICUS	GA		PRASA PROPERTIES, LLC

89	1608 EAST US HWY 54	ANDOVER	KS		PRESTA OIL, INC.

1613	7935 W. US Hwy. 50	Holcomb	KS	CLOSED	PRESTA OIL, INC.

1624	2615 E. Trail St.	Dodge City	KS		PRESTA OIL, INC.

1632	610 W. 7th Ave.	Augusta	KS		PRESTA OIL, INC.

3297	201 EAST 11TH ST HWY 64	SILER CITY	NC	CLOSED	PRIME REALTY, INC.

3299	3106 S. HORNER BLVD	SANFORD	NC	CLOSED	PRIME REALTY, INC.

3301	11495 HWY 15501	ABERDEEN	NC		PRIME REALTY, INC.

3302	1414 E WILLIAMS ST HWY 55	APEX	NC		PRIME REALTY, INC.	Sale lease back

737	720 N 3RD ST	BOONVILLE	IN		R & M PROPERTIES, INC.

3557	4849 HIXSON PIKE	HIXSON	TN		R. GRAY CARRINGTON, JR. REVOCABLE LIVING TRUST	Sale lease back

6179	4205 US 1, S	ST AUGUSTINE	FL		R. HOLDINGS WILDWOOD, LLC

456	8191 CLIFFDALE RD	FAYETTEVILLE	NC		R. K. & BARBARA J. HUGHES

1641	515 N. Seneca St.	Wichita	KS		R. LORENA BALL-TOMEY & LAURA N. BALL

860	1145 COPPERFIELD BLVD.	CONCORD	NC		RACHEL, L.L.C.

941	102 B HWY 54W	CARRBORO	NC		RACHEL, LLC	Sale lease back

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

742	901 N MAIN AND FACTORY	WINSLOW	IN		RADCLIFFE & ASSOCIATES

743	2039 E MAIN ST	PETERSBURG	IN		RADCLIFFE & ASSOCIATES

3083	700 SOUTH MEMORIAL DRIVE	GREENVILLE	NC		RALEIGH DURHAM INVESTORS

3086	2643 WARD BLVD	WILSON	NC	CLOSED	RALEIGH DURHAM INVESTORS

3092	2101 MILLBROOK ROAD	RALEIGH	NC		RALEIGH DURHAM INVESTORS

3094	4203 FAYETTEVILLE ROAD	RALEIGH	NC	CLOSED	RALEIGH DURHAM INVESTORS

3980	5905 WAXHAW HWY	MINERAL SPRINGS	NC		RANDAL & FRANCINE MCGUIRT	Sale lease back

499	1365 BOONE HILL RD	SUMMERVILLE	SC		REALTY INCOME CORPORATION

775	106 MAIN RD	JOHNS ISLAND	SC		REALTY INCOME CORPORATION

797	2213 ASHLEY PHOSPHATE RD	NORTH CHARLESTON	SC		REALTY INCOME CORPORATION

822	3416 LEESBURG RD	COLUMBIA	SC		REALTY INCOME CORPORATION

825	2561 ONSLOW DRIVE	JACKSONVILLE	NC		REALTY INCOME CORPORATION

826	4000 S. MEMORIAL DR.	WINTERVILLE	NC		REALTY INCOME CORPORATION

836	1816 TRIPLETT ST	OWENSBORO	KY	CLOSED	REALTY INCOME CORPORATION

841	5022 MURFREESBORO RD	LA VERGNE	TN		REALTY INCOME CORPORATION

842	5372 SUNSET BLVD	LEXINGTON	SC		REALTY INCOME CORPORATION

1301	7501 W NEWBERRY ROAD	GAINESVILLE	FL		REALTY INCOME CORPORATION	Sale lease back

1302	3901 SW ARCHER RD	GAINESVILLE	FL		REALTY INCOME CORPORATION	Sale lease back

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

1303	2320 SW ARCHER RD	GAINESVILLE	FL		REALTY INCOME CORPORATION	Sale lease back

1304	5310 NW 13 ST	GAINESVILLE	FL		REALTY INCOME CORPORATION	Sale lease back

1306	12771 SW STATE RD 45	ARCHER	FL		REALTY INCOME CORPORATION	Sale lease back

1307	20 NE WALDO ROAD	GAINESVILLE	FL		REALTY INCOME CORPORATION	Sale lease back

1310	4103 SW 43RD ST	GAINESVILLE	FL		REALTY INCOME CORPORATION	Sale lease back

1320	300 BEACH BLVD	JACKSONVILLE BEACH	FL	CLOSED	REALTY INCOME CORPORATION	Sale lease back

3243	3540 RICHLAND AVE WEST	AIKEN	SC		REALTY INCOME CORPORATION	Sale lease back

3244	1850 WHISKEY ROAD	AIKEN	SC		REALTY INCOME CORPORATION	Sale lease back

3245	349 EDGEFIELD DRIVE	BELVEDERE	SC		REALTY INCOME CORPORATION	Sale lease back

3248	318 HAMPTON AVE	AIKEN	SC		REALTY INCOME CORPORATION	Sale lease back

3249	421 W MARTINTOWN RD	NORTH AUGUSTA	SC		REALTY INCOME CORPORATION	Sale lease back

3250	702 SILVER BLUFF RD	AIKEN	SC		REALTY INCOME CORPORATION	Sale lease back

3252	1011 EAST PINE LOG ROAD	AIKEN	SC		REALTY INCOME CORPORATION	Sale lease back

3253	19439 ATOMIC ROAD	JACKSON	SC		REALTY INCOME CORPORATION	Sale lease back

3254	1019 SOUTH LAKE DRIVE	LEXINGTON	SC		REALTY INCOME CORPORATION	Sale lease back

3257	2981 WHISKEY ROAD	AIKEN	SC		REALTY INCOME CORPORATION	Sale lease back

3261	3011 WASHINGTON ROAD	AUGUSTA	GA		REALTY INCOME CORPORATION	Sale lease back

3262	3434 WRIGHTSBORO ROAD	AUGUSTA	GA		REALTY INCOME CORPORATION	Sale lease back

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3264	2822 PEACH ORCHARD RD	AUGUSTA	GA		REALTY INCOME CORPORATION	Sale lease back

3266	3003 DEANS BRIDGE ROAD	AUGUSTA	GA		REALTY INCOME CORPORATION	Sale lease back

3267	5500 SUNSET BLVD	LEXINGTON	SC		REALTY INCOME CORPORATION	Sale lease back

3270	1494 JONES STREET	AUGUSTA	GA		REALTY INCOME CORPORATION	Sale lease back

3271	2655 COLUMBIA HWY NORTH	AIKEN	SC		REALTY INCOME CORPORATION	Sale lease back

3272	4048 CHARLESTON HWY	WEST COLUMBIA	SC		REALTY INCOME CORPORATION	Sale lease back

3273	1100 SOUTH LAKE DRIVE	LEXINGTON	SC		REALTY INCOME CORPORATION	Sale lease back

3275	3333 WASHINGTON RD	MARTINEZ	GA		REALTY INCOME CORPORATION	Sale lease back

3277	3713 EAST NORTH ST	GREENVILLE	SC		REALTY INCOME CORPORATION	Sale lease back

3280	901 W WADE HAMPTON BLVD	GREER	SC		REALTY INCOME CORPORATION	Sale lease back

3281	7901 WHITE HORSE RD	GREENVILLE	SC		REALTY INCOME CORPORATION	Sale lease back

3282	820 CHURCH STREET	GREENVILLE	SC		REALTY INCOME CORPORATION	Sale lease back

3284	906 HAYWOOD ROAD	GREENVILLE	SC		REALTY INCOME CORPORATION	Sale lease back

3286	1814 WOODRUFF ROAD	GREENVILLE	SC		REALTY INCOME CORPORATION	Sale lease back

3289	2572 WOODRUFF RD	SIMPSONVILLE	SC		REALTY INCOME CORPORATION	Sale lease back

3290	1460 W.O. EZELL BLVD	SPARTANBURG	SC		REALTY INCOME CORPORATION	Sale lease back

3472	509 E NEW BERN RD	KINSTON	NC		REALTY INCOME CORPORATION

3474	2035 HWY 70 W	GOLDSBORO	NC		REALTY INCOME CORPORATION	Sale lease back

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3476	3302 S HOLDEN RD	GREENSBORO	NC		REALTY INCOME CORPORATION

3480	1395 US HWY 1 S	SOUTHERN PINES	NC		REALTY INCOME CORPORATION	Sale lease back

6299	8496 BLANDING BLVD	JACKSONVILLE	FL		REALTY INCOME CORPORATION	Sale lease back

3294	2195 EAST MAIN STREET	DUNCAN	SC		REI, INC.

6066	101 NW US 441	MICANOPY	FL		RESOP FAMILY LIMITED PARTNERSHIP, LLP

3698	5191 W. MILITARY HWY	CHESAPEAKE	VA		RI CS3, LLC	Sale lease back

3700	2865 PRUDEN BLVD.	SUFFOLK	VA	CLOSED	RI CS3, LLC

3703	1643 ARMORY DR.	FRANKLIN	VA		RI CS3, LLC	Sale lease back

3707	2765 LEE HWY	TROUTVILLE	VA		RI CS3, LLC	Sale lease back

3708	117 READY MIX RD.	WYTHEVILLE	VA		RI CS3, LLC	Sale lease back

3713	313 SPRING FIELD LANE	STAUNTON	VA		RI CS3, LLC	Sale lease back

3718	7107 WILLIAMSON RD.	ROANOKE	VA		RI CS3, LLC	Sale lease back

3499	2909 HWY. 76	CHATSWORTH	GA	CLOSED	RI GA 1, LLC

3502	3608 CHATSWORTH HWY.	DALTON	GA		RI GA 1, LLC	Sale lease back

3504	2622 CHATTANOOGA ROAD	ROCKY FACE	GA		RI GA 1, LLC	Sale lease back

3505	2800 S. DIXIE HIGHWAY	DALTON	GA		RI GA 1, LLC	Sale lease back

3506	CHATTANOOGA VALLEY ROAD	FLINTSTONE	GA		RI GA 1, LLC	Sale lease back

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3508	1897 MCFARLAND AVE	ROSSVILLE	GA		RI GA 1, LLC	Sale lease back

3510	400 WEST MAIN STREET	LA FAYETTE	GA		RI GA 1, LLC	Sale lease back

3511	209 LEE GORDON MILL RD.	CHICKAMAUGA	GA		RI GA 1, LLC	Sale lease back

3512	2200 CLEVELAND HWY.	DALTON	GA		RI GA 1, LLC	Sale lease back

3516	3120 HWY. 52 ALT.	CHATSWORTH	GA		RI GA 1, LLC	Sale lease back

3518	1310 NORTH HWY. 41	CALHOUN	GA		RI GA 1, LLC	Sale lease back

3519	702 E. HIGHWAY 53 SE	CALHOUN	GA		RI GA 1, LLC	Sale lease back

3521	406 LYLERLY HWY.	SUMMERVILLE	GA		RI GA 1, LLC	Sale lease back

3523	1010 E WALNUT AVE	DALTON	GA		RI GA 1, LLC	Sale lease back

3526	102 E. FORT STREET	CHATSWORTH	GA		RI GA 1, LLC	Sale lease back

3528	190 SOUTH MAIN STREET	TRENTON	GA		RI GA 1, LLC	Sale lease back

3537	4350 MARTHA BERRY HWY.	ROME	GA		RI GA 1, LLC	Sale lease back

3549	910 NORTH BROAD, NE	ROME	GA		RI GA 1, LLC	Sale lease back

3551	6 SHORTER AVENUE	ROME	GA		RI GA 1, LLC	Sale lease back

3553	5337 ALABAMA HWY.	RINGGOLD	GA		RI GA 1, LLC	Sale lease back

3554	902 JOE FRANK HARRIS	CARTERSVILLE	GA		RI GA 1, LLC	Sale lease back

3561	4257 CLOUD SPRINGS RD.	RINGGOLD	GA		RI GA 1, LLC	Sale lease back

3564	3070 CEDARTOWN HWY. SW	ROME	GA		RI GA 1, LLC	Sale lease back

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3581	3390 AIRPORT ROAD	DALTON	GA		RI GA 1, LLC	Sale lease back

3590	2214 EAST WALNUT AVE.	DALTON	GA		RI GA 1, LLC	Sale lease back

3604	1200 CLEVELAND HWY.	DALTON	GA		RI GA 1, LLC	Sale lease back

3612	3901 CLEVELAND HWY.	DALTON	GA		RI GA 1, LLC	Sale lease back

3615	6855 BATTLEFIELD PARKWAY	RINGGOLD	GA		RI GA 1, LLC	Sale lease back

3494	11280 DAYTON PIKE	SODDY DAISY	TN		RI TN 1, LLC	Sale lease back

3495	4011 RINGGOLD ROAD	CHATTANOOGA	TN		RI TN 1, LLC	Sale lease back

3496	9300 LEE HIGHWAY	OOLTEWAH	TN		RI TN 1, LLC	Sale lease back

3497	8935 LEE HIGHWAY	OOLTEWAH	TN		RI TN 1, LLC	Sale lease back

3498	8229 MAHAN GAP ROAD	OOLTEWAH	TN		RI TN 1, LLC	Sale lease back

3515	8701 E. BRAINERDL	CHATTANOOGA	TN		RI TN 1, LLC	Sale lease back

3517	6960 LEE HWY.	CHATTANOOGA	TN		RI TN 1, LLC	Sale lease back

3524	234 BROWNS FERRY RD	CHATTANOOGA	TN		RI TN 1, LLC	Sale lease back

3527	2514 AMNICOLA HWY.	CHATTANOOGA	TN		RI TN 1, LLC	Sale lease back

3533	5501 HWY. 153	HIXSON	TN		RI TN 1, LLC	Sale lease back

3535	2300 SPRING PLACE ROAD	CLEVELAND	TN		RI TN 1, LLC	Sale lease back

3539	6224 HIXSON PIKE	HIXSON	TN		RI TN 1, LLC	Sale lease back

3540	1182 MOUNTAIN CREEK ROAD	CHATTANOOGA	TN		RI TN 1, LLC	Sale lease back

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3541	1005 HIXSON PIKE	CHATTANOOGA	TN		RI TN 1, LLC	Sale lease back

3546	3480 KEITH STREET NW	CLEVELAND	TN		RI TN 1, LLC	Sale lease back

3548	703 SOUTH WHITE STREET	ATHENS	TN		RI TN 1, LLC	Sale lease back

3550	712 SIGNAL MOUNTAIN ROAD	CHATTANOOGA	TN		RI TN 1, LLC	Sale lease back

3552	3729 TENNESSEE AVE.	CHATTANOOGA	TN		RI TN 1, LLC	Sale lease back

3556	4919 MAIN STREET	JASPER	TN		RI TN 1, LLC	Sale lease back

3558	17330 RANKIN AVE	DUNLAP	TN		RI TN 1, LLC	Sale lease back

3559	1200 MCARTHUR STREET	MANCHESTER	TN		RI TN 1, LLC	Sale lease back

3565	1264 MCMINNVILLE HWY.	MANCHESTER	TN		RI TN 1, LLC	Sale lease back

3567	2278 HILLSBORO BLVD.	MANCHESTER	TN		RI TN 1, LLC	Sale lease back

3568	2695 APD 40 SE	CLEVELAND	TN		RI TN 1, LLC	Sale lease back

3569	8994 RHEA COUNTY HWY.	DAYTON	TN		RI TN 1, LLC	Sale lease back

3571	835 HWY. 411 NORTH	ETOWAH	TN		RI TN 1, LLC	Sale lease back

3573	8540 HIXSON PIKE	HIXSON	TN		RI TN 1, LLC	Sale lease back

3574	13424 DAYTON PIKE	SODDY DAISY	TN		RI TN 1, LLC	Sale lease back

3575	8640 DAYTON PIKE	SODDY DAISY	TN		RI TN 1, LLC	Sale lease back

3576	4026 SHALLOWFORD ROAD	CHATTANOOGA	TN		RI TN 1, LLC	Sale lease back

3578	4300 NORCROSS RD.	HIXSON	TN	CLOSED	RI TN 1, LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3580	1675 MAIN ST	MONTEAGLE	TN		RI TN 1, LLC	Sale lease back

3582	3743 CUMMINGS HWY.	CHATTANOOGA	TN		RI TN 1, LLC	Sale lease back

3631	1880 ALMAVILLE ROAD	SMYRNA	TN		RI TN 1, LLC	Sale lease back

3583	1702 SOUTH RUTHERFORD BLV	MURFREESBORO	TN		RI TN 2, LLC	Sale lease back

3585	8003 HORTON HWY.	ARRINGTON	TN		RI TN 2, LLC	Sale lease back

3586	4147 HWY. 411	OCOEE	TN		RI TN 2, LLC	Sale lease back

3589	210 25TH STREET, NW	CLEVELAND	TN		RI TN 2, LLC	Sale lease back

3592	2280 SPRING PLACE RD SE	CLEVELAND	TN		RI TN 2, LLC	Sale lease back

3593	2502 BLUE SPRINGS RD.	CLEVELAND	TN		RI TN 2, LLC	Sale lease back

3594	410 EAST NORTH STREET	SWEETWATER	TN		RI TN 2, LLC	Sale lease back

3595	16994 STATE HWY 58 SOUTH	DECATUR	TN		RI TN 2, LLC	Sale lease back

3597	6254 HWY. 411	BENTON	TN		RI TN 2, LLC	Sale lease back

3598	529 HWY 305	ATHENS	TN		RI TN 2, LLC	Sale lease back

3599	1157 HIGHWAY 68	SWEETWATER	TN		RI TN 2, LLC	Sale lease back

3601	708 SOUTH MAIN STREET	SWEETWATER	TN		RI TN 2, LLC	Sale lease back

3607	6239 HIGHWAY 58	HARRISON	TN		RI TN 2, LLC	Sale lease back

3608	796 NISSAN DRIVE	SMYRNA	TN		RI TN 2, LLC	Sale lease back

3609	198 HAYWOOD LANE	NASHVILLE	TN		RI TN 2, LLC	Sale lease back

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3613	5183 MURFREESBORO ROAD	LA VERGNE	TN		RI TN 2, LLC	Sale lease back

3614	7020 E. BRAINERD ROAD	CHATTANOOGA	TN		RI TN 2, LLC	Sale lease back

3616	4900 BRAINERD RD.	CHATTANOOGA	TN		RI TN 2, LLC	Sale lease back

3617	2610 SOUTH CHURCH ST.	MURFREESBORO	TN		RI TN 2, LLC	Sale lease back

3618	1221 SOUTH WATER AVE.	GALLATIN	TN		RI TN 2, LLC	Sale lease back

3620	10576 LEBANON ROAD	MOUNT JULIET	TN		RI TN 2, LLC	Sale lease back

3621	2098 MADISON ST.	SHELBYVILLE	TN		RI TN 2, LLC	Sale lease back

3623	600 ASHLAND TERRACE	CHATTANOOGA	TN		RI TN 2, LLC	Sale lease back

3624	2300 JENKINS RD.	CHATTANOOGA	TN		RI TN 2, LLC	Sale lease back

3626	3401 MEMORIAL ROAD	MURFREESBORO	TN		RI TN 2, LLC	Sale lease back

3628	2890 WATERLEVEL HIGHWAY	CLEVELAND	TN		RI TN 2, LLC	Sale lease back

3629	6917 MIDDLE VALLEY RD.	HIXSON	TN		RI TN 2, LLC	Sale lease back

3481	5336 CLIFFDALE RD	FAYETTEVILLE	NC		RJPC II, LLC

3354	5255 RIVERS AVE	NORTH CHARLESTON	SC		RLB, INC.	Sale lease back

1430	13957 MAIN ST. N.	JACKSONVILLE	FL		RLK, LLC	Sale lease back

3420	2605 COURTHOUSE CIRCLE	JACKSON	MS	CLOSED	RMP PROPERTIES, LP

3421	1691 W. GOVERNMENT STREET	BRANDON	MS		RMP PROPERTIES, LP

3424	1198 GLUCKSTADT ROAD	MADISON	MS		RMP PROPERTIES, LP

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3429	1008 HWY 51 NORTH	MADISON	MS		RMP PROPERTIES, LP

3430	1157 NORTHSIDE DRIVE	JACKSON	MS	CLOSED	RMP PROPERTIES, LP

3432	725 RICE ROAD	RIDGELAND	MS		RMP PROPERTIES, LP

3434	320 W. GOVERNMENT STREET	BRANDON	MS		RMP PROPERTIES, LP

3435	1963 HWY 43	CANTON	MS		RMP PROPERTIES, LP

3437	3100 HWY 49 SOUTH	FLORENCE	MS		RMP PROPERTIES, LP

698	409 CRABTREE	OWENSBORO	KY		ROBERT A. PUCKETT ESTATE

1296	13697 BEACH BLVD	JACKSONVILLE	FL		Robert M. Barnes

2432	585 SW 6TH STREET	LAKE BUTLER	FL		Robert T. Ferris, D.D.S.

1051	5959 OLD KINGS RD	JACKSONVILLE	FL	CLOSED	Robert V. Duss & John S. Duss IV

1170	1300 IDLEWILD AVE	GREEN COVE SPRINGS	FL		Robert V. Duss & John S. Duss IV

3587	3095 BATTLEFIELD PKWY	FORT OGLETHROPE	GA		ROBINSON ONE, LLC	Sale lease back

3622	11418 HIGHWAY 41	RINGGOLD	GA		ROBINSON TWO, LLC	Sale lease back

3536	4818 ALABAMA HWY.	ROME	GA		ROME KANEX, LLC	Sale lease back

6049	2511 NEW BERLIN RD	JACKSONVILLE	FL		Ron Tibbles

3171	1529 N. MAIN STREET	FUQUAY-VARINA	NC	CLOSED	RONALD & ELIZABETH CRUMPTON

3020	3261 E. MAIN ST.	CLAREMONT	NC		RONALD D. HUNT

3386	2273 HWY 49	BROOKLYN	MS		RONALD T. & KAREN ANN CHADWELL

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3914	17025 SE CR 234	MICANOPY	FL		ROUSSEAU ENTERPRISES, INC.

838	2503 APEX HWY	DURHAM	NC		RUDRA INVESTMENTS, LLC

1536	1185 HWY 6 EAST	BATESVILLE	MS		RUSSELL PAULK ENTERPRISES, LLC

594	1210 CENTRAL AVE	SUMMERVILLE	SC		RUTH THOMASON

6521	10870 HARTS RD	JACKSONVILLE	FL	CLOSED	S & H INVESTMENTS OF THE SE, INC.

620	2201 WOODRUFF RD.	SIMPSONVILLE	SC		S & H PROPERTIES

3660	1607 HWY 411 N.	CHATSWORTH	GA		S & K FOOD MART

918	407 E. FORT MACON RD.	ATLANTIC BEACH	NC		S. DILLON WOOTEN, JR

924	600 SPENCE AVENUE	GOLDSBORO	NC		S. DILLON WOOTEN, JR.

928	453 BUCK SWAMP ROAD	GOLDSBORO	NC		S. DILLON WOOTEN, JR.

929	559 QUEENS ST.	GRIFTON	NC		S. DILLON WOOTEN, JR.

931	402 SOUTH CHURCH STREET	KENLY	NC		S. DILLON WOOTEN, JR.

934	1211 SIMMONS STREET	NEW BERN	NC		S. DILLON WOOTEN, JR.

935	3128 CAPITAL BLVD.	RALEIGH	NC		S. DILLON WOOTEN, JR.

940	4934 RALEIGH ROAD PKWY W	WILSON	NC		S. DILLON WOOTEN, JR.

6292	6375 MINTON ROAD, NE	PALM BAY	FL		SABAS C. MURILLO & CHERIE V. MURILLO

314	101 N JOHN PRINE AVE	DRAKESBORO	KY		SAM F. DURHAM

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

449	1350 NORTH MAIN & CHELSEA	MADISONVILLE	KY		SAM W. & SUZANNE L. WINSTEAD

3043	100 REILLY ROAD	FAYETTEVILLE	NC		SANDHILLS PROPERTIES, INC.

22	192 W. COURTLAND DRIVE	SANFORD	NC		SANDHILLS STORAGES

620	2201 WOODRUFF RD.	SIMPSONVILLE	SC		SANFORD TRAVIS BALLEW

1529	610 SOUTH STATE ST	CLARKSDALE	MS		SAYLE OIL COMPANY, INC.

1530	314 HWY 82	WINONA	MS		SAYLE OIL COMPANY, INC.

1531	551 EAST LEE ST.	SARDIS	MS		SAYLE OIL COMPANY, INC.

1532	280 HWY 7 NORTH	GRENADA	MS		SAYLE OIL COMPANY, INC.

1533	1802 EAST UNIVERSITY	OXFORD	MS		SAYLE OIL COMPANY, INC.

1534	9256 GOODMAN RD	OLIVE BRANCH	MS		SAYLE OIL COMPANY, INC.

1535	1540 SOUTH COMMERCE	GRENADA	MS		SAYLE OIL COMPANY, INC.

1539	125 HWY 15	PONTOTOC	MS		SAYLE OIL COMPANY, INC.

1540	505 HWY 15 SOUTH	NEW ALBANY	MS		SAYLE-CALLICUTT, LLC

1541	2525 HWY 15 NORTH	PONTOTOC	MS		SAYLE-CALLICUTT, LLC

1542	485 HWY 6 WEST	OXFORD	MS		SAYLE-CALLICUTT, LLC

1543	1724 UNIVERSITY AVE	OXFORD	MS		SAYLE-CALLICUTT, LLC

1544	630 HWY 6 EAST	BATESVILLE	MS		SAYLE-CALLICUTT, LLC

3378	1281 BROAD STREET	SUMTER	SC		SCOTT W. RUMPH, JR.

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3379	1 N. WASHINGTON STREET	SUMTER	SC		SCOTT W. RUMPH, JR.

3381	484 PINEWOOD ROAD	SUMTER	SC		SCOTT W. RUMPH, JR.

1522	1305 LONG GROVE DRIVE	MT. PLEASANT	SC		SEASIDE SEA STORE, LLC

3712	8006 SOUTH SCENIC HWY.	BLAND	VA		SELDON STOWERS

3714	6168 NORTH SCENIC HIGHWAY	BASTIAN	VA		SELDON STOWERS

3298	196 SANFORD ROAD	PITTSBORO	NC		SHELLINGTON PROPERTIES, INC.

3300	12457 HWY 421 SOUTH	BROADWAY	NC		SHELLINGTON PROPERTIES, INC.

3303	2506 S. SAUNDERS AND I-40	RALEIGH	NC		SHELLINGTON PROPERTIES, INC.

6198	6621 ARGYLE FOREST BLVD	JACKSONVILLE	FL		SHIN T. SEO

815	1650 S KENTUCKY AVE	EVANSVILLE	IN		SHIRLEY LEEDS

1257	721 CHAFFEE RD, S	JACKSONVILLE	FL		SHOPPING CENTER DEVELOPERS

3845	103 CAMPBELL LOOP	HATTIESBURG	MS		SIDNEY MALONE

219	1413 BROADWAY ROAD	SANFORD	NC		SIMPSON & SIMPSON

382	1204 US HWY 70 EAST	HILLSBOROUGH	NC		SIMPSON & SIMPSON

2	300 INDEPENDENT DR	SANFORD	NC		SIMPSON FAMILY PARTNERSHIPS

79	200 INDEPENDENT DRIVE	SANFORD	NC		SIMPSON FAMILY PARTNERSHIPS

3742	7442 SIWELL RD.	JACKSON	MS		SIWELL ROAD BYRAM, LLC

3296	2171 N HWY 17	MT. PLEASANT	SC		SIX MILE INVESTMENTS LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

1284	1400 OSCEOLA PARKWAY	KISSIMMEE	FL	CLOSED	SLS INVESTMENTS OF CENTRAL FLORIDA, LLLP

1546	1141 N HORNER BLVD	SANFORD	NC		SMITH SANFORD, LLC

3059	5600 HWY 17	MYRTLE BEACH	SC		SMLP 5700 S KINGS HIGHWAY, LLC

877	2220 MIDDLE STREET	SULLIVANS ISLAND	SC		SOCRATES ASSOCIATES, INC.

1411	OLD KINGS RD/PRITCHARD RD	JACKSONVILLE	FL		SONO PARTNERS, INC.

915	5717 CASTLE HAYNE ROAD	CASTLE HAYNE	NC		SOUTHBELT PROPERTIES, LLC

3606	2631 DECATUR PIKE	ATHENS	TN		SOUTHEASTERN INCOME PROPERTIES, LLC	Sale lease back

3274	959 OLD CHREOKEE RD	LEXINGTON	SC		SOUTHERN VISIONS

3887	1134 W. JEFFERSON ST.	QUINCY	FL		SOUTHWEST GEORGIA OIL CO., INC.

3888	208 SOUTH MAIN STREET	HAVANA	FL	CLOSED	SOUTHWEST GEORGIA OIL CO., INC.

3890	1520 JACKSON BLUFF RD.	TALLAHASSEE	FL		SOUTHWEST GEORGIA OIL CO., INC.

3891	1541 MOCK RD.	ALBANY	GA		SOUTHWEST GEORGIA OIL CO., INC.

3893	301 US 19 SOUTH	CAMILLA	GA		SOUTHWEST GEORGIA OIL CO., INC.

3894	1405 TALLAHASSEE HWY	BAINBRIDGE	GA		SOUTHWEST GEORGIA OIL CO., INC.

3895	401 US 27 NORTH	BAINBRIDGE	GA		SOUTHWEST GEORGIA OIL CO., INC.

3896	359 SOUTH FOURTH ST.	COLQUITT	GA		SOUTHWEST GEORGIA OIL CO., INC.

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3897	10317 HWY 84 EAST	THOMASVILLE	GA		SOUTHWEST GEORGIA OIL CO., INC.

3898	3180 COASTAL HWY	MEDART	FL		SOUTHWEST GEORGIA OIL CO., INC.

3899	3500 NORTH MONROE ST.	TALLAHASSEE	FL		SOUTHWEST GEORGIA OIL CO., INC.

3900	3433 CRAWFORDVILLE RD.	TALLAHASSEE	FL		SOUTHWEST GEORGIA OIL CO., INC.

3902	1000 FIRST AVE SE	MOULTRIE	GA	CLOSED	SOUTHWEST GEORGIA OIL CO., INC.

3903	742 NORTH MAIN ST.	DAWSON	GA		SOUTHWEST GEORGIA OIL CO., INC.

3904	3934 HWY 231 SOUTH	OZARK	AL		SOUTHWEST GEORGIA OIL CO., INC.

3905	2357 REEVES ST.	DOTHAN	AL		SOUTHWEST GEORGIA OIL CO., INC.

3907	9160 WOODVILLE HWY	TALLAHASSEE	FL		SOUTHWEST GEORGIA OIL CO., INC.

3910	1800 DOTHAN RD.	BAINBRIDGE	GA		SOUTHWEST GEORGIA OIL CO., INC.

3908	979 WOODVILLE HWY	CRAWFORDVILLE	FL		SOUTHWEST GEORGIA OIL COMPANY, INC.

787	1 GUMTREE RD	HILTON HEAD ISLAND	SC		SPIGENER FAMILY LTD. PARTNERSHIP

3751	550 SPRINGRIDGE RD.	CLINTON	MS		SPRINGRIDGE ROAD CLINTON, LLC

732	611 W HIGHWAY 62	BOONVILLE	IN		STAGG INDUSTRIAL DEVELOPMENT CORP.

3076	700 E. NEW BERN ROAD	KINSTON	NC		STALLINGS OIL COMPANY

3077	235 NORTH FAIRVIEW ROAD	ROCKY MOUNT	NC		STALLINGS OIL COMPANY

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3078	7545 NC 48	BATTLEBORO	NC		STALLINGS OIL COMPANY

3079	5102 DORTCHES BLVD	ROCKY MOUNT	NC		STALLINGS OIL COMPANY

3080	1228 N CHURCH ST	ROCKY MOUNT	NC		STALLINGS OIL COMPANY

3081	3537 SUNSET AVENUE	ROCKY MOUNT	NC		STALLINGS OIL COMPANY

3084	900 RALEIGH ROAD	ROCKY MOUNT	NC		STALLINGS OIL COMPANY

3087	1830 N. WESLEYAN BLVD	ROCKY MOUNT	NC		STALLINGS OIL COMPANY

3088	4830 HOPE VALLEY ROAD	DURHAM	NC		STALLINGS OIL COMPANY

3089	1501 FRANKLIN STREET	CHAPEL HILL	NC		STALLINGS OIL COMPANY

3090	425 W. THOMAS STREET	ROCKY MOUNT	NC		STALLINGS OIL COMPANY

3091	3705 N. DUKE STREET	DURHAM	NC		STALLINGS OIL COMPANY

3093	3223 APEX HWY	DURHAM	NC		STALLINGS OIL COMPANY

3095	4330 LOUISBURG ROAD	RALEIGH	NC		STALLINGS OIL COMPANY

3096	3601 SUNSET AVENUE	ROCKY MOUNT	NC		STALLINGS OIL COMPANY

3098	4302 WAKE FOREST ROAD	RALEIGH	NC		STALLINGS OIL COMPANY

3099	1531 GREENVILLE BLVD SE	GREENVILLE	NC		STALLINGS OIL COMPANY

3100	6317 CREEDMOOR ROAD	RALEIGH	NC		STALLINGS OIL COMPANY

3101	2229 RALEIGH RD	CHAPEL HILL	NC		STALLINGS OIL COMPANY

3102	201 S ESTES DRIVE	CHAPEL HILL	NC		STALLINGS OIL COMPANY

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3105	367 W WASHINGTON STREET	NASHVILLE	NC		STALLINGS OIL COMPANY

3106	1630 SUNSET AVENUE	ROCKY MOUNT	NC		STALLINGS OIL COMPANY

3107	2744 S CRATER ROAD	PETERSBURG	VA	CLOSED	STALLINGS OIL COMPANY

3109	891 TEMPLE AVENUE	COLONIAL HEIGHTS	VA		STALLINGS OIL COMPANY

3110	34 PROSPERITY LANE	STAFFORD	VA		STALLINGS OIL COMPANY

3112	610 ENGLAND STREET	ASHLAND	VA		STALLINGS OIL COMPANY

3113	1013 NORTH BLVD	RICHMOND	VA		STALLINGS OIL COMPANY

3114	1014 BILL TUCK HIGHWAY	SOUTH BOSTON	VA		STALLINGS OIL COMPANY

3115	128 N MAIN STREET	EMPORIA	VA		STALLINGS OIL COMPANY

3116	702 EAST ATLANTIC AVENUE	SOUTH HILL	VA		STALLINGS OIL COMPANY

3117	3653 US HWY 301 SOUTH	SHARPSBURG	NC		STALLINGS OIL COMPANY

3383	683 J. CLYDE MORRIS BLVD.	NEWPORT NEWS	VA		STALLINGS OIL COMPANY

3488	1032 N HARRISON AVE.	CARY	NC		STALLINGS OIL COMPANY	Sale lease back

357	104 CHERAW RD	HAMLET	NC		STARLETT E. BAINE

3330	32 EAST MAIN STREET SOUTH	HAMPTON	GA		STEPHEN M. MOBLEY

3999	927 SEASIDE ROAD SW	OCEAN ISLE BEACH	NC		SUNSET COMMONS, LLC	Sale lease back

1646	12728 E. Central Ave.	Wichita	KS		SUNSET HOLDINGS, LLC

158	1803 SAFREIT RD	STATESVILLE	NC		SUPERIOR PROPERTIES OF IREDELL LP

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3737	3539 WHEELER ROAD	AUGUSTA	GA		SWISHER INVESTMENT PROPERTIES, LLC	Sale lease back

1179	11410 OLD ST AUGUSTINE RD	JACKSONVILLE	FL		T. F. COWART TRUST DATED MAY 23, 1989

1180	8350 BAYMEADOWS RD	JACKSONVILLE	FL		T. F. COWART TRUST DATED MAY 23, 1989

6508	6835 SR 21	KEYSTONE HEIGHTS	FL		T. HANK BRUNING

1599	2968 HWY. 105	BOONE	NC		T.P. LAND HOLDINGS, LLC

3318	78 HWY 9 NORTH	DAWSONVILLE	GA		TANNER TIMBER CO.

2407	933 HIGHWAY 448	TAVARES	FL		TAVARES INVESTMENT, INC.

9	514 CAROLINA AVENUE	WASHINGTON	NC		TAYLOR DEVELOPMENT GROUP, LLC

3154	11315 N. MAIN STREET	ARCHDALE	NC		TAYLOR DEVELOPMENT GROUP, LLC

3156	318 WEST SEABOARD STREET	BLADENBORO	NC	CLOSED	TAYLOR DEVELOPMENT GROUP, LLC

3157	302 W.B. MCLEAN DR.	CAPE CARTERET	NC		TAYLOR DEVELOPMENT GROUP, LLC

3158	401 MONROE STREET	CARTHAGE	NC		TAYLOR DEVELOPMENT GROUP, LLC

3159	1509 E. FRANKLIN STREET	CHAPEL HILL	NC		TAYLOR DEVELOPMENT GROUP, LLC

3160	2471 LEWISVILLE-CLEMMONS	CLEMMONS	NC		TAYLOR DEVELOPMENT GROUP, LLC

3161	3301 GUESS ROAD	DURHAM	NC		TAYLOR DEVELOPMENT GROUP, LLC

3162	2301 HOLLOWAY STREET	DURHAM	NC		TAYLOR DEVELOPMENT GROUP, LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3163	2322 HIGHWAY 54	DURHAM	NC		TAYLOR DEVELOPMENT GROUP, LLC

3164	200 N BROAD STREET	EDENTON	NC		TAYLOR DEVELOPMENT GROUP, LLC

3165	1313 W. EHRINGHAUS ST.	ELIZABETH CITY	NC		TAYLOR DEVELOPMENT GROUP, LLC

3166	340 S. POPLAR STREET	ELIZABETHTOWN	NC		TAYLOR DEVELOPMENT GROUP, LLC

3167	310 WALNUT STREET	FAIRMONT	NC		TAYLOR DEVELOPMENT GROUP, LLC

3168	400 GROVE STREET	FAYETTEVILLE	NC	CLOSED	TAYLOR DEVELOPMENT GROUP, LLC

3170	2410 OWEN DRIVE	FAYETTEVILLE	NC		TAYLOR DEVELOPMENT GROUP, LLC

3175	1901 WESTCHESTER DRIVE	HIGH POINT	NC		TAYLOR DEVELOPMENT GROUP, LLC

3177	801 HWY 66 SOUTH	KERNERSVILLE	NC	CLOSED	TAYLOR DEVELOPMENT GROUP, LLC

3178	583 S MAIN STREET	KING	NC		TAYLOR DEVELOPMENT GROUP, LLC

3179	2011 W. VERNON AVE.	KINSTON	NC		TAYLOR DEVELOPMENT GROUP, LLC

3180	2305 N. HERITAGE ST.	KINSTON	NC		TAYLOR DEVELOPMENT GROUP, LLC

3183	1401 WINSTON RD	LEXINGTON	NC		TAYLOR DEVELOPMENT GROUP, LLC

3184	905 S. TALBERT BLVD	LEXINGTON	NC		TAYLOR DEVELOPMENT GROUP, LLC

3186	737 RALEIGH RD	ROCKY MOUNT	NC		TAYLOR DEVELOPMENT GROUP, LLC

3188	1065 BETHANIA-RURAL HALL	RURAL HALL	NC		TAYLOR DEVELOPMENT GROUP, LLC

3189	2270 STATESVILLE ROAD	SALISBURY	NC		TAYLOR DEVELOPMENT GROUP, LLC

3190	826 MAIN ST	SCOTLAND NECK	NC		TAYLOR DEVELOPMENT GROUP, LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3191	4401 KERNERSVILLE RD	KERNERSVILLE	NC		TAYLOR DEVELOPMENT GROUP, LLC

3192	1740 E 11TH STREET	SILER CITY	NC		TAYLOR DEVELOPMENT GROUP, LLC

3193	1331 BRIGHTLEAF BLVD	SMITHFIELD	NC		TAYLOR DEVELOPMENT GROUP, LLC

3197	1330 N. NORWOOD STREET	WALLACE	NC		TAYLOR DEVELOPMENT GROUP, LLC

3198	481 FIFTH & BRIDGES ST	WASHINGTON	NC		TAYLOR DEVELOPMENT GROUP, LLC

3199	703 N. MADISON STREET	WHITEVILLE	NC		TAYLOR DEVELOPMENT GROUP, LLC

3201	2877 WARD BLVD	WILSON	NC		TAYLOR DEVELOPMENT GROUP, LLC

3202	289 S STRATFORD ROAD	WINSTON SALEM	NC		TAYLOR DEVELOPMENT GROUP, LLC

3203	3499 ROBIN HOOD ROAD	WINSTON SALEM	NC		TAYLOR DEVELOPMENT GROUP, LLC

3204	4843 COUNTRY CLUB RD.	WINSTON SALEM	NC		TAYLOR DEVELOPMENT GROUP, LLC

3205	106 HICKORY TREE RD.	WINSTON SALEM	NC		TAYLOR DEVELOPMENT GROUP, LLC

3206	1099 RIO ROAD	CHARLOTTESVILLE	VA		TAYLOR DEVELOPMENT GROUP, LLC

3210	636 GREENVILLE AVE.	STAUNTON	VA		TAYLOR DEVELOPMENT GROUP, LLC

3212	690 E. MAIN STREET	WYTHEVILLE	VA		TAYLOR DEVELOPMENT GROUP, LLC

141	771 BLOWING ROCK RD.	BOONE	NC		TEMPLETON PROPERTIES, LP

86	4420 OLEANDER DRIVE	MYRTLE BEACH	SC		TERRA HOLDINGS, LLC

3139	1208 BRAGG BLVD.	FAYETTEVILLE	NC		THE BRYAN FAMILY LIMITED PARTNERSHIP

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3141	1886 N. BRAGG BLVD	SPRING LAKE	NC		THE BRYAN FAMILY LIMITED PARTNERSHIP

3149	1001 S GOVERNOR WILLIAMS	DARLINGTON	SC		THE BRYAN FAMILY LIMITED PARTNERSHIP

3471	4940 RALEIGH ROAD PKWY W	WILSON	NC		THE CLOVELLY CORPORATION

3475	3741 CAPITAL BLVD	RALEIGH	NC		THE CLOVELLY CORPORATION

3418	11 HWY 17 NORTH	SURFSIDE BEACH	SC		THE JAMES A. CALHOUN, III TRUST

3484	1501 HIGHWAY 17 NORTH	NORTH MYRTLE BEACH	SC		THE MONARCH GROUP OF CONWAY, LLC

3672	1700 TALLAPOOSA ST.	BIRMINGHAM	AL		THE TALLAPOOSA GROUP, LLC

3108	1912 LASKIN ROAD	VIRGINIA BEACH	VA		THE TMK FAMILY TRUST

3755	11305 THREE RIVERS RD.	GULFPORT	MS		THREE RIVERS, LLC

574	2841 BROAD RIVER ROAD	COLUMBIA	SC		TOK CHIN KIM

1414	1740 COUNTY ROAD 210 W	JACKSONVILLE	FL		TOM’S CHEVRON, INC.	Sale lease back

3838	1747 RAINBOW DR.	GADSDEN	AL		TPJS, LLC

3757	8000 TUCKER RD	VANCLEAVE	MS		TUCKER ROAD OCEAN SPRINGS, LLC

3760	10406 HIGHWAY 49	GULFPORT	MS		TW, INC.

1314	1255 W UNIVERSITY AVE	GAINESVILLE	FL		UNIVERSITY OF FLORIDA FOUNDATION, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3954	2350 HWY 70 SOUTHEAST	HICKORY	NC		V HUGS, LLC

3256	937 EDGE FIELD RD	NORTH AUGUSTA	SC		VAN WAGNER PROPERTIES	Sale lease back

1413	715 STATE ROAD 207	ST AUGUSTINE	FL		VENETIAN HOLDINGS, LLC	Sale lease back

3544	902 DALLAS ROAD	CHATTANOOGA	TN		VERN W. MAGNUSON

3566	2374 OLD FORT PKWY.	MURFREESBORO	TN		VINCENT J. CAPIZZI AND ANNE CAPIZZI	Sale lease back

3150	1390 HWY 501 E.	CONWAY	SC		VINTON, MATTIE & INNELL JORDAN

3805	1816 CRESTWOOD BLVD.	IRONDALE	AL		VIOLETTE L. COPELAND

1157	1126 W UNIVERSITY AVENUE	GAINESVILLE	FL	CLOSED	VIRGINIA DUNCAN

3155	321 CHURCH STREET	BLACKSTONE	VA		VIRGINIA PANTRY, LLC

3207	1106 S MONROE STREET	COVINGTON	VA		VIRGINIA PANTRY, LLC

3208	750 MARKET STREET	HARRISONBURG	VA	CLOSED	VIRGINIA PANTRY, LLC

3211	629 S. MAIN STREET	WOODSTOCK	VA		VIRGINIA PANTRY, LLC

250	379 SHAWNEEHAW AVE	BANNER ELK	NC		VONDEROSA PROPERTIES, LLC

3741	350 VOTERS RD.	SLIDELL	LA		VOTERS ROAD SLIDELL, LLC

386	500 JONES FERRY ROAD	CARRBORO	NC		W. GLENN PLEASANT TRUST

1249	224 SAN MARCO AVE	ST AUGUSTINE	FL	CLOSED	W.A. Jones III

3251	3533 AUGUSTA ROAD	WARRENVILLE	SC		W.A. NORRIS

1060	465 STATE ROAD 16	ST AUGUSTINE	FL		W.B. Carr

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

3147	980 US 1 N.& WIREGRASS RD	ROCKINGHAM	NC		W.J. BARNHARDT

3775	3100 BERT KOUNS	SHREVEPORT	LA		WALKER ROAD SHREVEPORT, LLC

1120	410 NW SANTA FE BLVD	HIGH SPRINGS	FL		Walker Robinson Rental

146	123 NORTH MAIN STREET	SHELBY	NC		WASHBURN BUILDING COMPANY

3491	49 BLACKGUM RD	PAWLEYS ISLAND	SC		WATERS INVESTMENTS, INC.

3285	5010 PELHAM RD	GREENVILLE	SC		WATERS, INC/DANAS INVESTMENTS LLC/WATERS INVESTMNT	Sale lease back

3964	935 CHARLOTTETOWN AVENUE	CHARLOTTE	NC		WELLS PROPERTY NUMBER TWO, LLC

2290	19516 E SR 44	EUSTIS	FL		Wenzel Business Investments, LLC

2612	2495 TOMOKA FARMS RD	PORT ORANGE	FL		Wenzel Business Investments, LLC

3859	2166 HWY 18	BRANDON	MS		WEST CUNNINGHAM TERRY, LLC	Sale lease back

727	5625 STATE RT 144	OWENSBORO	KY		WHITAKER & STAVIS CONSTRUCTION CO.

3917	861 EAST SR 44	WILDWOOD	FL		WILDWOOD MART, LLC

3485	927 ELMWOOD DRIVE	COLUMBIA	SC		WILKERSON FUEL COMPANY, INC.

3486	5425 FOREST DRIVE	COLUMBIA	SC		WILKERSON FUEL COMPANY, INC.

1501	691 NORTH PINE ST	SPARTANBURG	SC		WILLARD OIL COMPANY, INC.

1508	14215 E WADE HAMPTON BLVD	GREER	SC		WILLARD OIL COMPANY, INC.

1500	1505 JOHN B. WHITE SR.	SPARTANBURG	SC		WILLARD REALTY ASSOCIATES, LLC

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

1502	12020 ASHEVILLE HWY	INMAN	SC		WILLARD REALTY ASSOCIATES, LLC

1503	304 N MAIN ST	WOODRUFF	SC		WILLARD REALTY ASSOCIATES, LLC

1505	1475 FERNWOOD-GLENDALE RD	SPARTANBURG	SC		WILLARD REALTY ASSOCIATES, LLC

1506	1315 LOCKHART HWY	UNION	SC		WILLARD REALTY ASSOCIATES, LLC

1507	400 S MAIN ST	JONESVILLE	SC		WILLARD REALTY ASSOCIATES, LLC

1509	2050 SOUTH PINE ST	SPARTANBURG	SC		WILLARD REALTY ASSOCIATES, LLC

6162	7302 SW ARCHER RD	GAINESVILLE	FL		William B. McMillan

429	485 HAYWOOD RD	GREENVILLE	SC		WILLIAM GOLDSMITH CO.

3230	1401 E LIBERTY ST	MARION	SC		WILLIAM H. CORNELIUS

1614	2035 N. Andover Rd.	Andover	KS		WILLIAM R. KING

6525	5051 GATEWAY AVE	ORLANDO	FL		WILLIAMSBURG PLAZA JOINT VENTURE

615	1551 JEFFRIES HWY	WALTERBORO	SC		WINFIELD C. HARR, ET AL

3538	10086 DAYTON PIKE	SODDY DAISY	TN		WLODZIMIERZ J & ELIZABETH SZPIKOWSKI	Sale lease back

937	2028 OLEANDER DRIVE	WILMINGTON	NC		WOFO 1, LLC

919	1601 EAST ASH STREET	GOLDSBORO	NC		WOOTEN OIL COMPANY

921	1908 U. S. HWY 117 S.	GOLDSBORO	NC		WOOTEN OIL COMPANY

925	1818 N. BERKLEY BLVD.	GOLDSBORO	NC		WOOTEN OIL COMPANY

STORE #	ADDRESS	CITY	STATE	STATUS	LESSOR	SALE LEASE BACK

927	901 W. GRANTHAM ST.	GOLDSBORO	NC		WOOTEN OIL COMPANY

932	701 WEST VERNON AVENUE	KINSTON	NC	CLOSED	WOOTEN OIL COMPANY

939	2928 U.S. HWY 301 S.	WILSON	NC		WOOTEN OIL COMPANY

131	513 NORTH MAIN STREET	CHINA GROVE	NC		WORNOM & PERKINS, LLC

144	200 NORTH MAIN STREET	BROADWAY	NC		WORNOM & PERKINS, LLC

320	3289 AVENT FERRY RD	RALEIGH	NC		WRI/RALEIGH LP

1572	410 D OLIVE STREET	BAY MINETTE	AL		WRIGHTS MOTOR PARTS, INC.

6015	7450 CRILL AVENUE	PALATKA	FL		WT & LL HUNTLEY INVESTMENTS

6186	5111 BAYMEADOWS RD	JACKSONVILLE	FL		WT&LL Huntley Investment

601	1006 WOODRUFF RD	GREENVILLE	SC		WWB, LLC #5/DENNON O. JONES TRUST

423	507 COLLEGE AVE	CLEMSON	SC		WWB, LLC #5; JAMIE BRIDWELL; JAMES BRIDWELL

3359	1406 SAVANNAH HWY	CHARLESTON	SC		YASCHIK DEVELOPMENT COMPANY, INC.	Sale lease back

3774	7950 YOUREE DR.	SHREVEPORT	LA		YOUREE DRIVE SHREVEPORT, LLC

2357	19499 NW SR 16	STARKE	FL		ZITA A. SHUFORD

3220	1599 US HWY 17	LITTLE RIVER	SC		ZOE POURNARAS/DEMETRIOS KALTSOUNIS/TASIA KALTSOUNI

Schedule 3.5(c)

LOCATIONS OF COLLATERAL

Schedule 3.5.(b) is incorporated herein by reference.

Pantry Technicians

ADDRESS	CITY	STATE	ZIP CODE

2479 RIDGEWAY ROAD	RIDGEWAY	SC	29130

968 HWY 110 EAST	WAYNESVILLE	GA	31566

638 GRASSY HILL ROAD	SUMMERVILLE	SC	29483

5851 HIGH BEE ROAD	HOPKINS	SC	29061

356 SOUTHERN PINES DRIVE	MYRTLE BEACH	SC	29579

3351 STRAIT ROAD	ROCK HILL	SC	29730

750 DAVENTON ROAD	FOUNTAIN INN	SC	29644

1960 MEADOWOOD LANE	LONGS	SC	29568

115 CHILES DRIVE	SUMMERVILLE	SC	29483

143 WHITE SPRINGS DRIVE	SPARTANBURG	SC	29302

164 FINLEY ROAD	BELTON	SC	29627

3621 MARYANN POINT ROAD- LOT B	JOHN’S ISLAND	SC	25455

2740 CANVASBACK TRAIL	MYRTLE BEACH	SC	29588

73 KIMPTON DRIVE	ELGIN	SC	29045

2418 OLD WILLIAMSTON ROAD	ANDERSON	SC	29621

ADDRESS	CITY	STATE	ZIP CODE

167 CHESEPEAKE WAY	ROCKMART	GA	30153

1106 A LAUREL STREET	CONWAY	SC	29526

182 CAROLINA LANE	LEESVILLE	SC	29070

130 PIN FEATHER TRAIL	MYRTLE BEACH	SC	29588

615 MEDINAH DRIVE	AIKEN	SC	29803

740 LIGHTFOOT DRIVE	CLAYTON	NC	27520

57 PATRIOTS WAY	CAMERON	NC	28326

476 ALEXIS HIGH SHOALS ROAD	DALLAS	NC	28034

198 ROGERSVILLE ROAD	WILMINGTON	NC	28403

413 SPRING ST	MOUNT AIRY	NC	27030

1610 HOLLYBRIAR LANE	GREENVILLE	NC	27858

411 SOUTH FRANKLIN DRIVE	SANFORD	NC	27330

1793 TATE ROAD	ROCK HILL	SC	29732

6300 TERRA VERDE DR, APT 105	RALEIGH	NC	27609

89 DANDY LANE	SANFORD	NC	27330

12209 BESSANT COURT	CHARLOTTE	NC	28262

267 HUNTER LANE	ZEBULON	NC	27597

109 PEBBLESTONE COURT	KING	NC	27021

1457 EARL STREET	HICKORY	NC	28602

2302 MAYWOOD LANE	ALBEMARLE	NC	28001

2756 WHEATFIELD PLACE	CONCORD	NC	28025

6520 UNIONVILLEBRIEF ROAD	MONROE	NC	28110

4700 NC HWY 242 S	DUNN	NC	28334

ADDRESS	CITY	STATE	ZIP CODE

531 GREENRIDGE ROAD	SNOW HILL	NC	28580

2715 WATERFORD WAY 2B	MIDLOTHIAN	VA	23112

3148 MT. VERNON CHURCH ROAD	RALEIGH	NC	27613

210 OAK CREST DRIVE	FRANKLINTON	NC	27525

6200 LILLY STREAM COURT	WILLOW SPRING	NC	27592

214 CHICKASAW LANE	MYRTLE BEACH	SC	29579

850 WILLEYTON ROAD	GATES	NC	27937

4625 DEEP RIVER ROAD	SANFORD	NC	27330

202 S EASTWOOD DRIVE	BENSON	NC	27504

8557 FAIRYSTONE PARK HIGHWAY	BASSETT	VA	24055

202 STERLING RIDGE DRIVE	ARCHDALE	NC	27263

201 BLACKCLOUD LANE	DAVENPORT	FL	33837

630 CORAL GLEN LOOP #102	ALTAMONTE SPRINGS	FL	32714

13260 OLD ST. AUGUSTINE ROAD	JACKSONVILLE	FL	32258

2037 DAVIS ROAD	JACKSONVILLE	FL	32218

737 SW DALTON CIRCLE	PORT SAINT LUCIE	FL	34953

2464 WEST ERIC DRIVE	CITRUS SPRINGS	FL	34434

118 N. 13TH STREET	FERNANDINA BEACH	FL	32034

898 HWY 110 E	WAYNESVILLE	GA	31566

6750 CHENKIN ROAD UNIT 1	ZEPHYR HILLS	FL	33542

801 CRESTVIEW CIRCLE WEST	WILDWOOD	FL	34785

1009 WHITTIER CIRCLE	OVIEDO	FL	32765

5706 BAY FOREST DRIVE	PENSACOLA	FL	32526

ADDRESS	CITY	STATE	ZIP CODE

13223 WATERFORD CASTLE DRIVE	DADE CITY	FL	33525

14701 BARTRAM PARK BLVD, APT 1111	JACKSONVILLE	FL	32258

15905 SE 258 AVENUE	UMATILLA	FL	32784

2038 ASHTON ST.	MIDDLEBURG	FL	32068

4360 SE 111 PLACE	BELLEVIEW	FL	34420

1027 STERLING POINT PLACE	GULF BREEZE	FL	32563

1881 CALLE NARANJA	DELAND	FL	32724

25131 SW 2ND AVENUE	NEWBERRY	FL	32669

2625 N.E. 45TH STREET	OCALA	FL	34479

3920 SE 110TH STREET	BELLEVIEW	FL	34420

11089 DESERT SPARROW AVENUE	WEEKI WACHEE	FL	34613

2680 SE 148TH PLACE	SUMMERFIELD	FL	34491

199 CHARLES STREET, APT #4	PETAL	MS	39465

86 RYAN DRIVE	PALM COAST	FL	32164

412 WEST ASH AVE	MC CRACKEN	KS	67556

161 GREENWOOD DRIVE	DAPHNE	AL	36526

141 SOUTH CUSTER	WICHITA	KS	67213

6082 EAST OKTIBBEHA STREET	BAY ST LOUIS	MS	39520

506 LAKEVIEW CV#108	RIDGELAND	MS	39157

11702 RUFUS KING DRIVE	COTTONDALE	AL	34543

2708 WESTVIEW ROAD	DODGE CITY	KS	67801

472 LEATHERWOOD LAKE ROAD	STEWART	TN	37175

460 LAURA LANE	NEWTON	AL	36352

ADDRESS	CITY	STATE	ZIP CODE

346 ELLIOTT ROAD	WAYNESVILLE	GA	31566

9600 COOL WAY	SODDY DAISY	TN	37379

5913 FRIDELL ROAD	HARRISON	TN	37341

259 S. EAGLE RIDGE ROAD	FLORENCE	MS	39073

203 WEXFORD CT.	BRANDON	MS	39047

12812 COUNTY ROAD 24	VERBENA	AL	36091

319 WEST HILLS DRIVE	CHATTANOOGA	TN	37419

403 CHURCH STREET	LOUDON	TN	37774

4204 BLOSSOM HILL ROAD	MORTON	MS	39117

315 SWALLOW DRIVE	BRANDON	MS	39047

601 SOUTH BEVERLY	WICHITA	KS	67218

6195 COUNTY ROAD 12	ODENVILLE	AL	35120

611 HILL STREET	WEAVER	AL	36277

1016 EAST BELVEDERE CIRCLE	MOBILE	AL	36606

131 BRADFORD CIRCLE	HENERSONVILLE	TN	37075

9348 MILLER ROAD	WARRIOR	AL	35180

261 CRANE ROAD	GARDENDALE	AL	35071

217 COURT STREET	BATESVILLE	MS	38606

301 S LOVELL AVENUE	CHATTANOOGA	TN	37411

125 OSCAR BOND ROAD	PURVIS	MS	39475

557 N ABILENE	VALLEY CENTER	KS	67147

5038 BATES PIKE	CLEVELAND	TN	37323

1476 BALM ROAD	WETUMPKA	AL	36092

ADDRESS	CITY	STATE	ZIP CODE

8644 WADING BRANCH COURT	OOLTEWAH	TN	37363

2822 HIGHWAY 828	FARMERVILLE	LA	71241

Petroleum Contaminated Water Trailers

ADDRESS	CITY	STATE	ZIP CODE

4330 LOUISBURG ROAD	RALEIGH	NC	27604

549 HIGHWAY 80 W	CLINTON	MS	39056

4761 GULF BREEZE PARKWAY	GULF BREEZE	FL	32563

1110 WEST PINE STREET	HATTIESBURG	MS	39401

4490 N. US1	BUNNELL	FL	32110

21195 HIGHWAY 25	COLUMBIANA	AL	35051

2581 BROADVIEW DRIVE; LOT 848	KISSIMMEE	FL	34744

4512 COLLINS ROAD	JACKSONVILLE	FL	32244

3865 TRENTON DRIVE	CLARKSVILLE	TN	37040

1010 AVONDALE ROAD- UNIT 4113	HENDERSONVILLE	TN	37075

6712 RINGGOLD ROAD	EAST RIDGE	TN	37412

1895 HIGHWAY 49 SOUTH	FLORENCE	SC	39073

1608 EAST HIGHWAY 54	ANDOVER	KS	67002

Vendor Warehouses

VENDOR	ADDRESS	CITY	STATE	ZIP CODE

WINDROCK ENTERPRISE	1411 E. WEISGARBER ROAD	KNOXVILLE	TN	37909

SHAW WAREHOUSE CO.	305 26TH AVENUE WEST BLDG 16	BIRMINGHAM	AL	35232

SMITH DRAY, INC.	2830 ASHLEY PHOSPATE ROAD	NORTH CHARLESTON	SC	29418

JSI STORE FIXTURES, INC	140 PARK STREET	MILO	ME	04463

COMPUCOM	1225 FOREST PARKWAY, SUITE 500	PAULSBORO	NJ	08066

SOUTHERN PUMP & TANK	435 CASSATE AVE.	JACKSONVILLE	FL	32254

SPATCO – CHARLOTTE	4800 N. GRAHAM STREET	CHARLOTTE	NC	28269

SPATCO – JACKSONVILLE	435 CASSAT AVENUE	JACKSONVILLE	FL	32254

JONES & FRANK – RALEIGH	4720 OLD POOLE ROAD	RALEIGH	NC	27610

BURTON SIGNWORKS	609 JUNCTION STREET	MOUNT AIRY	NC	27030

FOUSHEE DESIGNS	907 SPUR ROAD	GREENSBORO	NC	27406

PWM – HOUSTON	221 BARREN SPRINGS DRIVE, SUITE 1	HOUSTON	TX	77090

SAGENET TECHNOLOGY SOLUTIONS	7360 E. 38TH ST.	TULSA	OK	74145

SAGENET SERVICES	10205 E. 61ST. ST.	TULSA	OK	74133

Miscellaneous

ADDRESS	CITY	STATE	ZIP CODE

404 E. PRESTON STREET (ETHANOL STORAGE TANK)	SELMA	NC	-

1824 DOUGLAS DRIVE (WAREHOUSE AT THE PANTRY’S SANFORD FACILITY)	SANFORD	NC	27330

Schedule 3.7

TAX ASSESSMENTS

None.

Schedule 3.11

ERISA

None.

Schedule 3.17

RELATED AGREEMENTS

Affiliate Agreements

1.	Independent Director Compensation Program, Fourth Amendment September 2009

2.	Independent Director Compensation Program, Fifth Amendment January 2010

3.	The Pantry, Inc. 1999 Stock Option Plan, as amended and restated as of October 17, 2007

4.	Form of Incentive Stock Option Agreement to The Pantry, Inc. 1999 Stock Option Plan

5.	The Pantry, Inc. 2007 Omnibus Plan

6.	The Pantry, Inc. Annual Incentive Program, as amended, under The Pantry, Inc. 2007 Omnibus Plan

7.	Form of Award Agreement (Awarding Incentive Stock Option to Employee) for The Pantry, Inc. 2007 Omnibus Plan

8.	Form of Award Agreement (Awarding Nonqualified Stock Option to Non-Employee Director) for The Pantry, Inc. 2007 Omnibus Plan

9.	Form of Award Agreement (Awarding Nonqualified Stock Option to Employee) for The Pantry, Inc. 2007 Omnibus Plan

10.	Form of Award Agreement (Awarding Restricted Stock to Employee) for The Pantry, Inc. 2007 Omnibus Plan

11.	Form of Award Agreement (Awarding Nonqualified Stock Option to Non-Employee Director) for The Pantry, Inc. 2007 Omnibus Plan

12.	Form of Award Agreement (Awarding Restricted Stock to Non-Employee Director) for The Pantry, Inc. 2007 Omnibus Plan

13.	Form of Award Agreement (Awarding RSUs to Non-Employee Director) for The Pantry, Inc. 2007 Omnibus Plan

14.	Form of Award Agreement (Awarding Performance-Based Restricted Stock to Employee for Multi-Year Performance Period)

15.	Form of Performance-Based Restricted Stock Award Agreement (Awarding Performance-Based Restricted Stock to Employee)

16.	Amended and Restated Form of Performance-Based Restricted Stock Award Agreement (Awarding Performance-Based Restricted Stock to Employee)

17.	Form of Performance-Based Restricted Stock Award Agreement (Awarding Performance-Based Restricted Stock to New Employees Hired After Annual Grants)

18.	Amended and Restated Form of Performance-Based Restricted Stock Award Agreement (Awarding Performance-Based Restricted Stock to New Employees Hired After Annual Grants)

19.	Form of Award Agreement (Awarding Performance-Based Restricted Stock to Paul Lemerise)

20.	Form of Award Agreement (Awarding Restricted Stock to Employee) for The Pantry, Inc. 2007 Omnibus Plan

21.	Form of Award Agreement (Awarding Performance-Based Restricted Stock to Employee for Multi-Year Performance Period)

22.	Form of Indemnification Agreement (filed with The Pantry’s Registration Statement on Form S-1, as amended (Registration No. 333-74221))

23.	Form of Indemnification Agreement (filed with The Pantry’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2011)

24.	Form of Award Agreement (Awarding Restricted Stock to Employee for Retention).

25.	Amended and Restated Employment Agreement made and entered into as of January 10, 2012 by and between Keith A. Oreson and the Company.

26.	Amended and Restated Employment Agreement made and entered into as of January 10, 2012 by and between Thomas D. Carney and the Company.

27.	Amended and Restated Employment Agreement made and entered into as of January 10, 2012 by and between John J. Fisher and the Company.

28.	Amended and Restated Employment Agreement made and entered into as of January 10, 2012 by and between Mark R. Bierley and the Company.

29.	Amended and Restated Employment Agreement made and entered into as of January 10, 2012 by and between Keith S. Bell and the Company.

30.	Amended and Restated Employment Agreement made and entered into as of January 10, 2012 by and between Paul M. Lemerise and the Company.

31.	Employment Agreement effective as of March 5, 2012 by and between Dennis G. Hatchell and the Company.

32.	Form of Award Agreement (Awarding Nonqualified Stock Option to Dennis Hatchell).

33.	Form of Award Agreement (Awarding Initial Time Restricted Stock to Dennis Hatchell).

34.	Form of Award Agreement (Awarding Time Restricted Stock to Dennis Hatchell).

35.	Form of Award Agreement (Awarding Performance-Based Restricted Stock to Dennis Hatchell).

Modified Related Agreement

1.	Supplemental Indenture dated as of the Closing Date between The Pantry and U.S. Bank National Association (successor to Wachovia Bank, National Association), as trustee

Schedule 3.21

INTELLECTUAL PROPERTY

THE PANTRY, INC.

Trademark and Service Mark Summary

July 10, 2012

Mark	Country/State	Owner	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Class(es)	Due Dates

AUNT M’S & Design	United States	The Pantry, Inc.	76/395,711	04/15/2002	2,683,350	02/04/2003	43	02/04/2013 Renewal

BEAN STREET COFFEE	United States	The Pantry, Inc.	85/099,859	08/04/2010	3,943,686	04/12/2011	30	04/12/2017 Affidavit of Use 04/12/2021 Renewal

BEAN STREET COFFEE COMPANY	United States	The Pantry, Inc.	74/711,867	08/07/1995	2,348,885	05/09/2000	42	05/09/2020 Renewal

BIG CHILL	United States	The Pantry, Inc.	73/484,225	06/08/1984	1,331,174	04/16/1985	32	04/16/2015 Renewal

CELESTE	United States	The Pantry, Inc.	76/389,324	03/28/2002	2,730,524	06/24/2003	32	06/24/2013 Renewal

Mark	Country/State	Owner	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Class(es)	Due Dates

CELESTE	United States	The Pantry, Inc.	76/493,760	02/28/2003	2,897,851	10/26/2004	32	10/26/2014 Renewal

CELESTE E	United States	The Pantry, Inc.	78/933,530	07/20/2006	3,244,834	05/22/2007	32	05/22/2013 Affidavit of Use 05/22/2017 Renewal

CELESTE STARS & Design	United States	The Pantry, Inc.	76/612,139	09/16/2004	3,083,324	04/18/2006	30	04/18/2016 Renewal

COWBOYS & Design	United States	The Pantry, Inc.	78/629,635	05/13/2005	3,123,104	08/01/2006	35	08/01/2012 Affidavit of Use 08/01/2016 Renewal

COWBOYS & Design with Desert Background	United States	The Pantry, Inc.	77/076,140	01/04/2007	3,305,909	10/09/2007	29	10/09/2013 Affidavit of Use 10/09/2017 Renewal

ETNA & Design	North Carolina	The Pantry, Inc.	N/A		T-19505	07/16/2008	101	07/16/2013 Affidavit Due 07/16/2018 Renewal

FAST LANE	United States	The Pantry, Inc.	73/340,641	12/08/1981	1,219,408	12/07/1982	37, 42	12/07/2022 Renewal

FOOD CHIEF	United States	The Pantry, Inc.	73/311,142	05/19/1981	1,213,614	10/19/1982	42	10/19/2012 Renewal

GOLDEN GALLON	United States	The Pantry, Inc.	78/831,897	03/08/2006	3,201,508	01/23/2007	29	01/23/2017 Renewal

Mark	Country/State	Owner	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Class(es)	Due Dates

GOLDEN GALLON	United States	The Pantry, Inc.	73/256,160	03/31/1980	1,186,208	01/12/1982	42	01/12/2022 Renewal

GRILL DEPOT	United States	The Pantry, Inc.	77/401,065	02/20/2008	3,607,218	04/14/2009	35	04/14/2015 Affidavit of Use 04/14/2019 Renewal

HANDY WAY & Design	United States	The Pantry, Inc.	74/477,291	01/10/1994	1,875,705	01/24/1995	42	01/24/2015 Renewal

HOUSE OF KOLD	United States	The Pantry, Inc.	85/608,927	04/26/2012			35

K & Design	United States	The Pantry, Inc.	75/568,384	10/09/1998	2,318,479	02/15/2000	35	02/15/2020 Renewal

K & Jumping Kangaroo Design	United States	The Pantry, Inc.	85/024,262	04/27/2010			29, 30, 32, 35	06/05/2013 Statement of Use or Extension of Time

K KANGAROO EXPRESS **	United States	The Pantry, Inc.	78/683,733	08/02/2005	3,123,383	08/01/2006

K KANGAROO & Design (in square)	United States	The Pantry, Inc.	78/683,806	08/02/2005	3,123,385	08/01/2006	01, 04	08/01/2016 Renewal

Mark	Country/State	Owner	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Class(es)	Due Dates

K KANGAROO EXPRESS & Design (in rectangle)	United States	The Pantry, Inc.	78/950,403	08/11/2006	3,244,998	05/22/2007	35	05/22/2013 Affidavit of Use 05/22/2017 Renewal

K KANGAROO EXPRESS & Design (in square)	United States	The Pantry, Inc.	78/950,510	08/11/2006	3,244,999	05/22/2007	35	05/22/2013 Affidavit of Use 05/22/2017 Renewal

KANGAROO	United States	The Pantry, Inc.	73/448,632	10/19/1983	1,354,632	08/13/1985	37, 42	08/13/2015 Renewal

LIL’ CHAMP FOOD STORE & Design	United States	The Pantry, Inc.	73/531,975	04/12/1985	1,365,016	10/08/1985	42	10/08/2015 Renewal

ME MARKET EXPRESS **	United States	The Pantry, Inc.	73/322,790	08/10/1981	1,199,163	06/22/1982

PETRO EXPRESS	United States	The Pantry, Inc.	73/626,943	10/27/1986	1,462,247	10/20/1987	37, 42	10/20/2017 Renewal

QUICK STOP & Design	North Carolina	The Pantry, Inc.	N/A		T-19567	07/16/2008	101	07/16/2013 Affidavit Due 07/16/2018 Renewal

RAPID-FUEL & Design	United States	The Pantry, Inc.	78/835,578	03/13/2006	3,363,564	01/01/2008	36	01/01/2014 Affidavit of Use 01/01/2018 Renewal

RED CELESTE **	United States	The Pantry, Inc.	76/544,455	09/03/2003	3,085,855	04/25/2006

Mark	Country/State	Owner	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Class(es)	Due Dates

ROO JUICE	United States	The Pantry, Inc.	77/067,334	12/19/2006	3,305,740	10/09/2007	32	10/09/2013 Affidavit of Use 10/09/2017 Renewal

ROO JUICE & Design	United States	The Pantry, Inc.	77/119,951	03/01/2007	3,323,639	10/30/2007	32	10/30/2013 Affidavit of Use 10/30/2017 Renewal

SALUTE OUR TROOPS & Design	United States	The Pantry, Inc.	85/289,832	04/08/2011	4,144,090	05/15/2012	36	05/15/2018 Affidavit of Use 05/15/2022 Renewal

SMOKERS EXPRESS	Florida	The Pantry, Inc.	N/A		T98,000,001,423	12/21/1998	35	12/21/2013 Renewal

SPORT CELESTE **	United States	The Pantry, Inc.	76/612,140	09/16/2004	3,066,461	03/07/2006

THE CHILL ZONE	United States	The Pantry, Inc.	76/448,056	09/09/2002	3,038,822	01/10/2006	35	01/10/2016 Renewal

THE PANTRY	United States	The Pantry, Inc.	73/117,915	03/04/1977	1,167,513	09/01/1981	42	09/01/2021 Renewal

THE PANTRY & Design	United States	The Pantry, Inc.	73/761,980	11/04/1988	1,557,345	09/19/1989	42	09/19/2019 Renewal

THE ROO	United States	The Pantry, Inc.	75/229,614	01/22/1997	2,237,356	04/06/1999	35	04/06/2019 Renewal

WASHAROO	United States	The Pantry, Inc.	85/162,753	10/27/2010	3,974,669	06/07/2011	37	06/07/2017 Affidavit of Use 06/07/2021 Renewal

Mark	Country/State	Owner	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Class(es)	Due Dates

WASHAROO CAR WASH & Design	United States	The Pantry, Inc.	77/188,298	05/23/2007	3,372,564	01/22/2008	37	01/22/2014 Affidavit of Use 01/22/2018 Renewal

WE BREW IT. YOU DO IT.	United States	The Pantry, Inc.	85/120,018	08/31/2010	4,027,037	09/13/2011	35, 43	09/13/2017 Affidavit of Use 09/13/2021 Renewal

WORTH	United States	The Pantry, Inc.	77/342,130	12/03/2007	3,471,345	07/22/2008	34	07/22/2014 Affidavit of Use 07/22/2018 Renewal

WORTH & Design	United States	The Pantry, Inc.	73/536,943	05/10/1985	1,372,925	11/26/1985	34	11/26/2015 Renewal

WORTH & New Design	United States	The Pantry, Inc.	77/342,162	12/03/2007	3,609,709	04/21/2009	34	04/21/2015 Affidavit of Use 04/21/2019 Renewal

**	Indicates that the Borrower is no longer renewing the mark because it is no longer used or useful or otherwise material in or to the Borrower’s business.

Schedule 3.23

INSURANCE

The Pantry

Insurance Schedule as of July 7, 2012

COVERAGE	CARRIER	POLICY #	POLICY PERIOD		COVERAGE	DEDUCTIBLES
			Effective Date	Expiration Date	Description	Limit	Description	Dollar Amount

PROPERTY

Property	Lloyds of London	B2AH1A013 B2AH1A024 B2AH1A022 B2AH1A023	5/15/2012	5/15/2013	Primary Layer	$10,000,000	All Other Perils Named Windstorm Designated Wind Areas All other wind Flood Earthquake

$100,000

5% of Values subject to $1,000,000 minimum

$100,000

5% within 100-yr plain - $1,000,000 minimum; 2% within 500-yr plain - $500,000 minimum;

$100,000 all other flood

2% Specified Counties in SC,

$250,000 Minimum;

$250,000 all other earthquake

WORKER’S COMPENSATION
Worker’s Compensation	The Hartford Ins. Co. of the Midwest	20 WNR31701	3/1/2012	3/1/2013	By Accident By Disease By Disease	$1,000,000 each accident $1,000,000 policy limit $1,000,000 each employee	Per Occurrence	$1,000,000 for one largest loss $500,000 per occurrence
GENERAL LIABLITY
General Liability	ARCH Specialty Insurance Company	GLP0004767-07	3/1/2012	3/1/2013	General Aggregate Products/Completed Ops Agg Personal and Advertising Injury Each Occurrence Fire Legal Liability Medical Expense Employee Benefits Liability Occurrence Aggregate Liquor Liability Occurrence Aggregate	$2,000,000 $2,000,000 $ 800,000 $ 800,000 $ 400,000 Excluded $800,000 $2,000,000 $800,000 $2,000,000	SIR	$500,000

AUTOMOBILE
Liability	Liberty Mutual Fire Ins. Co.	AS2-Z91458711-012	3/1/2012	3/1/2013	Bodily Injury & Property Damage Personal Injury Protection Medical Payments Uninsured/Underinsured Motorist	$1,000,000 Statutory $ 5,000 Rejected where permitted; Statutory where required	Nil
Physical Damage	Liberty Mutual Fire Ins. Co.	AS2-Z91458711-014	3/1/2012	3/1/2013			Comprehensive Collision	$1,000 $1,000
UMBRELLA

Umbrella	Starr Indemnity & Liability Co.	SISCSEL01760412	3/1/2012	3/1/2013	Primary Layer	$5,000,000

POLLUTION

Underground Storage Tank Liability-Scheduled Tanks in the states of FL, GA & NC	Ironshore Specialty Insurance Company	001195800	3/1/2012	3/1/2013	Underground Storage Tank - Claims Made	$1,000,000 each incident $2,000,000 aggregate 25% defense in addition to limit	Per Pollution Incident

$250,000 for UST less than 20 years old;

$350,000 for any UST more than 20 years old and less than 25 years old;

$450,000 for any tank 25 yrs old and less than 30 yrs;

$600,000 for any tank more than 30 yrs old and less than 35 yrs; $750,000 for any tank more than 35 yrs old as of the Inception Date

Underground Storage Tank Liability-Scheduled Tanks in the state KS	Great American Alliance Insurance	KST4550266-01	11/1/2011	11/1/2012	Underground Storage Tank - Claims Made - Retro Date-Varies by tank	$1,000,000 each incident $2,000,000 aggregate $100,000 defense per incident	Per Pollution Incident	$2,500
Contingent Auto Pollution With Loading and Unloading on Premises	Illinois Union (ACE)	PPLG2489373A001	12/15/2008	11/1/2014	Premises and Contingent Auto Pollution	$25,000,000 each incident - aggregate	Each Incident	$1,000,000

Schedule 4.1-1

[FORM OF]

SECRETARY’S CERTIFICATE

[CREDIT PARTY]

Pursuant to Section 4.1(b) of the Fourth Amended and Restated Credit Agreement dated as of August 3, 2012 (as amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among The Pantry, Inc. (the “Borrower”), the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), the undersigned             of [CREDIT PARTY] (the “Company”) hereby certifies as follows:

1. Attached hereto as Exhibit A is a true and complete copy of the [certificate of incorporation] [certificate of formation] [certificate of limited partnership] of the Company and all amendments thereto as in effect on the date hereof certified as a recent date by the appropriate Governmental Authorities of the state of [incorporation] [organization] of the Company.

2. Attached hereto as Exhibit B is a true and complete copy of the [bylaws] [operating agreement] [partnership agreement] of the Company and all amendments thereto as in effect on the date hereof.

3. Attached hereto as Exhibit C is a true and complete copy of resolutions duly adopted by the [board of directors] [members] [managers] [partners] of the Company on                     ,         . Such resolutions have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof, and such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

4. Attached hereto as Exhibit D is (A) a true and complete copy of the certificates of good standing, existence or its equivalent of the Company certified as a recent date by the appropriate Governmental Authorities of the state of [incorporation] [organization] of the Company and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of the Company (or, where such certification cannot be obtained because of delays at the office of such Governmental Authority, confirmation of good standing, existence or its equivalent in writing by CT Corporation or other third party in a form reasonably acceptable to the Administrative Agent) and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

5. The following persons are the duly elected and qualified officers of the Company, holding the offices indicated next to the names below on the date hereof, and the signatures appearing opposite the names of the officers below are their true and genuine signatures, and each of such officers is duly authorized to execute and deliver on behalf of the Company, the Credit Agreement[, the Notes]1 and the other Credit Documents to be issued pursuant thereto:

Name	Office	Signature

This Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[1]	Include only for Borrower’s Secretary’s Certificate

IN WITNESS WHEREOF, I hereunder subscribe my name effective as of the     day of             ,     .

Name:

Title:

I,                     , the                     of the Company, hereby certify that                     is the duly elected and qualified                     of the Company and that his/her true and genuine signature is set forth above.

Name:

Title:

Schedule 4.1-2

[FORM OF]

SOLVENCY CERTIFICATE

The undersigned [Chief Financial Officer][Chief Accounting Officer][Controller][Treasurer] of THE PANTRY, INC., a Delaware corporation (the “Borrower”), in such capacity and not in his individual capacity, is familiar with the properties, businesses, assets and liabilities of the Credit Parties (as defined in the Credit Agreement referred to below) and is duly authorized to execute this certificate on behalf of the Credit Parties.

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of August 3, 2012, (as amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”). All capitalized terms used and not defined herein have the meanings stated in the Credit Agreement.

1. The undersigned certifies that he has made such investigation and inquiries as to the financial condition of the Credit Parties as he deems necessary and prudent for the purpose of providing this Certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the making of Loans under the Credit Agreement.

2. The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

BASED ON THE FOREGOING, the undersigned certifies that, both before and after giving effect to the Loans and other Extensions of Credit:

A.	The Credit Parties, on a consolidated basis, are solvent and are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

B.	The Credit Parties, on a consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature in their ordinary course.

C.	The Credit Parties, on a consolidated basis, are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which the assets of the Credit Parties, on a consolidated basis, would constitute unreasonably small capital.

D.	The present fair saleable value of the consolidated assets of the Credit Parties, measured on a going concern basis, is not less than the amount that will be required to pay the liability on the debts of the Credit Parties, on a consolidated basis, as they become absolute and matured.

This Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THE PANTRY, INC.

By:

Name:

Title: [Chief Financial Officer][Chief Accounting Officer][Controller][Treasurer]

Schedule 5.9

[FORM OF]

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”), dated as of                     ,         , is by and between                     , a                     (the “Subsidiary Guarantor”), THE PANTRY, INC. (the “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent under that certain Fourth Amended and Restated Credit Agreement (as amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”), dated as of August 3, 2012, by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (individually a “Guarantor” and collectively, the “Guarantors”), the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”). All of the defined terms in the Credit Agreement are incorporated herein by reference.

The Subsidiary Guarantor is an Additional Credit Party and, consequently, the Credit Parties are required by Section 5.9 of the Credit Agreement to cause the Subsidiary Guarantor to become a “Guarantor” thereunder.

Accordingly, the Subsidiary Guarantor and the Borrower hereby agree as follows with the Administrative Agent, for the benefit of the Lenders:

1. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to and a “Guarantor” under the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Credit Documents, including without limitation (a) all of the representations and warranties set forth in Article III of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles V and VI of the Credit Agreement. Without limiting the generality of the foregoing terms of this Paragraph 1, the Subsidiary Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Credit Party Obligations in accordance with Article X of the Credit Agreement.

2. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of an “Obligor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this Paragraph 2, the Subsidiary Guarantor hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary Guarantor in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary Guarantor.

3. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Pledge Agreement, and shall have all the rights and obligations of a “Pledgor” thereunder as if it had executed the Pledge Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this Paragraph 3, the Subsidiary Guarantor hereby pledges and assigns to the Administrative Agent, for the benefit of the Lenders, and grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Subsidiary Guarantor in and to Pledged Capital Stock (as such term is defined in Section 2 of the Pledge Agreement) and the other Pledged Collateral (as such term is defined in Section 2 of the Pledge Agreement).

4. The Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Security Document and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement and the Security Documents are hereby supplemented (to the extent permitted under the Credit Agreement or Security Documents) to reflect the information shown on the attached Schedule A.

5. The Borrower confirms that the Credit Agreement is, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Subsidiary Guarantor becoming a Guarantor the term “Credit Party Obligations,” as used in the Credit Agreement, shall include all obligations of the Subsidiary Guarantor under the Credit Agreement and under each other Credit Document.

6. Each of the Borrower and the Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

7. This Agreement (a) may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract and (b) may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

8. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Borrower and the Subsidiary Guarantor has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

SUBSIDIARY GUARANTOR:                                    [SUBSIDIARY GUARANTOR]

By:

Name:

Title:

BORROWER:	THE PANTRY, INC.,

a Delaware corporation

By:

Name:

Title:

Acknowledged, accepted and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:

Name:

Title:

Schedule A

Schedules to Credit Agreement and Security Documents

[TO BE COMPLETED BY BORROWER]

Schedule 5.13

MORTGAGED PROPERTIES

*	Indicates property is currently under contract for sale.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

3735	1706 BOILING SPRINGS RD	SPARTANBURG	SC		THE PANTRY, INC.

1600	1310 S. Main St.	Scott City	KS		THE PANTRY, INC.

1601	511 E. Kansas Ave.	Garden City	KS		THE PANTRY, INC.

1602	1000 S. Main St.	Hugoton	KS		THE PANTRY, INC.

1603	222 Main St.	Jetmore	KS		THE PANTRY, INC.

1604	501 E. Fulton St.	Garden City	KS		THE PANTRY, INC.

1605	2337 Washington St.	Great Bend	KS		THE PANTRY, INC.

1606	905 E. Santa Fe St.	Gardner	KS		THE PANTRY, INC.

1607	809 W. La Lande Ave.	Sublette	KS		THE PANTRY, INC.

1608	516 N. Main St.	Lakin	KS		THE PANTRY, INC.

1609	111 E Avenue A	Cimarron	KS		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1610	500 W Texcoco St	Montezuma	KS		THE PANTRY, INC.

1611	410 Broadway St.	Leoti	KS		THE PANTRY, INC.

1612	2510 Commerce Rd.	Goodland	KS		THE PANTRY, INC.

1615	1201 E. 12th Ave.	Emporia	KS		THE PANTRY, INC.

1616	9500 Blue Ridge Blvd.	Kansas City	MO		THE PANTRY, INC.

1617	3522 US Hwy. 24	Grantville	KS		THE PANTRY, INC.

1618	230 S. Baltimore Ave.	Derby	KS		THE PANTRY, INC.

1620	2522 N. Taylor Ave.	Garden City	KS		THE PANTRY, INC.

1621	440 S. Kansas Ave.	Liberal	KS		THE PANTRY, INC.

1622	602 W. 9th Street.	Lawrence	KS		THE PANTRY, INC.

1623	909 NW Chipman Rd.	Lee’s Summit	MO		THE PANTRY, INC.

1625	609 S. 2nd Ave.	Dodge City	KS		THE PANTRY, INC.

1626	649 E. Bannister Rd.	Kansas City	MO		THE PANTRY, INC.

1627	1020 S. Harrison St.	Olathe	KS		THE PANTRY, INC.

1628	1802 W. 23rd St.	Lawrence	KS		THE PANTRY, INC.

1629	3311 N. Rock Rd.	Wichita	KS		THE PANTRY, INC.

1631	1250 S. Rock Rd.	Wichita	KS		THE PANTRY, INC.

1633	1254 S. Tyler Rd.	Wichita	KS		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1636	4414 W. Maple St.	Wichita	KS		THE PANTRY, INC.

1637	7136 W. Central Ave.	WICHITA	KS		THE PANTRY, INC.

1638	2001 S. Oliver St.	Wichita	KS		THE PANTRY, INC.

1639	7236 W. 21st St. N	Wichita	KS		THE PANTRY, INC.

1640	4821 S. Broadway St.	Wichita	KS		THE PANTRY, INC.

1642	2356 S. Seneca St.	Wichita	KS		THE PANTRY, INC.

1643	1350 N. Oliver St.	Wichita	KS		THE PANTRY, INC.

1644	6115 N. Air Cap Dr.	Park City	KS		THE PANTRY, INC.

3717	4243 S. AMHERST HWY	MADISON HEIGHTS	VA		THE PANTRY, INC.

6065	3895 OLD JENNINGS RD	MIDDLEBURG	FL		THE PANTRY, INC.

6100	1690 WELLS RD	ORANGE PARK	FL		THE PANTRY, INC.

437	6759 CAROLINA BEACH RD.	WILMINGTON	NC		THE PANTRY, INC.

3633	2105 TEN TEN ROAD	APEX	NC		THE PANTRY, INC.

1	1801 DOUGLAS DR	SANFORD	NC		THE PANTRY, INC.

12	2385 HURT ROAD	MARIETTA	GA	CLOSED	THE PANTRY, INC.

70	7428 HIXON PIKE	HIXON	TN	CLOSED	THE PANTRY, INC.

74	5723 HIXSON PIKE	HIXSON	TN		THE PANTRY, INC.

85	305 GREGSON DRIVE	CARY	NC		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

105	809 CARTHAGE ST	SANFORD	NC		THE PANTRY, INC.

112	110 W HAGGARD AVE	ELON	NC		THE PANTRY, INC.

130	264 EAST MAIN STREET	ROCKWELL	NC		THE PANTRY, INC.

140	1218 STATE FARM RD.	BOONE	NC		THE PANTRY, INC.

150	127 EAST SWANNANOA	LIBERTY	NC		THE PANTRY, INC.

157	250 NORTH MAIN STREET	TROUTMAN	NC		THE PANTRY, INC.

161	1031 N NC HIGHWAY 87	ELON	NC		THE PANTRY, INC.

170	3101 PLEASANT GARDEN RD	GREENSBORO	NC		THE PANTRY, INC.

172	354 S MAIN ST	MOORESVILLE	NC		THE PANTRY, INC.

182	300 S SALISBURY AVE	SPENCER	NC		THE PANTRY, INC.

192	700 JONESTOWN RD	WINSTON SALEM	NC		THE PANTRY, INC.

215	101 E KING ST	KING	NC		THE PANTRY, INC.

218	1130 N HORNER BLVD	SANFORD	NC		THE PANTRY, INC.

239	1200 E MAIN ST	MAIDEN	NC		THE PANTRY, INC.

240	334 EAST 20TH ST	NEWTON	NC		THE PANTRY, INC.

247	1205 DICK POND RD	MYRTLE BEACH	SC		THE PANTRY, INC.

277	71 MATTHEWS DRIVE	HILTON HEAD ISLAND	SC		THE PANTRY, INC.

288	2572 ASHLEY RIVER RD	CHARLESTON	SC		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

294	11399 US 15 501 HWY N	CHAPEL HILL	NC		THE PANTRY, INC.

295	1810 RIBAUT RD	PORT ROYAL	SC		THE PANTRY, INC.

302	736 S REILLY RD	FAYETTEVILLE	NC		THE PANTRY, INC.

305	1501 PAMALEE DR	FAYETTEVILLE	NC		THE PANTRY, INC.

315	2507 MAIN STREET	ELGIN	SC		THE PANTRY, INC.

321	1044 REDBANK RD	GOOSE CREEK	SC		THE PANTRY, INC.

323	317-B ROYAL TOWER RD	IRMO	SC		THE PANTRY, INC.

326	550 SOUTH PIKE EAST	SUMTER	SC		THE PANTRY, INC.

328	1134 E HOWE SPRINGS RD	FLORENCE	SC	CLOSED	THE PANTRY, INC.

330	215 RED BANK RD.	GOOSE CREEK	SC		THE PANTRY, INC.

331	1612 TRAMWAY ROAD	SANFORD	NC		THE PANTRY, INC.

332	3950 AUGUSTA RD	WEST COLUMBIA	SC		THE PANTRY, INC.

334	1011 GLENN BAY RD	SURFSIDE BEACH	SC		THE PANTRY, INC.

340	1530 NE 72 BYPASS	GREENWOOD	SC		THE PANTRY, INC.

355	429 EAST WEATHERSPOON ST	SANFORD	NC		THE PANTRY, INC.

366	812 SOUTH HORNER BLVD.	SANFORD	NC		THE PANTRY, INC.

376	4000 SOUTH MAIN ST	HOPE MILLS	NC		THE PANTRY, INC.

391	3249 LAFAYETTE RD	HOPKINSVILLE	KY		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

394	932 NORTH MAIN ST	HOPKINSVILLE	KY		THE PANTRY, INC.

395	3600 W DIXSON BLVD	SHELBY	NC		THE PANTRY, INC.

398	503 BROAD & MILLER ST	SUMTER	SC		THE PANTRY, INC.

399	1190 SUNSET BLVD	WEST COLUMBIA	SC		THE PANTRY, INC.

402	560 DOVER RD	CLARKSVILLE	TN		THE PANTRY, INC.

405	3006 HAWKINS AVENUE	SANFORD	NC		THE PANTRY, INC.

406	1404 S MAIN ST	LILLINGTON	NC		THE PANTRY, INC.

407	1874 MEMORIAL DR	CLARKSVILLE	TN		THE PANTRY, INC.

410	1996 BLOWING ROCK RD.	BOONE	NC		THE PANTRY, INC.

413	1010 N SECOND AVE E	SILER CITY	NC	CLOSED	THE PANTRY, INC.

419	1034 N. MAIN STREET	RUSSELLVILLE	KY		THE PANTRY, INC.

420	407 HOPKINSVILLE RD	RUSSELLVILLE	KY		THE PANTRY, INC.

422	511 HWY 17 SOUTH	NORTH MYRTLE BEACH	SC		THE PANTRY, INC.

427	HWY US 41A & 62	NORTONVILLE	KY		THE PANTRY, INC.

430	1610 FORDING ISLAND ROAD	HILTON HEAD ISLAND	SC		THE PANTRY, INC.

442	3504 CHARLESTON HWY	WEST COLUMBIA	SC		THE PANTRY, INC.

443	648 LA FAYETTE RD	CLARKSVILLE	TN		THE PANTRY, INC.

445	806 BROAD RIVER RD	COLUMBIA	SC		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

446	830 COLLEGE PARK ROAD	LADSON	SC		THE PANTRY, INC.

448	1677 NORTH MAIN	SUMMERVILLE	SC		THE PANTRY, INC.

450	2400 N. COLLEGE RD	WILMINGTON	NC		THE PANTRY, INC.

451	1801 MADISON STREET	CLARKSVILLE	TN		THE PANTRY, INC.

452	3516 BUSH RIVER RD	COLUMBIA	SC		THE PANTRY, INC.

453	3800 ROSEWOOD DRIVE	COLUMBIA	SC		THE PANTRY, INC.

454	2522 RANDLEMAN RD	GREENSBORO	NC		THE PANTRY, INC.

457	705 E. WILLIAMS STREET	APEX	NC		THE PANTRY, INC.

461	860 HIGHWAY 17	LITTLE RIVER	SC		THE PANTRY, INC.

462	101 PISGAH CHURCH RD	GREENSBORO	NC		THE PANTRY, INC.

463	301 PROVIDENCE ROAD	CLARKSVILLE	TN		THE PANTRY, INC.

464	2375 S 17TH STREET	WILMINGTON	NC		THE PANTRY, INC.

467	1130 NORTH HOWE STREET	SOUTHPORT	NC		THE PANTRY, INC.

470	4400 BETHEL CHURCH ROAD	COLUMBIA	SC		THE PANTRY, INC.

473	1791 WILMA RUDOLPH BLVD.	CLARKSVILLE	TN		THE PANTRY, INC.

474	302 W NORTHFIELD BLVD	MURFREESBORO	TN		THE PANTRY, INC.

475	10805 S US HWY 15 501	SOUTHERN PINES	NC		THE PANTRY, INC.

476	1259 CHAPIN RD	CHAPIN	SC		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

477	702 S CANNON BLVD.	SHELBYVILLE	TN		THE PANTRY, INC.

481	3458 N. MAIN ST.	HOPE MILLS	NC		THE PANTRY, INC.

482	13 HWY 90 EAST	LITTLE RIVER	SC		THE PANTRY, INC.

484	5800 CASTLE HAYNE RD	CASTLE HAYNE	NC		THE PANTRY, INC.

485	900 N MAIN STREET	SHELBYVILLE	TN		THE PANTRY, INC.

489	7800 GARNERS FERRY RD	COLUMBIA	SC		THE PANTRY, INC.

490	1301 RIBAUT ROAD	PORT ROYAL	SC		THE PANTRY, INC.

494	3586 SAVANNAH HWY	JOHNS ISLAND	SC		THE PANTRY, INC.

497	2235 DECKER BLVD	COLUMBIA	SC		THE PANTRY, INC.

498	5098 DORCHESTER RD	CHARLESTON	SC		THE PANTRY, INC.

500	1300 HOPE MILLS RD	FAYETTEVILLE	NC		THE PANTRY, INC.

702	2336 S GREEN ST	HENDERSON	KY		THE PANTRY, INC.

706	300 WATSON LANE	HENDERSON	KY		THE PANTRY, INC.

725	6059 US HWY 62 W	GRAHAM	KY		THE PANTRY, INC.

773	429 WADE HAMPTON BLVD	GREENVILLE	SC		THE PANTRY, INC.

788	207 OLD TROLLEY RD	SUMMERVILLE	SC		THE PANTRY, INC.

794	1595 TROLLEY RD	SUMMERVILLE	SC		THE PANTRY, INC.

812	325 S KENTUCKY AVE	EVANSVILLE	IN		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

820	906 FOLLY ROAD	CHARLESTON	SC		THE PANTRY, INC.

833	521 HWY 601 S	LUGOFF	SC		THE PANTRY, INC.

839	42 CENTER STREET	FOLLY BEACH	SC		THE PANTRY, INC.

840	1402 BEN SAWYER BLVD	MT. PLEASANT	SC		THE PANTRY, INC.

843	2001 EAST HWY 60	HENDERSON	KY		THE PANTRY, INC.

1013	2158 N TEMPLE AVENUE	STARKE	FL		THE PANTRY, INC.

1041	392 N. HATHAWAY AVE	BRONSON	FL		THE PANTRY, INC.

1042	8727 N US 301	WILDWOOD	FL	CLOSED	THE PANTRY, INC.

1043	6929 A1A SOUTH	ST AUGUSTINE	FL		THE PANTRY, INC.

1054	7510 SW ARCHER ROAD	GAINESVILLE	FL	CLOSED	THE PANTRY, INC.

1066	1920 S. FRENCH AVENUE	SANFORD	FL		THE PANTRY, INC.

1069	4760 US 1, N, SUITE A	ST AUGUSTINE	FL	CLOSED	THE PANTRY, INC.

1080	8900 103RD ST	JACKSONVILLE	FL	CLOSED	THE PANTRY, INC.

1084	11985 BEACH BLVD	JACKSONVILLE	FL		THE PANTRY, INC.

1095	2810 STATE ROAD A1A	ATLANTIC BEACH	FL		THE PANTRY, INC.

1101	511 ANASTASIA BLVD	ST AUGUSTINE	FL		THE PANTRY, INC.

1102	5708 NW 34TH ST	GAINESVILLE	FL		THE PANTRY, INC.

1119	16130 NW US HWY 441 #10	ALACHUA	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1127	953 NEW BERLIN RD	JACKSONVILLE	FL	CLOSED	THE PANTRY, INC.

1132	9750 OLD ST AUGUSTINE RD	JACKSONVILLE	FL		THE PANTRY, INC.

1133	6655 OLD KINGS RD,N	JACKSONVILLE	FL	CLOSED	THE PANTRY, INC.

1143	922 NE 16TH STREET	GAINESVILLE	FL	CLOSED	THE PANTRY, INC.

1158	1005 EDGEWOOD AVE, S	JACKSONVILLE	FL		THE PANTRY, INC.

1195	4525 SUNBEAM RD	JACKSONVILLE	FL		THE PANTRY, INC.

1202	14411 N.W. US HIGHWAY 441	ALACHUA	FL		THE PANTRY, INC.

1205	101 BUENAVENTURA BLVD	KISSIMMEE	FL		THE PANTRY, INC.

1208	5408 MAIN STREET	JACKSONVILLE	FL		THE PANTRY, INC.

1219	3362 POWERS AVENUE	JACKSONVILLE	FL	CLOSED	THE PANTRY, INC.

1220	7404 NE WALDO RD	GAINESVILLE	FL		THE PANTRY, INC.

1223	5200 NE WALDO RD	GAINESVILLE	FL		THE PANTRY, INC.

1226	7499 SR 427	SANFORD	FL		THE PANTRY, INC.

1227	18359 E COLONIAL DR	ORLANDO	FL		THE PANTRY, INC.

1228	3075 HIGHWAY 17	GREEN COVE SPRINGS	FL		THE PANTRY, INC.

1229	6125 E HIGHWAY 100	FLAGLER BEACH	FL		THE PANTRY, INC.

1231	3605 ST JOHNS BLUFF RD S	JACKSONVILLE	FL		THE PANTRY, INC.

1233	500 E MOODY STREET	BUNNELL	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1236	4301 13TH STREET	ST CLOUD	FL		THE PANTRY, INC.

1237	3232 W SILVER SPGS BLVD	OCALA	FL		THE PANTRY, INC.

1238	14780 NE HWY 315	FT. MCCOY	FL		THE PANTRY, INC.

1239	1700 N THACKER AVENUE	KISSIMMEE	FL		THE PANTRY, INC.

1240	2438 SHADER ROAD	ORLANDO	FL		THE PANTRY, INC.

1242	17980 N US HWY 441	REDDICK	FL		THE PANTRY, INC.

1245	202 EDGEWOOD AVE, S	JACKSONVILLE	FL	CLOSED	THE PANTRY, INC.

1248	800 S PONCE DELEON BLVD	ST AUGUSTINE	FL		THE PANTRY, INC.

1250	5711 BOWDEN ROAD SUITE 1	JACKSONVILLE	FL	CLOSED	THE PANTRY, INC.

1251	7676 N US HWY 441	OCALA	FL		THE PANTRY, INC.

1253	5001 HECKSCHER DR	JACKSONVILLE	FL		THE PANTRY, INC.

1256	1712 DOYLE ROAD	DELTONA	FL		THE PANTRY, INC.

1259	12995 N US HWY 441	CITRA	FL		THE PANTRY, INC.

1262	551726 US HWY 1	HILLIARD	FL		THE PANTRY, INC.

1263	1380 HOWLAND BLVD	DELTONA	FL		THE PANTRY, INC.

1265	1201 PALM HARBOR PKWY	PALM COAST	FL		THE PANTRY, INC.

1266	1297 SIMPSON RD	KISSIMMEE	FL		THE PANTRY, INC.

1267	3 KINGSWOOD DR	PALM COAST	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1273	2798 ELKCAM BLVD	DELTONA	FL		THE PANTRY, INC.

1276	808 CHICKASAW TRAIL, N	ORLANDO	FL		THE PANTRY, INC.

1278	5484 N OCEANSHORE BLVD	PALM COAST	FL		THE PANTRY, INC.

1279	2919 COASTAL HWY	ST AUGUSTINE	FL		THE PANTRY, INC.

1285	2816 HENLEY ROAD	GREEN COVE SPRINGS	FL		THE PANTRY, INC.

1286	7985 NORTH CITRUS AVE	CRYSTAL RIVER	FL		THE PANTRY, INC.

1291	7290 GEORGE T.EDWARD DR	MELBOURNE	FL		THE PANTRY, INC.

1309	705 N MAIN ST	TRENTON	FL		THE PANTRY, INC.

1313	4221 NW 16TH BLVD	GAINESVILLE	FL		THE PANTRY, INC.

1315	I-75 @ SR 236 EXIT 79	HIGH SPRINGS	FL	CLOSED	THE PANTRY, INC.

1322	340 E MACCLENNY AVE	MACCLENNY	FL		THE PANTRY, INC.

1323	205 S. LAWRENCE BLVD	KEYSTONE HEIGHTS	FL		THE PANTRY, INC.

1516	3505 KILDAIRE FARM ROAD	CARY	NC		THE PANTRY, INC.

1524	546 ASHDALE COURT	CONCORD	NC		THE PANTRY, INC.

1555	5550 GOVERNMENT BLVD	THEODORE	AL		THE PANTRY, INC.

1556	6490 US HWY 90	SPANISH FORT	AL		THE PANTRY, INC.

1558	2021 GULF SHORES PKWY	GULF SHORES	AL		THE PANTRY, INC.

1561	35100 HWY 59	STAPLETON	AL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1563	24599 HWY 41	BREWTON	AL		THE PANTRY, INC.

1564	303 S. HWY 31	BAY MINETTE	AL		THE PANTRY, INC.

1565	325 N MAIN ST	ATMORE	AL		THE PANTRY, INC.

1567	5505 HWY 43	SATSUMA	AL		THE PANTRY, INC.

1568	315 WEST LEE STREET	CHICKSAW	AL		THE PANTRY, INC.

1570	1 CREEL RD	GRAND BAY	AL		THE PANTRY, INC.

1571	13400 HWY 113	BREWTON	AL		THE PANTRY, INC.

1575	400 FORREST AVE	EAST BREWTON	AL		THE PANTRY, INC.

1576	745 SIDNEY E. MANNING	FLOMATON	AL		THE PANTRY, INC.

1577	20 HWY 21 SOUTH	MONROEVILLE	AL		THE PANTRY, INC.

1578	49980 STATE HWY 225	BAY MINETTE	AL		THE PANTRY, INC.

1579	314 WEST LEE STREET	CHICKASAW	AL		THE PANTRY, INC.

1580	807 CELESTE RD	SARALAND	AL		THE PANTRY, INC.

1581	6225 THREE NOTCH ROAD	MOBILE	AL		THE PANTRY, INC.

1583	8130 COTTAGE HILL ROAD	MOBILE	AL		THE PANTRY, INC.

1584	22164 US HWY 98	FOLEY	AL		THE PANTRY, INC.

1585	7102 COTTAGE HILL RD	MOBILE	AL		THE PANTRY, INC.

1586	3471 SPRING HILL AVE	MOBILE	AL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1587	400 EAST GREGORY STREET	PENSACOLA	FL		THE PANTRY, INC.

1588	4123 MOBILE HWY	PENSACOLA	FL		THE PANTRY, INC.

1589	7200 PENSACOLA BLVD	PENSACOLA	FL	CLOSED	THE PANTRY, INC.

1592	3225 WEST NINE MILE RD	PENSACOLA	FL		THE PANTRY, INC.

1593	7600 TUCKER RD	OCEAN SPRINGS	MS		THE PANTRY, INC.

1594	368 VOTERS RD	SLIDELL	LA		THE PANTRY, INC.

2049	4140 E SR46	SANFORD	FL		THE PANTRY, INC.

2050	1591 DUNLAWTON AVE	PORT ORANGE	FL		THE PANTRY, INC.

2053	1171 HIGHWAY 17S	SATSUMA	FL		THE PANTRY, INC.

2072	239 N. CENTER STREET	PIERSON	FL		THE PANTRY, INC.

2074	2123 INTERNATIONAL SPEEDW	DELAND	FL		THE PANTRY, INC.

2102	2185 W. STATE ROAD 44	DELAND	FL		THE PANTRY, INC.

2103	10 E. SILVER STAR ROAD	OCOEE	FL		THE PANTRY, INC.

2104	1058 N. US 1	ORMOND BEACH	FL		THE PANTRY, INC.

2105	13873 S.E. HIGHWAY 42	WEIRSDALE	FL		THE PANTRY, INC.

2106	8299 SILVER STAR ROAD	ORLANDO	FL		THE PANTRY, INC.

2107	551 S. SUMMIT STREET	CRESCENT CITY	FL		THE PANTRY, INC.

2110	5690 WEST SR 46	SANFORD	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

2111	6004 US HIGHWAY 1	MIMS	FL		THE PANTRY, INC.

2114	810 US HWY 27	MINNEOLA	FL		THE PANTRY, INC.

2115	1099 W INTERNATIONAL	DELAND	FL		THE PANTRY, INC.

2116	17503 W COLONIAL DR	OAKLAND	FL		THE PANTRY, INC.

2117	241 S. HIGHWAY 17	EAST PALATKA	FL		THE PANTRY, INC.

2118	24425 SR 44	EUSTIS	FL		THE PANTRY, INC.

2119	8486 N. CARL G. ROSE HWY	HERNANDO	FL		THE PANTRY, INC.

2120	14870 S US HIGHWAY 441	SUMMERFIELD	FL		THE PANTRY, INC.

2122	3550 N US HIGHWAY 441	OCALA	FL		THE PANTRY, INC.

2123	6155 SW HIGHWAY 200	OCALA	FL		THE PANTRY, INC.

2125	45489 US HWY 27	DAVENPORT	FL		THE PANTRY, INC.

2157	700 3RD AVENUE	WELAKA	FL		THE PANTRY, INC.

2184	1022 E. NEW YORK AVE	DELAND	FL		THE PANTRY, INC.

2207	12390 E. COLONIAL DR	ORLANDO	FL		THE PANTRY, INC.

2209	101 POLO PARK BLVD E	DAVENPORT	FL		THE PANTRY, INC.

2234	1701 N. VOLUSIA AVE	ORANGE CITY	FL		THE PANTRY, INC.

2235	624 STATE ROAD 19 N	PALATKA	FL		THE PANTRY, INC.

2236	2498 TURPENTINE RD	MIMS	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

2258	1717 S US HIGHWAY 17	PIERSON	FL		THE PANTRY, INC.

2271	1695 N. US 17	SEVILLE	FL		THE PANTRY, INC.

2291	6750 US1 SOUTH	ST AUGUSTINE	FL		THE PANTRY, INC.

2292	7609 US HWY 441	LEESBURG	FL		THE PANTRY, INC.

2307	131 SR 207	EAST PALATKA	FL	CLOSED	THE PANTRY, INC.

2314	10143 SE SUNSET HARBOR RD	SUMMERFIELD	FL		THE PANTRY, INC.

2321	13002 NE JACKSONVILLE RD	CITRA	FL		THE PANTRY, INC.

2322	15877 E HWY 40	SILVER SPRINGS	FL		THE PANTRY, INC.

2326	12475 NW GAINESVILLE RD	REDDICK	FL		THE PANTRY, INC.

2328	1940 SE 58TH AVE	OCALA	FL		THE PANTRY, INC.

2329	901 STATE ROAD 20	INTERLACHEN	FL		THE PANTRY, INC.

2332	10030 CR 44	LEESBURG	FL		THE PANTRY, INC.

2334	4914 ROCK SPRINGS ROAD	APOPKA	FL		THE PANTRY, INC.

2403	23932 STATE ROAD 46	SORRENTO	FL		THE PANTRY, INC.

2404	1252 S. APOPKA BLVD	APOPKA	FL		THE PANTRY, INC.

2405	245 NE 28TH AVE	OCALA	FL		THE PANTRY, INC.

2406	4181 ORANGE BLVD	SANFORD	FL		THE PANTRY, INC.

2408	3930 SR 44	NEW SMYRNA BEACH	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

2416	6905 NE HWY 301	HAWTHORNE	FL		THE PANTRY, INC.

2419	446 S LAKEVIEW DRIVE	LAKE HELEN	FL		THE PANTRY, INC.

2426	519 N. SUMMIT STREET	CRESCENT CITY	FL		THE PANTRY, INC.

2502	1000 LOCKWOOD BLVD	OVIEDO	FL		THE PANTRY, INC.

2503	2101 STATE ROAD 19	TAVARES	FL		THE PANTRY, INC.

2504	10001 LAKE UNDERHILL DR	ORLANDO	FL		THE PANTRY, INC.

2505	399 S US 17/92	DEBARY	FL		THE PANTRY, INC.

2548	11735 SW SR 231	BROOKER	FL		THE PANTRY, INC.

2574	1520 W GRANADA BLVD	ORMOND BEACH	FL		THE PANTRY, INC.

2575	100 WEST MILLER STREET	FRUITLAND PARK	FL		THE PANTRY, INC.

2576	1115 A1A BEACH BLVD	ST AUGUSTINE	FL		THE PANTRY, INC.

2655	135 E. SR 46	GENEVA	FL		THE PANTRY, INC.

2777	1777 HIGHWAY 17S	POMONA PARK	FL		THE PANTRY, INC.

2802	2803 SILVER LAKE DRIVE	PALATKA	FL		THE PANTRY, INC.

2804	391 N. CENTRAL AVENUE	UMATILLA	FL		THE PANTRY, INC.

2805	400 FRANKLIN STREET	OCOEE	FL		THE PANTRY, INC.

2806	320 N. SR 415	OSTEEN	FL		THE PANTRY, INC.

2904	2095 E. NEW YORK AVENUE	DELAND	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

2908	8664 SW 103RD STREET RD	OCALA	FL		THE PANTRY, INC.

2910	601 BEVILLE ROAD	SOUTH DAYTONA	FL		THE PANTRY, INC.

3012	901 MCARTHUR ROAD	FAYETTEVILLE	NC		THE PANTRY, INC.

3216	3817 W. PALMETTO STREET	FLORENCE	SC		THE PANTRY, INC.

3255	3477 WRIGHTSBORO RD	AUGUSTA	GA		THE PANTRY, INC.

3265	440 SOUTH BELAIR RD	AUGUSTA	GA	CLOSED	THE PANTRY, INC.

3287	1609 WEST BLUE RIDGE	GREENVILLE	SC		THE PANTRY, INC.

3291	2204 CHESNEE HWY	SPARTANBURG	SC		THE PANTRY, INC.

3295	862 WINDSLOW AVE	GAFFNEY	SC		THE PANTRY, INC.

3313	3951 STATE HWY 365	ALTO	GA		THE PANTRY, INC.

3340	78 S. MAIN STREET	CLEVELAND	GA		THE PANTRY, INC.

3353	1141 OLD TOWNE ROAD	CHARLESTON	SC		THE PANTRY, INC.

3406	100 SHELBY HWY	GAFFNEY	SC		THE PANTRY, INC.

3451	4320 DESIARD	MONROE	LA		THE PANTRY, INC.

3463	455 HWY 90 W	BAY ST. LOUIS	MS	CLOSED	THE PANTRY, INC.

3493	3200 REDDING ROAD	RED BANK	TN		THE PANTRY, INC.

3503*	5703 ALABAMA HWY.	RINGGOLD	GA	CLOSED	THE PANTRY, INC.

3507	118 KAY CONLEY ROAD	ROCK SPRING	GA		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

3509	728 PARK CITY RD.	ROSSVILLE	GA		THE PANTRY, INC.

3520	11134 HWY. 27	SUMMERVILLE	GA		THE PANTRY, INC.

3522	3129 MAPLE STREET	LINDALE	GA		THE PANTRY, INC.

3525	201 CARBONDALE RD. SW	DALTON	GA		THE PANTRY, INC.

3534	1111 NORTH MAIN ST.	LA FAYETTE	GA		THE PANTRY, INC.

3572	4858 HWY. 58	CHATTANOOGA	TN		THE PANTRY, INC.

3579	1850 ALMAVILLE ROAD	SMYRNA	TN	CLOSED	THE PANTRY, INC.

3591	1200 SOUTH CEDAR	SOUTH PITTSBURG	TN		THE PANTRY, INC.

3600	230 TENNESSEE AVE.	ETOWAH	TN		THE PANTRY, INC.

3603	1700 HARRISON PIKE	CLEVELAND	TN		THE PANTRY, INC.

3697	1001 GEORGE WASHINGTON	CHESAPEAKE	VA		THE PANTRY, INC.

3699	1125 WILROY RD.	SUFFOLK	VA		THE PANTRY, INC.

3701	819 W. WASHINGTON ST.	SUFFOLK	VA		THE PANTRY, INC.

3704	115 OTTIS ST.	YORKTOWN	VA		THE PANTRY, INC.

3705	2622 E LEE HWY	WYTHEVILLE	VA		THE PANTRY, INC.

3706	1020 PEPPERS FERRY RD.	WYTHEVILLE	VA		THE PANTRY, INC.

3710	1682 LEAD MINE RD.	AUSTINVILLE	VA		THE PANTRY, INC.

3711	5149 STATE PARK RD.	DUBLIN	VA		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

3719	1560 VIRGINIA AVE.	MARTINSVILLE	VA		THE PANTRY, INC.

3783	501 TEAGUE ST.	GREENSBORO	NC	CLOSED	THE PANTRY, INC.

3784	2214 MARTIN LUTHER KING D	GREENSBORO	NC	CLOSED	THE PANTRY, INC.

3796	1971 CLEMENTS FERRY ROAD	CHARLESTON	SC		THE PANTRY, INC.

3800	821 GREEN SPRINGS HWY.	HOMEWOOD	AL		THE PANTRY, INC.

3803	6408 OLD SPRINGVILLE RD.	PINSON	AL		THE PANTRY, INC.

3804	301 ROBERT JEMISON RD.	BIRMINGHAM	AL		THE PANTRY, INC.

3807	2112 BUTLER RD	ALABASTER	AL		THE PANTRY, INC.

3812	232 ROEBUCK PLAZA DR.	BIRMINGHAM	AL		THE PANTRY, INC.

3814	2803 PINSON VALLEY PARKWA	BIRMINGHAM	AL		THE PANTRY, INC.

3815	7994 HELENA ROAD	PELHAM	AL		THE PANTRY, INC.

3816	1107A TOWNHOUSE RD.	HELENA	AL		THE PANTRY, INC.

3818	1685 MONTCLAIR RD.	BIRMINGHAM	AL		THE PANTRY, INC.

3820	7701 1ST AVE. NORTH	BIRMINGHAM	AL		THE PANTRY, INC.

3822	830 9TH AVE. NORTH	BESSEMER	AL		THE PANTRY, INC.

3826	1139 MARTIN LUTHER KING E	ANDALUSIA	AL		THE PANTRY, INC.

3828	9401 PARKWAY EAST	BIRMINGHAM	AL		THE PANTRY, INC.

3829	4970 MONTGOMERY HWY	DOTHAN	AL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

3830	716 SOUTH MEMORIAL DR.	PRATTVILLE	AL		THE PANTRY, INC.

3833	998 ACADEMY DR.	BESSEMER	AL		THE PANTRY, INC.

3834	603 BESSEMER RD.	MIDFIELD	AL		THE PANTRY, INC.

3836	1050 SOUTH MAIN ST	GRAYSVILLE	AL		THE PANTRY, INC.

3840	170 BEVERLY LANE	SOUTHERN PINES	NC		THE PANTRY, INC.

3850	4020 BESSEMER ROAD	MT. PLEASANT	SC		THE PANTRY, INC.

3936	2701 N GRAHAM ST	CHARLOTTE	NC		THE PANTRY, INC.

3937	2301 BEATIES FORD ROAD	CHARLOTTE	NC		THE PANTRY, INC.

3942	100 S. POLK STREET	PINEVILLE	NC		THE PANTRY, INC.

3959	1711 FLOYD BAKER BLVD.	GAFFNEY	SC		THE PANTRY, INC.

3971	1000 N TRYON ST	CHARLOTTE	NC		THE PANTRY, INC.

3983	1692 W. FRANKLIN ST.	MONROE	NC		THE PANTRY, INC.

3986	2226 LANCASTER AVE.	MONROE	NC		THE PANTRY, INC.

3987	2415 HWY. 160 WEST	TEGA CAY	SC		THE PANTRY, INC.

6008	2568 BLANDING BLVD.	MIDDLEBURG	FL	CLOSED	THE PANTRY, INC.

6009	400 SR 26	MELROSE	FL		THE PANTRY, INC.

6019	2000 STATE ROAD 16W	GREEN COVE SPRINGS	FL		THE PANTRY, INC.

6039	4024 SOUTHSIDE BLVD	JACKSONVILLE	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

6045	5089 SR 218	MIDDLEBURG	FL	CLOSED	THE PANTRY, INC.

6051	2652 S E STATE RD 21	MELROSE	FL		THE PANTRY, INC.

6058	5420 W STATE ROAD 235	LACROSSE	FL		THE PANTRY, INC.

6061	14797 NORMANDY BLVD	JACKSONVILLE	FL	CLOSED	THE PANTRY, INC.

6070	16991 EAST HIGHWAY 40	SILVER SPRINGS	FL		THE PANTRY, INC.

6073	8181 103RD ST	JACKSONVILLE	FL		THE PANTRY, INC.

6079	24421 SR 40/BOX 336	ASTOR	FL		THE PANTRY, INC.

6081	4622 S CLYDE MORRIS BLVD	PORT ORANGE	FL		THE PANTRY, INC.

6082	1379 BEVILLE RD	DAYTONA BEACH	FL		THE PANTRY, INC.

6084	1790 SR 13	JACKSONVILLE	FL		THE PANTRY, INC.

6094	3164 MAIN ST, W	MIMS	FL		THE PANTRY, INC.

6109	540251 US HIGHWAY 1	CALLAHAN	FL		THE PANTRY, INC.

6112	5440 SR 218	MIDDLEBURG	FL	CLOSED	THE PANTRY, INC.

6118	2800 US 1, S	ST AUGUSTINE	FL		THE PANTRY, INC.

6128	6155 N COURTENAY	MERRITT ISLAND	FL		THE PANTRY, INC.

6131	4001 N WICKHAM RD	MELBOURNE	FL		THE PANTRY, INC.

6145	7175 HWY 1 N	COCOA	FL		THE PANTRY, INC.

6150	2460 OCEAN SHORE BLVD	ORMOND BEACH	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

6152	1092 S MCDUFF AVENUE	JACKSONVILLE	FL		THE PANTRY, INC.

6156	3990 LAKE DRIVE	COCOA	FL		THE PANTRY, INC.

6157	808 S PARK AVENUE	APOPKA	FL		THE PANTRY, INC.

6158	1403 LEWIS STREET	FERNANDINA BEACH	FL		THE PANTRY, INC.

6160	1310 S 3RD ST	JACKSONVILLE BEACH	FL		THE PANTRY, INC.

6161	45 SW 250TH ST	NEWBERRY	FL		THE PANTRY, INC.

6163	1001 N LANE AVENUE	JACKSONVILLE	FL		THE PANTRY, INC.

6167	1150 OCEAN SHORE BLVD	ORMOND BEACH	FL		THE PANTRY, INC.

6168	2625 BEVILLE RD	DAYTONA BEACH	FL		THE PANTRY, INC.

6169	14376 BEACH BLVD	JACKSONVILLE	FL		THE PANTRY, INC.

6175	584 S SIXTH ST	MACCLENNY	FL		THE PANTRY, INC.

6177	4750 S US HIGHWAY 41	DUNNELLON	FL		THE PANTRY, INC.

6183	743 HIGHWAY 41 SOUTH	INVERNESS	FL		THE PANTRY, INC.

6210	1060 EMERSON DR NE	PALM BAY	FL		THE PANTRY, INC.

6229	2595 EMERSON DRIVE	PALM BAY	FL		THE PANTRY, INC.

6236	1209 MONUMENT RD	JACKSONVILLE	FL		THE PANTRY, INC.

6249	70 MASTERS DRIVE	ST AUGUSTINE	FL		THE PANTRY, INC.

6267	338 COLLEGE DR	ORANGE PARK	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

6271	4815 SAN PABLO RD	JACKSONVILLE	FL		THE PANTRY, INC.

6272	543 SOUTH HWY 17	SAN MATEO	FL		THE PANTRY, INC.

6274	4 HIGHWAY 19 SOUTH	INGLIS	FL		THE PANTRY, INC.

6279	6296 W GULF TO LAKE HWY	CRYSTAL RIVER	FL		THE PANTRY, INC.

6283	6618 EMBASSY BLVD	PORT RICHEY	FL		THE PANTRY, INC.

6284	941268 OLD NASSAUVILLE RD	FERNANDINA BEACH	FL		THE PANTRY, INC.

6285	2615 ST JOHNS BLUFF S	JACKSONVILLE	FL		THE PANTRY, INC.

6286	4486 CR 218, W	MIDDLEBURG	FL		THE PANTRY, INC.

6288	999 NORTH BROAD STREET	BROOKSVILLE	FL		THE PANTRY, INC.

6289	744 S HWY 17	SATSUMA	FL		THE PANTRY, INC.

6290	3128 BLANDING BLVD	MIDDLEBURG	FL		THE PANTRY, INC.

6294	1515 WURST RD	OCOEE	FL		THE PANTRY, INC.

6295	1091 BLANDING BLVD	ORANGE PARK	FL		THE PANTRY, INC.

6297	2256 MAYPORT RD	JACKSONVILLE	FL	CLOSED	THE PANTRY, INC.

6298	451 W MYERS	MASCOTTE	FL		THE PANTRY, INC.

6504	807 INDIAN RIVER BLVD	EDGEWATER	FL		THE PANTRY, INC.

6511	799 BILL FRANCE DRIVE	DAYTONA BEACH	FL		THE PANTRY, INC.

6512	13075 SPRINGHILL DRIVE	SPRING HILL	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

6513	900 MALABAR ROAD, SW	PALM BAY	FL		THE PANTRY, INC.

6513	900 MALABAR ROAD, SW	PALM BAY	FL		THE PANTRY, INC.

6516	13705 HWY 19	HUDSON	FL		THE PANTRY, INC.

6517	3051 MONUMENT RD	JACKSONVILLE	FL		THE PANTRY, INC.

6518	8735 N KINGS RD	JACKSONVILLE	FL		THE PANTRY, INC.

6519	804 BLANDING BLVD	ORANGE PARK	FL		THE PANTRY, INC.

6524	3873 SW COLLEGE RD	OCALA	FL		THE PANTRY, INC.

6527	9404 NW 39TH AVENUE	GAINESVILLE	FL		THE PANTRY, INC.

6528	748 PALM BAY RD, NE	PALM BAY	FL		THE PANTRY, INC.

6532	9988 S ORANGE AVE	ORLANDO	FL		THE PANTRY, INC.

6534	4856 PARK STREET	JACKSONVILLE	FL		THE PANTRY, INC.

6535	2152 NW 39TH AVE	GAINESVILLE	FL		THE PANTRY, INC.

6537	720 S STATE ROAD 19 (HWY	PALATKA	FL		THE PANTRY, INC.

6542	3088 HARBOR CITY BLVD N	MELBOURNE	FL		THE PANTRY, INC.

6549	2200 S FISKE BOULEVARD	ROCKLEDGE	FL		THE PANTRY, INC.

1060	465 STATE ROAD 16	ST AUGUSTINE	FL		THE PANTRY, INC.

1573	901 W. NASHVILLE AVE	ATMORE	AL		THE PANTRY, INC.

90	107 IOWA AVENUE	SCOTT CITY	KS		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

91	1441 W. OLD HWY. 40	SALINA	KS		THE PANTRY, INC.

3881	3656 HIGHWAY 701 SOUTH	CONWAY	SC		THE PANTRY, INC.

1315	I-75 @ SR 236 (EXIT 79)	HIGH SPRINGS	FL		THE PANTRY, INC.

1324	D BERNARD PKWY & PERKINS RD	AUGUSTA	GA		THE PANTRY, INC.

1325	MORRISON SPRINGS ROAD & MOUNTAIN VIEW	CHATTANOOGA	TN		THE PANTRY, INC.

1327	HWY 27 @ DAUGHERTY FERRY	SALE CREEK	TN		THE PANTRY, INC.

1328	S. RUTHERFORD BLVD & HWY 70 (MERCURY BLVD.)	MURFREESBORO	TN		THE PANTRY, INC.

1329	3880 MANCHESTER HWY	MCMINNVILLE	TN		THE PANTRY, INC.

1330	MT. VERD ROAD & I-75 NEC	ATHENS	TN		THE PANTRY, INC.

1331	BLUE SPRINGS ROAD & HWY 64	CLEVELAND	TN		THE PANTRY, INC.

1332	I-75 @ CHARLESTON EXIT	CHARLESTON	TN		THE PANTRY, INC.

1334	I-75 @ LAUDERDALE HWY; EXIT 341	TUNNELL HILL	GA		THE PANTRY, INC.

1335	I-75 @ HWY 41	RINGGOLD	GA		THE PANTRY, INC.

1336*	HWY 70 @ NONAVILLE RD	MT. JULIET	TN		THE PANTRY, INC.

1337	I-75 @ ALABAMA HWY; EXIT 348	RINGGOLD	GA		THE PANTRY, INC.

1338	MIDDLE VALLEY @ BOY SCOUT	HIXSON	TN		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

1339	HWY 109 S @ AIRPORT ROAD	GALLATIN	TN		THE PANTRY, INC.

1411	OLD KINGS RD/PRITCHARD RD	JACKSONVILLE	FL		THE PANTRY, INC.

1427	NEC US 98 & TRANSMITTER RD	SPRINGFIELD	FL		THE PANTRY, INC.

1428	5831 COLLEGE LANE	VERO BEACH	FL		THE PANTRY, INC.

1433	10571 NORTH US 301	OXFORD	FL		THE PANTRY, INC.

1445	4650 N US 1	ST. AUGUSTINE	FL		THE PANTRY, INC.

1446	SWC SPORTSMAN CLUB ROAD	JACKSONVILLE	FL		THE PANTRY, INC.

1511	HWY 52 & I-65	PELHAM	AL		THE PANTRY, INC.

1512	TAYLOR RD. & VAUGHN RD.	MONTGOMERY	AL		THE PANTRY, INC.

1514	I-65 & HWY 87	CALERA	AL		THE PANTRY, INC.

1515	GATEWAY & I-85 SWQ	OPELIKA	AL		THE PANTRY, INC.

1525	LONGPOINT/WANDO PARK	MOUNT PLEASANT	SC		THE PANTRY, INC.

1526	RIVER OAKS & INT’L DRIVE	MYRTLE BEACH	SC		THE PANTRY, INC.

1528*	I-77 & GOLD HILL RD	FT. MILL	SC		THE PANTRY, INC.

1550	CITY BLVD	CHARLOTTE	NC		THE PANTRY, INC.

1553	7747 N. TRYON STREET	CHARLOTTE	NC		THE PANTRY, INC.

1597	HWY 707	MYRTLE BEACH	SC		THE PANTRY, INC.

2258	US 17 & SR 40	BARBERVILLE	FL		THE PANTRY, INC.

STORE #	ADDRESS	CITY	STATE	STATUS	OWNER

2332*	SR 44 & CR 473	LEESBURG	FL		THE PANTRY, INC.

2902	US 301/CR 326E	OCALA	FL		THE PANTRY, INC.

2923	SR 100 & CR 315	GRANDIN	FL		THE PANTRY, INC.

2969	SR 20	INTERLACHEN	FL		THE PANTRY, INC.

2988	SR 121 & CR 16	RAIFORD	FL		THE PANTRY, INC.

2989	SR16	STARKE	FL		THE PANTRY, INC.

2990	6296 W GULF TO LAKE HWY	CRYSTAL RIVER	FL		THE PANTRY, INC.

3258	2459 WINDSOR SPRING ROAD	AUGUSTA	GA		THE PANTRY, INC.

3271	2655 COLUMBIA HWY	NORTH AIKEN	SC		THE PANTRY, INC.

3272	4048 CHARLESTON HWY	WEST COLUMBIA	SC		THE PANTRY, INC.

3295	862 WINSLOW AVENUE	GAFFNEY	SC		THE PANTRY, INC.

3344	3148 JODECO ROAD	MCDONOUGH	GA		THE PANTRY, INC.

3450	1503 HWY 65	TALLULAH	LA		THE PANTRY, INC.

3487*	HWY 17 & HWY 211	SUPPLY	NC		THE PANTRY, INC.

3597	US HWY 411	BENTON	TN		THE PANTRY, INC.

4029	1706 BOILING SPRINGS ROAD	SPARTANBURG	SC		THE PANTRY, INC.

6513	SEC MALABAR & JUPITER	PALM BAY	FL		THE PANTRY, INC.

6605	AIRPARK EAST	GAINESVILLE	FL		THE PANTRY, INC.

6606	US HWY 441 & CR 235A	ALACHUA	FL		THE PANTRY, INC.

Schedule 6.1

INDEBTEDNESS

Description	Issuer	Payee	Final Payment Date	Balance
				(000)

3.00% Senior Subordinated Convertible Notes	The Pantry, Inc.	Various	11/12	$61,301

Lease Finance Obligations	The Pantry, Inc.	Various	10/53	$452,348

Note Payable re: Lease Termination	The Pantry, Inc.	Kenneth F. McDonald Properties LLC	7/13	$65

Lease Liability re: Acquisitions	The Pantry, Inc.	Various	4/27	$10,486

				$774,200

Note: The lease liability from acquisitions relates to a liability recorded in conjunction with acquisitions. This liability represents the present value of the lease payments that is considered to be above market at the time of acquisition (i.e. purchase price was included in the leases).

Schedule 6.2

LIENS

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings

THE PANTRY, INC.	32 Financing Statements No Federal Tax Liens		6/27/2012	DE	Department of State: Division Of Corporations

THE PANTRY, INC.	Diamond Lease U.S.A., Inc.	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	7/23/2002 #2197591 5	Amendment 4/7/05; Amendment 9/23/05; Continuation 1/24/07; Termination 7/10/07

THE PANTRY, INC.	LEAF Funding Inc.	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	6/19/2003 #3186073 6	Continuation 3/25/08

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
THE PANTRY, INC.	LEAF Finnacnial Corporation	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	7/14/2003 #3200417 7	Continuation 3/25/08

THE PANTRY, INC.	FNF Capital, Inc.	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	9/2/2004 #4255012 9	Continuation 6/25/09

THE PANTRY, INC.	ATC Group Services Inc.	First Priority Security interest in all site owner claims assigned, sold or transferred*	6/27/2012	DE	Department of State: Division Of Corporations	12/9/2004 #4347121 8	Continuation 11/12/09

THE PANTRY, INC.	U.S. Bancorp Equipment Finance, Inc.	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	1/6/2005 #5011984 3	Assignment 4/13/05; Continuation 9/18/09

THE PANTRY, INC.	U.S. Bancorp Equipment Finance, Inc.	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	3/29/2005 #5106876 7	Assignment 4/13/05; Continuation 11/23/09

THE PANTRY, INC.	TCF Equipment Finance, Inc.	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	10/4/2006 #6370264 4

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
THE PANTRY, INC.	FNF Capital, Inc.	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	1/26/2007 #2007 0337542

THE PANTRY, INC.; KANGAROO EXPRESS #3904	Interstate Scale Company, LLC	Equipment and Fixture Filing	6/27/2012	DE	Department of State: Division Of Corporations	2/22/2007 #2007 0705961	Assignment 9/15/08

THE PANTRY, INC.; KANGAROO EXPRESS #3910	Interstate Scale Company, LLC	Equipment and Fixture Filing	6/27/2012	DE	Department of State: Division Of Corporations	3/8/2007 #2007 0932193	Assignment 4/16/08

THE PANTRY, INC.	IBM Credit LLC	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	4/2/2007 #2007 1215473

THE PANTRY, INC.	TCF Equipment Finance, Inc.	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	5/2/2007 #2007 1658045

THE PANTRY, INC.	Sun Trust Equipment Finance & Leasing Corp	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	4/29/2008 #2008 1478674	Assignment 4/30/08

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
THE PANTRY, INC.	Sun Trust Equipment Finance & Leasing Corp	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	5/2/2008 #2008 1522828	Assignment 5/8/08

THE PANTRY, INC.	Winthrop Resources Corporation	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	6/3/2008 #2008 1992674

THE PANTRY, INC.	Winthrop Resources Corporation	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	12/11/2008 #2008 4117923

THE PANTRY, INC.	Fidelity National Capital, Inc.	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	12/18/2008 #2008 4214381

THE PANTRY, INC.	IBM Credit LLC	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	4/22/2009 #2009 1277091

THE PANTRY, INC.	Banc of America Leasing & Capital, LLC	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	5/27/2009 #2009 1660114	Assignment 6/1/09; Amendment 3/25/10

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
THE PANTRY, INC.	OFC Capital Corporation	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	5/27/2009 #2009 1660122	Assignment 6/9/09; Amendment 3/25/10

THE PANTRY, INC.	Fidelity National Capital, Inc.	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	5/27/2009 #2009 1663084

THE PANTRY, INC.	Banc of America Leasing & Capital, LLC	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	7/13/2009 #2009 2244900	Assignment 12/21/09; Amendment 3/25/10

THE PANTRY, INC.	IBM Credit LLC	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	11/18/2009 #2009 3709935

THE PANTRY, INC.	AT&T Capital Services, Inc.	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	3/3/2010 #2010 0715924

THE PANTRY, INC.	Winthrop Capital	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	3/10/2010 #2010 0814412

THE PANTRY, INC.	Winthrop Capital	Equipment Lease	6/27/2012	DE	Department of State: Division Of Corporations	3/29/2012 #2012 1218777

Schedule 6.3

INVESTMENTS

Existing Hedging Agreements

Swaps Outstanding

	Expiration	Notional Amount	Pay Rate

JP Morgan	5/14/2014	30,000,000	0.945%

Wells Fargo	5/14/2014	70,000,000	0.945%

Total		100,000,000	0.00%

Schedule 6.4

CONTINGENT OBLIGATIONS

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0138953	In Effect	Berkley Regional Insurance Company	Athens Utility Board	Utility Bond Stores #3548, 3598, 3606	$1,235.00	$100.00	The Pantry, Inc.	10/21/2009

0147962	In Effect	Berkley Regional Insurance Company	Jefferson County Alabama Department of Revenue	Supersedeas Bond	$106,408.50	$1,596.00	The Pantry, Inc.	9/14/2010

0110172	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Store #3667	$1,000.00	$100.00	Dianne Parker	4/25/2012

0110173	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Store #3667	$1,000.00	$100.00	Amanda Smick	4/25/2012

0110174	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Store #3667	$1,000.00	$100.00	Anthony Brown	4/25/2012

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0110175	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Store #3667	$1,000.00	$100.00	Heather Frady	4/25/2012

0110176	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Store #1571	$1,000.00	$100.00	Chris Baynard	4/25/2012

0110177	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Store #1571	$1,000.00	$100.00	Anita Bradley	4/25/2012

0110178	In Effect	Berkley Regional Insurance Company	J-Star Holdings. LLC	Bond for Stay - Satisfaction of Settlement	$64,000.00	$816.00	The Pantry, Inc.	5/1/2012

0110179	In Effect	Berkley Regional Insurance Company	Attorney General of the State of Alabama	Professional Fundraiser - Salute Our Troop Hat Sales	$10,000.00	$128.00	The Pantry, Inc.	6/22/2012

0138238	In Effect	Berkley Regional Insurance Company	Florida Department of Revenue	Florida Fuel Tax Bond	$5,000.00	$100.00	The Pantry, Inc.	6/24/2009

0138239	In Effect	Berkley Regional Insurance Company	State of Mississippi, Dept. Agriculture & Commerce	Blanket Weighmaster’s Bond	$5,000.00	$100.00	The Pantry, Inc.	6/30/2009

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0138240	In Effect	Berkley Regional Insurance Company	Broad River Electric Cooperative, Inc	Utility Bond - Broad River Electric	$5,006.00	$100.00	The Pantry, Inc.	6/23/2009

0138241	In Effect	Berkley Regional Insurance Company	City of Rocky Mount	Financial Guarantee Bond	$18,000.00	$230.00	The Pantry, Inc.	6/23/2009

0138242	In Effect	Berkley Regional Insurance Company	Florida Power & Light Company	Utility Bond	$575,540.00	$8,633.00	The Pantry, Inc.	6/1/2009

0138245	In Effect	Berkley Regional Insurance Company	Jefferson Energy Cooperative	Utility Bond - Store #3263	$4,200.00		The Pantry, Inc.	7/15/2009

0138246	In Effect	Berkley Regional Insurance Company	South Carolina Department of Revenue	Fuel Tax Bond	$1,000,000.00	$15,000.00	The Pantry, Inc.	7/13/2009

0138247	In Effect	Berkley Regional Insurance Company	Orlando Utilities Commission	Utility Bond - Stores #1240, 2106, 6155, 1156 and 6532	$2,050.00	$100.00	The Pantry, Inc.	7/9/2009

0138249	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Deloris Merritt	7/23/2009

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0138251	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Brenda Martin	7/23/2009

0138252	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Stephanie Everson	7/23/2009

0138253	In Effect	Berkley Regional Insurance Company	State of Mississippi, State Tax Commission, Petroleum Tax Division	Fuel Tax Bond	$250,000.00	$3,750.00	The Pantry, Inc.	7/3/2009

0138254	In Effect	Berkley Regional Insurance Company	Commonwealth of Kentucky, Office of Insurance	KY Financial Responsibility Bond Form 99-3 Rev 6-05 (Insurance Adjusters, Agents, Brokers, Surplus Lines, Third Party Admin)	$1,000.00	$100.00	Karla Rhone	7/28/2009

0138256	In Effect	Berkley Regional Insurance Company	Commonwealth of Kentucky, Office of Insurance	Insurance Adjuster’s License Bond	$1,000.00	$100.00	Julie Moore	7/28/2009

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0138257	In Effect	Berkley Regional Insurance Company	Georgia Power Company, Non Cash Securities	Utility Bond	$227,690.00	$3,415.00	The Pantry, Inc.	7/13/2009

0138258	In Effect	Berkley Regional Insurance Company	Southern Pine Electric Power Association	Utility Bond	$24,500.00	$368.00	The Pantry, Inc. Store #3385, #3396 & #3761	7/3/2009

0138259	In Effect	Berkley Regional Insurance Company	Pearl River Valley Electric Power Association	Utility Bond	$9,150.00	$117.00	The Pantry, Inc.	6/21/2009

0138260	In Effect	Berkley Regional Insurance Company	Mississippi Power Company	Utility Bond	$151,800.00	$2,277.00	The Pantry, Inc.	8/3/2009

0138931	In Effect	Berkley Regional Insurance Company	City of Bessemer Utilities Department	Utility Deposit Bond	$12,000.00	$180.00	The Pantry, Inc.	7/6/2009

0138932	In Effect	Berkley Regional Insurance Company	Riviera Utilities	Utility Bond - Store #1556, #1560 & #1584	$19,000.00	$242.00	The Pantry, Inc.	6/25/2009

0138933	In Effect	Berkley Regional Insurance Company	State of North Carolina, DOT	Encroachment Bond	$78,272.00	$1,174.00	The Pantry, Inc.	6/4/2009

0138934	In Effect	Berkley Regional Insurance Company	State of North Carolina, DOT	Encroachment Bond	$13,680.50	$205.00	The Pantry, Inc.	6/4/2009

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0138935	In Effect	Berkley Regional Insurance Company	Baldwin County Electric Membership Corporation	Utility Bond	$29,300.00	$374.00	The Pantry, Inc. Store #1558, 1561, 1578 & 1582	6/25/2009

0138936	In Effect	Berkley Regional Insurance Company	Alabama Power Company	Utility Bond	$474,682.10	$6,052.00	The Pantry, Inc.	6/25/2009

0138937	In Effect	Berkley Regional Insurance Company	Gulf Power Company	FL Gulf Power Company Electric Service Bond (Utility Deposit Bonds)	$47,790.00	$609.00	The Pantry, Inc.	6/25/2009

0138938	In Effect	Berkley Regional Insurance Company	Mobile Area Water and Sewer	Utility Bond	$7,300.00	$100.00	The Pantry, Inc.	6/25/2009

0138939	In Effect	Berkley Regional Insurance Company	Cleco Power	Utility Bond	$53,038.00	$676.00	The Pantry, Inc.	6/25/2009

0138940	In Effect	Berkley Regional Insurance Company	Duck River Electric Membership Corporation	Utility Bond	$19,500.00	$293.00	The Pantry, Inc.	9/26/2009

0138941	In Effect	Berkley Regional Insurance Company	Choctawhatchee Electric Cooperative, Inc.	Utility Bond	$6,000.00	$100.00	The Pantry, Inc.	9/19/2009

0138942	In Effect	Berkley Regional Insurance Company	Canton Municipal Utilities	Utility Bond	$9,000.00	$135.00	The Pantry, Inc.	10/21/2009

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0138943	In Effect	Berkley Regional Insurance Company	State of South Carolina, Department of Natural Resources	Permit Bond - Fishing License Vendor	$60,000.00	$900.00	The Pantry, Inc.	8/15/2009

0138945	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Susan Fuller	6/16/2009

0138952	In Effect	Berkley Regional Insurance Company	Alabama Department of Revenue, Motor Fuels Section	AL Gasoline Tax Bond	$1,400,000.00	$21,000.00	The Pantry, Inc.	10/21/2009

0138954	In Effect	Berkley Regional Insurance Company	Cleveland Utilities	Utility Bond Stores #3535,3546, 3568,3589, 3592,3593, 3603,3628, 3547	$38,000.00	$570.00	The Pantry, Inc.	10/21/2009

0138955	In Effect	Berkley Regional Insurance Company	City of Calhoun	Utility Bond Store #3519, 3513,3518, 3563,3561	$4,340.00	$100.00	The Pantry, Inc.	10/15/2009

0138956	In Effect	Berkley Regional Insurance Company	City of Lafayette	Utility Bond Store #3534,3510, 3507	$5,150.00	$100.00	The Pantry, Inc.	10/15/2009

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0138957	In Effect	Berkley Regional Insurance Company	Tri State Electric Membership Corporation	Utility Bond Store #3596	$3,800.00	$100.00	The Pantry, Inc.	10/15/2009

0138958	In Effect	Berkley Regional Insurance Company	Piedmont Natural Gas	Utility Bond Store #3620	$770.00	$100.00	The Pantry, Inc.	10/15/2009

0138959	In Effect	Berkley Regional Insurance Company	Sweetwater Utilities Board	Utility Bond Stores #3599,3594,3601	$10,000.00	$150.00	The Pantry, Inc.	10/15/2009

0138960	In Effect	Berkley Regional Insurance Company	City of Williston	Utility Bond Store #1181,1182	$11,050.00	$166.00	The Pantry, Inc.	10/5/2009

0138961	In Effect	Berkley Regional Insurance Company	Alabama Dept of Agriculture & Industries	Petroleum Products Inspection Fee Bond	$2,500.00	$100.00	The Pantry, Inc.	10/21/2009

0138963	In Effect	Berkley Regional Insurance Company	Commonwealth of Kentucky	Motor Fuels Bond	$539,900.00	$8,099.00	The Pantry, Inc.	10/22/2009

0138965	In Effect	Berkley Regional Insurance Company	North Georgia Electric Membership Corporation	Utility Deposit Bond	$70,000.00	$1,050.00	The Pantry, Inc.	10/21/2009

0138966	In Effect	Berkley Regional Insurance Company	Sequachee Valley Electric	Utility Deposit Bond	$20,000.00	$300.00	The Pantry, Inc.	10/21/2009

0138967	In Effect	Berkley Regional Insurance Company	Entergy Mississippi, Inc.	Utility Deposit Bond	$288,602.00	$4,326.00	The Pantry, Inc.	10/21/2009

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0138968	In Effect	Berkley Regional Insurance Company	Electric Power Board of Chattanooga	Utility Deposit Bond	$298,586.74	$4,479.00	The Pantry, Inc.	10/10/2009

0138969	In Effect	Berkley Regional Insurance Company	Atmos Energy Corporation	Utility Deposit Bond	$5,219.00	$100.00	The Pantry, Inc.	10/21/2009

0138970	In Effect	Berkley Regional Insurance Company	City of Cookeville Electric Department	Utility Deposit Bond - Store 3627	$5,600.00	$100.00	The Pantry, Inc.	10/21/2009

0138971	In Effect	Berkley Regional Insurance Company	Commonwealth of Kentucky, Office of Insurance	Insurance Adjusters Bond	$1,000.00	$100.00	The Pantry, Inc.	11/28/2009

0138972	In Effect	Berkley Regional Insurance Company	Monroe Water, Light & Gas	Utility Deposit Bond Store #3315; 615 East Spring Street	$3,300.00	$100.00	The Pantry, Inc.	11/11/2009

0138973	In Effect	Berkley Regional Insurance Company	Santee Cooper	Utility Deposit Bond	$120,000.00	$1,800.00	The Pantry, Inc.	10/9/2009

0138974	In Effect	Berkley Regional Insurance Company	Gallatin Public Utilities	377 Hancock St., 601 Hartsville Pike & 1221 South Water Ave.	$1,650.00	$100.00	The Pantry, Inc.	11/29/2009

0138975	In Effect	Berkley Regional Insurance Company	Central Georgia EMC	Store #3331, 3420 Jackson Rd.	$8,000.00	$120.00	The Pantry, Inc.	11/21/2009

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0138976	In Effect	Berkley Regional Insurance Company	Progress Energy Carolinas	Utility Deposit Bond	$610,046.00	$9,054.00	The Pantry, Inc.	11/15/2009

0138977	In Effect	Berkley Regional Insurance Company	Town of Decatur	Beverage Bond	$500.00	$100.00	The Pantry, Inc.	11/21/2009

0138980	In Effect	Berkley Regional Insurance Company	Commonwealth of Kentucky, Office of Insurance	Insurance Adjusters Bond	$1,000.00	$100.00	Janette Byrd	12/21/2009

0143636	In Effect	Berkley Regional Insurance Company	State of Louisiana	LA Special Fuels Tax Bond	$10,000.00	$150.00	The Pantry, Inc.	1/7/2010

0143637	In Effect	Berkley Regional Insurance Company	Coast Electric Power Association	Utility Bond Store #3465, #3466 & #3458	$28,000.00	$420.00	The Pantry, Inc.	11/23/2009

0143638	In Effect	Berkley Regional Insurance Company	Entergy Louisiana, Inc., Credit & Collection	Utility Deposit Bond	$62,290.00	$934.00	The Pantry, Inc.	12/9/2004

0143639	In Effect	Berkley Regional Insurance Company	Progress Power Corporation dba Progress Energy Florida, Inc,.	Utility Deposit Bond	$468,500.00	$7,028.00	The Pantry, Inc.	11/17/2009

0143640	In Effect	Berkley Regional Insurance Company	City of Leesburg	Utility Deposit Bond	$16,200.00	$243.00	The Pantry, Inc.	12/2/2009

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0143641	In Effect	Berkley Regional Insurance Company	Public Service Commission	Utility Deposit Bond	$6,000.00	$100.00	The Pantry, Inc.	12/14/2009

0143642	In Effect	Berkley Regional Insurance Company	City of Vicksburg Water and Gas Administration	Utility Deposit Bond	$5,600.00	$100.00	The Pantry, Inc.	12/14/2009

0143643	In Effect	Berkley Regional Insurance Company	City of Green Cove Springs	Utility Deposit Bond	$6,210.00	$100.00	The Pantry, Inc.	12/29/2009

0143645	In Effect	Berkley Regional Insurance Company	Florida Department of Revenue	Fuel Tax Bond - Duval County	$100,000.00	$1,500.00	The Pantry, Inc.	1/24/2010

0143646	In Effect	Berkley Regional Insurance Company	Florida Department of Revenue	Fuel Tax Bond - Duvall County	$100,000.00	$1,500.00	The Pantry, Inc.	1/24/2010

0143647	In Effect	Berkley Regional Insurance Company	Clay Electric Cooperative, Inc.	Utility Deposit Bond	$101,400.00	$1,521.00	The Pantry, Inc.	1/24/2010

0143648	In Effect	Berkley Regional Insurance Company	Withlacoochee River Electric Cooperative, Inc.	Utility Deposit Bond	$26,000.00	$390.00	The Pantry, Inc.	1/24/2010

0143649	In Effect	Berkley Regional Insurance Company	Tennessee Department of Revenue, Commissioner	Petroleum Products Bond	$4,000.00	$100.00	The Pantry, Inc.	1/1/2010

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0143655	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Patricia Gibson	1/30/2010

0143656	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Heather Greenwood	1/22/2010

0143659	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Kimberly Rhodes	1/4/2010

0144966	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Faye Watts	1/30/2010

0144967	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Mozetta Rose	1/22/2010

0144982	In Effect	Berkley Regional Insurance Company	Beaches Energy Service	Utility Deposit Bond	$52,000.00	$780.00	The Pantry, Inc.	1/24/2010

0144983	In Effect	Berkley Regional Insurance Company	Sumter Electric Cooperative, Inc.	Utility Deposit Bond	$5,000.00	$100.00	The Pantry, Inc.	1/24/2010

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0144984	In Effect	Berkley Regional Insurance Company	Florida Public Utilities Company	Utility Deposit Bond	$12,450.00	$187.00	The Pantry, Inc.	1/24/2010

0144985	In Effect	Berkley Regional Insurance Company	City of Newberry Utility Department	Utility Deposit Bond	$6,500.00	$100.00	The Pantry, Inc.	1/24/2010

0144986	In Effect	Berkley Regional Insurance Company	New Smyrna Beach Utility Commission	Utility Deposit Bond	$9,000.00	$115.00	The Pantry, Inc.	2/28/2010

0144987	In Effect	Berkley Regional Insurance Company	Singing River Electric Power Association	Utility Deposit Bond	$10,000.00	$150.00	The Pantry, Inc.	2/1/2010

0145571	In Effect	Berkley Regional Insurance Company	Tampa Electric Company	Utility Deposit Bond	$12,000.00	$180.00	The Pantry, Inc.	2/10/2010

0145572	In Effect	Berkley Regional Insurance Company	Commonwealth of Virginia	Fuels Tax Bond	$300,000.00	$4,500.00	The Pantry, Inc.	2/10/2010

0145573	In Effect	Berkley Regional Insurance Company	St. Cloud Utilities	Utility Deposit Bond	$7,000.00	$105.00	The Pantry, Inc.	2/10/2010

0145574	In Effect	Berkley Regional Insurance Company	American Electric Power/ SouthWestern Electric Power Company	Utility Deposit Bond	$20,709.00	$264.00	The Pantry, Inc.	2/23/2010

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0145578	In Effect	Berkley Regional Insurance Company	State of Indiana, Department of Revenue	Gasoline Distributors License Bond	$153,000.00	$1,951.00	The Pantry, Inc.	3/17/2010

0145579	In Effect	Berkley Regional Insurance Company	Florida Department of Revenue, Fuel Unit	Fuel Tax Bond	$100,000.00	$1,275.00	The Pantry, Inc.	3/9/2010

0145581	In Effect	Berkley Regional Insurance Company	Houston County	Motor Fuel Distributor	$10,000.00	$128.00	The Pantry, Inc.	3/17/2010

0145582	In Effect	Berkley Regional Insurance Company	Huntsville Utilities	Utility Deposit Bond	$25,106.81	$320.00	The Pantry, Inc.	4/6/2010

0145583	In Effect	Berkley Regional Insurance Company	Decatur Utilities	Utility Deposit Bond	$6,456.00	$100.00	The Pantry, Inc.	4/6/2010

0145584	In Effect	Berkley Regional Insurance Company	City of Tallahassee	Utility Deposit Bond	$11,700.00	$149.00	The Pantry, Inc.	4/14/2010

0145585	In Effect	Berkley Regional Insurance Company	State of Florida Dept of Transportation	Motor Carrier Compliance Bond	$7,000.00	$100.00	The Pantry, Inc.	4/1/2010

0145586	In Effect	Berkley Regional Insurance Company	Florida Department of Revenue	Fuel Tax Bond	$10,000.00	$128.00	The Pantry, Inc.	4/3/2010

0145587	In Effect	Berkley Regional Insurance Company	CITY OF CARTERSVILLE	Utility Deposit Bond	$19,400.00	$247.00	The Pantry, Inc.	4/6/2010

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0145588	In Effect	Berkley Regional Insurance Company	Birmingham Water Works	Utility Deposit Bond	$14,200.00	$181.00	The Pantry, Inc.	4/12/2010

0145589	In Effect	Berkley Regional Insurance Company	Jefferson County	Gasoline Tax Bond	$74,000.00	$944.00	The Pantry, Inc.	4/5/2010

0145592	In Effect	Berkley Regional Insurance Company	Murfreesboro Electric Department	Utility Deposit Bond	$26,000.00	$332.00	The Pantry, Inc.	5/24/2010

0145593	In Effect	Berkley Regional Insurance Company	State of Georgia, Department of Revenue	Motor Fuel Distributors Bond	$110,000.00	$1,403.00	The Pantry, Inc.	5/22/2010

0145594	In Effect	Berkley Regional Insurance Company	Florence Utilities, City of Florence, Alabama	Utility Deposit Bond	$4,525.00	$100.00	The Pantry, Inc.	5/3/2010

0145595	In Effect	Berkley Regional Insurance Company	State of Arkansas Department of Finance and Administration	Motor Fuels Tax Bond	$20,000.00	$255.00	The Pantry, Inc.	5/12/2010

0147956	In Effect	Berkley Regional Insurance Company	Electric Plant Board of the City of Russellville, KY	Utility Deposit Bond	$5,000.00	$100.00	The Pantry, Inc.	5/24/2010

0147957	In Effect	Berkley Regional Insurance Company	Louisiana Department of Revenue	Motor Fuels Tax Bond	$20,000.00	$300.00	The Pantry, Inc.	5/31/2010

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0147958	In Effect	Berkley Regional Insurance Company	North Carolina Department of Revenue	Motor Fuels Tax Bond	$500,000.00	$6,375.00	The Pantry, Inc.	5/11/2010

0147965	In Effect	Berkley Regional Insurance Company	Kansas Department of Revenue, Customer Relations	Fuel Manufacturer’s Bond	$5,000.00	$100.00	The Pantry, Inc.	12/2/2010

0147966	In Effect	Berkley Regional Insurance Company	Kansas Department of Revenue, Customer Relations	Fuel Distributor’s Bond	$500,000.00	$7,500.00	The Pantry, Inc.	12/2/2010

0147967	In Effect	Berkley Regional Insurance Company	Missouri Department of Revenue	Sales and Use Tax Bond	$95,680.00	$1,435.00	The Pantry, Inc.	12/2/2010

0147968	In Effect	Berkley Regional Insurance Company	Wheatland Electric	Utility Deposit Bond	$6,800.00	$102.00	The Pantry, Inc.	12/2/2010

0147969	In Effect	Berkley Regional Insurance Company	Westar Energy, Inc.	Utility Deposit Bond - North	$29,940.00	$449.00	The Pantry, Inc.	12/2/2010

0147970	In Effect	Berkley Regional Insurance Company	Westar Energy	Utility Deposit Bond - South	$56,105.00	$842.00	The Pantry, Inc.	12/2/2010

0147972	In Effect	Berkley Regional Insurance Company	City of Wichita Water Utilities	Utility Deposit Bond	$2,250.00	$100.00	The Pantry, Inc.	12/2/2010

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0147973	In Effect	Berkley Regional Insurance Company	Black Hills Energy	Utility Deposit Bond	$7,306.00	$110.00	The Pantry, Inc.	12/2/2010

0147974	In Effect	Berkley Regional Insurance Company	Kansas Gas Service	Utility Deposit Bond	$9,265.00	$139.00	The Pantry, Inc.	12/2/2010

0147975	In Effect	Berkley Regional Insurance Company	Missouri Department of Revenue Taxation Division	Fuel Tax Bond	$150,000.00	$2,250.00	The Pantry, Inc.	12/2/2010

0147976	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Lee Saffold	11/1/2010

0147977	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Shenna Character	11/1/2010

0154283	In Effect	Berkley Regional Insurance Company	Westar Energy South	Utility Deposit Bond - 1608E. US Hwy 54, Andover, KS	$1,920.00	$100.00	The Pantry, Inc.	12/2/2010

0154286	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Demetrius Parker - Store #3682	$1,000.00	$100.00	Demetrius Parker	3/3/2011

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0154287	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Raece Thomas - Store #3682	$1,000.00	$100.00	Raece Thomas	3/3/2011

0154290	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Phyllis Bowens - Store #3682	$1,000.00	$100.00	Phyllis Bowens	3/3/2011

0154291	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Debarah Martin - Store #3682	$1,000.00	$100.00	Debarah Martin	3/3/2011

0154292	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - April Jones - Store #1571	$1,000.00	$100.00	April Jones	3/3/2011

0154293	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - John Thompson - Store #1571	$1,000.00	$100.00	John Thompson	3/3/2011

0154296	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Mary Johnson - Store #1571	$1,000.00	$100.00	Mary Johnson	3/3/2011

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0154298	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Ainka Walton - Store #1571	$1,000.00	$100.00	Ainka Walton	3/3/2011

0154299	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Linda Jefferson - Store #1571	$1,000.00	$100.00	Linda Jefferson	3/3/2011

0154301	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Jason Mosley - Store #3667	$1,000.00	$100.00	Jason Mosley	3/3/2011

0154303	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Brian McNeil - Store #3672	$1,000.00	$100.00	Brian McNeil	3/3/2011

0154304	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Teresa Sheppard - Store #3672	$1,000.00	$100.00	Teresa Sheppard	3/3/2011

0156930	In Effect	Berkley Regional Insurance Company	Westar Energy, Inc.	Utility Deposit Bond - Store #1614	$5,785.00	$100.00	The Pantry, Inc.	6/3/2011

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0156932	In Effect	Berkley Regional Insurance Company	Food and Nutrition Service, US Department of Agriculture	Food Stamp Program Bond	$1,000.00	$100.00	The Pantry, Inc.	12/13/2011

0156934	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Roger Blackstone	12/22/2011

0156935	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Shannon Phillips	12/22/2011

0156936	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Kietra Smith	12/22/2011

0156937	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Katell Ward	12/22/2011

0156938	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Demond McGlown	12/22/2011

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0156939	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Tracey Matthews	12/22/2011

0156940	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Robert Dagel	12/22/2011

0156941	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Vickie Bego	12/22/2011

0156942	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond	$1,000.00	$100.00	Goya Davis	12/22/2011

0156943	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmasters Bond - Alyce Mann - Store #3682	$1,000.00	$100.00	Alyce Mann	3/29/2012

0156944	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmasters Bond - Harry Lopez - Store #3682	$1,000.00	$100.00	Harry Lopez	3/29/2012

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0156945	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Rhonda Smith - Store #3682	$1,000.00	$100.00	Rhonda Smith	3/29/2012

0156946	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Harriett Panchoo - Store #3682	$1,000.00	$100.00	Harriett Panchoo	3/29/2012

0156947	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Store 3667	$1,000.00	$100.00	Monica Green	4/25/2012

0156948	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Store #3667	$1,000.00	$100.00	Winneferd Leemaster	4/25/2012

0156949	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Store #3667	$1,000.00	$100.00	Jeffrey Owen	4/25/2012

0156950	In Effect	Berkley Regional Insurance Company	State of Alabama, Dept. of Agriculture and Industries	Weighmaster’s Bond - Store #3667	$1,000.00	$100.00	Logan Owens	4/25/2012

Bond Number	Bond Status	Issuing Carrier	Obligee	Bond Description	Bond Amount	Premium	Principal Name	Initial Effective Date

0138237	In Effect	Berkley Regional Insurance Company	Southern Pine Electric Power Association	Utility Deposit Bond	$5,000.00	$100.00	The Pantry, Inc.	6/4/2009

0156931	In Effect	Berkley Regional Insurance Company	Orange County Utilities	Utility Deposit Bond	$2,261.38		The Pantry, Inc.	7/14/2011

TOTAL: The Pantry, Inc. (158 Bonds)

					Bond Amount	Premium

					$10,149,715.03	$153,366.00

Existing Hedging Agreements

Swaps Outstanding

	Expiration	Notional Amount	Pay Rate

JP Morgan	5/14/2014	30,000,000	0.945%
Wells Fargo	5/14/2014	70,000,000	0.945%

Total		100,000,000	0.00%

Schedule 6.8-1

EXISTING SALE AND LEASE-BACK TRANSACTIONS

Store #	Date	Lessor	Original Amount
855	10/31/1997	Harold Chastain	650,000.00

861	11/14/1997	Harold Chastain	1,000,000.00

872	11/24/1997	Margaret Heagerty	633,109.00

941	8/22/2000	Rachel, LLC	1,382,054.00

1010	8/23/2006	Commerical Net Lease Realty	1,900,000.00

1142	11/1/2006	James and Shirley Andrews	1,800,000.00

1212	1/24/2007	Andrews Management Co	600,000.00

1270	3/27/2007	Julian Jackson Properties, Ltd	600,000.00

1290	8/8/2007	Chastain Holdings, LLC	2,700,000.00

1301	3/7/1999	Realty Income Corporation	1,359,977.50

1302	3/7/1999	Realty Income Corporation	1,054,957.63

1303	3/7/1999	Realty Income Corporation	1,016,559.99

1304	3/7/1999	Realty Income Corporation	972,897.77

1306	3/7/1999	Realty Income Corporation	850,435.12

1307	3/7/1999	Realty Income Corporation	880,231.92

1310	3/7/1999	Realty Income Corporation	1,321,662.70

1320	3/7/1999	Realty Income Corporation	869,930.62

1413	11/1/2003	Venetian Holdings, LLC	725,000.00

1414	12/15/2005	Toms’s Chevron, Inc	900,000.00

1415	12/22/2005	James and Shirley Andrews	875,000.00

1416	2/2/2007	Commerical Net Lease Realty	1,800,000.00

Store #	Date	Lessor	Original Amount
1420	1/3/2008	National Retail Properties, LP	1,500,000.00

1421	6/30/2005	Andrews Enterprises, Inc	800,000.00

1422	5/10/2007	Commerical Net Lease Realty	1,563,500.00

1423	6/1/2006	C.L.D. Properties, Ltd.	800,000.00

1426	5/18/2007	CBSM II, LLC	2,500,000.00

1430	9/27/2007	RLK, LLC	2,300,000.00

2525	8/1/2006	Petroleum Realty VI, LLC	579,855.45

3243	7/22/1999	Realty Income Corporation	800,000.00

3244	7/22/1999	Realty Income Corporation	750,000.00

3245	7/22/1999	Realty Income Corporation	950,000.00

3248	7/22/1999	Realty Income Corporation	800,000.00

3249	7/22/1999	Realty Income Corporation	850,000.00

3250	7/22/1999	Realty Income Corporation	1,000,000.00

3252	7/22/1999	Realty Income Corporation	900,000.00

3253	7/22/1999	Realty Income Corporation	800,000.00

3254	7/22/1999	Realty Income Corporation	1,200,000.00

3256	7/22/1999	Santiago Villa	700,000.00

3257	7/22/1999	Realty Income Corporation	925,000.00

3261	7/22/1999	Realty Income Corporation	1,000,000.00

3262	7/22/1999	Realty Income Corporation	875,000.00

3263	7/22/1999	EPTA Properties VII, LLC	1,100,000.00

3264	7/22/1999	Realty Income Corporation	900,000.00

3266	7/22/1999	Realty Income Corporation	600,000.00

3267	7/22/1999	Realty Income Corporation	1,100,000.00

3270	7/22/1999	Realty Income Corporation	650,000.00

Store #	Date	Lessor	Original Amount
3271	7/22/1999	Realty Income Corporation	500,000.00

3272	7/22/1999	Realty Income Corporation	1,100,000.00

3273	7/22/1999	Realty Income Corporation	1,200,000.00

3275	7/22/1999	Realty Income Corporation	850,000.00

3277	7/22/1999	Realty Income Corporation	850,000.00

3280	7/22/1999	Realty Income Corporation	900,000.00

3281	7/22/1999	Realty Income Corporation	700,000.00

3282	7/22/1999	Realty Income Corporation	800,000.00

3284	7/22/1999	Realty Income Corporation	1,100,000.00

3285	7/22/1999	Waters Inc/ Dana Invest LLC	1,250,000.00

3286	7/22/1999	Realty Income Corporation	1,100,000.00

3289	7/22/1999	Realty Income Corporation	1,100,000.00

3290	7/22/1999	Realty Income Corporation	900,000.00

3302	10/1/2004	Prime Realty, Inc.	516,000.00

3314	5/8/2000	Highland Park/Athens-Gainesville, LLC	900,000.00

3322	6/1/2000	MWH Properties, LLC	1,200,000.00

3322	4/14/2004	MWH Properties, LLC	378,000.00

3346	5/8/2000	Highland Park/Athens-Gainesville, LLC	1,500,000.00

3350	6/1/2000	MWH Properties, LLC	1,000,000.00

3354	4/1/2000	RLB, Inc	1,200,000.00

3355	1/24/2002	LRD, LLC, Kingfisher Investments, LLC and Beach Brothers, LLC	1,333,500.00

3356	2/1/2000	K. Martin Waters, Jr.	1,000,000.00

3358	2/1/2000	O’Hair Limited Patnership	585,957.00

3359	2/1/2000	Yaschik Development Co, Inc	546,260.00

3377	7/21/2000	1B Regency Parkway, LLC	800,000.00

Store #	Date	Lessor	Original Amount
3419	11/20/2000	Dr. Mary Jane Love NYE	500,000.00

3438	7/1/2001	Oates Oil Company	2,067,025.00

3439	8/21/2002	Oates Oil Company	1,465,173.00

3440	12/21/2000	Petroleum Realty VI, LLC	400,000.00

3442	12/21/2000	M.K., LLC	1,400,000.00

3443	12/21/2000	One Liberty Properties, Inc	1,050,000.00

3444	12/21/2000	Petroleum Realty VI, LLC	950,000.00

3445	12/21/2000	Petroleum Realty VI, LLC	1,280,000.00

3446	12/21/2000	Petroleum Realty VI, LLC	1,230,000.00

3447	12/21/2000	One Liberty Properties, Inc	1,280,000.00

3448	12/21/2000	Petroleum Realty VI, LLC	780,000.00

3449	12/21/2000	Petroleum Realty VI, LLC	750,000.00

3450	12/21/2000	Petroleum Realty VI, LLC	1,040,000.00

3452	12/21/2000	One Liberty Properties, Inc	1,110,000.00

3453	12/21/2000	Petroleum Realty VI, LLC	990,000.00

3454	12/21/2000	One Liberty Properties, Inc	1,110,000.00

3455	12/21/2000	One Liberty Properties, Inc	1,060,000.00

3456	12/21/2000	One Liberty Properties, Inc	1,150,000.00

3458	12/21/2000	Petroleum Realty VI, LLC	950,000.00

3459	12/21/2000	One Liberty Properties, Inc	1,080,000.00

3461	12/21/2000	Petroleum Realty VI, LLC	1,060,000.00

3465	12/21/2000	Petroleum Realty VI, LLC	1,180,000.00

3467	12/21/2000	One Liberty Properties, Inc	1,080,000.00

3468	12/21/2000	Petroleum Realty VI, LLC	1,660,000.00

3469	6/14/2001	Carolina Magee, LLC	1,400,000.00

Store #	Date	Lessor	Original Amount
3474	1/25/2001	Realty Income Corporation	1,200,000.00

3480	1/25/2001	Realty Income Corporation	900,000.00

3488	10/1/2003	Stallings	500,000.00

3494	10/16/2003	RITN 1, LLC	850,000.00

3495	10/16/2003	RI TN 1, LLC	519,230.00

3496	10/16/2003	RI TN 1, LLC	669,230.00

3497	10/16/2003	RI TN 1, LLC	2,000,000.00

3498	10/16/2003	RI TN 1, LLC	300,000.00

3499	10/16/2003	RI GA 1, LLC	400,000.00

3501	10/16/2003	Brammer Properties, LLC	541,920.00

3502	10/16/2003	RI GA 1, LLC	490,000.00

3504	10/16/2003	RI GA 1, LLC	469,230.00

3505	10/16/2003	RI GA 1, LLC	250,000.00

3506	10/16/2003	RI GA 1, LLC	450,000.00

3508	10/16/2003	RI GA 1, LLC	450,000.00

3510	10/16/2003	RI GA 1, LLC	350,000.00

3511	10/16/2003	RI GA 1, LLC	519,231.00

3512	10/16/2003	RI GA 1, LLC	1,387,570.00

3514	10/16/2003	Nicholas G Perakis Family Trust	897,704.00

3515	10/16/2003	RI TN 1, LLC	480,000.00

3516	10/16/2003	RI GA 1, LLC	400,000.00

3517	10/16/2003	RI TN 1, LLC	500,000.00

3518	10/16/2003	RI GA 1, LLC	350,000.00

3519	10/16/2003	RI GA 1, LLC	750,000.00

3521	10/16/2003	RI GA 1, LLC	189,231.00

Store #	Date	Lessor	Original Amount
3523	10/16/2003	RI GA 1, LLC	417,143.00

3524	10/16/2003	RI TN 1, LLC	457,083.00

3526	10/16/2003	RI GA 1, LLC	400,000.00

3527	10/16/2003	RI TN 1, LLC	300,000.00

3528	10/16/2003	RI GA 1, LLC	369,231.00

3533	10/16/2003	RI TN 1, LLC	1,000,000.00

3535	10/16/2003	RI TN 1, LLC	314,312.00

3536	10/16/2003	Avery Jerrell Autry	647,704.00

3537	10/16/2003	RI GA 1, LLC	600,000.00

3538	10/16/2003	Wlodzimierz & Elizabeth Szpikowski	847,704.00

3539	10/16/2003	RI TN 1, LLC	775,000.00

3540	10/16/2003	RI TN 1, LLC	700,000.00

3541	10/16/2003	RI TN 1, LLC	850,000.00

3545	10/16/2003	Cirignano Ltd Partnership	797,704.00

3546	10/16/2003	RI TN 1, LLC	650,000.00

3548	10/16/2003	RI TN 1, LLC	500,000.00

3549	10/16/2003	RI GA 1, LLC	569,140.00

3550	10/16/2003	RI TN 1, LLC	925,000.00

3550	3/24/2006	Realty Income	230,672.41

3551	10/16/2003	RI GA 1, LLC	576,547.00

3552	10/16/2003	RI TN 1, LLC	800,000.00

3553	10/16/2003	RI GA 1, LLC	670,000.00

3553	6/1/2005	RI GA 1, LLC (RECLASS ENTRY ONLY)	731,000.00

3554	10/16/2003	RI GA 1, LLC	750,000.00

3556	10/16/2003	RI TN 1, LLC	950,000.00

Store #	Date	Lessor	Original Amount
3557	10/16/2003	R Gray Carrington, Jr.	1,147,704.00

3558	10/16/2003	RI TN 1, LLC	900,000.00

3559	10/16/2003	RI TN 1, LLC	760,340.00

3560	10/16/2003	Brammer Properties, LLC	847,704.00

3561	10/16/2003	RI GA 1, LLC	1,100,000.00

3562	10/16/2003	J-Star Holdings, LLC	1,047,704.00

3563	10/16/2003	Patel Education Co	1,047,704.00

3564	10/16/2003	RI GA 1, LLC	900,000.00

3565	10/16/2003	RI TN 1, LLC	804,785.00

3566	10/16/2003	Capizzi Family Trust	1,172,704.00

3567	10/16/2003	RI TN 1, LLC	913,847.00

3568	10/16/2003	RI TN 1, LLC	800,000.00

3569	10/16/2003	RI TN 1, LLC	750,000.00

3570	10/16/2003	Patco Investment	697,704.00

3571	10/16/2003	RI TN 1, LLC	550,000.00

3573	10/16/2003	RI TN 1, LLC	1,466,328.00

3574	10/16/2003	RI TN 1, LLC	1,000,000.00

3575	10/16/2003	RI TN 1, LLC	700,000.00

3576	10/16/2003	RI TN 1, LLC	735,000.00

3580	10/16/2003	RI TN 1, LLC	774,780.00

3581	10/16/2003	RI GA 1, LLC	1,200,000.00

3582	10/16/2003	RI TN 1, LLC	809,168.00

3583	10/16/2003	RI TN 2, LLC	1,570,000.00

3584	10/16/2003	Don Breeding	1,147,704.00

3585	10/16/2003	RI TN 2, LLC	1,100,000.00

Store #	Date	Lessor	Original Amount
3586	10/16/2003	RI TN 2, LLC	342,263.00

3587	10/16/2003	Robinson One, LLC	681,313.00

3588	10/16/2003	Greenacres Trust II	1,547,704.00

3589	10/16/2003	RI TN 2, LLC	700,000.00

3590	10/16/2003	RI GA 1, LLC	600,000.00

3592	10/16/2003	RI TN 2, LLC	450,000.00

3593	10/16/2003	RI TN 2, LLC	350,000.00

3594	10/16/2003	RI TN 2, LLC	350,000.00

3595	10/16/2003	RI TN 2, LLC	519,231.00

3597	10/16/2003	RI TN 2, LLC	550,000.00

3598	10/16/2003	RI TN 2, LLC	354,797.00

3599	10/16/2003	RI TN 2, LLC	969,231.00

3599	9/27/2007	RI TN 2, LLC	500,000.00

3601	10/16/2003	RI TN 2, LLC	380,000.00

3602	10/16/2003	Joanne & Hugo Nykamp	1,047,704.00

3604	10/16/2003	RI GA 1, LLC	950,000.00

3605	10/16/2003	Nicholas G Perakis Family Trust	1,407,704.00

3606	10/16/2003	Southeastern Income Prop LLC	1,247,704.00

3607	10/16/2003	RI TN 2, LLC	1,383,751.00

3608	10/16/2003	RI TN 2, LLC	1,218,475.00

3609	10/16/2003	RI TN 2, LLC	1,424,650.00

3610	10/16/2003	P & A Investments, LLC	1,547,704.00

3611	10/16/2003	Darryl Krause	1,497,704.00

3612	10/16/2003	RI GA 1, LLC	1,250,000.00

3613	10/16/2003	RI TN 2, LLC	1,650,000.00

Store #	Date	Lessor	Original Amount
3614	10/16/2003	RI TN 2, LLC	1,550,000.00

3615	10/16/2003	RI GA 1, LLC	1,377,860.00

3616	10/16/2003	RI TN 2, LLC	950,000.00

3617	10/16/2003	RI TN 2, LLC	1,336,600.00

3618	10/16/2003	RI TN 2, LLC	1,500,000.00

3619	10/16/2003	Landmark Equitites & Marine Mgmt, LLC	1,597,704.00

3620	10/16/2003	RI TN 2, LLC	1,134,650.00

3621	10/16/2003	RI TN 2, LLC	914,940.00

3622	10/16/2003	Robinson Two, LLC	1,343,104.00

3623	10/16/2003	RI TN 2, LLC	858,208.00

3624	10/16/2003	RI TN 2, LLC	500,000.00

3625	10/16/2003	Elizabeth P Cook Family Partnership	578,294.00

3626	10/16/2003	RI TN 2, LLC	858,208.00

3627	10/16/2003	Barry II, LLC	1,173,917.00

3628	10/16/2003	RI TN 2, LLC	858,208.00

3629	10/16/2003	RI TN 2, LLC	858,208.00

3631	9/28/2006	Realty Income	1,800,000.00

3635	8/23/2007	National Retail Properties, LP	3,426,400.00

3694	3/19/2009	Mark W. Jordan, LLC	1,350,000.00

3698	8/21/2005	Realty Income	625,000.00

3700	8/21/2005	Realty Income	1,700,000.00

3703	8/21/2005	Realty Income	1,400,000.00

3707	8/21/2005	Realty Income	1,550,000.00

3708	8/21/2005	Realty Income	2,800,000.00

3713	8/21/2005	Realty Income	1,675,000.00

Store #	Date	Lessor	Original Amount
3716	8/21/2005	Realty Income	1,400,000.00

3718	8/21/2005	Realty Income	900,000.00

3734	8/15/2007	CBSM II, LLC	1,650,000.00

3736	11/17/2005	100 Colony Crossing Blvd, LLC	2,500,000.00

3737	12/15/2005	Waters Conv Stores, LLC	2,225,000.00

3777	4/26/2007	Lee-Moore Oil Co	1,266,000.00

3795	3/30/2007	Lee-Moore Oil Co	1,145,000.00

3799	5/11/2006	Commerical Net Lease Realty	1,285,097.69

3806	5/11/2006	Commerical Net Lease Realty	1,002,121.47

3809	5/18/2006	Commerical Net Lease Realty	1,237,462.51

3810	5/18/2006	Commerical Net Lease Realty	1,122,952.99

3813	5/18/2006	Commerical Net Lease Realty	1,098,810.71

3817	5/18/2006	Commerical Net Lease Realty	1,086,355.77

3819	5/18/2006	Commerical Net Lease Realty	1,104,308.09

3821	5/18/2006	Commerical Net Lease Realty	1,552,143.07

3823	5/18/2006	Commerical Net Lease Realty	971,006.99

3824	5/18/2006	Commerical Net Lease Realty	973,880.97

3825	5/18/2006	Commerical Net Lease Realty	1,100,316.40

3827	5/18/2006	Commerical Net Lease Realty	795,618.19

3832	5/11/2006	Commerical Net Lease Realty	1,277,732.51

3835	5/18/2006	Commerical Net Lease Realty	1,890,812.12

3837	8/8/2007	Chastain Holdings, LLC	2,000,000.00

3839	8/10/2006	Commerical Net Lease Realty	1,206,000.00

3841	8/10/2006	Commerical Net Lease Realty	922,500.00

3842	8/10/2006	Commerical Net Lease Realty	822,400.00

Store #	Date	Lessor	Original Amount
3843	8/10/2006	Commerical Net Lease Realty	1,300,000.00

3844	8/10/2006	Commerical Net Lease Realty	2,948,500.00

3846	4/3/2008	Petroleum Realty VI, LLC	1,083,844.88

3848	8/31/2006	Commerical Net Lease Realty	2,000,000.00

3849	8/31/2006	Commerical Net Lease Realty	2,000,000.00

3851	9/28/2006	Commerical Net Lease Realty	2,500,000.00

3852	9/28/2006	Commerical Net Lease Realty	2,500,000.00

3853	10/19/2006	National Retail Properties, LP	1,200,000.00

3854	10/19/2006	National Retail Properties, LP	1,200,000.00

3856	12/7/2006	National Retail Properties, LP	1,200,000.00

3857	12/7/2006	National Retail Properties, LP	1,200,000.00

3858	12/7/2006	National Retail Properties, LP	1,200,000.00

3859	7/17/2007	West Cunningham Terry, LLC	1,350,000.00

3860	11/27/2006	National Retail Properties, LP	4,500,000.00

3863	12/21/2006	National Retail Properties, LP	1,500,000.00

3868	1/11/2007	Lee-Moore Oil Co	2,000,000.00

3869	1/18/2007	National Retail Properties, LP	1,750,000.00

3886	9/12/2007	Lee-Moore Oil Co	1,450,000.00

3919	2/15/2007	National Retail Properties, LP	4,750,000.00

3920	3/1/2007	National Retail Properties, LP	1,500,000.00

3922	4/5/2007	National Retail Properties, LP	3,125,000.00

3923	5/17/2007	National Retail Properties, LP	2,441,707.00

3924	4/5/2007	National Retail Properties, LP	3,500,000.00

3925	4/5/2007	National Retail Properties, LP	2,937,500.00

3926	4/5/2007	National Retail Properties, LP	3,125,000.00

Store #	Date	Lessor	Original Amount
3927	4/5/2007	National Retail Properties, LP	3,750,000.00

3929	4/5/2007	National Retail Properties, LP	2,187,500.00

3930	4/5/2007	National Retail Properties, LP	1,200,000.00

3931	4/5/2007	National Retail Properties, LP	1,500,000.00

3932	4/5/2007	National Retail Properties, LP	4,000,000.00

3933	4/5/2007	National Retail Properties, LP	1,250,000.00

3934	4/5/2007	National Retail Properties, LP	2,187,500.00

3935	4/5/2007	National Retail Properties, LP	850,000.00

3938	4/5/2007	National Retail Properties, LP	4,375,000.00

3939	4/5/2007	National Retail Properties, LP	2,500,000.00

3940	4/5/2007	National Retail Properties, LP	4,125,000.00

3941	4/5/2007	National Retail Properties, LP	3,125,000.00

3943	4/5/2007	National Retail Properties, LP	6,375,000.00

3944	4/5/2007	National Retail Properties, LP	6,500,000.00

3945	4/5/2007	National Retail Properties, LP	3,500,000.00

3946	4/5/2007	National Retail Properties, LP	4,062,500.00

3947	4/5/2007	National Retail Properties, LP	4,312,500.00

3948	4/5/2007	National Retail Properties, LP	4,062,500.00

3949	4/5/2007	National Retail Properties, LP	3,750,000.00

3951	4/5/2007	National Retail Properties, LP	4,125,000.00

3952	5/17/2007	National Retail Properties, LP	5,250,000.00

3953	4/5/2007	National Retail Properties, LP	5,000,000.00

3955	4/5/2007	National Retail Properties, LP	2,750,000.00

3956	4/5/2007	National Retail Properties, LP	4,125,000.00

3957	4/5/2007	National Retail Properties, LP	3,125,000.00

Store #	Date	Lessor	Original Amount
3958	4/5/2007	National Retail Properties, LP	3,500,000.00

3960	4/5/2007	National Retail Properties, LP	3,500,000.00

3962	4/5/2007	National Retail Properties, LP	3,250,000.00

3963	4/5/2007	National Retail Properties, LP	2,187,500.00

3965	4/5/2007	National Retail Properties, LP	2,750,000.00

3967	4/5/2007	National Retail Properties, LP	875,000.00

3968	4/5/2007	National Retail Properties, LP	3,437,500.00

3969	4/5/2007	National Retail Properties, LP	3,437,500.00

3970	4/5/2007	National Retail Properties, LP	2,187,500.00

3972	4/5/2007	National Retail Properties, LP	2,250,000.00

3973	4/5/2007	National Retail Properties, LP	1,500,000.00

3975	4/5/2007	National Retail Properties, LP	4,375,000.00

3976	4/5/2007	National Retail Properties, LP	2,812,500.00

3977	4/5/2007	National Retail Properties, LP	1,500,000.00

3978	5/17/2007	National Retail Properties, LP	4,125,000.00

3979	4/5/2007	National Retail Properties, LP	4,110,850.00

3980	4/5/2007	National Retail Properties, LP	1,250,000.00

3981	4/5/2007	National Retail Properties, LP	1,250,000.00

3982	4/5/2007	National Retail Properties, LP	1,500,000.00

3984	4/5/2007	National Retail Properties, LP	1,250,000.00

3985	4/5/2007	National Retail Properties, LP	1,875,000.00

3988	3/15/2007	National Retail Properties, LP	1,875,000.00

3991	1/18/2008	Airport Road-Slidell, LLC	2,100,000.00

3992	9/11/2008	Mark W. Jordan, LLC	1,700,000.00

3993	1/18/2008	Fountain Bleau - Gautier	2,050,000.00

Store #	Date	Lessor	Original Amount
3995	5/17/2007	National Retail Properties, LP	4,000,000.00

3996	6/14/2007	National Retail Properties, LP	1,850,000.00

3999	3/14/2008	Sunset Commons, LLC	1,300,000.00

4125	2/1/2000	K. Martin Waters, Jr.	596,075.00

4710	10/16/2003	RI TN 1, LLC	270,000.00

6076	11/1/2007	Johnny L. Dudley	600,000.00

6196	9/25/2008	Commerical Net Lease Realty	2,950,000.00

6278	11/14/2002	Shirley & James Andrews	1,200,000.00

6293	6/1/2004	James and Shirley Andrews	1,800,000.00

6299	3/7/1999	Realty Income Corporation	818,346.75

		Total Amount:	464,205,428.22

Schedule 6.8-2

PERMITTED SALE AND LEASE-BACK PROPERTIES

None.

Schedule 9.6

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]5 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any Letters of Credit and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein

[5]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	The Pantry, Inc., a Delaware corporation

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement.

5.	Credit Agreement:	The Fourth Amended and Restated Credit Agreement dated as of August 3, 2012 among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans		CUSIP Number

			$	$		%

			$	$		%

			$	$		%

[7.	Trade Date:	][6]

Effective Date: , 20 .

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[6]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:

Title:

[Consented to and] Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as

Administrative Agent

By

Title:

[Consented to:]

[NAME OF RELEVANT PARTY]

By

Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.6(b)(iii), (v), (vi) and (vii) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.6(b)(iii) and (vii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.